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INDEX TO FINANCIAL STATEMENTS

Filed Pursuant to Rule 424(b)(4)
Registration Nos. 333-177131 and 333-177530

PROSPECTUS

2,400,000 Shares

9.0% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

           We are offering 2,400,000 shares of our 9.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share ("Series A Preferred Stock").

           We will pay cumulative dividends on the Series A Preferred Stock from the date of original issue at a rate of 9.0% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.25 per share). Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 30, 2011. The Series A Preferred Stock will rank senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.

           Generally, we are not permitted to redeem the Series A Preferred Stock prior to November 2, 2016, except in limited circumstances relating to our ability to qualify as a real estate investment trust ("REIT"). On or after November 2, 2016, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A Preferred Stock up to but excluding the redemption date. In addition, upon the occurrence of a change of control, as a result of which neither our common stock, par value $0.01 per share, nor the common securities of the acquiring or surviving entity (or American Depositary Receipts ("ADRs") representing such securities) is listed on the New York Stock Exchange ("NYSE"), the NYSE Amex (the "NYSE Amex"), or the NASDAQ Stock Market ("NASDAQ"), or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below. The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

           Upon the occurrence of a change of control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by it into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
  7.8691, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

           We are organized and conduct our operations in a manner that will allow us to qualify as a REIT. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% of the outstanding shares of our Series A Preferred Stock.

           No market currently exists for our Series A Preferred Stock. We intend to apply to list our Series A Preferred Stock on the New York Stock Exchange under the symbol "STAG Pr A." If the application is approved, trading of the Series A Preferred Stock is expected to commence within 30 days after the initial delivery of the Series A Preferred Stock.

           The Series A Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. Investing in our Series A Preferred Stock involves risks that are described in the "Risk Factors" section beginning on page 23 of this prospectus.

	Per share	Total
Public offering price	$25.00	$60,000,000
Underwriting discount	$0.7875	$1,890,000
Proceeds, before expenses, to us	$24.2125	$58,110,000

           We have granted the underwriters an option to purchase up to 360,000 additional shares of our Series A Preferred Stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover overallotments, if any.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           Delivery of the Series A Preferred Stock will be made by the underwriters through the facilities of The Depository Trust Company on or about November 2, 2011.

BofA Merrill Lynch	Raymond James	UBS Investment Bank	Wells Fargo Securities

RBC Capital Markets

Keefe, Bruyette & Woods

The date of this prospectus is October 26, 2011.

        You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We will update this prospectus as required by law.

        In this prospectus:

  •
  "our company," "the company," "we," "us" and "our" refer to STAG Industrial, Inc., a Maryland corporation, and its consolidated subsidiaries, except where it is clear from the context that the term only means the issuer of the shares of Series A Preferred Stock in this offering, STAG Industrial, Inc.;

i

  •
  "annualized rent" means the monthly base cash rent for the applicable property or properties as of June 30, 2011 (which is different from rent calculated in accordance with U.S. generally accepted accounting principles ("GAAP") for purposes of our financial statements), multiplied by 12, and "total annualized rent" means the annualized rent for all of our properties;

  •
  "Fund II" means the private equity real estate fund, STAG Investments II, LLC, that continues to operate as a private, fully invested fund;

  •
  "Fund III" means the private equity real estate fund, STAG Investments III, LLC, that contributed certain of its properties to us in our formation transactions;

  •
  "Fund IV" means the private equity real estate fund, STAG Investments IV, LLC, that contributed its properties to us in our formation transactions;

  •
  "STAG GI" means the joint venture between our affiliate, STAG GI, LLC and STAG GI Investco, LLC ("GI Partners") called STAG GI Investments, LLC that contributed its properties to us in our formation transactions;

  •
  "investment grade credit tenant" means a tenant that has a published senior unsecured credit rating of BBB-/Baa3 or above from one or both of Standard & Poor's or Moody's Investors Service;

  •
  "net operating income" or "NOI" means operating revenue (including rental revenue, tenant recoveries and other operating revenue) less property-level operating expenses (including management fees and general and administrative expenses), and excludes depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense and other non-operating items;

  •
  "on a fully diluted basis" assumes the exchange of all outstanding common units of limited partnership interest in our operating partnership and all outstanding LTIP units in our operating partnership, for shares of our common stock on a one-for-one basis;

  •
  "on a pro forma basis" means (1) with respect to our financial position, after taking into account acquisitions, including two probable acquisitions subsequent to June 30, 2011 as if they occurred on June 30, 2011 and (2) with respect to our results of operations after taking into account the formation transactions, initial public offering, and acquisitions, including two probable acquisitions, subsequent to April 19, 2011, as if they occurred on January 1, 2010, on the same basis as is reflected in the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus;

  •
  "our operating partnership" means STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, and the subsidiary through which we conduct substantially all of our business;

  •
  "our predecessor business" means the entities and properties that were contributed to our operating partnership pursuant to our formation transactions described elsewhere in this prospectus;

  •
  "the management company" means STAG Capital Partners, LLC and STAG Capital Partners III, LLC, which are part of our predecessor business and were contributed to us in our formation transactions;

  •
  "secondary markets" means the 29 largest industrial metropolitan areas other than the primary markets, which each have net rentable square footage ranging between approximately 25 million and 200 million square feet;

  •
  "sub-investment grade tenant" means a tenant that is not an investment grade credit tenant; and

  •
  "primary markets" means the 29 largest industrial metropolitan areas, which each have approximately 200 million or more in net rentable square footage.

ii

PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere in this prospectus. You should read carefully the entire prospectus, including "Risk Factors," our financial statements, pro forma financial information, and related notes appearing elsewhere in this prospectus, before making a decision to invest in our Series A Preferred Stock.

        Unless indicated otherwise, the information included in this prospectus assumes no exercise of the underwriters' option to purchase up to 360,000 additional shares of our Series A Preferred Stock to cover overallotments, if any.

        The historical operations described in this prospectus refer to the historical operations of STAG Industrial, Inc. and our predecessor business. We have generally described the business operations in this prospectus as if the historical operations of our predecessor business were conducted by us.

Overview

        STAG Industrial, Inc. is a self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States. We were formed in 2010 to continue and grow the single-tenant industrial business conducted by our predecessor business. Benjamin S. Butcher, the Chairman of our board of directors and our Chief Executive Officer and President, together with an affiliate of New England Development, LLC ("NED"), a real estate development and management company, formed our predecessor business, which commenced active operations in 2004. We completed our initial public offering on April 20, 2011.

        As of June 30, 2011, our portfolio consisted of 93 properties in 26 states with approximately 14.2 million rentable square feet. As of June 30, 2011, our properties were 91.0% leased to 74 tenants, with no single tenant accounting for more than 5.3% of our total annualized rent and no single industry accounting for more than 14.1% of our total annualized rent.

        We target the acquisition of individual Class B, single-tenant industrial properties predominantly in secondary markets throughout the United States with purchase prices ranging from $5 million to $25 million. We believe our focus on owning and expanding a portfolio of such properties will generate returns for our shareholders that are attractive in light of the risks associated with these returns because we believe:

  •
  Industrial properties generally require less capital expenditure than other commercial property types, and single-tenant properties generally require less expenditure for leasing, operating and capital costs per property than multi-tenant properties.

  •
  Investment yields on single tenant individual property acquisitions are typically greater than investment yields on portfolio acquisitions. With appropriate asset diversification, individual asset risk can be mitigated across an aggregated portfolio.

  •
  Class B industrial properties tend to have higher current returns and lower volatility than Class A industrial properties.

  •
  Secondary markets generally have less occupancy and rental rate volatility than primary markets.

  •
  We typically do not face significant competition from other institutional industrial real estate buyers for acquisitions, as these buyers tend to focus on larger properties in select primary markets. Our typical competitors are local investors who often do not have ready access to debt or equity capital.

  •
  Tenants in our target properties tend to manage their properties directly, which allows us to grow our portfolio without substantially increasing the size of our asset management infrastructure.

For a description of what we consider to be Class A and Class B properties, see "Business—Our Properties."

        Our target properties are generally leased to:

  •
  investment grade credit tenants on shorter term leases (less than four to six years);

  •
  sub-investment grade credit tenants on longer term leases (greater than four to six years); or

  •
  a variable combination of the above.

        We believe the market inefficiently prices our target properties because investors typically either underestimate the probability of tenant retention beyond the primary lease term or overestimate the expected cost of tenant default. Further, we believe our underwriting processes, utilizing our proprietary model, allows us to acquire properties at a discount to their intrinsic values, where intrinsic values are determined by the properties' future cash flows.

        We were incorporated on July 21, 2010 under the laws of the State of Maryland. We intend to elect and qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), for the year ending December 31, 2011, and generally will not be subject to U.S. federal taxes on our income to the extent we currently distribute our income to our shareholders and maintain our qualification as a REIT. We are structured as an umbrella partnership REIT ("UPREIT") and own substantially all of our assets and conduct substantially all of our business through our operating partnership. As of June 30, 2011, we owned a 67.1% limited partnership interest in our operating partnership.

        Our principal executive offices are located at 99 High Street, 28th Floor, Boston, Massachusetts 02110. Our telephone number is (617) 574-4777. Our website is www.stagindustrial.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the "SEC").

Recent Developments

  Our Initial Public Offering

        We completed our initial public offering and formation transactions on April 20, 2011, pursuant to which we sold 13,750,000 shares of our common stock at an offering price of $13.00 per share. On May 13, 2011, we sold an additional 2,062,500 shares of our common stock pursuant to the exercise of the underwriters' overallotment option in full. We received gross proceeds from our initial public offering (including the underwriters' exercise of their overallotment option in full) of approximately $205.6 million before underwriting discounts and commissions and other offering costs. See "Structure and Formation of Our Company" for more information about our initial public offering and formation transactions.

  Acquisition Activity

        Since June 30, 2011, we have acquired an additional seven properties totaling approximately 2.0 million square feet for approximately $65.5 million and have entered into purchase and sale agreements to acquire an additional two properties totaling approximately 0.3 million square feet for approximately $12.2 million (collectively, the "acquisition properties"). We can make no assurance that we will acquire either of the two acquisition properties that are currently subject to a purchase and sale agreement or, if we do, what the terms or timing of any such acquisition will be.

  Leasing Activity

        Since the completion of our initial public offering, we have renewed ten leases totaling approximately 900,579 square feet. Further, we have leased 318,819 square feet to six new tenants and we have leased 20,834 square feet of vacant space to an existing tenant. Of the 661,911 square feet of leases originally scheduled to expire in 2011, we have renewed 582,731 square feet or 88% as of September 30, 2011. As of September 30, 2011, our properties were approximately 92.2% leased.

  Financing Activity

        On July 8, 2011, we closed a $65.0 million acquisition loan facility (the "CIGNA-3 facility") with Connecticut General Life Insurance Company ("CIGNA"). The CIGNA-3 facility has an interest rate of 5.88% and will mature in September 2019. This is the third acquisition loan facility that we have closed with CIGNA since July 2010.

        On July 18, 2011, September 26, 2011 and October 12, 2011, we borrowed $13.5 million, $4.0 million and $6.0 million, respectively, under our secured corporate revolving credit facility ("credit facility") for use in acquisitions and other corporate purposes. See "Business—Description of Certain Debt" for more information about our credit facility.

  Corporate Activity

        On July 15, 2011, we issued 3,281 shares of common stock, with a fair value of approximately $41,000 for director's compensation. On October 14, 2011, we issued 4,970 shares of common stock, with a fair value of approximately $51,875 for director's compensation. These awards were fully vested at grant. All of our independent directors elected to receive shares of common stock in lieu of cash for their fees for serving as members of the board and/or chairmen of various board committees for the quarter ended June 30, 2011 and for the remaining quarters of 2011.

        On September 20, 2011, the compensation committee of our board of directors approved the 2011 Outperformance Program under our 2011 Equity Incentive Plan to provide certain key employees of our company with incentives to contribute to our growth and financial success. See "Executive Compensation—2011 Outperformance Program."

  Distributions

        On May 2, 2011, we declared a dividend to common shareholders of record and our operating partnership declared a distribution to holders of record of common units of limited partnership interests in our operating partnership ("common units"), in each case as of June 30, 2011, of $0.2057 per common share and common unit. This dividend was based on a quarterly dividend rate of $0.26 per common share pro-rated for the portion of the second quarter that we had been in existence as a public company. The dividend was paid on July 15, 2011.

        On September 15, 2011, we declared a dividend to common shareholders of record and our operating partnership declared a distribution to holders of record of common units, in each case as of September 30, 2011, of $0.26 per common share and common unit. The dividend was paid on October 14, 2011.

Competitive Strengths

  •
  Proven Growth Profile:  Since 2004, we have deployed approximately $1.5 billion of capital, representing the acquisition of 229 properties totaling approximately 37.7 million rentable square feet in 152 individual transactions. Our pursuit of many small acquisitions helps produce a smooth and predictable growth rate.

  •
  Established Intermediary Relationships:  Approximately 32% of the acquisitions we sourced, based on total purchase price, have been in "limited marketing" transactions where there has been no formal sales process. We believe we have developed a reputation as a credible and active buyer of single-tenant industrial real estate, which provides us access to significant acquisition opportunities that may not be available to our competitors.

  •
  Scalable Platform:  We own properties in a variety of different markets within 26 states. We believe we have developed the experience and systems infrastructure necessary to acquire, own and manage properties throughout the United States, which allows us to efficiently grow our portfolio in those markets and others. In addition, our focus on net lease properties ensures that our current staff of 27 employees (with incremental additions) will be sufficient to support our growth. As of June 30, 2011, we were pursuing approximately $450 million of specific additional potential acquisitions that we have identified as warranting investment consideration after an initial review.

  •
  Expertise in Underwriting Single-Tenant Properties:  Our expertise and market knowledge have been derived from our significant acquisition activity, our relationships with a national network of commercial real estate brokers and our presence in numerous markets. Through our experience, we developed a proprietary underwriting process. We integrate real estate and corporate credit analysis to project the future cash flows of potential acquisitions. Central to our underwriting is assessing the probability of tenant retention during the lease term and beyond. We then analyze the costs associated with a vacancy event by estimating market rent, potential downtime and re-tenanting costs for the subject property.

  •
  Stable and Predictable Cash Flows:  Our portfolio is diversified by tenant, industry and geography, which tends to reduce risk and earnings volatility. As of June 30, 2011, no single tenant accounted for more than 5.3% of our total annualized rent; no single industry represented more than 14.1% of our total annualized rent; and no single state was the site for properties generating more than 16.4% of our total annualized rent. Cash flow consistency across our portfolio is enhanced by our weighted average in-place remaining lease term of approximately 5.6 years as of June 30, 2011, low costs for tenant improvements and leasing commissions and low capital expenditures (which, for the properties we owned in 2011, averaged 1% and 2% of pro forma net operating income during 2011, respectively). It is further enhanced by our expected high tenant retention rate. From the date of our first acquisition (August 11, 2006) through June 30, 2011, we have achieved an average tenant retention rate of 85.7% with respect to our properties. For the period January 1, 2011 through September 30, 2011, we have achieved an 88% tenant retention rate for those tenants whose leases were scheduled to expire in 2011.

  •
  Conservative Balance Sheet and Liquidity Position:  As of June 30, 2011, we had a pro forma debt-to-annualized earnings before interest, tax, depreciation and amortization ("EBITDA") ratio of approximately 6.9x based on our pro forma results of operations for the six months ended June 30, 2011 before giving effect to this offering. EBITDA includes $1.3 million of gain on interest rate swap and $2.2 million of non-cash amortization of above/below market leases for the six months ended June 30, 2011 on a pro forma basis. If we exclude these items, the pro forma debt-to-annualized EBITDA ratio is 6.7x before giving effect to this offering. We expect our debt-to-EBITDA ratio to decrease as a result of this offering. We target a debt-to-EBITDA ratio of between 5.0x and 7.0x, although we may exceed these levels from time to time as we complete acquisitions. We believe that this leverage and liquidity profile, as well as the transparency and flexibility of our balance sheet and our UPREIT structure, facilitates future refinancings of our indebtedness and positions us to capitalize on external growth opportunities in the near term.

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  Experienced Management Team:  The five senior members of our management team have significant real estate industry experience, including: Mr. Butcher with 28 years of experience; Mr. Sullivan with 29 years of experience; Mr. Mecke with 26 years of experience; Ms. Arnone with 23 years of experience; and Mr. King with 15 years of experience. All five have had an active role with our predecessor business and four have previous public REIT or public real estate company experience.

Our Strategies

        Our primary business objectives are to own and operate a balanced and diversified portfolio of single-tenant industrial properties that maximizes cash flows available for distribution to our shareholders, and to enhance shareholder value over time by achieving sustainable long-term growth in funds from operations ("FFO") per share through the following strategies.

  Investment Strategy

        Our primary investment strategy is to acquire individual Class B, single-tenant industrial properties predominantly in secondary markets throughout the United States through third-party purchases and structured sale-leasebacks featuring high initial yields and strong ongoing cash-on-cash returns.

        We believe secondary markets tend to have less occupancy and rental rate volatility and less buyer competition compared with primary markets. As of June 30, 2011, our properties had an average annualized rent of $4.12 per rentable square foot of leased space.

        The performance of single-tenant properties tends to be binary in nature—either a tenant is paying rent or the owner is paying the entire carrying cost of the property. We believe that this binary nature frequently causes the market to inefficiently price our target assets. In an attempt to avoid this binary risk and paying the entire carrying cost of a vacant property, potential investors in single-tenant properties may turn to the application of rigid decision rules that would induce buyers of single-tenant properties to avoid acquisitions where the tenant does not have an investment grade rating or where the remaining primary lease term is less than an arbitrary number such as 12 years. By adhering to such inflexible decision rules, other investors may miss attractive opportunities that we can identify and acquire.

        We further believe that our method of using and applying the results of our due diligence and our ability to understand and underwrite risk allows us to exploit this market inefficiency. Lastly, we believe that the systematic aggregation of individual properties results in a diversified portfolio that mitigates the risk of any single property and produces sustainable returns which are attractive in light of the associated risks. A diversified portfolio with low correlated risk—essentially a "virtual industrial park"—facilitates debt financing and mitigates individual property ownership risk.

  Growth Strategy

        External Growth through Acquisitions:    Our target acquisitions are predominantly in secondary markets across the United States, in the $5 million to $25 million range. Where appropriate potential returns present themselves, we also may acquire assets in primary markets. We will continue to develop our large existing network of relationships with real estate and financial intermediaries. These individuals and companies give us access to significant deal flow—both those broadly marketed and those exposed through only limited marketing. We believe that a significant portion of the approximately 13.8 billion square feet of industrial space in the United States fall within our target investment criteria and that there is an ample supply of suitable acquisition opportunities.

        Following completion of our formation transactions, Fund III retained ownership of three properties with approximately 890,891 rentable square feet that are vacant and that are acquisition opportunities for us (the "Option Properties"). Upon approval of our independent directors, we have the right to acquire any of the Option Properties individually for a period of up to three months after notification that the property has stabilized, defined as 85% or greater occupancy pursuant to leases at least two years in remaining duration. See "Certain Relationships and Related Transactions—Services Agreements and Option Properties."

        Internal Growth through Asset Management:    Our asset management team seeks to maximize cash flows by maintaining high retention rates and leasing vacant space, managing operating expenses and maintaining our properties. We seek to accomplish these objectives by improving the overall performance and positioning of our assets by utilizing our tenant relationships and leasing expertise to maintain occupancy and increase rental rates. Our asset management team collaborates with our internal credit function to actively monitor the credit profile of each of our tenants on an ongoing basis. Additionally, we work with national and local brokerage companies to market and lease available properties on advantageous terms. From the date of our first acquisition (August 11, 2006) through June 30, 2011, we have achieved an average tenant retention rate of 85.7% with respect to our properties. As of June 30, 2011, our portfolio had approximately 1.3 million square feet, or 9.0% of our total rentable square feet, available for lease.

  Underwriting Strategy

        We believe that our market knowledge, systems and processes allow us to analyze efficiently the risks in an asset's ability to produce cash flow going forward. We blend fundamental real estate analysis with corporate credit analysis in our proprietary model to make a probabilistic assessment of cash flows that will be realized in future periods. For each asset, our analysis focuses on:

  •
  Real Estate.  We evaluate the physical real estate within the context of the market (and submarket) in which it is located and the prospect for re-tenanting the property if it becomes vacant.

  •
  Deal Parameters.  We evaluate the tenant and landlord obligations contained within the existing or proposed lease and other transaction documents.

  •
  Tenant Credit.  We apply fundamental credit analysis to evaluate the tenant's credit profile by focusing on the tenant's current and historical financial status, general business plan, operating risks, capital sources and earnings expectations. Using this data and publicly available bond default studies of comparable tenant credits, we estimate the probability of future rent loss due to tenant default.

  •
  Tenant Retention.  We assess the tenant's use of its property and the degree to which the property is central to the tenant's ongoing operations, the tenant's potential cost to relocate, the supply/demand dynamic in the relevant submarket and the availability of suitable alternative properties. We believe tenant retention tends to be greater for properties that are critical to the tenants' businesses.

  Financing Strategy

        We intend to preserve a flexible capital structure and to utilize primarily debt secured by pools of properties. In connection with our formation transactions, we entered into a loan agreement with several financial institutions establishing our $100 million secured corporate revolving credit facility (subject to increase to $200 million under certain circumstances). In addition, in July 2011, we entered into the CIGNA-3 facility which is a $65 million acquisition loan facility. We expect to fund property acquisitions through a combination of any cash available from offering proceeds, our credit facilities and traditional mortgage financing. Where possible, we also anticipate using common units to acquire properties from existing owners seeking a tax-deferred transaction. We intend to meet our long-term liquidity needs through cash provided by operations and use of other financing methods as available from time to time including, but not limited to, secured and unsecured debt, perpetual and non-perpetual preferred stock, common equity issuances, letters of credit and other arrangements. In addition, we may invest in properties subject to existing mortgages or similar liens.

Our Properties

        The following tables portray the property type, geographic, and industry diversity of our properties and tenants, respectively, as of June 30, 2011:

Property Type	Total Number of Properties	Occupancy(1)	Total Rentable Square Feet	Percentage of Total Rentable Square Feet	Total Annualized Rent per Leased Square Foot	Total Annualized Rent	Percentage of Total Annualized Rent
						(dollars in thousands)
Warehouse/Distribution	46	91.4%	10,272,694	72.3%	$3.50	$32,873	61.7%
Flex/Office	21	89.1%	1,243,221	8.7%	10.14	11,235	21.1%
Manufacturing	26	90.6%	2,693,679	19.0%	3.75	9,161	17.2%

Total/Weighted Average	93	91.0%	14,209,594	100.0%	$4.12	$53,269	100.0%

State	Total Number of Properties	Occupancy(1)	Total Rentable Square Feet	Percentage of Total Rentable Square Feet	Total Annualized Rent per Leased Square Foot	Total Annualized Rent	Percentage of Total Annualized Rent
						(dollars in thousands)
North Carolina	9	100.0%	2,241,973	15.8%	$3.89	$8,728	16.4%
Ohio	11	80.6%	2,160,330	15.2%	3.07	6,638	12.5%
Michigan	8	94.8%	1,426,201	10.0%	3.13	4,459	8.4%
Wisconsin	6	98.9%	1,299,262	9.1%	2.83	3,672	6.9%
Tennessee	3	100.0%	912,810	6.4%	3.29	2,999	5.6%
Maine	6	100.0%	378,979	2.7%	7.33	2,778	5.2%
Indiana	11	92.0%	854,228	6.0%	3.15	2,694	5.1%
Minnesota	2	100.0%	558,894	3.9%	4.28	2,392	4.5%
Kentucky	2	100.0%	868,503	6.1%	2.72	2,361	4.4%
Florida	4	56.6%	329,184	2.3%	5.67	1,866	3.5%
Iowa	1	100.0%	148,131	1.0%	12.00	1,778	3.3%
New Jersey	2	100.0%	315,500	2.2%	5.45	1,718	3.2%
All Others	28	79.6%	2,715,599	19.3%	8.79	11,186	21.0%

Total/Weighted Average	93	91.0%	14,209,594	100.0%	$4.12	$53,269	100.0%

(1)
Calculated as the average occupancy weighted by each property's rentable square footage. A few properties have more than one tenant.

Industry	Total Number of Leases(1)	Total Leased Square Feet	Percentage of Total Leased Square Feet	Total Annualized Rent	Percentage of Total Annualized Rent
				(dollars in thousands)
Containers & Packaging	8	1,975,891	15.3%	$7,498	14.1%
Business Services	6	777,960	6.0%	5,181	9.7%
Personal Products	6	1,734,489	13.4%	5,086	9.5%
Automotive	6	1,290,280	10.0%	4,935	9.3%
Aerospace & Defense	7	665,930	5.1%	3,651	6.9%
Industrial Equipment, Components & Metals	7	824,318	6.4%	3,624	6.8%
Retail	3	1,069,729	8.3%	3,483	6.5%
Food & Beverages	3	925,700	7.2%	3,306	6.2%
Technology	6	678,850	5.2%	3,206	6.0%
Finance	2	387,227	3.0%	3,115	5.8%
Office Supplies	4	1,277,852	9.9%	3,042	5.7%
Non-Profit/Government	5	127,223	1.0%	1,474	2.8%
Healthcare	3	192,230	1.5%	1,394	2.6%
Air Freight & Logistics	3	242,292	1.9%	1,098	2.1%
Education	3	108,846	0.8%	1,092	2.1%
Building Materials	2	370,050	2.9%	774	1.5%
Household Durables	1	117,564	0.9%	557	1.0%
Other	3	170,304	1.2%	753	1.4%

Total	78	12,936,735	100.0%	$53,269	100.0%

(1)
A single lease may cover space in more than one building.

        The following table sets forth information about the 10 largest tenants in our portfolio based on total annualized rent as of June 30, 2011:

Tenant	Number of Properties	Total Leased Square Feet	Percentage of Total Leased Square Feet	Total Annualized Rent	Percentage of Total Annualized Rent
				(dollars in thousands)
International Paper	2	573,323	4.4%	$2,826	5.3%
Bank of America	5	318,979	2.5%	2,233	4.2%
Spencer Gifts	1	491,025	3.8%	1,890	3.5%
Stream International	1	148,131	1.1%	1,778	3.3%
Berry Plastics	2	315,500	2.4%	1,718	3.2%
Archway Marketing Services	1	386,724	3.0%	1,623	3.0%
ConAgra Foods	1	342,700	2.6%	1,388	2.6%
JCIM	1	231,000	1.8%	1,372	2.6%
Fuller Brush Company	2	572,114	4.4%	1,211	2.3%
Chrysler Group	1	343,416	2.7%	1,199	2.2%

Total	17	3,722,912	28.7%	$17,238	32.2%

        As of June 30, 2011, our weighted average in-place remaining lease term across our portfolio was approximately 5.6 years. The following table sets forth a summary schedule of lease expirations for leases in place as of June 30, 2011, plus available space, for each of the five calendar years beginning with 2011 and thereafter in our portfolio. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Total Rentable Square Feet	Percentage of Total Expiring Square Feet	Total Annualized Rent(1)	Percentage of Total Annualized Rent
				(dollars in thousands)
Available		1,272,859
MTM(2)	—	73,016	0.6%	$136	0.3%
2011	5	264,839	2.0%	1,656	3.1%
2012	16	1,805,713	14.0%	7,428	13.9%
2013	9	1,816,103	14.0%	5,790	10.9%
2014	11	1,759,628	13.6%	7,572	14.2%
2015	5	303,732	2.3%	1,468	2.8%
Thereafter	32	6,913,704	53.5%	29,219	54.8%

Total	78	14,209,594	100.0%	$53,269	100.0%

(1)
Total annualized rent does not include any gross-up for tenant reimbursements and we had no rent abatements in effect as of June 30, 2011.

(2)
Month-to-month leases.

  Acquisition Properties

        Since June 30, 2011, we have acquired an additional seven properties totaling approximately 2.0 million square feet for approximately $65.5 million and have entered into purchase and sale agreements to acquire an additional two properties totaling approximately 0.3 million square feet for approximately $12.2 million. We can make no assurance that we will acquire either of the two acquisition properties that are currently subject to a purchase and sale agreement or, if we do, what the terms or timing of any such acquisition will be. As of June 30, 2011, the acquisition properties were 100% leased. As of June 30, 2011, the seven acquisition properties that have been acquired had a weighted average lease term of 6.1 years and the two acquisition properties under contract had a weighted average lease term of 8.6 years. Based on leases in place as of June 30, 2011, the acquisition properties provide an aggregate of approximately $7.5 million of total annualized rent, including an aggregate of approximately $1.1 million of total annualized rent from properties that are currently subject to a purchase and sale agreement. The following table sets forth additional information regarding the acquisition properties.

Property Address	City	Number of Properties	Asset Type	Year Built	Year Renovated(1)	Total Rentable Square Feet
Georgia
2175 East Park Drive	Conyers	1	Warehouse/Distribution	1995	2010	226,256
Kentucky
947 E Main Street(2)	Georgetown	1	Warehouse/Distribution	2001	NA	97,500
6350 Ladd Avenue	Louisville	1	Warehouse/Distribution	1998	NA	191,820
6400 Ladd Avenue	Louisville	1	Warehouse/Distribution	1977	NA	306,000
Massachusetts
202 South Washington Street	Norton	1	Warehouse/Distribution	1996	2005	200,000
Missouri
7275 Hazelwood Avenue	Berkeley	1	Warehouse/Distribution	1970	2008	305,550
North Carolina
3250 US Highway 70 West(2)	Smithfield	1	Warehouse/Distribution	2001	NA	190,855
Ohio
1120 Morrison Road	Gahanna	1	Warehouse/Distribution	1983	2007	383,000
Oregon
1600 NE 181st Avenue	Gresham	1	Warehouse/Distribution	1960	2008	420,690

Total		9				2,321,671

(1)
Renovation means a material upgrade, alteration or addition to a building or building systems resulting in increased marketability of the property.

(2)
Property under contract and we consider its acquisition to be probable; however, we can make no assurance that we will acquire the property or, if we do, what the terms or timing of any such acquisition will be.

Summary Risk Factors

        An investment in our Series A Preferred Stock involves material risks. You should consider carefully the risks described below and under "Risk Factors" before purchasing shares of our Series A Preferred Stock in this offering:

  •
  As a newly formed REIT, we have a limited operating history and may not be able to operate our business successfully or implement our business strategies as described in this prospectus.

  •
  Our investments are concentrated in the industrial real estate sector, and we would be adversely affected by a downturn in that sector.

  •
  Our growth will depend upon our ability to acquire properties successfully. We may be unable to consummate acquisitions on advantageous terms, and acquisitions may not perform as we expect.

  •
  We depend on key personnel and the loss of their full service could adversely affect us.

  •
  Our officers and certain directors may have conflicting duties because they have a duty both to us and to the funds that retained properties that were not contributed to us in our formation transactions.

  •
  We could be adversely affected if we fail to have access to capital on favorable terms.

  •
  We depend on tenants for revenue. Defaults by our tenants, as a result of bankruptcy or otherwise, could adversely affect us.

  •
  We may be unable to renew or replace expiring leases or lease empty space on favorable terms or at all.

  •
  Uninsured losses and contingent or unknown liabilities with respect to our properties, including environmentally hazardous conditions, could adversely affect us.

  •
  Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, and we could be adversely affected if we are unable to make required payments on our indebtedness, comply with other covenants in our indebtedness or refinance our indebtedness at maturity on favorable terms.

  •
  Our accounting predecessor and our company have experienced historical net losses and accumulated deficits after depreciation and we may experience future losses.

  •
  We may not be able to make distributions, including distributions on our Series A Preferred Stock, at expected levels or at all.

  •
  Our qualification as a REIT will depend on our satisfaction of numerous requirements under highly technical and complex provisions of the Code, and our failure so to qualify could adversely affect us, including our ability to make distributions.

  •
  The Series A Preferred Stock has not been rated and is subject to the risks associated with non-rated securities.

  •
  The Series A Preferred Stock is a new issuance with no stated maturity date and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

  •
  Our Series A Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series A Preferred Stock, and by other transactions.

Debt Financing and Liquidity

        As of June 30, 2011, on a historical basis we had mortgage debt outstanding with an estimated aggregate balance of approximately $255.9 million at a weighted average annual interest rate of 5.65%. All of this debt will initially bear interest at a fixed rate, $140.7 million of which is fixed as a result of an interest rate swap through January 31, 2012. As of June 30, 2011, this debt was comprised of a $140.7 million loan maturing in 2013, two loans totaling $106.6 million maturing in 2018, and an $8.5 million loan maturing in 2027. As of June 30, 2011, we had $0 of borrowings under our $100 million credit facility, which matures in April 2014, with an option to extend the maturity date for one additional year. See "Business—Description of Certain Debt" for more information about such debt.

        On July 18, 2011, September 26, 2011 and October 12, 2011, we borrowed $13.5 million, $4.0 million and $6.0 million, respectively, under our credit facility for use in acquisitions and other corporate purposes. See "Business—Description of Certain Debt" for more information about our credit facility. As of October 25, 2011, we had approximately $35.5 million in credit facility capacity immediately available to us under our credit facility (with up to $41.0 million available upon the satisfaction of certain lender conditions) to fund working capital and property acquisitions and to execute our business strategy. As of October 25, 2011, we have approximately $5.4 million in borrowing capacity available to us under our acquisition loan facility with CIGNA that was originally entered into in October 2010 (the "CIGNA-2 facility") and $55.7 million in borrowing capacity available to us under the CIGNA-3 facility.

Tax Status

        We will elect to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2011. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our shareholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income to our shareholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for dividends to our shareholders in computing our taxable income and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income. See "U.S. Federal Income Tax Considerations."

The Offering

        The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our Series A Preferred Stock, see "Description of Series A Preferred Stock."

Issuer	STAG Industrial, Inc.
Series A Preferred Stock Offered

2,400,000 shares of 9.0% Series A Cumulative Redeemable Preferred Stock (plus up to an additional 360,000 shares of Series A Preferred Stock that we may issue and sell upon the exercise of the underwriters' overallotment option). We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time.

Ranking	The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;
• on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and
• junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

The term "capital stock" does not include convertible or exchangeable debt securities, none of which is outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Holders of shares of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock when, as and if authorized by our board of directors from and including the date of original issue, payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 30, 2011, at the rate of 9.0% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.25 per share). The first dividend payable on the Series A Preferred Stock is scheduled to be paid on December 30, 2011 and will be a pro rata dividend from and including the original issue date to and including December 31, 2011 in the amount of $0.36875 per share. Dividends on the Series A Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of the Series A Preferred Stock will have the right to receive $25.00 per share of the Series A Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights. We may only issue equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution and winding-up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to liquidation, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

Optional Redemption

We may not redeem the Series A Preferred Stock prior to November 2, 2016, except in limited circumstances relating to our ability to qualify as a REIT, as described in "Description of Series A Preferred Stock—Optional Redemption" in this prospectus and pursuant to the special optional redemption provision below. On and after November 2, 2016, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below.

A "Change of Control" is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•       the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•       following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•       the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• 7.8691 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of Series A Preferred Stock—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders decide to convert the Series A Preferred Stock into our common stock.

Limited Voting Rights

Holders of shares of the Series A Preferred Stock will generally have no voting rights. However, if we are in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of shareholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to the Series A Preferred Stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation that are entitled to similar voting rights (voting together as a single class). Holders of shares of Series A Preferred Stock, voting together as a single class with the holders of all other classes and series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation that are entitled to similar voting rights (voting together as a single class), also will have the exclusive right to vote on any amendment to our charter on which holders of our Series A Preferred Stock are otherwise entitled to vote (as described above regarding material and adverse changes to the terms of the Series A Preferred Stock) and that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock and such other class(es) and series of such parity shares.

Listing

We intend to file an application to list our Series A Preferred Stock on the NYSE under the symbol "STAG Pr A." We expect trading of the shares of Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock.

Restrictions on Ownership and Transfer

To help us to qualify as a REIT, our charter, subject to certain exceptions, contains, and the Series A Preferred Stock articles supplementary will contain, restrictions on the number of shares of our common stock, Series A Preferred Stock and our capital stock that a person may own. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of capital stock, or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the Series A Preferred Stock articles supplementary will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series A Preferred Stock. See "Description of Stock—Restrictions on Ownership and Transfer."

Use of Proceeds

We estimate that the net proceeds we will receive from the sale of shares of our Series A Preferred Stock in this offering will be approximately $57.4 million (or approximately $66.1 million if the underwriters' overallotment option is exercised in full), after deducting underwriting discounts and commissions of approximately $1.9 million and estimated offering expenses of approximately $0.7 million payable by us. We will contribute the net proceeds we receive from this offering to our operating partnership in exchange for 9.0% Series A Cumulative Redeemable Preferred Units of partnership interest in our operating partnership ("Series A Preferred Units") that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Stock.

Our operating partnership intends to use the net proceeds to fund future acquisitions, repay indebtedness under our credit facility and for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.

Conflicts of Interest

As described in "Use of Proceeds," we may use a portion of the net proceeds from this offering to repay indebtedness under our credit facility. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and RBC Capital Markets, LLC are lenders under our credit facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our credit facility, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and RBC Capital Markets, LLC will receive their proportionate shares of any amount of our credit facility that is repaid with the net proceeds of this offering. See "Underwriting (Conflicts of Interest)."

Transfer Agent and Registrar	The transfer agent and registrar for our Series A Preferred Stock is Continental Stock Transfer & Trust Company.

Settlement	Delivery of the shares of Series A Preferred Stock will be made against payment therefor on or about November 2, 2011.
Risk Factors	See "Risk Factors" beginning on page 23 of this prospectus for risks that you should consider before purchasing shares of our Series A Preferred Stock.

Summary Financial Information

        The following table sets forth summary financial and operating data on (1) a pro forma basis for our company and (2) historical basis for our company and STAG Predecessor Group. On a pro forma basis, we will own 102 properties. Included in the 102 properties are two properties under contract, which we consider to be probable; however, we can make no assurance that we will acquire these properties or, if we do, what the terms or timing will be.

        You should read the following summary financial and operating data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation," our unaudited pro forma consolidated financial statements and related notes, the historical consolidated financial statements of the company, the historical combined financial statements and related notes of STAG Predecessor Group, the historical combined statements of revenue and certain expenses and related notes of STAG Contribution Group, and the historical combined statements of revenue and certain expenses and related notes of the various properties listed in the Index to the Financial Statements.

        The unaudited pro forma condensed consolidated balance sheet data is presented as if the acquisitions, including two probable acquisitions, subsequent to June 30, 2011 had occurred on June 30, 2011, and the unaudited pro forma statements of operations and other data for the six months ended June 30, 2011 and the year ended December 31, 2010 are presented as if the formation transactions, initial public offering and acquisitions, including two probable acquisitions, subsequent to April 19, 2011 had occurred on January 1, 2010. The pro forma financial information is not necessarily indicative of what our actual financial condition would have been as of June 30, 2011 or what our actual results of operations would have been assuming these events had occurred on June 30, 2011 or January 1, 2010, respectively, nor does it purport to represent our future financial position or results of operations.

        The summary historical consolidated balance sheet information as of June 30, 2011, and STAG Predecessor Group's historical combined statement of operations data for the periods from January 1, 2011 to April 19, 2011 and the six months ended June 30, 2010, and STAG Industrial, Inc.'s historical consolidated statement of operations data for the period from April 20, 2011 to June 30, 2011, have been derived from the unaudited financial statements of STAG Industrial, Inc. included elsewhere in this prospectus. The summary historical combined balance sheet information as of December 31, 2010 and 2009, and the historical combined statement of operations data for the years ended December 31, 2010, 2009, and 2008, have been derived from the combined financial statements of the STAG Predecessor Group audited by PricewaterhouseCoopers LLP, independent registered public accountants, whose report thereon is included elsewhere in this prospectus. The summary historical balance sheet information as of December 31, 2008 and the historical combined statement of operations data for the year ended December 31, 2007 have been derived from audited combined financial statements of the STAG Predecessor Group, which are not included in this prospectus. The summary historical combined balance sheet information as of December 31, 2007 and 2006 and the historical combined statement of operations for the period ended December 31, 2006 have been derived from the unaudited combined financial statements of the STAG Predecessor Group, which are not included in this prospectus.

        The audited historical financial statements of STAG Predecessor Group in this prospectus, and therefore the historical financial and operating data in the table below, exclude the operating results and financial condition of the Option Properties, the entities that own the Option Properties and the management company.

	Company Pro Forma		STAG Industrial, Inc. Historical	STAG Predecessor Group Historical
	Six Months Ended June 30,	Year Ended December 31,	Period from April 20, to June 30	Period from January 1, to April 19,	Six months ended June 30,	Year Ended December 31,				Period Ended December 31,
	2011	2010	2011	2011	2010	2010	2009	2008	2007(1)	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Revenue
Rental income	$28,873	$59,831	$9,670	$7,027	$12,574	$24,249	$25,658	$27,319	$11,162	$941
Tenant recoveries	3,542	7,222	1,073	1,218	2,445	3,761	4,508	3,951	1,326	—
Other	626	1,252	267		—	—	—	—	—	—

Total revenue	33,041	68,305	11,010	8,245	15,019	28,010	30,166	31,270	12,488	941

Expenses
Property	5,578	10,513	1,672	2,145	3,314	6,123	8,409	5,813	1,437	11
General and administrative	4,756	9,513	2,060	497	528	937	1,078	1,112	648	29
Property acquisition costs	—	—	327	—	—	—	—	—	—	—
Depreciation and amortization	16,880	32,993	6,446	2,459	5,326	9,514	10,257	12,108	4,687	336
Loss on impairment of assets	—	—	—	—	—	—	—	3,728	—	—

Total expenses	27,214	53,019	10,505	5,101	9,168	16,574	19,744	22,761	6,772	376

Other income (expense)
Interest income	10	16	9	1	2	16	66	140	163	4
Interest expense	(9,824)	(19,326)	(3,185)	(4,136)	(6,934)	(14,116)	(14,328)	(15,058)	(7,861)	(616)
Gain (loss) on interest rate swaps	1,313	(210)	500	762	(935)	(282)	(1,720)	(1,275)	—	—
Formation transaction costs	—	—	(3,728)	—	—	—	—	—	—	—

Total other income (expense)	(8,501)	(19,520)	(6,404)	(3,373)	(7,867)	(14,382)	(15,982)	(16,193)	(7,698)	(612)

Net loss	$(2,674)	$(4,234)	$(5,899)	$(229)	$(2,016)	$(2,946)	$(5,560)	$(7,684)	$(1,982)	$(47)

Net loss per share attributable to the Company	(0.11)	(0.18)	(0.26)	—	—	—	—	—	—	—

Balance Sheet Data (End of Period):
Rental property, before accumulated depreciation	$484,114		$426,688			$210,186	$210,009	$208,948	$212,688	$31,998
Rental property, after accumulated depreciation	460,391		402,965			190,925	195,383	200,268	210,294	31,808
Total assets	609,459		531,619			211,004	220,116	229,731	242,134	35,976
Total debt	333,314		255,870			207,550	212,132	216,178	217,360	31,877
Total liabilities	349,927		272,087			219,340	221,637	223,171	220,548	32,305
Owners'/shareholders' equity (deficit)	259,532		259,532			(8,336)	(1,521)	6,560	21,586	3,671
Other Data (unaudited):
Net operating income (NOI)(2)	$27,463	$57,792	$9,338	$6,100	$11,705	$21,887	$21,757	$25,457	$11,051	$930
EBITDA(2)	24,020	48,069	3,723	6,365	10,242	20,668	18,959	19,342	10,403	901
FFO(2)	14,206	28,759	547	2,230	3,310	6,568	4,697	4,424	2,705	289
Adjusted funds from operations (AFFO)(2)	14,722	32,001	5,040	1,457	3,673	5,858	6,166	8,081	2,427	243

(1)
Certain properties included as part of STAG Predecessor Group were owned by a related party for the period August 11, 2006 through May 31, 2007 and were acquired by STAG Investments III, LLC on June 1, 2007, its commencement date of operations. The period for which certain properties were owned by a related party is labeled "Antecedent" in the accompanying combined financial statements. We have prepared the results of operations for the year ended December 31, 2007 by combining amounts for 2007 obtained by adding the audited operating results of each of the Antecedent for the period of January 1, 2007 to May 31, 2007 and STAG Predecessor Group for the period of June 1, 2007 to December 31, 2007 (since the difference in basis between Antecedent and STAG Predecessor Group were not materially different and the entities were under common management). Although this combined presentation does not comply with GAAP, we believe that it provides a meaningful method of comparison.

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more detailed explanations of net operating income ("NOI"), EBITDA, FFO and adjusted funds from operations ("AFFO"), and reconciliations of NOI, EBITDA, FFO and AFFO to net income computed in accordance with GAAP.

Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends

        Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated are as follows (unaudited):

					Historical
	Company Pro Forma
					STAG Industrial, Inc. April 20 - June 30, 2011		STAG Predecessor Group
	Six Months Ended June 30, 2011
			Year Ended December 31, 2010				January 1 - April 19, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009		Year Ended December 31, 2008		Year Ended December 31, 2007(2)		Period Ended December 31, 2006
Ratio of earnings to fixed charges	0.73	x	0.78	x	—	(1)	0.94	x	0.79	x	0.61	x	0.49	x	0.75	x	0.92	x
Ratio of earnings to combined fixed charges and preferred dividends	0.73	x	0.78	x	—	(1)	0.94	x	0.79	x	0.61	x	0.49	x	0.75	x	0.92	x

(1)
Earnings for the period were less than zero.

(2)
We have prepared the results of operations for the year ended December 31, 2007 by combining amounts for 2007 obtained by adding the audited operating results of each of the Antecedent for the period of January 1, 2007 to May 31, 2007 and STAG Predecessor Group for the period of June 1, 2007 to December 31, 2007 (since the difference in basis between Antecedent and STAG Predecessor Group were not materially different and the entities were under common management). Although this combined presentation does not comply with GAAP, we believe that it provides a meaningful method of comparison.

        Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Our ratios of earnings to combined fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, "earnings" consist of net loss plus fixed charges. Net loss is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. Net loss in 2011 also includes one-time transactional costs relating to our initial public offering and related formation transactions. "Fixed charges" consist of interest expense, an approximation of the interest component of our operating leases, capitalized interest and amortization of deferred financing fees and loan premium, whether expensed or capitalized and interest within rental expense. Interest income is not included in this computation. "Preferred dividends" consist of the amount of pre-tax earnings required to pay dividends on outstanding preferred securities. There were no preferred securities outstanding for the periods presented. Our pro forma ratios are prepared on the basis of our pro forma financial statements. See "STAG Industrial, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements."

        The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges on the basis of our pro forma financial statements by approximately $2.7 million for the six months ended June 30, 2011 and by $4.2 million for the year ended December 31, 2010.

        The computation of ratio of earnings to combined fixed charges and preferred dividends indicates that earnings were inadequate to cover fixed charges and preferred dividends on the basis of our pro forma financial statements by approximately $2.7 million for the six months ended June 30, 2011 and by $4.2 million for the year ended December 31, 2010.

        The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges on the basis of our historical financial statements by approximately $5.9 million for the period April 20, 2011 to June 30, 2011, by $0.2 million for the period January 1, 2011 to April 19, 2011, by $2.9 million, $5.6 million, $7.7 million and $2.0 million for the years ended December 31, 2010, 2009, 2008 and 2007, respectively, and $47,000 for the period ended December 31, 2006.

        The computation of ratio of earnings to combined fixed charges and preferred dividends indicates that earnings were inadequate to cover fixed charges and preferred dividends on the basis of our historical financial statements by approximately $5.9 million for the period April 20, 2011 to June 30, 2011, by $0.2 million for the period January 1, 2011 to April 19, 2011, by $2.9 million, $5.6 million, $7.7 million and $2.0 million for the years ended December 31, 2010, 2009, 2008 and 2007, respectively, and $47,000 for the period ended December 31, 2006.

 Ratios of Adjusted Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends

        Our ratios of adjusted earnings to fixed charges and adjusted earnings to combined fixed charges and preferred dividends for the periods indicated are as follows (unaudited):

Historical
	Company Pro Forma			STAG Predecessor Group
	Six Months Ended June 30, 2011	Year Ended December 31, 2010	STAG Industrial, Inc. April 20- June 30, 2011	January 1- April 19, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007(1)	Period Ended December 31, 2006
Ratio of adjusted earnings to fixed charges	2.48x	2.62x	1.23x	1.35x	1.44x	1.41x	1.26x	1.29x	1.35x
Ratio of adjusted earnings to combined fixed charges and preferred dividends	2.48x	2.62x	1.23x	1.35x	1.44x	1.41x	1.26x	1.29x	1.35x

(1)
We have prepared the results of operations for the year ended December 31, 2007 by combining amounts for 2007 obtained by adding the audited operating results of each of the Antecedent for the period of January 1, 2007 to May 31, 2007 and STAG Predecessor Group for the period of June 1, 2007 to December 31, 2007 (since the difference in basis between Antecedent and STAG Predecessor Group were not materially different and the entities were under common management). Although this combined presentation does not comply with GAAP, we believe that it provides a meaningful method of comparison.

        Ratios of adjusted earnings to fixed charges and combined fixed charges and preferred dividends are computed by dividing adjusted earnings by fixed charges and combined fixed charges and preferred dividends, respectively. "Adjusted earnings" consist of earnings excluding depreciation and amortization, straight line rental revenue adjustments, above (below) market lease amortization, amortization of noncash compensation, and gain (loss) on interest rate swaps. Earnings, fixed charges and preferred dividends are calculated in the same manner as they are for the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends as described above. We believe that the ratios of adjusted earnings to fixed charges and combined fixed charges and preferred dividends are useful supplemental information regarding our ability to cover our fixed charges and preferred dividends.

RISK FACTORS

        An investment in our Series A Preferred Stock involves risks. In addition to other information in this prospectus, you should carefully consider the following risks before investing in our Series A Preferred Stock offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant portion of your investment in our Series A Preferred Stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to Our Business and Operations

As a newly formed REIT, we have a limited operating history and may not be able to operate our business successfully or implement our business strategies as described in this prospectus.

        We were organized in July 2010 and commenced operations upon completion of our formation transactions and our initial public offering on April 20, 2011. We are subject to all the risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially.

Our investments are concentrated in the industrial real estate sector, and our business would be adversely affected by an economic downturn in that sector.

        As of June 30, 2011, all of our 93 properties were industrial properties, including 46 warehouse/distribution facilities, 26 manufacturing facilities and 21 flex/office facilities. This concentration may expose us to the risk of economic downturns in the industrial real estate sector to a greater extent than if our properties were more diversified across other sectors of the real estate industry.

Adverse economic conditions will negatively affect our returns and profitability.

        Our operating results may be affected by market and economic challenges, including the current global economic credit environment and economic uncertainties, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties may be located, or by the real estate industry, including the following:

  •
  poor economic conditions may result in tenant defaults under leases;

  •
  re-leasing may require concessions or reduced rental rates under the new leases due to reduced demand;

  •
  adverse capital and credit market conditions may restrict our operating activities; and

  •
  constricted access to credit may result in tenant defaults, non-renewals under leases or inability of potential buyers to acquire properties held for sale.

        Also, to the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments. The length and severity of any economic slowdown or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slowdown or downturn is prolonged or becomes more severe.

RISK FACTORS

Substantial international, national and local government deficits and the weakened financial condition of these governments may adversely impact our business, financial condition and results of operations. In particular, for example, uncertainty about the financial stability of several countries in the European Union, the increasing risk that those countries may default on their sovereign debt and related stresses on financial markets could have an adverse effect on our business, results of operations and financial condition.

        The values of, and the cash flows from, the properties we own are affected by developments in global, national and local economies. As a result of the recent severe recession and the significant government interventions, federal, state and local governments have incurred record deficits and assumed or guaranteed liabilities of private financial institutions or other private entities. These increased budget deficits and the weakened financial condition of federal, state and local governments may lead to reduced governmental spending, tax increases, public sector job losses, increased interest rates, currency devaluations, defaults on debt obligations or other adverse economic events, which may directly or indirectly adversely affect our business, financial condition and results of operations.

        In particular, for example, in 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt in Greece, Ireland, Italy, Portugal and Spain, which created concerns about the ability of these European Union nations to continue to service their sovereign debt obligations. These conditions impacted financial markets and, despite assistance packages to Greece, Ireland and Portugal, the creation of a joint EU-IMF European Financial Stability Facility in May 2010, and a recently announced plan to expand financial assistance to Greece, uncertainty over the outcome of the European Union governments' financial support programs and worries about sovereign finances persist. There can be no assurance that the market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not spread, nor can there be any assurance that future assistance packages will be available or, even if provided, will be sufficient to stabilize the affected countries and markets in Europe or elsewhere. Risks and ongoing concerns about the debt crisis in Europe could have a detrimental impact on the global economic recovery, financial markets and institutions and the availability of debt financing, which may directly or indirectly adversely affect our business, financial condition and results of operations.

Events or occurrences that affect areas in which our properties are geographically concentrated may impact financial results.

        In addition to general, regional, national and international economic conditions, our operating performance is impacted by the economic conditions of the specific markets in which we have concentrations of properties. We have holdings in the following states, which, as of June 30, 2011, accounted for the percentage of our total annualized rent indicated: North Carolina (16.4%); Ohio (12.5%); Michigan (8.4%); and Wisconsin (6.9%). Our operating performance could be adversely affected if conditions become less favorable in any of the states or regions in which we have a concentration of properties.

We are subject to industry concentrations that make us susceptible to adverse events with respect to certain industries.

        We are subject to certain industry concentrations with respect to our properties, including the following, which, as of June 30, 2011, accounted for the percentage of our total annualized rent indicated: Containers & Packaging (14.1%); Business Services (9.7%); Personal Products (9.5%); Automotive (9.3%); Aerospace & Defense (6.9%); Industrial Equipment, Components & Metals (6.8%); Retail (6.5%); Food & Beverages (6.2%); and Technology (6.0%). Such industries are subject to specific risks that could result in downturns within the industries. For example, several of our

RISK FACTORS

technology tenants operate in the telecommunications sector. Telecommunications companies face risks regarding their ability to adapt to new technological developments and changes in regulations by the Federal Communications Commission and other federal, state and local agencies. Any downturn in one or more of these industries, or in any other industry in which we may have a significant concentration now or in the future, could adversely affect our tenants who are involved in such industries. If any of these tenants is unable to withstand such downturn or is otherwise unable to compete effectively in its business, it may be forced to declare bankruptcy, fail to meet its rental obligations, seek rental concessions or be unable to enter into new leases, which could materially and adversely affect us.

We are subject to risks involved in single-tenant leases, and the default by one or more tenants could materially and adversely affect us.

        Any of our tenants may experience a downturn in its business at any time that may significantly weaken its financial condition or cause its failure. As a result, such tenant may decline to extend or renew its lease upon expiration, fail to make rental payments when due or declare bankruptcy. The default, financial distress or bankruptcy of a single tenant could cause interruptions in the receipt of rental revenue and/or result in a vacancy, which is likely to result in the complete reduction in the operating cash flows generated by the property leased to that tenant and may decrease the value of that property. In addition, a majority of our leases generally require the tenant to pay all or substantially all of the operating expenses normally associated with the ownership of the property, such as utilities, real estate taxes, insurance and routine maintenance. Following a vacancy at a single-tenant property, we will be responsible for all of the operating costs at such property until it can be re-let, if at all.

If our tenants are unable to obtain financing necessary to continue to operate their businesses and pay us rent, we could be materially and adversely affected.

        Many of our tenants rely on external sources of financing to operate their businesses. The U.S. financial and credit markets continue to experience liquidity disruptions, resulting in the unavailability of financing for many businesses. If our tenants are unable to obtain financing necessary to continue to operate their businesses, they may be unable to meet their rent obligations to us or enter into new leases with us or be forced to declare bankruptcy and reject our leases, which could materially and adversely affect us.

As a newly formed REIT, we have limited experience operating as a publicly traded REIT, which may affect our ability to successfully operate our business or generate sufficient cash flow to make or sustain distributions to our shareholders, including distributions on our Series A Preferred Stock.

        We have limited experience operating as a publicly traded REIT. We cannot assure you that our past experience will be sufficient to successfully operate our company as a REIT or a publicly traded company, including the requirements to timely meet disclosure requirements and comply with the Sarbanes-Oxley Act of 2002. Failure to maintain REIT status would have an adverse effect on our financial condition, results of operations, cash flow, per share trading price of our common stock and Series A Preferred Stock and ability to satisfy our debt service obligations and to pay dividends to you.

We depend on key personnel, the loss of their full service could adversely affect us.

        Our success depends to a significant degree upon the continued contributions of certain key personnel including, but not limited to, Messrs. Butcher, Sullivan, Mecke and King and Ms. Arnone, whose continued service is not guaranteed, and each of whom would be difficult to replace. While we

RISK FACTORS

have entered into employment contracts with Messrs. Butcher, Sullivan, Mecke and King and Ms. Arnone, they may nevertheless cease to provide services to us at any time. If any of our key personnel were to cease employment with us, our operating results could suffer. Our ability to retain our management group or to attract suitable replacements should any members of the management group leave is dependent on the competitive nature of the employment market. The loss of services from key members of the management group or a limitation in their availability could adversely impact our financial condition and cash flows. Further, such a loss could be negatively perceived in the capital markets. We have not obtained and do not expect to obtain key man life insurance on any of our key personnel except for Mr. Butcher, the founder of our predecessor business and our Chief Executive Officer, President and Chairman. The policy has limits in the amount of $5.0 million and covers us in the event of Mr. Butcher's death.

        We also believe that, as we expand, our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, investment, financing, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

Our growth will depend upon future acquisitions of properties, and we may be unable to consummate acquisitions on advantageous terms or acquisitions may not perform as we expect.

        We acquire and intend to continue to acquire primarily generic distribution warehouses, manufacturing properties and flex/office facilities. The acquisition of properties entails various risks, including the risks that our investments may not perform as we expect. Further, we face competition for attractive investment opportunities from other well-capitalized real estate investors, including both publicly-traded REITs and private institutional investment funds, and these competitors may have greater financial resources than us and a greater ability to borrow funds to acquire properties. This competition will increase as investments in real estate become increasingly attractive relative to other forms of investment. As a result of competition, we may be unable to acquire additional properties as we desire or the purchase price may be significantly elevated. In addition, we expect to finance future acquisitions through a combination of secured and unsecured borrowings, proceeds from equity or debt offerings by us or our operating partnership or its subsidiaries and proceeds from property contributions and divestitures which may not be available and which could adversely affect our cash flows. Any of the above risks could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock and Series A Preferred Stock.

We may be unable to source "limited marketing" deal flow in the future, which could adversely affect our ability to locate and acquire additional properties at attractive prices.

        A key component of our growth strategy is to continue to acquire additional industrial real estate assets. Since 2004, approximately 32% of the acquisitions we sourced, based on total purchase price, were acquired before they were widely marketed by real estate brokers, or "limited marketing" transactions. Properties that are acquired by "limited marketing" transactions are typically more attractive to us as a purchaser because of the absence of a formal sales process, which could lead to higher prices. If we cannot obtain "limited marketing" deal flow in the future, our ability to locate and acquire additional properties at attractive prices could be somewhat adversely affected.

RISK FACTORS

The cash available for distribution to shareholders may not be sufficient to pay dividends, including dividends on our Series A Preferred Stock, at expected levels, nor can we assure you of our ability to make distributions, including distributions on our Series A Preferred Stock, in the future. We may use borrowed funds to make distributions.

        All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder's adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder's adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder's shares, they will be treated as gain from the sale or exchange of such stock. See "U.S. Federal Income Tax Considerations—Taxation of Shareholders." If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

We have owned our properties for a limited time, and we may not be aware of characteristics or deficiencies involving any one or all of them.

        The majority of our properties have been under management for less than four years. In addition, since the completion of our formation transactions, we have acquired an additional nine properties totaling approximately 2.4 million rentable square feet. These properties may have characteristics or deficiencies unknown to us that could affect their valuation or revenue potential and such properties may not ultimately perform up to our expectations. We cannot assure you that the operating performance of the properties will not decline under our management.

Risks Related to Our Organization and Structure

We may pursue less vigorous enforcement of terms of contribution and other agreements because of conflicts of interest with certain of our officers and directors.

        Certain of our directors and executive officers have ownership interests in the other entities or properties that were contributed to us in our formation transactions, including Fund III, Fund IV, STAG GI and the management company. Following the completion of our formation transactions and our initial public offering, under the contribution agreements with certain of our directors and executive officers and their affiliates, we are entitled to indemnification in the event of breaches of the representations and warranties made by them with respect to the entities and properties acquired by us. Such indemnification is limited and we are not entitled to any other indemnification in connection with our formation transactions. In addition, our executive officers entered into employment agreements with us pursuant to which they agreed, among other things, not to engage in certain business activities in competition with us and pursuant to which they will devote substantially all of their business time to our business. See "Executive Compensation—Employment Agreements." We may choose not to enforce, or to enforce less vigorously, our rights under these agreements due to our ongoing relationship with our directors and executive officers.

RISK FACTORS

Our executive officers and directors have duties to Fund II, Fund III, Fund IV and STAG GI which may create conflicts of interest, which may impede business decisions that could benefit our shareholders.

        Certain of our executive officers and directors also serve on the board of managers and/or management committees of the managers of Fund II, Fund III and Fund IV, and are members of the board of directors of STAG GI. Our officers and directors may have conflicting duties because they have a duty to both us and to Fund II (which will retain ownership of its properties and continue as a private, fully-invested fund until liquidated), Fund III (which retained ownership of the Option Properties), Fund IV and STAG GI. Since the completion of our formation transactions, all of these entities are fully invested and, as a result, will not be making any additional investments in income properties. However, some Fund II properties may be competitive with our current or future properties. It is possible that the executive officers' and board members' fiduciary duty to Fund II, Fund III, Fund IV and STAG GI, including, without limitation, their interests in Fund II and the Option Properties, will conflict with what will be in the best interests of our company.

Our fiduciary duties as sole member of the general partner of our operating partnership could create conflicts of interest, which may impede business decisions that could benefit our shareholders.

        We, as the sole member of the general partner of our operating partnership, have fiduciary duties to the other limited partners in the operating partnership, the discharge of which may conflict with the interests of our shareholders. The limited partners of our operating partnership have agreed that, in the event of a conflict in the fiduciary duties owed by us to our shareholders and, in our capacity as indirect general partner of our operating partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners. In addition, those persons holding common units will have the right to vote on certain amendments to the operating partnership agreement (which require approval by a majority in interest of the limited partners, including us) and individually to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our shareholders. For example, we are unable to modify the rights of limited partners to receive distributions as set forth in the operating partnership agreement in a manner that adversely affects their rights without their consent, even though such modification might be in the best interest of our shareholders.

        In addition, conflicts may arise when the interests of our shareholders and the limited partners of the operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners. Tax consequences to holders of common units upon a sale or refinancing of our properties may cause the interests of our senior management to differ from your own. As a result of unrealized built-in gain attributable to contributed property at the time of contribution, some holders of common units, including our principals, may suffer different and more adverse tax consequences than holders of our common stock and Series A Preferred Stock upon the sale or refinancing of the properties owned by our operating partnership, including disproportionately greater allocations of items of taxable income and gain upon a realization event. As those holders will not receive a correspondingly greater distribution of cash proceeds, they may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties, or whether to sell or refinance such properties at all.

        We may experience conflicts of interest with several members of our senior management team who have or may become limited partners in our operating partnership through the receipt of LTIP units granted under our 2011 Equity Incentive Plan. See "Executive Compensation—Equity Incentive Plan."

RISK FACTORS

Our growth depends on external sources of capital which are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our shareholders.

        In order to maintain our qualification as a REIT, we are generally required under the Code to distribute annually at least 90% of our net taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our net taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we may rely on third-party sources to fund our capital needs. We may not be able to obtain financing on favorable terms or at all. Any additional debt we incur will increase our leverage. Our access to third-party sources of capital depends, in part, on:

  •
  general market conditions;

  •
  the market's perception of our growth potential;

  •
  our current debt levels;

  •
  our current and expected future earnings;

  •
  our cash flow and cash dividends; and

  •
  the market price per share of our common stock.

        If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties or satisfy our debt service obligations. Further, in order to meet the REIT distribution requirements and maintain our REIT status and to avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis even if the then-prevailing market conditions are not favorable for these borrowings. These short-term borrowing needs could result from differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes or the effect of non-deductible capital expenditures, the creation of reserves, certain restrictions on distributions under loan documents or required debt or amortization payments.

        To the extent that capital is not available to acquire properties, profits may not be realized or their realization may be delayed, which could result in an earnings stream that is less predictable than some of our competitors and result in us not meeting our projected earnings and distributable cash flow levels in a particular reporting period. Failure to meet our projected earnings and distributable cash flow levels in a particular reporting period could have an adverse effect on our financial condition and on the market price of our Series A Preferred Stock.

STAG Predecessor Group and STAG Industrial, Inc. have experienced historical net losses and accumulated deficits after depreciation and amortization and we may experience future losses.

        STAG Industrial, Inc. had a historical net loss for the period from April 20, 2011 to June 30, 2011 of $3.9 million. STAG Predecessor Group had historical net losses of $0.2 million for the period from January 1, 2011 to April 19, 2011 and $2.9 million, $5.6 million and $7.7 million for the years ended December 31, 2010, 2009 and 2008, respectively. STAG Predecessor Group had historical accumulated deficits after effects of depreciation and amortization of $8.3 million and $1.5 million as of December 31, 2010 and December 31, 2009, respectively. There can be no assurance that we will not continue to incur net losses in the future, which could adversely affect our ability to service our indebtedness and our ability to pay dividends or make distributions, including distributions on our

RISK FACTORS

Series A Preferred Stock, any of which could adversely affect the trading price of our Series A Preferred Stock.

We are subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared and we may not be able to accurately report our financial results.

        We are subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes- Oxley Act of 2002. Section 404 will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. These reporting and other obligations place significant demands on our management, administrative, operational, internal audit and accounting resources and cause us to incur significant expenses. We may need to upgrade our systems or create new systems; implement additional financial and management controls, reporting systems and procedures; expand our internal audit function; and hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, operating results and price of our Series A Preferred Stock.

Our charter, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay or prevent a change of control transaction.

        Our charter contains 9.8% ownership limits.    Our charter, subject to certain exceptions, authorizes our directors to take such actions as are necessary and desirable to limit any person to actual or constructive ownership of no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock and no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. In addition, the Series A Preferred Stock articles supplementary will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series A Preferred Stock. Our board of directors, in its sole discretion, may exempt a proposed transferee from the ownership limits. However, our board of directors may not grant an exemption from the ownership limits to any proposed transferee whose ownership, direct or indirect, of more than 9.8% of the value or number of our outstanding shares of our common stock or our Series A Preferred Stock could jeopardize our status as a REIT. The ownership limits contained in our charter and the restrictions on ownership of our common stock may delay or prevent a transaction or a change of control that might be in the best interest of our shareholders. See "Description of Stock—Restrictions on Ownership and Transfer."

        Our board of directors may create and issue a class or series of preferred stock without shareholder approval.    Subject to the rights of holders of Series A Preferred Stock to approve the classification or issuance of any class or series of stock ranking senior to the Series A Preferred Stock, our board of directors is empowered under our charter to amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue, to designate and issue from time to time one or more classes or series of preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock without shareholder approval. Subject to the rights of holders of Series A Preferred Stock discussed above, our board of directors may determine the relative rights, preferences and privileges of any class

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or series of preferred stock issued. The issuance of preferred stock could also have the effect of delaying or preventing a change of control transaction that might otherwise be in the best interests of our shareholders.

        Certain provisions in the partnership agreement for our operating partnership may delay or prevent unsolicited acquisitions of us.    Provisions in the partnership agreement for our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders might consider such proposals, if made, desirable. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on our common units;

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  the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

        Any potential change of control transaction may be further limited as a result of provisions of the partnership unit designation for the LTIP units, which require us to preserve the rights of LTIP unit holders and may restrict us from amending the partnership agreement for our operating partnership in a manner that would have an adverse effect on the rights of LTIP unit holders.

        Certain provisions of Maryland law could inhibit changes in control.    Certain provisions of the MGCL may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under circumstances that might be in the best interest of our shareholders, including:

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  "business combination" provisions that, subject to limitations, prohibit certain business combinations between us and an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the shareholder becomes an interested shareholder, and thereafter impose special appraisal rights and special shareholder voting requirements on these combinations; and

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  "control share" provisions that provide that "control shares" of our company (defined as shares which, when aggregated with other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of "control shares") have no voting rights except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

        We have elected to opt out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL, by resolution of our board of directors, and in the case of the control share provisions of the MGCL, pursuant to a provision in our bylaws. Only upon the approval of our shareholders, our board of directors may by resolution elect to repeal the foregoing opt-outs from the business combination provisions of the MGCL and we may, only upon the approval of our shareholders, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

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        Additionally, Title 8, Subtitle 3 of the MGCL, permits our board of directors, without shareholder approval and regardless of what is currently provided in our charter or our bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not currently have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that might be in the best interest of our shareholders.

        Our charter, bylaws, the partnership agreement for our operating partnership and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might be in the best interest of our shareholders. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws—Our Board of Directors," "—Business Combinations," "—Control Share Acquisitions," "—Maryland Unsolicited Takeovers Act," "—Advance Notice of Director Nominations and New Business" and "Our Operating Partnership and the Partnership Agreement."

Under their employment agreements, our executive officers have the right to terminate their employment and, under certain conditions, receive severance, which may adversely affect us.

        We entered into employment agreements with Messrs. Butcher, Sullivan, Mecke and King and Ms. Arnone. These employment agreements provide that each executive may terminate his or her employment and, under certain conditions, receive severance based on two or three times (depending on the officer) the annual total of salary and bonus and immediate vesting of all outstanding equity-based awards. In the case of certain terminations, they would not be restricted from competing with us after their departure. See "Executive Compensation—Employment Agreements" for further details about the terms of these employment agreements.

Compensation awards to our management may not be tied to or correspond with our improved financial results or the share price of our common stock, which may adversely affect us.

        The compensation committee of our board of directors is responsible for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation and equity-based compensation plans. Our compensation committee has significant discretion in structuring compensation packages and may make compensation decisions based on any number of factors. As a result, compensation awards may not be tied to or correspond with improved financial results at our company or the share price of our common stock.

If we fail to maintain an effective system of integrated internal controls, we may not be able to accurately report our financial results.

        We are required to report our operations on a consolidated basis under GAAP and, in some cases, on a property by property basis. We are in the process of implementing an internal audit function and have modified our company-wide systems and procedures in a number of areas to enable us to enhance our reporting on a consolidated basis under GAAP. If we fail to maintain proper overall business controls, including as required to integrate our predecessor entities and support our growth, our results of operations could be harmed or we could fail to meet our reporting obligations.

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Our board of directors can take many actions without shareholder approval.

        Our board of directors has overall authority to oversee our operations and determine our major corporate policies. This authority includes significant flexibility. For example, our board of directors can do the following:

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  amend or revise at any time and from time to time our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations;

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  amend our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements;

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  within the limits provided in our charter, prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of us and our shareholders;

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  issue additional shares without obtaining shareholder approval, which could dilute the ownership of our then-current shareholders;

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  amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series, without obtaining shareholder approval;

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  subject to the rights of holders of our Series A Preferred Stock, classify or reclassify any unissued shares of our common stock or preferred stock, set the preferences, rights and other terms of such classified or reclassified shares, without obtaining shareholder approval;

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  employ and compensate affiliates;

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  direct our resources toward investments that do not ultimately appreciate over time;

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  change creditworthiness standards with respect to third-party tenants; and

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  determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Any of these actions could increase our operating expenses, impact our ability to make distributions or reduce the value of our assets without giving you, as a shareholder, the right to vote.

Our rights and the rights of our shareholders to take action against our directors and officers are limited.

        Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter eliminates our directors' and officers' liability to us and our shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our bylaws require us to indemnify our directors and officers to the maximum extent permitted by Maryland law for liability actually incurred in connection with any proceeding to which they may be made, or threatened to be made, a party, except to the extent that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As a result, we and our shareholders may have more

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limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

General Real Estate Risks

Our performance and value are subject to general economic conditions and risks associated with our real estate assets.

        The investment returns available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred in connection with the properties. If our properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, then our ability to pay distributions to our shareholders could be adversely affected. In addition, there are significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of our properties may be adversely affected by:

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  changes in general or local economic climate;

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  the attractiveness of our properties to potential tenants;

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  changes in supply of or demand for similar or competing properties in an area;

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  bankruptcies, financial difficulties or lease defaults by our tenants;

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  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce returns to shareholders;

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  changes in operating costs and expenses and our ability to control rents;

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  changes in or increased costs of compliance with governmental rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder;

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  our ability to provide adequate maintenance and insurance;

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  changes in the cost or availability of insurance, including coverage for mold or asbestos;

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  unanticipated changes in costs associated with known adverse environmental conditions or retained liabilities for such conditions;

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  periods of high interest rates and tight money supply;

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  tenant turnover;

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  general overbuilding or excess supply in the market; and

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  disruptions in the global supply chain caused by political, regulatory or other factors including terrorism.

        In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or public perception that any of these events may occur, would result in a general decrease in rents or an increased occurrence of defaults under existing leases, which would adversely affect our financial condition and results of operations. Future terrorist attacks may result in declining economic activity, which could reduce the demand for, and the value of, our properties. To the extent that future attacks impact our tenants, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases.

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        For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Actions by our competitors may decrease or prevent increases in the occupancy and rental rates of our properties.

        We compete with other owners, operators and developers of real estate, some of which own properties similar to ours in the same markets and submarkets in which our properties are located. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants when our tenants' leases expire. As a result, our financial condition, cash flows, cash available for distribution, including distributions on our Series A Preferred Stock, trading price of our common stock and Series A Preferred Stock and ability to satisfy our debt service obligations could be materially adversely affected.

A significant portion of our properties have leases that expire in the next three years and we may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our results of operations, cash flows, cash available for distribution, including distributions on our Series A Preferred Stock, and the value of our common stock and Series A Preferred Stock.

        Our results of operations, cash flows, cash available for distribution, including distributions on our Series A Preferred Stock, and the value of our common stock and Series A Preferred Stock would be adversely affected if we are unable to lease, on economically favorable terms, a significant amount of space in our operating properties. As of June 30, 2011, leases with respect to 42.4% of our total annualized rent will expire on or before December 31, 2014. We cannot assure you expiring leases will be renewed or that our properties will be re-leased at base rental rates equal to or above the current average base rental rates. In addition, the number of vacant or partially vacant industrial properties in a market or submarket could adversely affect our ability to re-lease the space at attractive rental rates.

A property that incurs a vacancy could be difficult to sell or re-lease, which could adversely affect our results of operations, cash flows, cash available for distribution, including distributions on our Series A Preferred Stock, and the value of our common stock and Series A Preferred Stock.

        A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. Certain of our properties may be specifically suited to the particular needs of a tenant. We may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenue resulting in less cash available to be distributed to shareholders, including distributions on our Series A Preferred Stock. In addition, the resale value of a property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

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We may not have funding for future tenant improvements, which could adversely affect our results of operations, cash flows, cash available for distribution, including distributions on our Series A Preferred Stock, and the value of our common stock and Series A Preferred Stock.

        When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend funds to construct new tenant improvements in the vacated space. Except with respect to our current reserves for capital expenditures, tenant improvements and leasing commissions, we cannot assure you that we will have adequate sources of funding available to us for such purposes in the future.

Bankruptcy laws will limit our remedies if a tenant becomes bankrupt and rejects the lease and we may be unable to collect balances due on our leases.

        If a tenant becomes bankrupt or insolvent, that could diminish the income we receive from that tenant's leases. Our tenants may experience downturns in their operating results due to adverse changes to their business or economic conditions, and those tenants that are highly leveraged may have a higher possibility of filing for bankruptcy or insolvency. We may not be able to evict a tenant solely because of its bankruptcy. On the other hand, a bankruptcy court might authorize the tenant to terminate its leases with us. If that happens, our claim against the bankrupt tenant for unpaid future rent would be an unsecured prepetition claim subject to statutory limitations, and therefore such amounts received in bankruptcy are likely to be substantially less than the remaining rent we otherwise were owed under the leases. In addition, any claim we have for unpaid past rent could be substantially less than the amount owed. If the lease for such a property is rejected in bankruptcy, our revenue would be reduced and could adversely impact our ability to pay distributions to shareholders, including distributions on our Series A Preferred Stock.

The fact that real estate investments are not as liquid as other types of assets may reduce economic returns to investors.

        Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit our ability to react promptly to changes in economic or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. In addition, we intend to comply with the safe harbor rules relating to the number of properties that can be disposed of in a year, the tax bases and the costs of improvements made to these properties, and other items that enable a REIT to avoid punitive taxation on the sale of assets. Thus, our ability at any time to sell assets or contribute assets to property funds or other entities in which we have an ownership interest may be restricted. This lack of liquidity may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions and, as a result, could adversely affect our financial condition, results of operations, cash flows and our ability to pay distributions on, and the market price of, our common stock and Series A Preferred Stock.

Acquired properties may be located in new markets where we may face risks associated with investing in an unfamiliar market.

        We have acquired, and may continue to acquire, properties in markets that are new to us. When we acquire properties located in these markets, we may face risks associated with a lack of market

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knowledge or understanding of the local economy, forging new business relationships in the area and unfamiliarity with local government and permitting procedures.

Uninsured losses relating to real property may adversely affect your returns.

        We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, earthquakes, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenue in these properties and could potentially remain obligated under any recourse debt associated with the property. Moreover, we, as the indirect general partner of our operating partnership, generally will be liable for all of our operating partnership's unsatisfied recourse obligations, including any obligations incurred by our operating partnership as the general partner of joint ventures. Any such losses could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock and Series A Preferred Stock. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. We evaluate our insurance coverage annually in light of current industry practice through an analysis prepared by outside consultants.

Contingent or unknown liabilities could adversely affect our financial condition.

        As part of our formation transactions, we assumed existing liabilities of contributed operating companies and liabilities in connection with contributed properties, some of which may be unknown or unquantifiable at the time this offering is consummated. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions beyond the scope of our environmental insurance coverage, claims of tenants, vendors or other persons dealing with the entities prior to our initial public offering, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. As part of our formation transactions, the owners of our predecessor business only made limited representations and warranties to us regarding the entities, properties and assets that we own that survive for a period of one year and agreed to indemnify us and our operating partnership for breaches of such representations subject to specified deductibles and caps, as applicable. Because many liabilities, including tax liabilities, may not be identified within such period, we may have no recourse against any of the owners of our predecessor business for these liabilities.

        In addition, we may in the future acquire properties, or may have previously owned properties, subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were asserted against us based on ownership of any of these entities or properties, then we might have to pay substantial sums to settle it, which could adversely affect our cash flows.

Environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may

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have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our shareholders.

        Environmental laws in the United States also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties contain asbestos-containing building materials.

        We invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our properties are on or are adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

        From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

        Preliminary assessments of environmental conditions at a property that meet certain specifications are often referred to as "Phase I environmental site assessments" or "Phase I environmental assessments." They are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I environmental assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Approximately, 48.1% of the total rentable square feet of our portfolio have Phase I environmental site assessments

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that are less than 12 months old. Material environmental conditions, liabilities or compliance concerns may arise after the environmental assessment has been completed. Moreover, there can be no assurance that:

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  future laws, ordinances or regulations will not impose any material environmental liability; or

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  the current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of our properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Compliance or failure to comply with the Americans with Disabilities Act and other similar regulations could result in substantial costs.

        Under the Americans with Disabilities Act of 1990, as amended (the "ADA"), places of public accommodation must meet certain federal requirements related to access and use by disabled persons. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. If we are required to make unanticipated expenditures to comply with the ADA, including removing access barriers, then our cash flows and the amounts available for distributions to our shareholders may be adversely affected. While we believe that our properties are currently in material compliance with these regulatory requirements, the requirements may change or new requirements may be imposed that could require significant unanticipated expenditures by us that will affect our cash flows and results of operations.

One of our properties is subject to a ground lease that exposes us to the loss of such property upon breach or termination of the ground lease and may limit our ability to sell this property.

        We own one of our properties through a leasehold interest in the land underlying the building and we may acquire additional buildings in the future that are subject to similar ground leases. As lessee under a ground lease, we are exposed to the possibility of losing the property upon expiration, or an earlier breach by us, of the ground lease, which may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders, including distributions on our Series A Preferred Stock, and the trading price of our common stock and Series A Preferred Stock.

        In the future, our ground leases may contain certain provisions that may limit our ability to sell certain of our properties. In addition, in the future, in order to assign or transfer our rights and obligations under certain of our ground leases, we may be required to obtain the consent of the landlord which, in turn, could adversely impact the price realized from any such sale.

        We also own one property that benefits from payment in lieu of tax ("PILOT") programs and to facilitate such tax treatment our ownership in this property is structured as a leasehold interest with the relevant municipality serving as lessor. With respect to such arrangement, we have the right to purchase the fee interest in the property for a nominal purchase price, so the risk factors set forth above for traditional ground leases are mitigated by our ability to convert such leasehold interest to fee interest. In the event of such a conversion of our ownership interest, however, any preferential tax treatment offered by the PILOT program will be lost.

We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely affect the return on your investment.

        We expect to hold the various real properties in which we invest until such time as we decide that a sale or other disposition is appropriate given our investment objectives. Our ability to dispose of

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properties on advantageous terms depends on factors beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of our properties. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

        Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

We may acquire properties with "lock-out" provisions which may affect our ability to dispose of the properties.

        We may acquire properties through contracts that could restrict our ability to dispose of the property for a period of time. These "lock-out" provisions could affect our ability to turn our investments into cash and could affect cash available for distributions to you. Lock-out provisions could also impair our ability to take actions during the lock-out period that would otherwise be in the best interest of our shareholders and, therefore, may have an adverse impact on the value of our common stock and Series A Preferred Stock relative to the value that would result if the lock-out provisions did not exist.

If we sell properties and provide financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

        If we decide to sell any of our properties, we presently intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to shareholders and result in litigation and related expenses. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our shareholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

Risks Related to Our Debt Financings

Our operating results and financial condition could be adversely affected if we are unable to make required payments on our debt.

        Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, and we are subject to risks normally associated with debt financing, including the risk that our cash flows will be insufficient to meet required payments of principal and interest. There can be no assurance that we will be able to refinance any maturing indebtedness, that such refinancing would be on terms as favorable as the terms of the maturing indebtedness or that we will be able to otherwise obtain funds by selling assets or raising equity to make required payments on maturing indebtedness.

        In particular, loans obtained to fund property acquisitions will generally be secured by first mortgages on such properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment, which in turn could cause the value of our Series A Preferred Stock to decrease and negatively impact our ability to pay distributions, including distributions on our Series A Preferred Stock. Certain of our existing and future indebtedness is and may be cross-collateralized and,

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consequently, a default on this indebtedness could cause us to lose part or all of our investment in multiple properties. See "Policies With Respect to Certain Activities—Financing Policies."

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our shareholders, including distributions on our Series A Preferred Stock.

        As of June 30, 2011, we had total outstanding debt of approximately $255.9 million, and we expect that we will incur additional indebtedness in the future. Interest we pay reduces our cash available for distributions, including distributions on our Series A Preferred Stock. Since we have incurred and may continue to incur variable rate debt, increases in interest rates raise our interest costs, which reduces our cash flows and our ability to make distributions to you. If we are unable to refinance our indebtedness at maturity or meet our payment obligations, the amount of our distributable cash flows and our financial condition would be adversely affected, and we may lose the property securing such indebtedness. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Covenants in our mortgage loans, our credit facility and any future debt instruments could limit our flexibility, prevent us from paying distributions, including distributions on our Series A Preferred Stock, and adversely affect our financial condition or our status as a REIT.

        The terms of our mortgage loans require us to comply with loan-to-collateral-value ratios, debt service coverage ratios and, in the case of an event of default, limitations on the ability of our subsidiaries that are borrowers under our mortgage loans to make distributions to us or our other subsidiaries. In addition, our credit facility requires us to comply with loan-to-collateral-value ratios, debt service coverage ratios, recourse indebtedness thresholds and tangible net worth thresholds and limits, in the absence of default, our ability to pay dividends, including dividends on our Series A Preferred Stock. For example, one covenant restricts us from paying any dividends or making any payments for the repurchase or redemption of our equity securities in an amount per year exceeding in the aggregate the greater of (i) 115% (which percentage decreases over time to 95% by March 31, 2013) of our funds from operations (as defined in the credit facility) and (ii) the amount of distributions required to be paid for us to qualify as a REIT. Our existing loan covenants and credit facility covenants may reduce flexibility in our operations, and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness even if we have satisfied our payment obligations. In addition, upon a default, our credit facility will limit, among other things, our ability to pay dividends, including on our Series A Preferred Stock, even if we are otherwise in compliance with our financial covenants and even if the dividend is less than the then current required percentage of our funds from operations. Other indebtedness that we may incur in the future may contain financial or other covenants more restrictive than those in our existing credit facility.

        As of June 30, 2011, we had certain secured loans that are cross-collateralized by multiple properties. If we default on any of these loans we may then be required to repay such indebtedness, together with applicable prepayment charges, to avoid foreclosure on all cross-collateralized properties within the applicable pool. Moreover, our credit facility contains, and future secured corporate credit facilities may contain, certain cross-default provisions which are triggered in the event that our other material indebtedness is in default. These cross-default provisions may require us to repay or restructure the facility in addition to any mortgage or other debt that is in default. If our properties were foreclosed upon, or if we are unable to refinance our indebtedness at maturity or meet our payment obligations, the amount of our distributable cash flows and our financial condition would be adversely affected.

RISK FACTORS

        We are a holding company and conduct all of our operations through our operating partnership. We do not have, apart from our ownership of our operating partnership, any independent operations. As a result, we will rely on distributions from our operating partnership to pay any dividends we might declare on our common stock and Series A Preferred Stock. We will also rely on distributions from our operating partnership to meet our debt service and other obligations, including our obligations to make distributions required to maintain our REIT status. The ability of subsidiaries of our operating partnership to make distributions to the operating partnership, and the ability of our operating partnership to make distributions to us in turn, will depend on their operating results and on the terms of any loans that encumber the properties owned by them. Such loans may contain lockbox arrangements, reserve requirements, financial covenants and other provisions that restrict the distribution of funds. In the event of a default under these loans, the defaulting subsidiary would be prohibited from distributing cash. For example, our subsidiaries are party to mortgage loans that prohibit, in the event of default, their distribution of any cash to a related party, including our operating partnership. As a result, a default under any of these loans by the borrower subsidiaries could cause us to have insufficient cash to make distributions on our Series A Preferred Stock and on our common stock required to maintain our REIT status.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions, including distributions on our Series A Preferred Stock.

        Some of our financing arrangements require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the existing financing on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions, including distributions on our Series A Preferred Stock, that we are required to pay to maintain our qualification as a REIT.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make, including distributions on our Series A Preferred Stock.

        If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. In addition, we run the risk of being unable to refinance mortgage debt when the loans come due or of being unable to refinance such debt on favorable terms. If interest rates are higher when we refinance such debt, our income could be reduced. We may be unable to refinance such debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

        We use various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. These instruments involve risks, such as the risk that the counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that a court

RISK FACTORS

could rule that such agreements are not legally enforceable. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests. In addition, the nature and timing of hedging transactions may influence the effectiveness of our hedging strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. Moreover, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses that may reduce the overall return on your investment.

Risks Related to this Offering

The Series A Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series A Preferred Stock, which could adversely impact the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

The Series A Preferred Stock is a new issuance with no stated maturity date and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

        The shares of Series A Preferred Stock are a new issue of securities with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series A Preferred Stock on the NYSE, but there can be no assurance that the NYSE will accept the Series A Preferred Stock for listing. Even if the Series A Preferred Stock is approved for listing by the NYSE, however, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series A Preferred Stock will be limited. If an active trading market does develop on the NYSE, our Series A Preferred Stock may trade at prices lower than the initial offering price. The trading price of our Series A Preferred Stock would depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance of debt or preferred equity securities; and

  •
  our financial condition, results of operations and prospects.

        We have been advised by the underwriters that they intend to make a market in the shares of our Series A Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

RISK FACTORS

Our Series A Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional shares of preferred stock, including additional shares of Series A Preferred Stock, and by other transactions.

        Our Series A Preferred Stock is subordinate to all of our existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred shareholders in the event of a default under the debt facilities. Our charter currently authorizes the issuance of up to 10,000,000 shares of preferred stock in one or more classes or series. The issuance of additional preferred stock on parity with or senior to our Series A Preferred Stock would dilute the interests of the holders of our Series A Preferred Stock, and any issuance of preferred stock senior to our Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock upon the occurrence of a Change of Control as described under "Description of Series A Preferred Stock—Conversion Rights" and other than the limited voting rights as described under "Description of the Series A Preferred Stock—Limited Voting Rights" below, none of the provisions relating to the Series A Preferred Stock relate to or limit our indebtedness or afford the holders of the Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Preferred Stock.

Market interest rates may have an effect on the value of our Series A Preferred Stock.

        One of the factors that will influence the price of our Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the price of our Series A Preferred Stock, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Series A Preferred Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our Series A Preferred Stock to decrease.

As a holder of Series A Preferred Stock you have extremely limited voting rights.

        Your voting rights as a holder of Series A Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect additional directors in the event that dividends for six quarterly dividend periods (whether or not consecutive) payable on our Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of preferred stock that are senior to our Series A Preferred Stock. See "Description of Series A Preferred Stock—Limited Voting Rights" below. Other than the limited circumstances described in this prospectus, holders of Series A Preferred Stock will not have voting rights.

The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

        Upon the occurrence of a Change of Control, holders of the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of their Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See

RISK FACTORS

"Description of Series A Preferred Stock—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $3.18 (which is 30% of the per-share closing sale price of our common stock reported on the NYSE on October 25, 2011), subject to adjustment, the holders will receive a maximum of 7.8691 shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock. In addition, the change of control conversion feature of the Series A Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that shareholders may otherwise believe is in their best interests.

Our ability to pay dividends is limited by the requirements of Maryland law.

        Our ability to pay dividends on our Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our Series A Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

        Other than in connection with certain change of control transactions, the Series A Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series A Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

U.S. Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

        Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four

RISK FACTORS

taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, dividends to shareholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see "U.S. Federal Income Tax Considerations."

Our shareholders may have current tax liability on distributions they elect to reinvest in our common stock.

        In the future, we may institute a dividend reinvestment plan, which would allow our shareholders to acquire additional shares of common stock by automatically reinvesting their cash dividends. If our shareholders participate in a dividend reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our shareholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a shareholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our shareholders.

        Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some U.S. federal, state and local taxes on our income or property. For example:

  •
  In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our shareholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on the undistributed income.

  •
  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

  •
  If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

  •
  If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% "prohibited transaction" tax unless such sale were made by our taxable REIT subsidiary ("TRS") or if we qualify for a safe harbor from tax.

        We intend to make distributions to our shareholders to comply with the REIT requirements of the Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

        From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution

RISK FACTORS

to shareholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce the value of our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our shareholders' overall return.

        To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our shareholders. We may be required to make distributions to shareholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our shareholders' investment.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

        We expect to purchase real properties and lease them back to the sellers of such properties. While we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" for tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, we cannot assure you that the Internal Revenue Service ("IRS") will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification "asset tests" or "income tests" and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

The "taxable mortgage pool" rules may increase the taxes that we or our shareholders incur and may limit the manner in which we conduct securitizations.

        We may be deemed to be, or make investments in entities that own or are themselves deemed to be, taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for U.S. federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of shareholders, however, such as foreign shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt "disqualified organizations," such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such

RISK FACTORS

shareholder's ownership. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

We may be subject to adverse legislative or regulatory tax changes affecting REITs that could have a negative effect on us.

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could adversely affect our shareholders or us. We cannot predict how changes in the tax laws might affect our shareholders or us. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the federal income tax consequences of such qualification.

ERISA Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our Series A Preferred Stock, you could be subject to criminal and civil penalties.

        Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should take into account their fiduciary responsibilities in connection with a decision to invest in our Series A Preferred Stock. If such fiduciaries breach their responsibilities, including (among other things) the responsibility to act prudently, to diversify the plan's assets, and to follow plan documents and investment policies, they may be held liable for plan losses and may be subject to civil or criminal penalties and excise taxes. Similar consequences may result if a plan's investment in shares of our stock constitutes a so-called "prohibited transaction" under ERISA. Plans or arrangements that are not subject to ERISA, such as individual retirement accounts, may be subject to Section 4975 of the Code, which contains similar prohibited transaction rules.

        Although it is intended that our underlying assets and our operating partnership's underlying assets will not constitute "plan assets" of ERISA plans within the meaning of Department of Labor regulations and Section 3(42) of ERISA, there can be no assurance in this regard. If our assets or our operating partnership's assets constitute plan assets under ERISA, certain transactions in which we might normally engage could constitute prohibited transactions under ERISA or the Code. If our assets or our operating partnership's assets are plan assets, our managers may be fiduciaries under ERISA.

        Governmental employee benefit plans and certain church plans are exempt from ERISA, but these plans may be subject to federal, state or local laws that are similar to the ERISA laws and regulations discussed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act). You can identify forward-looking statements by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

  •
  the factors included in this prospectus, including those set forth under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business;"

  •
  the competitive environment in which we operate;

  •
  real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

  •
  decreased rental rates or increasing vacancy rates;

  •
  potential defaults on or non-renewal of leases by tenants;

  •
  potential bankruptcy or insolvency of tenants;

  •
  acquisition risks, including failure of such acquisitions to perform in accordance with projections;

  •
  the timing of acquisitions and dispositions;

  •
  potential natural disasters such as hurricanes;

  •
  national, international, regional and local economic conditions;

  •
  the general level of interest rates;

  •
  potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws, and potential increases in real property tax rates;

  •
  financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

  •
  lack of or insufficient amounts of insurance;

  •
  our ability to qualify and maintain our qualification as a REIT;

  •
  litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  •
  possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from the sale of shares of our Series A Preferred Stock in this offering will be approximately $57.4 million (or approximately $66.1 million if the underwriters' overallotment option is exercised in full), after deducting underwriting discounts and commissions of approximately $1.9 million and estimated offering expenses of approximately $0.7 million payable by us. We will contribute the net proceeds we receive from this offering to our operating partnership in exchange for Series A Preferred Units in our operating partnership that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Stock.

        Our operating partnership intends to use the net proceeds to fund future acquisitions, repay indebtedness under our credit facility and for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions. As of October 25, 2011, borrowings under our credit facility bore interest at LIBOR plus 2.25% and totaled $23.5 million. The proceeds from the borrowings under our credit facility were used for acquisition financings and other corporate purposes. Our credit facility matures on April 20, 2014, with an option to extend the maturity date for one additional year.

        Pending application of cash proceeds, we intend to invest the net proceeds temporarily in interest-bearing, short-term investment-grade securities, money-market accounts or checking accounts, which are consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, certificates of deposit, interest-bearing bank deposits and mortgage loan participations. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in our properties.

        Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and RBC Capital Markets, LLC are lenders under our $100 million credit facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our credit facility, such affiliates of these underwriters will receive their proportionate shares of any amount of our credit facility that is repaid with the net proceeds of this offering.

 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

        Our common stock has been listed on the NYSE since April 15, 2011 and is traded under the symbol "STAG." The following table sets forth, for the periods indicated, the high and low sale prices in dollars on the NYSE for our common stock and the distributions we declared on our common stock with respect to the periods indicated.

	High	Low	Distributions
Second quarter of 2011(1)	$12.98	$10.52	$0.2057
Third quarter of 2011	12.81	9.55	0.26
Fourth quarter of 2011 (through October 26, 2011)	11.23	9.80	—

(1)
Information is provided only for the period from April 15, 2011 to June 30, 2011, as shares of our common stock did not begin trading publicly until April 15, 2011.

        On October 26, 2011, the closing sale price for our common stock, as reported on the NYSE, was $10.69 and there were 22 holders of record of our common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

        We intend to continue to declare quarterly distributions on our common stock. The actual amount and timing of distributions, however, will be at the discretion of our board of directors and will depend upon our financial condition in addition to the requirements of the Code. Upon a default, our credit facility will limit, among other things, our ability to pay dividends. In addition, our credit facility limits, even in the absence of default, our ability to pay dividends. For example, one covenant restricts us from paying any dividends or making any payments for the repurchase or redemption of our equity securities in an amount per year exceeding in the aggregate the greater of (i) 115% (which percentage decreases over time to 95% by March 31, 2013) of our funds from operations (as defined in the credit facility) and (ii) the amount of distributions required to be paid for us to qualify as a REIT. Other indebtedness that we may incur in the future may contain financial or other covenants more restrictive than those in our existing credit facility. No assurance can be given as to the amounts or timing of future distributions.

 CAPITALIZATION

        The following table sets forth:

  •
  our unaudited historical capitalization as of June 30, 2011;

  •
  our unaudited pro forma capitalization as of June 30, 2011, to give effect to acquisitions, including probable acquisitions, subsequent to June 30, 2011; and

  •
  our unaudited pro forma capitalization as of June 30, 2011, as adjusted to give effect to this offering and the use of proceeds as set forth in "Use of Proceeds."

        This table should be read in conjunction with "Use of Proceeds," "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical unaudited financial statements and the unaudited pro forma financial information and related notes appearing elsewhere in this prospectus.

	As of June 30, 2011
	Historical	Pro Forma	Pro Forma as Adjusted(1)(2)
	(unaudited)
	(dollars in thousands)
Debt	$255,870	$333,314	$304,180
Equity:
Shareholders' equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, no shares issued and outstanding on a historical and pro forma basis, 2,400,000 shares issued and outstanding on a pro forma, as adjusted, basis	—	—	60,000
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 15,893,309 shares issued and outstanding	159	159	159
Additional paid-in capital	177,906	177,906	176,168
Accumulated deficit	(3,903)	(3,903)	(3,903)

Total shareholders' equity	174,162	174,162	232,424
Non-controlling interest in our operating partnership	85,370	85,370	84,518

Total equity	259,532	259,532	316,942

Total capitalization	$515,402	$592,846	$621,122

(1)
Assumes 2,400,000 shares will be sold in this offering for net proceeds of approximately $57.4 million after deducting the underwriting discounts and estimated offering expenses payable by us of approximately $2.6 million. See "Use of Proceeds."

(2)
Does not include underwriters' option to purchase up to 360,000 additional shares of preferred stock.

SELECTED FINANCIAL INFORMATION

        The following table sets forth selected financial and operating data on (1) a pro forma basis for our company and (2) an historical basis for our company and STAG Predecessor Group. On a pro forma basis, we will own 102 properties. Included in the 102 properties are two properties under contract, which we consider to be probable; however, we can make no assurance that we will acquire these properties or, if we do, what the terms or timing will be.

        You should read the following selected financial and operating data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation," our unaudited pro forma consolidated financial statements and related notes, the historical consolidated financial statements of the Company, the historical combined financial statements and related notes of STAG Predecessor Group, the historical combined statements of revenue and certain expenses and related notes of STAG Contribution Group, and the historical combined statements of revenue and certain expenses and related notes of the various properties listed in the Index to the Financial Statements.

        The unaudited pro forma condensed consolidated balance sheet data is presented as if the acquisitions, including two probable acquisitions, subsequent to June 30, 2011 had occurred on June 30, 2011, and the unaudited pro forma statements of operations and other data for the six months ended June 30, 2011 and the year ended December 31, 2010, are presented as if the formation transactions, initial public offering and acquisitions, including two probable acquisitions, subsequent to April 19, 2011 had occurred on January 1, 2010. The pro forma financial information is not necessarily indicative of what our actual financial condition would have been as of June 30, 2011 or what our actual results of operations would have been assuming these events had occurred on June 30, 2011 or January 1, 2010, respectively, nor does it purport to represent our future financial position or results of operations.

        The selected historical consolidated balance sheet information as of June 30, 2011, and STAG Predecessor Group's historical combined statement of operations data for the periods from January 1, 2011 to April 19, 2011 and the six months ended June 30, 2010, and STAG Industrial, Inc.'s historical consolidated statements of operations data for the period from April 20, 2011 to June 30, 2011, have been derived from the unaudited financial statements of STAG Industrial, Inc. included elsewhere in this prospectus. The selected historical combined balance sheet information as of December 31, 2010 and 2009, and the historical combined statement of operations data for the years ended December 31, 2010, 2009, and 2008, have been derived from the combined financial statements of the STAG Predecessor Group audited by PricewaterhouseCoopers LLP, independent registered public accountants, whose report thereon is included elsewhere in this prospectus. The selected historical balance sheet information as of December 31, 2008 and the historical combined statement of operations data for the year ended December 31, 2007 have been derived from audited combined financial statements of the STAG Predecessor Group, which are not included in this prospectus. The selected historical combined balance sheet information as of December 31, 2007 and 2006 and the historical combined statement of operations for the period ended December 31, 2006 have been derived from the unaudited combined financial statements of the STAG Predecessor Group, which are not included in this prospectus.

SELECTED FINANCIAL INFORMATION

        The audited historical financial statements of STAG Predecessor Group in this prospectus, and therefore the historical financial and operating data in the table below, exclude the operating results and financial condition of the Option Properties, the entities that own the Option Properties and the management company.

	Company Pro Forma		STAG Industrial, Inc. Historical	STAG Predecessor Group Historical
	Six Months Ended June 30, 2011		Period from April 20, to June 30 2011	Period from January 1, to April 19, 2011	Six months ended June 30, 2010	Year Ended December 31,
		Year Ended December 31, 2010								Period Ended December 31, 2006
						2010	2009	2008	2007(1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Revenue
Rental income	$28,873	$59,831	$9,670	$7,027	$12,574	$24,249	$25,658	$27,319	$11,162	$941
Tenant recoveries	3,542	7,222	1,073	1,218	2,445	3,761	4,508	3,951	1,326	—
Other	626	1,252	267		—	—	—	—	—	—

Total revenue	33,041	68,305	11,010	8,245	15,019	28,010	30,166	31,270	12,488	941

Expenses
Property	5,578	10,513	1,672	2,145	3,314	6,123	8,409	5,813	1,437	11
General and administrative	4,756	9,513	2,060	497	528	937	1,078	1,112	648	29
Property acquisition costs	—	—	327	—	—	—	—	—	—
Depreciation and amortization	16,880	32,993	6,446	2,459	5,326	9,514	10,257	12,108	4,687	336
Loss on impairment of assets	—	—	—	—	—	—	—	3,728	—	—

Total expenses	27,214	53,019	10,505	5,101	9,168	16,574	19,744	22,761	6,772	376

Other income (expense)
Interest income	10	16	9	1	2	16	66	140	163	4
Interest expense	(9,824)	(19,326)	(3,185)	(4,136)	(6,934)	(14,116)	(14,328)	(15,058)	(7,861)	(616)
Gain (loss) on interest rate swaps	1,313	(210)	500	762	(935)	(282)	(1,720)	(1,275)	—	—
Formation transaction costs	—	—	(3,728)	—

Total other income (expense)	(8,501)	(19,520)	(6,404)	(3,373)	(7,867)	(14,382)	(15,982)	(16,193)	(7,698)	(612)

Net loss	$(2,674)	$(4,234)	$(5,899)	$(229)	$(2,016)	$(2,946)	$(5,560)	$(7,684)	$(1,982)	$(47)

Net loss per share attributable to the Company	(0.11)	(0.18)	(0.26)	—	—	—	—	—	—	—

Balance Sheet Data (End of Period):
Rental property, before accumulated depreciation	$484,114		$426,688			$210,186	$210,009	$208,948	$212,688	$31,998
Rental property, after accumulated depreciation	460,391		402,965			190,925	195,383	200,268	210,294	31,808
Total assets	609,459		531,619			211,004	220,116	229,731	242,134	35,976
Total debt	333,314		255,870			207,550	212,132	216,178	217,360	31,877
Total liabilities	349,927		272,087			219,340	221,637	223,171	220,548	32,305
Owners'/shareholders' equity (deficit)	259,532		259,532			(8,336)	(1,521)	6,560	21,586	3,671
Other Data (unaudited):
Cash flow provided by operating activites			$1,786	$2,359	$4,726	$9,334	$8,365	$8,431	$3,488	$273
Cash flow used in investing activities			(21,799)	(581)	(1,130)	(2,088)	(2,040)	(411)	(203,669)	(30,041)
Cash flow (used in) provided by financing activities			33,043	(3,070)	(3,979)	(8,451)	(6,921)	(8,524)	204,581	35,315

SELECTED FINANCIAL INFORMATION

	Company Pro Forma		STAG Industrial, Inc. Historical	STAG Predecessor Group Historical
	Six Months Ended June 30, 2011		Period from April 20, to June 30 2011	Period from January 1, to April 19, 2011	Six months ended June 30, 2010	Year Ended December 31,
		Year Ended December 31, 2010								Period Ended December 31, 2006
						2010	2009	2008	2007(1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Net operating income (NOI) (unaudited)(2):
Revenue
Rental income	$28,873	$59,831	$9,670	$7,027	$12,574	$24,249	$25,658	$27,319	$11,162	$941
Tenant recoveries	3,542	7,222	1,073	1,218	2,445	3,761	4,508	3,951	1,326	—
Other operating income	626	1,252	267	—	—	—	—	—	—	—
Property expenses	(5,578)	(10,513)	(1,672)	(2,145)	(3,314)	(6,123)	(8,409)	(5,813)	(1,437)	(11)

Net operating income (NOI)	$27,463	$57,792	$9,338	$6,100	$11,705	$21,887	$21,757	$25,457	$11,051	$930

Net loss	$(2,674)	$(4,234)	$(5,899)	$(229)	$(2,016)	$(2,946)	$(5,560)	$(7,684)	$(1,982)	$(47)
Interest income	(10)	(16)	(9)	(1)	(2)	(16)	(66)	(140)	(163)	(4)
(Gain) loss on interest rate swaps	(1,313)	210	(500)	(762)	935	282	1,720	1,275	—	—
Formation transaction costs	—	—	3,728	—	—	—	—	—	—	—
Property acquisition costs	—	—	327	—	—	—	—	—	—	—
Depreciation and amortization	16,880	32,993	6,446	2,459	5,326	9,514	10,257	12,108	4,687	336
Interest expense	9,824	19,326	3,185	4,136	6,934	14,116	14,328	15,058	7,861	616
General and administrative expenses	4,756	9,513	2,060	497	528	937	1,078	1,112	648	29
Loss on impairment	—	—	—	—	—	—	—	3,728	—	—

Net operating income (NOI)	$27,463	$57,792	$9,338	$6,100	$11,705	$21,887	$21,757	$25,457	$11,051	$930

EBITDA (unaudited)(2):
Net loss	$(2,674)	$(4,234)	$(5,899)	$(229)	$(2,016)	$(2,946)	$(5,560)	$(7,684)	$(1,982)	$(47)
Interest expense	9,824	19,326	3,185	4,136	6,934	14,116	14,328	15,058	7,861	616
Interest income	(10)	(16)	(9)	(1)	(2)	(16)	(66)	(140)	(163)	(4)
Depreciation and amortization	16,880	32,993	6,446	2,459	5,326	9,514	10,257	12,108	4,687	336

EBITDA	$24,020	$48,069	$3,723	$6,365	$10,242	$20,668	$18,959	$19,342	$10,403	$901

Funds from operations (FFO) (unaudited)(2):
Net loss	$(2,674)	$(4,234)	$(5,899)	$(229)	$(2,016)	$(2,946)	$(5,560)	$(7,684)	$(1,982)	$(47)
Depreciation and amortization	16,880	32,993	6,446	2,459	5,326	9,514	10,257	12,108	4,687	336

Funds from operations (FFO)	$14,206	$28,759	$547	$2,230	$3,310	$6,568	4,697	$4,424	$2,705	$289

Adjusted funds from operations (AFFO) (unaudited)(2):
FFO	$14,206	$28,759	$547	$2,230	$3,310	$6,568	$4,697	$4,424	$2,705	$289
Impairment charges	—	—	—	—	—	—	—	3,728	—	—
Straight line rental revenue adjustment	(755)	(2,081)	(326)	(16)	(464)	(641)	(817)	(1,187)	(415)	(61)
Deferred financing cost amortization	289	968	264	31	59	118	466	522	160	30
Above/below market lease amortization	2,188	3,930	869	(2)	(14)	(34)	284	(563)	(23)	(15)
(Gain) loss on interest rate swaps	(1,313)	210	(500)	(762)	935	282	1,720	1,275	—	—
Formation transaction costs(3)	—	—	3,728	—	—	—	—	—	—	—
Property acquisition costs(4)	—	—	327	—	—	—	—	—	—	—
Amortization of non-cash compensation	332	664	156	—	—	—	—	—	—	—
Recurring capital expenditures	(147)	(293)	—	—	(131)	(279)	(164)	(118)	—	—
Lease renewal commissions and tenant improvements	(78)	(156)	(25)	(24)	(22)	(156)	(20)	—	—	—

Adjusted funds from operations (AFFO)	$14,722	$32,001	$5,040	$1,457	$3,673	$5,858	$6,166	$8,081	$2,427	$243

(1)
We have prepared the results of operations for the year ended December 31, 2007 by combining amounts for 2007 obtained by adding the audited operating results of each of the Antecedent for the period of January 1, 2007 to May 31, 2007 and STAG Predecessor Group for the period of June 1, 2007 to December 31, 2007 (since the difference in basis between Antecedent and STAG Predecessor Group were not materially different and the entities were under common management). Although this combined presentation does not comply with GAAP, we believe that it provides a meaningful method of comparison.

SELECTED FINANCIAL INFORMATION

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more detailed explanations of NOI, EBITDA, FFO and AFFO, and reconciliations of NOI, EBITDA, FFO and AFFO to net income computed in accordance with GAAP.

(3)
Represents costs incurred related to the initial public offering and formation transactions which closed on April 20, 2011.

(4)
Represents direct costs incurred for the acquisition of our properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus. You should read the following discussion with "Cautionary Note Regarding Forward-Looking Statements" and the combined financial statements and related notes included elsewhere in this prospectus.

        The following discussion and analysis is based on, and should be read in conjunction with, the unaudited financial statements and notes thereto as of June 30, 2011 of STAG Industrial, Inc. and the audited financial statements and notes thereto as of December 31, 2010 and 2009 (and for the years ended December 31, 2010, 2009 and 2008) of STAG Predecessor Group. The financial information presented for periods on or prior to April 19, 2011 relate solely to the STAG Predecessor Group. The financial statements for the six months ended June 30, 2011 include the financial information of STAG Industrial, Inc. and our consolidated subsidiaries for the period from April 20, 2011 to June 30, 2011 and STAG Predecessor Group for the period from January 1, 2011 to April 19, 2011. For more information regarding these companies, see "Selected Financial Information." All significant intercompany balances and transactions have been eliminated in the financial statements.

Overview

        We are a self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States. We were formed in 2010 to continue and grow the single-tenant industrial business conducted by our predecessor business. Mr. Butcher, the Chairman of our board of directors and our Chief Executive Officer and President, together with an affiliate of NED, a real estate development and management company, formed our predecessor business, which commenced active operations in 2004. Since inception, we have deployed approximately $1.5 billion of capital, representing the acquisition of 229 properties totaling approximately 37.7 million rentable square feet in 152 individual transactions. We completed our initial public offering on April 20, 2011.

        As of June 30, 2011, we owned 93 properties in 26 states with approximately 14.2 million rentable square feet, consisting of 46 warehouse/distribution properties, 26 manufacturing properties and 21 flex/office properties. As of June 30, 2011, our properties were 91.0% leased to 74 tenants, with no single tenant accounting for more than 5.3% of our total annualized rent and no single industry accounting for more than 14.1% of our total annualized rent.

        We intend to continue to target the acquisition of individual Class B, single-tenant industrial properties predominantly in secondary markets throughout the United States with purchase prices ranging from $5 million to $25 million. We believe that, due to observed market inefficiencies, our focus on these properties will allow us to generate returns for our shareholders that are attractive in light of the associated risks, when compared to other real estate portfolios.

        We were formed as a Maryland corporation on July 21, 2010 and our operating partnership, of which we, through our wholly owned subsidiary, STAG Industrial GP, LLC, are the sole general partner, was formed as a Delaware limited partnership on December 21, 2009. We are organized and conduct our operations to qualify as a REIT under the Code, and generally are not subject to federal taxes on our income to the extent we distribute our income to our shareholders and maintain our qualification as a REIT. We are structured as an UPREIT and will own substantially all of our assets and conduct substantially all of our business through our operating partnership. As of June 30, 2011, we owned a 67.1% limited partnership interest in our operating partnership.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        As a result of our initial public offering and formation transactions, our financial condition and results of operations as of and for periods ending after April 19, 2011 will differ significantly from, and will not be comparable with, the historical financial position and results of operations of STAG Predecessor Group, which represents only a part of our company. Please refer to our unaudited pro forma consolidated financial statements and related notes included elsewhere in this prospectus, which present on a pro forma basis the condition of our company as if our acquisition of the acquisition properties had occurred on June 30, 2011 for the pro forma consolidated balance sheet and on January 1, 2010 for the pro forma consolidated statements of operations. The pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date or for the periods indicated, nor does it propose to represent our future financial position or results of operations.

  Formation Transactions

        Concurrent with our initial public offering on April 20, 2011, we completed our formation transactions, pursuant to which we acquired, through a series of contribution transactions, direct or indirect interests in the management company and certain of the industrial properties owned by Fund III and all of the properties owned by Fund IV and STAG GI.

        As a result of our formation transactions, we acquired our initial property portfolio together with the other assets and operations of the management company. In consideration for the contributions, we issued an aggregate of 7,590,000 common units with an aggregate value of $98.7 million, based on the initial public offering price of $13.00 per share, to the contributors of the management company, Fund III, Fund IV and STAG GI. We also repaid with the proceeds of the initial public offering approximately $162.2 million of debt and assumed approximately $256.4 million in principal amount of mortgage debt secured by contributed properties that was not repaid with proceeds of our initial public offering.

        Our management determined that common control did not exist among the entities constituting our predecessor business; accordingly, our formation transactions were accounted for as a business combination. Any interests in the entities contributed by Fund III were presented in the combined financial statements of STAG Predecessor Group, which includes the entity that is considered our accounting acquirer, at historical cost. The contribution of all interests other than those directly owned by STAG Predecessor Group were accounted for under the purchase method of accounting and recorded at the estimated fair value of acquired assets and assumed liabilities corresponding to their ownership interests. The fair values of tangible assets acquired are determined on an as-if-vacant basis. The as-if-vacant fair value was allocated to land, building, tenant improvements and the value of in-place leases based on our own market knowledge and published market data, including current rental rates, expected downtime to lease up vacant space, tenant improvement construction costs, leasing commissions and recent sales on a per square foot basis for comparable properties in our sub-markets. The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the fair value of leasing commissions and legal costs that would be incurred to lease this property to this occupancy level. Additionally, we evaluated the time period over which such occupancy level would be achieved and included an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period, which generally ranges from eight to 15 months. Above-market and below-market in-place lease values are recorded as an asset or liability based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

and our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The fair value of the debt assumed was determined using current market interest rates for comparable debt financings.

        Since the consummation of our formation transactions and our initial public offering, our operations have been carried on through our operating partnership. Our formation transactions were designed to:

  •
  consolidate the ownership of the property portfolio under our operating partnership and its subsidiaries;

  •
  consolidate our acquisition and asset management businesses into a subsidiary of our operating partnership;

  •
  enable us to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2011;

  •
  defer the recognition of taxable gain by certain continuing investors; and

  •
  enable prior investors to obtain liquidity (common units) for their investments.

        As a result, we are now a fully integrated, self-administered and self-managed real estate company with 27 employees providing substantial in-house expertise in asset management, property management, leasing, tenant improvement construction, acquisitions, repositioning, redevelopment, legal and financing.

Factors That May Influence Future Results of Operations

  Outlook

        The lack of speculative development generally across the country and specifically in our markets may improve occupancy levels and rental rates in our owned portfolio. In addition, our acquisition activity is expected to enhance our overall financial performance. The continuation of low interest rates combined with the availability of attractively priced properties should allow us to deploy our capital on an attractive "spread investing" basis.

  Business and Strategy

        We are continuing our predecessor business' investment strategy of acquiring individual, Class B single-tenant industrial properties predominantly in secondary markets throughout the United States through third-party purchases and structured sale-leasebacks featuring high initial yields and strong current cash-on-cash returns. We believe that the systematic aggregation of such properties results in a diversified portfolio that will produce sustainable returns which are attractive in light of the associated risks. Future results of operations may be affected, either positively or negatively, by our ability to execute this strategy.

  Rental Revenue

        We receive income primarily from rental revenue from our properties. The amount of rental revenue generated by the properties in our portfolio depends principally on our ability to maintain the occupancy rates of currently leased space and to lease currently available space and space available from lease terminations. As of September 30, 2011, our properties were approximately 92.2% leased. The amount of rental revenue generated by us also depends on our ability to maintain or increase

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

rental rates at our properties. Future economic downturns or regional downturns affecting our submarkets that impair our ability to renew or re-lease space and the ability of our tenants to fulfill their lease commitments, as in the case of tenant bankruptcies, could adversely affect our ability to maintain or increase rental rates at our properties.

        Certain leases entered into by us contain tenant concessions. Any such rental concessions are accounted for on a straight line basis over the term of the lease.

  Scheduled Lease Expirations

        Our ability to re-lease space subject to expiring leases will impact our results of operations and is affected by economic and competitive conditions in our markets and by the desirability of our individual properties. As of September 30, 2011, we had approximately 1.3 million rentable square feet of currently available space in our properties and we had no leases scheduled to expire prior to December 31, 2011. Of the 661,911 square feet of leases originally scheduled to expire in 2011, we have renewed 582,731 square feet or 88.0% as of September 30, 2011.

  Conditions in Our Markets

        The properties in our portfolio are located in markets throughout the United States. Positive or negative changes in economic or other conditions, adverse weather conditions and natural disasters in these markets may affect our overall performance.

  Rental Expenses

        Our rental expenses generally consist of utilities, real estate taxes, management fees, insurance and site repair and maintenance costs. For the majority of our tenants, our rental expenses are controlled, in part, by the triple net provisions in tenant leases. In our triple net leases, the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including utilities, taxes, insurance and maintenance costs. However, we also have modified gross leases and gross leases in our property portfolio. The terms of those leases vary and on some occasions we may absorb property related expenses of our tenants. In our modified gross leases, we are responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant for reimbursement to us. In our gross leases, we are responsible for all aspects of and costs related to the property and its operation during the lease term. Our overall performance will be impacted by the extent to which we are able to pass-through rental expenses to our tenants.

  General and Administrative Expenses

        Since our initial public offering, we have incurred increased general and administrative expenses, including legal, accounting and other expenses related to corporate governance, public reporting and compliance with various provisions of the Sarbanes-Oxley Act of 2002. We anticipate that our staffing levels will increase from 27 employees to between 28 and 30 employees during the next 12 to 24 months and, as a result, our general and administrative expenses will further increase.

Critical Accounting Policies

        Our discussion and analysis of the historical financial condition and results of operations of STAG Industrial, Inc. and STAG Predecessor Group are based upon their financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements in conformity

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

with GAAP requires management to make estimates and assumptions in certain circumstances that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses in the reporting period. Actual amounts may differ from these estimates and assumptions. We have provided a summary of significant accounting policies in note 2 to the consolidated and combined financial statements of STAG Industrial, Inc. and STAG Predecessor Group included elsewhere in this prospectus. We have summarized below those accounting policies that require material subjective or complex judgments and that have the most significant impact on financial condition and results of operations. Management evaluates these estimates on an ongoing basis, based upon information currently available and on various assumptions that it believes are reasonable as of the date hereof. In addition, other companies in similar businesses may use different estimation policies and methodologies, which may impact the comparability of our or the STAG Predecessor Group's results of operations and financial condition to those of other companies.

        The following discussion of critical accounting policies uses "we" and "STAG Industrial, Inc." interchangeably. Except where specifically stated to the contrary, the critical accounting policies of STAG Industrial, Inc. are substantially similar to those of the STAG Predecessor Group.

  Basis of Presentation

        Our consolidated financial statements include the accounts of the company, our operating partnership and our subsidiaries. The equity interests of other limited partners in our operating partnership are reflected as noncontrolling interest. The combined financial statements of STAG Predecessor Group include the accounts of STAG Predecessor Group and all entities in which STAG Predecessor Group had a controlling interest. All significant intercompany balances and transactions have been eliminated in the combination of entities. The financial statements of the company are presented on a consolidated basis, for all periods presented and include the consolidated historical financial statements of the transferred collection of real estate entities and holdings, upon the initial public offering. The combined financial information presented for periods on or prior to April 19, 2011 relate solely to the STAG Predecessor Group. The financial statements for the quarter ending June 30, 2011 include the financial information of the company, our operating partnership, our subsidiaries and STAG Predecessor Group.

        Where the "company" is referenced in comparisons of financial results for any date prior to and including April 19, 2011, the financial information for such period relates solely to the STAG Predecessor Group, notwithstanding "company" being the reference.

  Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Property and Depreciation

        We evaluate the carrying value of all tangible and intangible real estate assets held for use for possible impairment when an event or change in circumstance has occurred that indicates their carrying value may not be recoverable. The evaluation includes estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset and the ultimate sale of the asset. If such cash flows are less than the asset's carrying value, an impairment charge is recognized to the extent by which

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

the asset's carrying value exceeds the estimated fair value. Estimating future cash flows is highly subjective and such estimates could differ materially from actual results. For the periods presented, no impairment charges were recognized.

        For properties considered held for sale, we cease depreciating the properties and value the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, we decided not to sell a property previously classified as held for sale, we will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. We classify properties as held for sale when all criteria within the Financial Accounting Standards Board's (the "FASB") Accounting Standard Codification ("ASC") 360 Property, Plant and Equipment ("ASC 360") (formerly known as Statement of Financial Accounting Standard ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets) are met.

        Depreciation expense is computed using the straight-line method based on the following useful lives:

Buildings	40 years
Building and land improvements	5 - 20 years
Tenant improvements	Shorter of useful life or terms of related lease

        Expenditures for tenant improvements, leasehold improvements and leasing commissions are capitalized and amortized or depreciated over the shorter of their useful lives or the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

        We account for all acquisitions in accordance with ASC 805, Business Combinations, (formerly known as SFAS No. 141(R)). Upon acquisition of a property, we allocate the purchase price of the property based upon the fair value of the assets and liabilities acquired, which generally consist of land, buildings, tenant improvements and intangible assets including in-place leases, above market and below market leases and tenant relationships. We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above market leases and the initial term plus the term of any below market fixed rate renewal options for below market leases that are considered bargain renewal options. The above market lease values are amortized as a reduction of rental income over the remaining term of the respective leases, and the below market lease values are amortized as an increase to rental income over the remaining initial terms plus the terms of any below market fixed rate renewal options that are considered bargain renewal options of the respective leases.

        The purchase price is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and its overall relationship with the respective tenant. The value of in-place lease intangibles and tenant relationships, which are included as components of deferred leasing intangibles, are amortized over the remaining lease term (and expected renewal periods of the respective lease for tenant relationships) as adjustments to depreciation and amortization expense. If a tenant terminates its lease, the unamortized portion of

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

leasing commissions, above and below market leases, the in-place lease value and tenant relationships are immediately written off.

  Tenant Accounts Receivable, Net

        We provide an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible.

        We accrue rental revenue earned, but not yet receivable, in accordance with GAAP. We maintain an allowance for estimated losses that may result from those revenues. If a tenant fails to make contractual payments beyond any allowance, we may recognize additional bad debt expense in future periods equal to the amount of unpaid rent and accrued rental revenue.

  Goodwill

        The excess of the cost of an acquired business over the net of the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed is recorded as goodwill. Goodwill of the company represents amounts allocated to the assembled workforce from the acquired management company. The company's goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

  Fair Value of Financial Instruments

        Financial instruments include cash and cash equivalents, tenant accounts receivable, interest rate swaps, accounts payable, other accrued expenses and mortgage notes payable. The fair values of the cash and cash equivalents, tenant accounts receivable, accounts payable and other accrued expenses approximate their carrying or contract values because of the short term maturity of these instruments.

  Derivative Financial Instruments and Hedging Activities

        We account for interest rate swaps in accordance with FASB's ASC 815, Derivatives and Hedging. We have not designated the interest rate swaps as hedge instruments for accounting purposes. Accordingly, we recognize the fair value of the interest rate swaps as an asset or liability on the consolidated balance sheets with the changes in fair value recognized in the consolidated statements of operations.

        By using interest rate swaps, we expose ourself to market and credit risk. Market risk is the risk of an adverse effect on the value of a financial instrument that results from a change in interest rates. Credit risk is the risk of failure of the counterparty to perform under the terms of the contract. We minimize the credit risk in an interest rate swap by entering into transactions with high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets or liabilities on the consolidated balance sheets.

  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. Additional rents from expense reimbursements for insurance, real estate taxes and certain other expenses are recognized in the period in which the related expenses are incurred.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        Early lease termination fees are recorded in rental income on a straight-line basis from the notification date of such termination to the then remaining (not the original) lease term, if any, or upon collection if collection is not assured.

        We earn revenues from asset management fees, which are included in our statements of operations in other income. We recognize revenues from asset management fees when the related fees are earned and are realized or realizable.

        Certain tenants are obligated to pay directly their obligations under their leases for insurance, real estate taxes and certain other expenses and these costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in the company's consolidated financial statements. To the extent any tenant responsible for these costs under their respective lease defaults on its lease or it is deemed probable that it will fail to pay for such costs, we would record a liability for such obligation. We do not recognize recovery revenue related to leases where the tenant has assumed the cost for real estate taxes, insurance, and certain other expenses.

Historical Results of Operations of STAG Industrial, Inc. and STAG Predecessor Group

        Within the following Historical Results of Operations, the six months ended June 30, 2011 consists of the STAG Predecessor Group's operations for the period January 1 to April 19, 2011 and the company's operations for the period April 20 to June 30, 2011. The six months ended June 30, 2010 consists of the STAG Predecessor Group's operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

  Comparison of six months ended June 30, 2011 to the six months ended June 30, 2010

        The following table summarizes our historical results of operations for the six months ended June 30, 2011 and 2010 (unaudited).

	Six Months Ended June 30,
				% Change
	2011(1)	2010	Change
	(unaudited)
	(dollars in thousands)
Revenue
Rental income	$16,697	$12,574	$4,123	33%
Tenant recoveries(2)	2,291	2,445	(154)	(6)%
Other income	267	—	267	100%

Total revenue	19,255	15,019	4,236	28%

Expenses
Property	1,990	1,745	245	14%
General and administrative	2,378	231	2,147	929%
Real estate taxes and insurance	1,827	1,569	258	16%
Asset management fees	179	297	(118)	(40)%
Property acquisition costs	327	—	327	100%
Depreciation and amortization	8,905	5,326	3,579	67%

Total expenses	15,606	9,168	6,438	70%

Other income (expense)
Interest income	10	2	8	400%
Interest expense	(7,321)	(6,934)	(387)	6%
Gain (loss) on interest rate swaps	1,262	(935)	2,197	235%
Formation transaction costs	(3,728)	—	(3,728)	100%

Total other income (expense)	(9,777)	(7,867)	(1,910)	24%

Net loss	$(6,128)	$(2,016)	$(4,112)	204%

Net loss attributable to non-controlling interest	$(1,996)	$—	$(1,996)	100%

Net loss attributable to the company	$(4,132)	$(2,016)	$(2,116)	104%

(1)
We have prepared the results of operations for the six months ended June 30, 2011 by combining amounts for 2011 obtained by adding the results of operations for STAG Predecessor Group for the period January 1, to April 19, 2011 and the results of operations for STAG Industrial Inc. for the period April 20 to June 30, 2011. Although this combined presentation does not comply with GAAP, we believe that it provides a meaningful method of comparison.

(2)
Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred.

  Revenue

        Total revenue consists primarily of rental income from our properties and tenant reimbursements for insurance, real estate taxes and certain other expenses.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        Total revenue increased by $4.2 million, or 28%, to $19.3 million for the six months ended June 30, 2011 compared to $15.0 million for the six months ended June 30, 2010. The increase was primarily attributable to additional revenue from properties contributed to our company as part of the formation transactions as well as the acquisitions of two properties during the six months ended June 30, 2011. The increase was also attributable to asset management and administrative fees earned in 2011. The increase was partially offset due to terminated or expired leases at two of our properties prior to the six months ended June 30, 2011.

  Expenses

        Total expenses increased by $6.4 million, or 70%, to $15.6 million for the six months ended June 30, 2011 compared to $9.2 million for the six months ended June 30, 2010. The increase was primarily attributable to $327,000 of property acquisition costs related to the acquisition of the properties during the six months ended June 30, 2011, $3.6 million of depreciation and amortization and $2.1 million of increased general and administrative expenses following our initial public offering and formation transactions. For the six months ended June 30, 2010, we reported the results only of STAG Predecessor Group. General and administrative expenses increased due to the inclusion of salary and other compensation costs as well as office expenses following the formation transactions. The increase was partially offset by accelerated amortization of lease intangibles recorded during the six months ended June 30, 2010 in connection with certain lease terminations. Additionally, depreciation and amortization increased as the properties acquired in the formation transactions resulted in an increased asset base to depreciate.

  Other Income (Expense)

        Total other income (expense) consists of interest income, interest expense, gain (loss) on interest rate swaps and transaction costs. Interest expense includes interest paid and accrued during the period as well as adjustments related to amortization of financing costs.

        Total other expense increased $1.9 million, or 24%, to $9.8 million for the six months ended June 30, 2011 compared to $7.9 million for the six months ended June 30, 2010. The increase was primarily attributable to $3.7 million of formation transaction costs incurred in connection with the formation transactions. The increase was partially offset by an increase in gain on interest rate swaps of $2.2 million.

  Income (loss) from Non-controlling Interest

        We consolidate and are the majority owner of our operating partnership. Income (loss) from non-controlling interest is an allocation of income (loss) to the limited partners of our operating partnership. There was $0 of non-controlling interest at June 30, 2010, resulting in an increase of $2.0 million to loss from non-controlling interest.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

  Comparison of year ended December 31, 2010 to year ended December 31, 2009

        The following table summarizes historical results of operations of STAG Predecessor Group for the years ended December 31, 2010, 2009, and 2008.

	Year Ended December 31,
			% Change	Year Ended December 31, 2008	% Change
	2010	2009
	(dollars in thousands)
Revenue
Rental income	$24,249	$25,658	(5)%	$27,319	(6)%
Tenant recoveries(1)	3,761	4,508	(17)%	3,951	14%

Total revenue	28,010	30,166	(7)%	31,270	(4)%

Expenses
Property	3,254	5,342	(39)%	3,009	78%
General and administrative	337	478	(29)%	502	(5)%
Real estate taxes and insurance	2,869	3,067	(6)%	2,804	9%
Asset management fees	600	600	0%	610	(2)%
Depreciation and amortization	9,514	10,257	(7)%	12,108	(15)%
Loss on impairment of assets	—	—	—	3,728	(100)%

Total expenses	16,574	19,744	(16)%	22,761	(13)%

Other income (expense)
Interest income	16	66	(76)%	140	(53)%
Interest expense	(14,116)	(14,328)	(1)%	(15,058)	(5)%
Gain (loss) on interest rate swaps	(282)	(1,720)	(84)%	(1,275)	35%

Total other income (expense)	(14,382)	(15,982)	(10)%	(16,193)	(1)%

Net loss	$(2,946)	$(5,560)	(47)%	$(7,684)	(28)%

(1)
Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred.

  Revenue

        Total revenue decreased by $2.2 million, or 7%, to $28.0 million for the year ended December 31, 2010 compared to $30.2 million for the year ended December 31, 2009. A detailed analysis of the increase follows.

        Rent.    Rental revenue decreased by $1.4 million, or 5%, to $24.2 million for the year ended December 31, 2010 compared to $25.7 million for the year ended December 31, 2009. The decrease is primarily attributable to terminated or expiring leases during the year ended December 31, 2010, offset by an increase in new leases and lease escalations.

        Tenant recoveries.    Tenant recoveries decreased by $747,600, or 17%, to $3.8 million for the year ended December 31, 2010, compared to $4.5 million for the year ended December 31, 2009. The decrease is primarily attributable to fewer property expenses being recovered due to lower occupancy resulting from terminated or expiring leases that occurred during the year ended December 31, 2010.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

  Expenses

        Property.    Property expense, which consists of property operation and maintenance expenses and bad debt expense decreased by $2 million, or 39%, to $3.3 million for the year ended December 31, 2010 compared to $5.3 million for the year ended December 31, 2009. The decrease was primarily attributable to $1.9 million in bad debt expense incurred during the year ended December 31, 2009. The bad debt expense resulted primarily from non-payment of rent and reimbursable expenses from three financially troubled tenants.

        General and administrative.    General and administrative expenses decreased $141,000, or 29%, to $337,000 for the year ended December 31, 2010 from $478,000 for the year ended December 31, 2009. The decrease was primarily attributable to a lower amount of legal and accounting fees incurred.

        Real estate taxes and insurance.    Real estate taxes and insurance decreased by $198,000, or 6%, to $2.9 million for the year ended December 31, 2010 compared to $3.1 million for the year ended December 31, 2009. The decrease was primarily attributable to lower insurance fees incurred.

        Asset management fees.    Asset management fees remained unchanged at $600,000 for the years ended December 31, 2010 and 2009, respectively.

        Depreciation and amortization.    Depreciation and amortization expense decreased $743,000, or 7%, to $9.5 million for the year ended December 31, 2010 compared to $10.3 million for the year ended December 31, 2009. The decrease was primarily attributable to accelerated amortization of lease intangibles recorded during the year ended December 31, 2009 in connection with certain lease terminations and early vacancies.

  Other Income (Expense)

        Interest income.    Interest income decreased 76% to $16,000 for the year ended December 31, 2010 from $66,000 for the year ended December 31, 2009. The decrease was primarily attributable to lower cash balances.

        Interest expense.    Interest expense decreased $212,000, or 1%, to $14.1 million for the year ended December 31, 2010 compared to $14.3 million for the year ended December 31, 2009. The decrease was attributable to a reduction in loan balances due to amortized principal payments.

        Gain (loss) on interest rate swaps.    Our loss on interest rate swaps decreased $1.4 million to $282,000 for the year ended December 31, 2010 compared to $1.7 million for the year ended December 31, 2009. The decrease was primarily attributable to an increase in the forward rate of the underlying LIBOR-based floating rate debt.

  Comparison of year ended December 31, 2009 to year ended December 31, 2008

  Revenue

        Total revenue decreased by $1.1 million, or 4%, to $30.2 million for the year ended December 31, 2009 compared to $31.3 million for the year ended December 31, 2008. A detailed analysis of the decrease follows.

        Rent.    Rent decreased by $1.7 million, or 6%, to $25.7 million for the year ended December 31, 2009 compared to $27.3 million for the year ended December 31, 2008. The two primary components

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

of the decrease were lower occupancy levels and the write-off of above market lease intangible assets. Rental revenue decreased $923,000 due to lower occupancy during 2009. Rental revenue decreased $690,000 due to the write-off of above market lease intangible assets related to a lease termination.

        Tenant recoveries.    Tenant recoveries increased by $557,000, or 14%, to $4.5 million for the year ended December 31, 2009 compared to $4.0 million for the year ended December 31, 2008. The increase in tenant recoveries was primarily attributable to the amount of tenant specific billings related to real estate tax and insurance recoveries compared to the previous period. The increase was partially offset by a decrease in tenant recoveries attributable to lower occupancy rates.

  Expenses

        Property.    Property expense, which consists of property operation and maintenance expenses and bad debt expense, increased by $2.3 million, or 78%, to $5.3 million for the year ended December 31, 2009 compared to $3.0 million for the year ended December 31, 2008. The increase was primarily attributable to an increase of $1.9 million in bad debt expense recorded in 2009. The increase in bad debt expense resulted from nonpayment of rent and reimbursable expenses from five financially troubled tenants. The increase in property expense was also attributable to approximately $250,000 of environmental remediation costs incurred in connection with our Daytona Beach, FL property.

        General and administrative.    General and administrative expenses decreased $24,327, or 5%, to $478,141 for the year ended December 31, 2009 from $502,468 for the year ended December 31, 2008. The decrease was primarily attributable to a reduction in legal fees incurred and a reduction in appraisal fees, partially offset by an increase in accounting fees.

        Real estate taxes and insurance.    Real estate taxes and insurance increased by $263,088, or 9%, to $3.1 million for the year ended December 31, 2009 compared to $2.8 million for the year ended December 31, 2008. The increase was primarily attributable to a payment made for real estate taxes on our St. Louis, MO property on behalf of a non-paying tenant. This increase was partially offset by lower real estate tax assessments at various other properties.

        Asset management fees.    Asset management fees decreased $9,883, or 2%, to $599,869 for the year ended December 31, 2009 from $609,752 for the year ended December 31, 2008.

        Depreciation and amortization.    Depreciation and amortization expense decreased $1.9 million, or 15%, to $10.3 million for the year ended December 31, 2009 compared to $12.1 million for the year ended December 31, 2008. The decrease was primarily attributable to accelerated amortization of lease intangibles related to lease terminations during the year ended December 31, 2008. The decrease was also attributable to a reduced asset base for depreciation purposes due to a 2008 asset impairment.

        Loss on impairment.    There were no impairment charges for the year ended December 31, 2009 compared to $3.7 million for the year ended December 31, 2008. The 2008 impairment charge was attributable to the impairment of our property located in Daytona Beach, Florida. The loss of occupancy, its continued vacancy and lower market rents indicated that the carrying amount of this property had been impaired.

  Other Income (Expense)

        Interest income.    Interest income decreased $73,632, or 53%, to $66,852 for the year ended December 31, 2009 from $140,484 for the year ended December 31, 2008. The decrease was primarily attributable to declining bank deposit balances resulting from an increase in principal payments on debt during the year ended December 31, 2009.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        Interest expense.    Interest expense decreased $729,490, or 5%, to $14.3 million for the year ended December 31, 2009 compared to $15.1 million for the year ended December 31, 2008. The decrease was primarily attributable to a reduction in interest rates and loan balances due to amortized principal payments under amended loan agreements.

        Gain (loss) on interest rate swaps.    Our loss on interest rate swaps increased $445,720, or 35%, to $1.7 million for the year ended December 31, 2009 compared to $1.3 million for the year ended December 31, 2008. The increase was primarily attributable to larger underlying notional amounts under the swap agreements and an increase in the interest rate swap spread.

Cash Flows

  Comparison of the six months ended June 30, 2011 to the six months ended June 30, 2010

        The following table summarizes our cash flows for the six months ended June 30, 2011 (inclusive of STAG Predecessor Group from the period January 1 to April, 19, 2011 and STAG Industrial, Inc. from the period April 20 to June 30, 2011) compared to STAG Predecessor Group's combined cash flows for the six months ended June 30, 2010:

	Six Months Ended June 30,
				% Change
	2011(1)	2010	Change
	(unaudited)
	(dollars in thousands)
Cash provided by operating activities	$4,145	$4,726	(581)	(12)%
Cash used in investing activities	(22,380)	(1,130)	(21,250)	1,881%
Cash (used in) provided by financing activities	29,973	(3,979)	33,952	(853)%

(1)
We have prepared the results of operations for the six months ended June 30, 2011 by combining amounts for 2011 obtained by adding the results of operations for STAG Predecessor Group for the period January 1 to April 19, 2011 and the results of operations for STAG Industrial Inc. for the period April 20 to June 30, 2011. Although this combined presentation does not comply with GAAP, we believe that it provides a meaningful method of comparison.

        Net cash provided by operating activities.    Net cash provided by operating activities decreased $0.6 million to $4.1 million for the six months ended June 30, 2011 compared to $4.7 million for the six months ended June 30, 2010. The decrease in cash provided by operating activities was primarily attributable to the net changes in current assets and liabilities due in large part to the formation transactions. Also, we had a net loss of $6.1 million for the six months ended June 30, 2011 compared to a net loss of $2.0 million for the STAG Predecessor Group for the six months ended June 30, 2010. The primary cash changes included in net loss relate to additional general and administrative expenses and formation transaction costs related to the formation transactions and initial public offering.

        Net cash used in investing activities.    Net cash used in investing activities increased by $21.3 million to $22.4 million for the six months ended June 30, 2011 compared to $1.1 million for the six months ended June 30, 2010. The change is primarily attributable to additions of property, specifically two properties which were purchased subsequent to the formation transactions.

        Net cash provided by (used in) financing activities.    Net cash provided by (used in) financing activities increased $34.0 million to $30.0 million for the six months ended June 30, 2011 compared to

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

$(4.0) million for the six months ended June 30, 2010. The change is primarily attributable to the net proceeds from our initial public offering, offset by the repayment of mortgage notes payable with offering proceeds during the six months ended June 30, 2011.

  Comparison of year ended December 31, 2010 to the year ended December 31, 2009

        The following table summarizes the historical cash flows of STAG Predecessor Group for the years ended December 31, 2010, 2009, and 2008:

	Year Ended December 31,
	2010	2009	2008
	(dollars in thousands)
Cash provided by operating activities	$9,334	$8,365	$8,431
Cash used in investing activities	(2,088)	(2,040)	(411)
Cash (used in) provided by financing activities	(8,451)	(6,921)	(8,524)

        Net cash provided by operating activities.    Net cash provided by operating activities increased $969,000 to $9.3 million for the year ended December 31, 2010 compared to $8.4 million for the year ended December 31, 2009. The increase in cash provided by operating activities was primarily attributable to the net changes in current assets and liabilities, most notably an increase due to related parties attributable to the unpaid guarantee fees.

        Net cash used in investing activities.    Net cash used in investing activities increased $48,000 to $(2.1) million for the year ended December 31, 2010 compared to $(2.0) million for the year ended December 31, 2009. The change is attributable to an increase in building improvements made during the year ended December 31, 2010.

        Net cash used in financing activities.    Net cash used in financing activities increased $1.5 million to $(8.5) million for the year ended December 31, 2010 compared to $(6.9) million for the year ended December 31, 2009. The increase was primarily attributable to an increase in principal payments on mortgage loans, partially offset by a decrease in deferred financing fees.

  Comparison of year ended December 31, 2009 to year ended December 31, 2008

        Net cash provided by operating activities.    Net cash provided by operating activities decreased $66,000 to $8.4 million for the year ended December 31, 2009 compared to $8.4 million for the year ended December 31, 2008. The decrease in 2009 cash provided by operating activities was primarily attributable to net changes in current assets and liabilities.

        Net cash used in investing activities.    Net cash used in investing activities increased $1.6 million to $(2.0) million for the year ended December 31, 2009 compared to $(0.4) million for the year ended December 31, 2008. The change is attributable to an increase in building improvements made during 2008.

        Net cash used in financing activities.    Net cash used in financing activities decreased $1.6 million to $(6.9) million for the year ended December 31, 2009 compared to $(8.5) million for the year ended December 31, 2008. The decrease in cash used in financing activities was primarily attributable to a decrease in distributions of $4.8 million and an increase in proceeds from other notes payable of

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

$4.4 million. The decrease was offset by an increase in deferred financing costs of $0.4 million and an increase in principal payments on mortgage loans of $7.2 million.

Off Balance Sheet Arrangements

        As of June 30, 2011, we had no off-balance sheet arrangements.

Liquidity and Capital Resources

        Our short-term liquidity requirements consist primarily of funds to pay for operating expenses and other expenditures directly associated with our properties, including:

  •
  interest expense and scheduled principal payments on outstanding indebtedness,

  •
  general and administrative expenses, and

  •
  capital expenditures for tenant improvements and leasing commissions.

        In addition, we will require funds for future dividends expected to be paid to our common shareholders and unit holders in our operating partnership. On May 2, 2011, our board of directors declared a second quarter dividend of $0.2057, payable on July 15, 2011 to all shareholders of record on June 30, 2011. The dividend payment was based on a quarterly dividend rate of $0.26 per share pro-rated for the portion of the second quarter that we had been in existence as a public company. On September 15, 2011, our board of directors declared a third quarter dividend of $0.26, which was paid on October 14, 2011 to all shareholders of record on September 30, 2011.

        We intend to satisfy our short-term liquidity requirements through our existing cash and cash equivalents, cash flow from operating activities, the proceeds of this offering and borrowings available under our credit facility.

        Our long-term liquidity needs consist primarily of funds necessary to pay for acquisitions, non-recurring capital expenditures and scheduled debt maturities. We intend to satisfy our long-term liquidity needs through cash flow from operations, long-term secured and unsecured borrowings, issuance of equity securities, or, in connection with acquisitions of additional properties, the issuance of common units of the operating partnership property dispositions and joint venture transactions.

  Indebtedness Outstanding

        We are a party to a master loan agreement with Anglo Irish Bank Corporation Limited ("Anglo Irish"). As of June 30, 2011, the outstanding balance under this loan agreement was approximately $140.7 million. As part of our formation transactions, the maturity date of the Anglo Irish master loan was extended from January 2012 to October 2013. In addition, upon consummation of our formation transactions, we assumed the following debt:

  •
  our acquisition loan facility with CIGNA that was originally entered into in July 2010 (the "CIGNA-1 facility") with an outstanding balance of approximately $60.7 million and an interest rate of 6.50% per annum, scheduled to mature on February 1, 2018 (which had no remaining borrowing capacity);

  •
  the CIGNA-2 facility, which had an outstanding balance of approximately $34.6 million and an interest rate of 5.75% per annum, scheduled to mature on February 1, 2018 (which had approximately $30.4 million in borrowing capacity remaining as of the completion of our formation transaction); and

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

  •
  a loan from CIBC, Inc. with an estimated outstanding balance of $8.5 million and an interest rate of 7.05% per annum, scheduled to mature on August 1, 2027. The interest rate increases to the greater of 9.05% and the treasury rate as of August 1, 2012 plus 2% beginning in August 2012 and continues through maturity but is prepayable at par from May 1, 2012 through and including August 1, 2012.

        The following table sets forth certain information with respect to the indebtedness outstanding as of June 30, 2011:

Loan	Principal	Fixed/Floating	Rate		Maturity
	(dollars in thousands)
Anglo Irish Master Loan	$140,688	LIBOR + 3.00%(1)	5.165%		Oct-31-2013
CIGNA-1	60,714	Fixed	6.50%		Feb-1-2018
CIGNA-2(2)	45,943	Fixed	5.75%		Feb-1-2018
CIBC, Inc.	8,525	Fixed	7.05	%(3)	Aug-1-2027
Credit Facility	0	LIBOR + 3.00%	3.186%		Apr-20-2014

Total/Weighted Average	$255,870		5.65%

(1)
Swapped for a fixed rate of 2.165% plus the 3.00% spread for an effective fixed rate of 5.165%. The swap expires January 31, 2012.

(2)
As of June 30, 2011, we had approximately $19.1 million of borrowing capacity under this acquisition loan facility.

(3)
Interest rate increases to the greater of 9.05% and the treasury rate as of August 1, 2012 plus 2% beginning in August 2012 and continues through maturity, but is prepayable at August 31, 2012.

        On July 8, 2011, we entered into the CIGNA-3 facility, a $65 million acquisition loan facility with CIGNA with an interest rate of 5.88% per annum and scheduled to mature in September 2019.

        Certain of our loan agreements contain financial covenants, including loan-to-value requirements with respect to the collateral properties, a minimum debt service coverage ratio, a minimum debt yield requirement, and a minimum guarantor net worth and liquidity requirement. We are currently in compliance with the financial covenants in our loan agreements.

        The CIGNA-1, CIGNA-2 and CIGNA-3 acquisition loan facilities contain provisions that cross-default the loans and cross-collateralize the properties secured by each of the loans. In addition, each of the CIGNA-1, CIGNA-2 and CIGNA-3 acquisition loan facilities requires a 62.5% loan to value (including all acquisition costs) and a debt service coverage ratio of 1.5x, each measured at acquisition, but not as continuing covenants.

  Secured Corporate Revolving Credit Facility

        On April 20, 2011, we closed a loan agreement for our credit facility of up to $100.0 million with Bank of America, N.A. as administrative agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead arranger. On October 17, 2011, we closed on an amendment to the credit facility to improve pricing, increase the advance rate and create additional flexibility in our covenants. The credit facility is secured, among other things, by mortgages granted by various indirect subsidiaries of our operating partnership. In connection with the closing of our initial public offering, we borrowed

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

approximately $11.0 million under the credit facility to pay down indebtedness we assumed pursuant to our formation transactions. On May 17, 2011, we used a portion of the proceeds from the exercise of the overallotment option to repay the $11.0 million outstanding under the credit facility. Proceeds from the credit facility will be used for property acquisitions, working capital requirements and other general corporate purposes. We currently do not intend to use this facility to repay our existing debt obligations upon maturity. The credit facility has a stated three-year term to maturity with an option to extend the maturity date for one additional year. Additionally, the credit facility has an accordion feature that allows us to request an increase in the total commitments of up to $100.0 million to $200.0 million under certain circumstances. During the second quarter, we incurred unused fees of $0.1 million for this facility. On July 18, 2011, September 26, 2011 and October 12, 2011, we borrowed $13.5 million, $4.0 million and $6.0 million, respectively, for acquisition financings and other corporate purposes.

        Availability under the credit facility is the lesser of (i) the aggregate commitment, (ii) prior to satisfaction of an appraisal condition with respect to the collateral pool, 50% of the value of the borrowing base properties, and following satisfaction of an appraisal condition with respect to the collateral pool, 55% of the value of the borrowing base properties, or (iii) prior to satisfaction of an appraisal condition with respect to the collateral pool, the amount that would result in a debt service coverage ratio for the borrowing base properties of not less than 1.75x based on a 30-year amortization period, and following satisfaction of an appraisal condition with respect to the collateral pool, the amount that would result in a debt service coverage ratio for the borrowing base properties of not less than 1.6x based on a 30-year amortization period, in each case calculated using an interest rate equal to the greatest of (i) the yield on a 10-year United States Treasury Note at such time as determined by the agent plus 3.00%, (ii) 7.50% and (iii) the weighted average interest rate(s) then in effect under the credit agreement.

        Interest and Fees:    The applicable interest rate under the credit facility generally depends on elections we make. We expect that generally we will be able to elect to have amounts outstanding under the credit facility bear interest at rates determined by reference to the British Bankers Association LIBOR Rate ("LIBOR") plus a margin, or spread, determined in accordance with a leverage-based pricing grid. If interest rates are determined by reference to LIBOR, then (i) if our ratio of consolidated debt to total asset value is less than or equal to 40%, the spread over LIBOR will be 2.25%, (ii) if our ratio of consolidated debt to total asset value is greater than 40%, but less than or equal to 50%, the spread over LIBOR will be 2.50%, (iii) if our ratio of consolidated debt to total asset value is greater than 50%, but less than or equal to 55%, the spread over LIBOR will be 2.75%, (iv) if our ratio of consolidated debt to total asset value is greater than 55%, the spread over LIBOR will be 3.25%. If interest rates are determined by reference to LIBOR, we will generally be able to elect among one-, two-, three-, six- or 12-month LIBOR interest periods, and the spreads described above will apply with respect to the LIBOR rate for the applicable period. Under certain circumstances, interest rates under the credit facility may be based on the "Base Rate" as defined under the credit facility plus applicable spreads, which would result in higher effective interest rates than the LIBOR-based rates described above. In addition, if there are borrowings under letters of credit or "swing line loans," certain other rates and spreads will apply. We will also pay certain customary fees and expense reimbursements, including an unused fee equal to 0.50% of the unused balance of the credit facility if usage is less than 50% of the capacity and 0.35% if usage is greater than 50%.

        Financial Covenants:    The credit facility includes the following financial covenants: (i) maximum leverage ratio of total liabilities to total asset value not exceeding 55% (provided that such percentage

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

may be increased above 55% but not greater than 60% for 2 consecutive quarters not more than once during the term of the credit facility), (ii) the ratio of consolidated EBITDA (as defined in the agreement) to consolidated fixed charges shall not be less than 1.75 to 1.0 through the quarter ending June 30, 2012, increasing to 2.0 to 1.0 for each quarter thereafter, provided if we complete a preferred offering the ratio shall not be less than 1.5 to 1.0 through the quarter ending March 31, 2012, increasing to 1.75 to 1.0 as of each quarter thereafter, provided that following satisfaction of the appraisal condition for the collateral pool such ratio shall be reduced to 1.75 to 1.0, (iii) maximum recourse indebtedness of no more than 15% of total assets, and (iv) tangible net worth of not less than 85% of tangible net worth at the closing of our initial public offering plus 75% of future net equity proceeds along with other covenants which generally limit or restrict investments in unconsolidated joint ventures, mezzanine loans and mortgage receivables, unimproved land, and other investments which are not core to our operating partnership investment focus. In addition, the credit facility prohibits the direct and indirect subsidiaries of our operating partnership which own properties that are mortgaged to secure the credit facility from incurring indebtedness or guaranteeing debt, other than the credit facility itself.

        Events of Default:    The credit facility contains customary events of default, including but not limited to non-payment of principal, interest, fees or other amounts, defaults in the compliance with the covenants contained in the documents evidencing the credit facility, cross-defaults to other material debt and bankruptcy or other insolvency events.

        The foregoing is only a summary of the material terms of our credit facility. For more information, see the credit agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

  Contractual Obligations

        The following table reflects our contractual obligations as of June 30, 2011, specifically our obligations under long-term debt agreements, and operating and ground lease agreements (dollars in thousands):

	Payments by Period (unaudited)
Contractual Obligations(1)(2)	Total	2011	2012 - 2013	2014 - 2015	Thereafter
Principal payments	$255,729	$2,179	$142,304	$3,347	$107,899
Interest payments	$67,321	$7,203	$27,204	$14,018	$18,896
Obligations under ground leases	$5,133	$110	$225	$230	$4,568

Total	$328,183	$9,492	$169,733	$17,595	$131,363

(1)
From time-to-time in the normal course of our business, we enter into various contracts with third parties that may obligate us to make payments, such as maintenance agreements at our properties. Such contracts, in the aggregate, do not represent material obligations, are typically short-term and cancellable within 90 days and are not included in the table above.

(2)
The terms of the Anglo Irish master loan agreement also stipulate that a capital improvement escrow be funded monthly in an amount equal to the difference between the payments required under a 25-year amortizing loan and a 20-year amortizing loan. The terms of the loan agreements for each of the CIGNA-1, CIGNA-2 and CIGNA-3 acquisition loan facilities also stipulate that

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

  general reserve escrows be funded monthly in an amount equal to eight basis points of the principal of the loans outstanding at the time.

        The following table reflects our pro forma contractual obligations as of June 30, 2011, specifically our obligations under long-term debt agreements, and operating and ground lease agreements (dollars in thousands):

	Payments by Period (unaudited)
Contractual Obligations(1)	Total	2011	2012 - 2013	2014 - 2015	Thereafter
Principal payments(2)	$332,639	$2,576	$144,448	$34,882	$150,733
Interest payments	$81,412	$9,019	$29,643	$19,301	$23,449
Obligations under ground leases	$4,612	$110	$224	$229	$4,049

Total	$418,663	$11,705	$174,315	$54,412	$178,231

(1)
From time-to-time in the normal course of our business, we enter into various contracts with third parties that may obligate us to make payments, such as maintenance agreements at our properties. Such contracts, in the aggregate, do not represent material obligations, are typically short-term and cancellable within 90 days and are not included in the table above.

(2)
The terms of the Anglo Irish master loan agreement also stipulate that a capital improvement escrow be funded monthly in an amount equal to the difference between the payments required under a 25-year amortizing loan and a 20-year amortizing loan. The terms of the loan agreements for each of the CIGNA-1, CIGNA-2 and CIGNA-3 acquisition loan facilities also stipulate that general reserve escrows be funded monthly in an amount equal to eight basis points of the principal of the loans outstanding at the time.

        In addition to the contractual obligations set forth in the tables above, we have entered into employment agreements with certain of our executive officers. These employment agreements provide for salary, discretionary bonus, incentive compensation and other benefits, all as more fully described under "Management—Employment Agreements."

Interest Rate Risk

        ASC 815, Derivatives and Hedging, requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value and the changes in fair value must be reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income, which is a component of shareholders equity. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. The STAG Predecessor Group and the other entities that contributed to our formation did not designate the hedges at the time of inception and therefore, our existing investment in the interest rate swaps does not qualify as an effective hedge, and as such, changes in the swaps' fair market values are being recorded in earnings.

        As of June 30, 2011, we had approximately $140.7 million of mortgage debt subject to an interest rate swap with such interest rate swap having an approximate $(1.9) million net fair value. As this interest rate swap was entered into prior to our initial public offering and therefore prior to us reporting on a GAAP basis, it is designated as a non-hedge instrument. As part of our formation

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

transactions, we assumed and terminated an interest rate swap with a notional amount of $45.0 million with terms to receive LIBOR and pay 1.98%, and paid brokerage fees of $0.3 million. We also assumed an interest rate swap with a notional amount of $31.0 million with terms to receive LIBOR and pay 1.67%, and an expiration date of August 1, 2011, which was collateralized under our credit facility. As of June 30, 2011, this interest rate swap has a fair value of approximately $(0.1) million.

Inflation

        The majority of our leases is either triple net or provides for tenant reimbursement for costs related to real estate taxes and operating expenses In addition, most of the leases provide for fixed rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and tenant payment of taxes and expenses described above. We do not believe that inflation has had a material impact on our historical financial position or results of operations.

Non-GAAP Financial Measures

        In this prospectus, we disclose and discuss NOI, EBITDA, FFO and AFFO, all of which meet the definition of "non-GAAP financial measure" set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this prospectus a statement of why management believes that presentation of these measures provides useful information to investors.

        None of NOI, EBITDA, FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, NOI, EBITDA, FFO and AFFO should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

  Net Operating Income (NOI)

        We consider NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core operations of our properties. We define NOI as operating revenue (including rental income, tenant recoveries, and other operating revenue) less property-level operating expenses (which includes third-party property management fees and general and administrative expenses at the property level). NOI excludes depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense and other non-operating items.

	Company Pro Forma Six Months Ended June 30, 2011	Company Pro Forma Year Ended December 31, 2010
	(unaudited)
	(dollars in thousands)
Rental income	$28,873	$59,831
Tenant recoveries	3,542	7,222
Other operating income	626	1,252

Total revenue	33,041	68,305

Property expenses	(5,578)	(10,513)

Net operating income	$27,463	$57,792

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        The following is a reconciliation from reported net income, the most direct comparable financial measure calculated and presented in accordance with GAAP, to NOI:

	Company Pro Forma Six Months Ended June 30, 2011	Company Pro Forma Year Ended December 31, 2010
	(unaudited)
	(dollars in thousands)
Net income before non-controlling interest	$(2,674)	$(4,234)
Interest income	(10)	(16)
(Gain) loss on interest rate swaps	(1,313)	210
Depreciation and amortization	16,880	32,993
Interest expense	9,824	19,326
General and administrative expenses	4,756	9,513

Net operating income	$27,463	$57,792

  Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)

        We believe that EBITDA is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. The following table sets forth a reconciliation of our pro forma EBITDA for the period presented to net income:

	Company Pro Forma Six Months Ended June 30, 2011	Company Pro Forma Year Ended December 31, 2010
	(unaudited)
	(dollars in thousands)
Net income before non-controlling interest	$(2,674)	$(4,234)
Interest expense	9,824	19,326
Interest income	(10)	(16)
Depreciation and amortization	16,880	32,993

EBITDA	$24,020	$48,069

  Funds from Operations (FFO)

        We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

        Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

        However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs' FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

        The following table sets forth a reconciliation of our pro forma FFO before non-controlling interest for the period presented to net income, the nearest GAAP equivalent:

	Company Pro Forma Six Months Ended June 30, 2011	Company Pro Forma Year Ended December 31, 2010
	(unaudited)
	(dollars in thousands)
Net income before non-controlling interest	$(2,674)	$(4,234)
Depreciation and amortization	16,880	32,993

Funds from operations (FFO)	$14,206	$28,759

  Adjusted Funds from Operations (AFFO)

        In addition to presenting FFO in accordance with the NAREIT definition, we also disclose AFFO, which is FFO after a specific and defined supplemental adjustment to:

  •
  exclude the impact of impairment charges and/or any extraordinary, non-recurring cash expenditures,

  •
  exclude significant non-cash items that were included in net income, and

  •
  include significant cash items that were excluded from net income.

        Although our FFO as adjusted clearly differs from NAREIT's definition of FFO, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding items noted above, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

        As with FFO, our reported AFFO may not be comparable to other REITs' AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        The following table sets forth a reconciliation of our pro forma AFFO for the periods presented to FFO:

	Company Pro Forma Six Months Ended June 30, 2011	Company Pro Forma Year Ended December 31, 2010
	(unaudited)
	(dollars in thousands)
Funds from operations (FFO)	$14,206	$28,759
Straight line rental revenue adjustment	(755)	(2,081)
Deferred financing cost amortization	289	968
Above/below market lease amortization	2,188	3,930
(Gain) loss on interest rate swaps	(1,313)	210
Recurring capital expenditures	(147)	(293)
Amortization of non-cash compensation	332	664
Lease renewal commissions and tenant improvements	(78)	(156)

Adjusted funds from operations (AFFO)	$14,722	$32,001

Quantitative and Qualitative Disclosure About Market Risk

        Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We use derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings, primarily through interest rate swaps. As of June 30, 2011, all of our debt is fixed rate or is subject to interest rate swaps. As of June 30, 2011, the fair value of our interest rate swaps was $(1.9) million.

        An interest rate swap is a contractual agreement entered into by two counterparties under which each agrees to make periodic payments to the other for an agreed period of time based on a notional amount of principal. Under the most common form of interest rate swap, known from our perspective as a floating-to-fixed interest rate swap, a series of floating, or variable, rate payments on a notional amount of principal is exchanged for a series of fixed interest rate payments on such notional amount.

        As of June 30, 2011, we had total outstanding debt of approximately $255.9 million, and we expect that we will incur additional indebtedness in the future. Interest we pay reduces our cash available for distributions. Approximately $140.7 million of our outstanding debt as of June 30, 2011 bears interest at a variable rate, all of which has been hedged through a floating-to-fixed interest rate swap whereby we swapped the variable rate interest on the hedged debt for a fixed rate of interest through January 31, 2012. The variable rate component of our mortgage debt is LIBOR based. If LIBOR were to increase by 100 basis points, we do not expect there would be any significant effect on the interest expense on our variable rate debt.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        As of June 30, 2011, approximately $115.0 million of our consolidated borrowings bore interest at fixed rates, as shown in the table below.

	2011	2012	2013	2014	2015	2016+	Total	Fair Value
	(dollars in thousands)
Secured Mortgage Notes Payable
Fixed Rate	$769	$1,546	$1,550	$1,653	$1,762	$107,761	$115,041	$117,058
Average Interest Rate	5.65%	6.10%	6.38%	6.38%	6.38%	6.38%	6.38%	—
Variable Rate(1)	$1,422	$6,198	$133,068	—	—	—	$140,688	$138,296

Total Debt	$2,191	$7,744	$134,618	$1,653	$1,762	$107,761	$255,729	$255,354

(1)
The contractual annual interest rate on this indebtedness is LIBOR plus 3.00%, of which approximately $140.7 million has been swapped for a fixed rate of 2.165% plus the 3.00% spread, for an effective fixed interest rate of 5.165% through January 31, 2012.

        As of June 30, 2011, we were party to the interest rate swaps shown in the table below.

	Notional Amount	Fair Value at June 30, 2011	Fixed Pay Rate	Expiration Date
Interest Rate Swaps
Anglo Master Loan Swap	$141,000	$(1,815)	2.165%	January 31, 2012
Bank of America	$31,000	$(78)	1.67%	August 1, 2011

Total/Weighted Average	$172,000	$(1,893)	2.08%

        The market values of the swaps depend heavily on the current market fixed rate, the corresponding term structures of variable rates and the expectation of changes in future variable rates. As expectations of future variable rates increase, the market values of the swaps increase. We will treat the swaps as non-hedge instruments and, accordingly, recognize the fair value of the swaps as assets or liabilities on our balance sheet, with the change in fair value recognized in our statements of operations.

        No assurance can be given that our hedging activities will have the desired beneficial effect on our results of operations or financial condition.

        Interest risk amounts are our management's estimates and were determined by considering the effect of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

BUSINESS

Overview

        STAG Industrial, Inc. is a self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States. We were formed in 2010 to continue and grow the single-tenant industrial business conducted by our predecessor business. Mr. Butcher, the Chairman of our board of directors and our Chief Executive Officer and President, together with an affiliate of NED, a real estate development and management company, formed our predecessor business, which commenced active operations in 2004. Since inception, we have deployed approximately $1.5 billion of capital, representing the acquisition of 229 properties totaling approximately 37.7 million rentable square feet 152 individual transactions. We completed our initial public offering on April 20, 2011.

        As of June 30, 2011, we owned 93 properties in 26 states with approximately 14.2 million rentable square feet, consisting of 46 warehouse/distribution properties, 26 manufacturing properties and 21 flex/office properties. As of June 30, 2011, our properties were 91.0% leased to 74 tenants, with no single tenant accounting for more than 5.3% of our total annualized rent and no single industry accounting for more than 14.1% of our total annualized rent.

        We target the acquisition of individual Class B, single-tenant industrial properties predominantly in secondary markets throughout the United States with purchase prices ranging from $5 million to $25 million. We believe, due to observed market inefficiencies, our focus on owning and expanding a portfolio of such properties will, when compared to other real estate portfolios, generate returns for our shareholders that are attractive in light of the risks associated with these returns because we believe:

  •
  Industrial properties generally require less capital expenditure than other commercial property types and single-tenant properties generally require less expenditure for leasing, operating and capital costs per property than multi-tenant properties.

  •
  Investment yields on single-tenant individual property acquisitions are typically greater than investments yields on portfolio acquisitions. With appropriate asset diversification, individual asset risk can be mitigated across an aggregated portfolio.

  •
  Class B industrial properties tend to have higher current returns and lower volatility than Class A industrial properties.

  •
  Secondary markets generally have less occupancy and rental rate volatility than primary markets.

  •
  We typically do not face significant competition from other institutional industrial real estate buyers for acquisitions, as these buyers tend to focus on larger properties in select primary markets. Our typical competitors are local investors who often do not have ready access to debt or equity capital.

  •
  Tenants in our target properties tend to manage their properties directly, which allows us to grow our portfolio without substantially increasing the size of our asset management infrastructure.

For a description of what we consider to be Class A and Class B properties, see "—Our Properties" below.

        Reflecting the market inefficiencies we have observed, our target properties are generally leased to:

  •
  investment grade credit tenants on shorter term leases (less than four to six years);

  •
  sub-investment grade credit tenants on longer term leases (greater than four to six years); or

  •
  a variable combination of the above.

BUSINESS

        We believe the market inefficiently prices our target properties because investors typically either underestimate the probability of tenant retention beyond the primary lease term or overestimate the expected cost of tenant default. Further, we believe our relationships with a national network of commercial real estate brokers and our underwriting processes, utilizing our proprietary model, allow us to acquire properties at a discount to their intrinsic values, where intrinsic values are determined by the properties' future cash flows. Through the evaluation of more than 4,000 qualified transactions (that is, transactions that pass our initial screening) since 2004, we believe we have developed a unique approach to melding real estate and tenant-credit underwriting analyses, which allows us to identify assets that we believe are undervalued by the market. The significant volume of acquisition opportunities presented to us each year provides us with market intelligence that further supports our underwriting and due diligence processes.

        We were incorporated on July 21, 2010 under the laws of the State of Maryland. We intend to elect and qualify to be taxed as a REIT under the Code for the year ending December 31, 2011, and generally will not be subject to U.S. federal taxes on our income to the extent we currently distribute our income to our shareholders and maintain our qualification as a REIT. We are structured as an UPREIT and own substantially all of our assets and conduct substantially all of our business through our operating partnership. As of June 30, 2011, we owned a 67.1% limited partnership interest in our operating partnership.

Competitive Strengths

        We believe that our investment strategy and operating model distinguish us from other owners, operators and acquirers of industrial real estate in a number of ways, including:

  •
  Proven Growth Profile:  Since 2004, we have deployed approximately $1.5 billion of capital, representing the acquisition of 229 properties totaling approximately 37.7 million rentable square feet in 152 individual transactions. Our systems and personnel have enabled us to acquire as many as seven properties in five transactions totaling $58.1 million in cost in a single month. Moreover, our pursuit of many small acquisitions helps produce a smooth and predictable growth rate.

  •
  Established Intermediary Relationships:  Approximately 32% of the acquisitions we sourced, based on total purchase price, have been in "limited marketing" transactions where there has been no formal sales process. We believe we have developed a reputation as a credible and active buyer of single-tenant industrial real estate, which provides us access to significant acquisition opportunities that may not be available to our competitors.

  •
  Scalable Platform:  We grow our portfolio through acquisitions of single-tenant industrial properties in secondary markets throughout the United States. We own properties in a variety of different markets within 26 states. We believe we have developed the experience and systems infrastructure necessary to acquire, own and manage properties throughout the United States, which allows us to efficiently grow our portfolio in those markets and others. In addition, our focus on net lease properties ensures that our current staff of 27 employees (with incremental additions) will be sufficient to support our growth. As of June 30, 2011, we were pursuing approximately $450 million of specific additional potential acquisitions that we have identified as warranting further investment consideration after an initial review.

  •
  Expertise in Underwriting Single-Tenant Properties:  Our expertise and market knowledge have been derived from our significant acquisition activity, our relationships with a national network of commercial real estate brokers and our presence in numerous markets. Since 2004, we have

BUSINESS

    acquired 229 properties in 152 individual transactions. Through this experience, we developed a proprietary underwriting process. We integrate real estate and corporate credit analysis to project the future cash flows of potential acquisitions. Central to our underwriting is assessing the probability of tenant retention during the lease term and beyond. We evaluate the tenant's use of the subject property, the tenant's cost to relocate, the supply/demand dynamic in the relevant submarket and the tenant's financial condition. We then analyze the costs associated with a vacancy event by estimating market rent, potential downtime and re-tenanting costs for the subject property. We believe that our senior management team has proven expertise and procedures in assessing tenant retention and vacancy costs, and therefore an advantage in identifying, underwriting and closing on attractive acquisition opportunities.

  •
  Selectivity:  We are selective when deploying capital. The 152 transactions effected by our company, our predecessor business, and their affiliates since 2004 represent only 3.7% of more than 4,000 qualified transactions (that is, transactions that pass our initial screening) evaluated during that time.

  •
  Stable and Predictable Cash Flows:  Our portfolio is diversified by tenant, industry and geography, which tends to reduce risk and earnings volatility. As of June 30, 2011, no single tenant accounted for more than 5.3% of our total annualized rent; no single industry represented more than 14.1% of our total annualized rent; and no single state was the site for properties generating more than 16.4% of our total annualized rent. Cash flow consistency across our portfolio is enhanced by our weighted average in-place remaining lease term of approximately 5.6 years as of June 30, 2011, low costs for tenant improvements and leasing commissions and low capital expenditures (which, for the properties we owned in 2010, averaged 1% and 2% of pro forma net operating income during 2010, respectively). It is further enhanced by our expected high tenant retention rate. From the date of our first acquisition (August 11, 2006) through June 30, 2011, we have achieved an average tenant retention rate of 85.7% with respect to our properties. For the period January 1, 2011 through September 30, 2011, we have achieved an 88% tenant retention rate for those tenants whose leases were scheduled to expire in 2011. Our relatively high tenant retention ratio serves to minimize downtime and costs. We lease our properties primarily on a triple-net lease basis, which mitigates cash flow volatility arising from fluctuations in property operating expenses and capital expenditure requirements. We have no current plans to pursue development or "value add" lease up strategies; however, we may pursue tenant-driven redevelopment opportunities for the properties we own from time to time.

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  Conservative Balance Sheet and Liquidity Position:  As of June 30, 2011, we had a pro forma debt-to-annualized EBITDA ratio of approximately 6.9x based on our pro forma results of operations for the six months ended June 30, 2011 before giving effect to this offering. EBITDA includes $1.3 million of gain on interest rate swap and $2.2 million of non-cash amortization of above/below market leases for the six months ended June 30, 2011 on a pro forma basis. If we exclude these items, the pro forma debt-to-annualized EBITDA ratio is 6.7x before giving effect to this offering. We expect our debt-to-EBITDA ratio to decrease as a result of this offering. We target a debt-to-EBITDA ratio of between 5.0x and 7.0x, although we may exceed these levels from time to time as we complete acquisitions. As of June 30, 2011, our debt was comprised of a $140.7 million loan maturing in 2013, two loans totaling $106.6 million maturing in 2018, and an $8.5 million loan maturing in 2027. All of this debt will initially bear interest at a fixed rate, $140.7 million of which is fixed as a result of an interest rate swap through January 31, 2012. In connection with the formation transactions, we entered into our $100 million credit facility (subject to increase to $200 million under certain circumstances) which matures in April 2014, with an option to extend the maturity date for one additional year. As of October 25, 2011, we

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    had $23.5 million of borrowing outstanding under the credit facility. In addition, in July 2011, we entered into the $65 million CIGNA-3 facility. Our transparent capital structure does not include development financings, joint venture investments or other off balance sheet indebtedness. We believe that this leverage and liquidity profile, as well as the transparency and flexibility of our balance sheet and our UPREIT structure, facilitates future refinancings of our indebtedness and positions us to capitalize on external growth opportunities in the near term.

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  Experienced Management Team:  The five senior members of our management team have significant real estate industry experience, including: Mr. Butcher with 28 years of experience; Mr. Sullivan with 29 years of experience; Mr. Mecke with 26 years of experience; Ms. Arnone with 23 years of experience; and Mr. King with 15 years of experience. All five have had an active role with our predecessor business for at least the past four years. Four have previous public REIT or public real estate company experience.

Our Strategies

        Our primary business objectives are to own and operate a balanced and diversified portfolio of single-tenant industrial properties that maximizes cash flows available for distribution to our shareholders, and to enhance shareholder value over time by achieving sustainable long-term growth in FFO per share through the following strategies.

  Investment Strategy

        Our primary investment strategy is to acquire individual Class B, single-tenant industrial properties predominantly in secondary markets throughout the United States through third-party purchases and structured sale-leasebacks featuring high initial yields and strong ongoing cash-on-cash returns.

        We believe secondary markets tend to have less occupancy and rental rate volatility and less buyer competition compared with primary markets. As of June 30, 2011, our properties had an average annualized rent of $4.12 per rentable square foot of leased space.

        The performance of single-tenant properties tends to be binary in nature—either a tenant is paying rent or the owner is paying the entire carrying cost of the property. We believe that this binary nature frequently causes the market to inefficiently price our target assets. In an attempt to avoid this binary risk and paying the entire carrying cost of a vacant property, potential investors in single-tenant properties may turn to the application of rigid decision rules that would induce buyers of single-tenant properties to avoid acquisitions where the tenant does not have an investment grade rating or where the remaining primary lease term is less than an arbitrary number such as 12 years. By adhering to such inflexible decision rules, other investors may miss attractive opportunities that we can identify and acquire.

        We further believe that our method of using and applying the results of our due diligence and our ability to understand and underwrite risk allows us to exploit this market inefficiency. Lastly, we believe that the systematic aggregation of individual properties results in a diversified portfolio that mitigates the risk of any single property and produces sustainable returns which are attractive in light of the associated risks. A diversified portfolio with low correlated risk—essentially a "virtual industrial park"—facilitates debt financing and mitigates individual property ownership risk.

        We do not employ a "top-down" market selection approach to identifying acquisitions but rather evaluate potential acquisitions within the context of the market in which they are located. Each submarket has its own unique market characteristics that determine the timing and amount of cash flow that can reasonably be expected to be derived from the ownership of real estate asset in that market.

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  Growth Strategy

        External Growth through Acquisitions:    Our target acquisitions are, predominantly in secondary markets across the United States, in the $5 million to $25 million range. Where appropriate potential returns present themselves, we also may acquire assets in primary markets. Other institutional industrial real estate buyers tend to concentrate their efforts on larger deal sizes in select primary markets. Therefore, the competition for our target assets is primarily local investors who are not likely to have ready access to debt or equity capital. In addition, our UPREIT structure may enable us to acquire industrial properties on a non-cash basis in a tax efficient manner. We also continue to develop our large existing network of relationships with real estate and financial intermediaries. These individuals and companies give us access to significant deal flow—both those broadly marketed and those exposed through only limited marketing. These properties will be acquired primarily from third party owners of existing leased buildings and secondarily from owner-occupiers through sale-leaseback transactions. The market for third-party investment sales transactions is less competitive than the sale-leaseback market and therefore presents an opportunity to earn returns that we believe are attractive in light of the associated risks. We focus our acquisition activities on our core property types: warehouse/distribution facilities, manufacturing facilities, and flex/office facilities (light assembly and research and development). Because we believe flex/office properties typically have higher tenant improvement and re-leasing costs and less likelihood of tenant retention compared to our other core property types, we focus more on warehouse/distribution facilities and manufacturing facilities and less on flex/office facilities. From time to time, if an attractive opportunity presents itself, we may consider portfolio acquisitions. As of June 30, 2011, we were evaluating approximately $450 million of specific potential acquisitions that we have identified as warranting further investment consideration after an initial review. We believe that a significant portion of the approximately 13.8 billion square feet of industrial space in the United States falls within our target investment criteria and that there is an ample supply of suitable acquisition opportunities.

        Upon approval of our independent directors, we have the right to acquire any of the Option Properties individually for a period of up to three months after notification that the property has stabilized, defined as 85% or greater occupancy pursuant to leases at least two years in remaining duration. See "Certain Relationships and Related Transactions—Services Agreements and Option Properties."

        Internal Growth through Asset Management:    Our asset management team seeks to maximize cash flows by maintaining high retention rates and leasing vacant space, managing operating expenses and maintaining our properties. We seek to accomplish these objectives by improving the overall performance and positioning of our assets by utilizing our tenant relationships and leasing expertise to maintain occupancy and increase rental rates. Our asset management team collaborates with our internal credit function to actively monitor the credit profile of each of our tenants on an ongoing basis. Additionally, we work with national and local brokerage companies to market and lease available properties on advantageous terms. From the date of our first acquisition (August 11, 2006) through June 30, 2011, we have achieved an average tenant retention rate of 85.7% with respect to our properties. For the period January 1, 2011 through September 30, 2011, we have achieved an 88% tenant retention rate for those tenants whose leases were scheduled to expire in 2011. As of June 30, 2011, our portfolio had approximately 1.3 million square feet, or 9.0% of our total rentable square feet, available for lease.

        The principal "value-added" component of our asset management process is cost effective tenant retention. Our asset management team maintains an active dialogue with all tenants to identify lease extension opportunities, both at lease expiration dates and during the term of the lease in response to

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changing tenant requirements. In addition, our asset management team monitors its assets on an ongoing basis through engagement and supervision of local property managers and regular site visits and keeps current on local market conditions through discussions with brokers and principals and by tracking sales via various reporting services.

        Our asset management functions with respect to our properties include strategic planning and decision making, centralized leasing activities and management of third party leasing and property management companies. Our asset management/credit team oversees property management activities relating to our properties, which include controlling capital expenditures and expenses that are not reimbursable by tenants, making regular property inspections, overseeing rent collections and cost control and planning and budgeting activities. Tenant relations matters, including monitoring of tenant compliance with their property maintenance obligations and other lease provisions, are handled by in-house personnel for most of our properties and by third-party building managers for other properties under our management.

        Critical to our operating strategy is our active monitoring of each tenant's credit profile. On a continuing basis, our asset management/credit team monitors the financial data provided by our tenants, including quarterly, semi-annual, or annual financial information. We also have access to executive management teams to discuss historical performance and future expectations of our tenants. The credit monitoring process involves the review of key news developments, financial statement analysis, management discussions, and the exchange of information with the other asset management specialists.

        We also seek to maximize rental income by working to retain existing tenants and by actively marketing space for which tenant renewals are not obtained. We take an active approach to managing our lease portfolio, typically preparing our renewal or releasing strategy 12 months prior to scheduled lease expiration dates and entering into discussions with tenants well in advance of such expiration dates. Further, we seek to stagger lease termination dates so as to minimize the possibility of significant portions of the portfolio becoming vacant at the same time. We aim to increase the cash flow generated by our current properties in the portfolio and from the properties that we acquire in the future through rent increase provisions in our leases. In addition, we work actively to maintain or improve occupancy levels by retaining existing tenants, thereby minimizing "down time" and releasing costs, and improving the occupancy levels through the leasing of any vacant space.

  Underwriting Strategy

        We believe that our market knowledge, systems and processes allow us to analyze efficiently the risks in an asset's ability to produce cash flow going forward. We blend fundamental real estate analysis with corporate credit analysis in our proprietary model to make a probabilistic assessment of cash flows that will be realized in future periods. For each asset, our analysis focuses on:

  •
  Real Estate.  We evaluate the physical real estate within the context of the market (and submarket) in which it is located and the prospect for re-tenanting the property if it becomes vacant by estimating the following:

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  market rent for this building in this location;

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  downtime to re-lease and related carrying costs;

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  cost (tenant improvements, leasing commissions and required capital expenditures) to achieve the projected market rent within the projected downtime; and

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  single-tenant or multi-tenant reuse.

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  •
  Deal Parameters.  We evaluate the tenant and landlord obligations contained within the existing or proposed lease and other transaction documents.

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  Tenant Credit.  We apply fundamental credit analysis to evaluate the tenant's credit profile by focusing on the tenant's current and historical financial status, general business plan, operating risks, capital sources and earnings expectations. We also analyze SEC filings, press releases, management calls, rating agency reports and other public information. In the case of a private, non-rated firm, we will obtain financial information from the tenant and calculate common measures of credit strength such as debt-to-EBITDA and coverage ratios. For publicly rated firms, we use the credit information issued by Moody's Investor Services, Standard & Poor's, and Fitch Ratings. Using this data and publicly available bond default studies of comparable tenant credits, we estimate the probability of future rent loss due to tenant default.

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  Tenant Retention.  We assess the tenant's use of its property and the degree to which the property is central to the tenant's ongoing operations, the tenant's potential cost to relocate, the supply/demand dynamic in the relevant submarket and the availability of suitable alternative properties. We believe tenant retention tends to be greater for properties that are critical to the tenants' businesses. Examples of properties which we believe are critical to the tenant's business include the following:

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  Our 148,298 square foot property located in Tavares, Florida is the tenant's corporate headquarters and is the only site where the tenant designs and manufactures its sophisticated baggage handling systems. In addition, the building is outfitted with state of the art, high-tech equipment that enables the tenant to produce precision systems.

  •
  Our 187,200 square foot property located in Newton, North Carolina is the sole site for the assembly of advanced satellite antennae and communications equipment used by the U.S. Department of Defense and certain foreign countries to meet critical command, control, communications, computing and intelligence surveillance requirements. This property is operated on a 24 hour a day basis and has convenient access to interstate highways and rail service to three major ports for the distribution of its products.

  •
  Our 366,000 square foot property located in Goshen, Indiana is the tenant's sole U.S. manufacturing facility and its key industrial customers are located nearby. The tenant recently improved the building, consolidated its operations from two other U.S. facilities to this location and hired an additional 30 employees.

  Financing Strategy

        We intend to preserve a flexible capital structure and to utilize primarily debt secured by pools of properties, structured such that in the case of default, the lender's remedies are generally limited to recovery on the collateral. Although we are not required to maintain any particular leverage ratio under our charter or bylaws, we target a long-term average debt-to-EBITDA ratio of between 5.0x and 7.0x, although we may exceed these levels from time to time as we complete acquisitions.

        In connection with our initial public offering and formation transactions, we entered into our $100 million credit facility (subject to increase to $200 million under certain circumstances). In addition, in July 2011, we entered into the CIGNA-3 facility which is a $65 million secured acquisition loan facility. We fund property acquisitions through a combination of any cash available from offering proceeds, our credit facilities and traditional mortgage financing. Where possible, we also anticipate using common units issued by our operating partnership to acquire properties from existing owners seeking a tax-deferred transaction. We meet our long-term liquidity needs through cash provided by

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operations and use of other financing methods as available from time to time including, but not limited to, secured and unsecured debt, perpetual and non-perpetual preferred stock, common equity issuances, letters of credit and other arrangements. In addition, we may invest in properties subject to existing mortgages or similar liens.

Our Properties

        Our target properties fit into three general categories:

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  Warehouse/Distribution—properties generally 200,000 to 1,000,000 square feet in size with ceiling heights between 22 feet and 36 feet and used to store and ship various materials and products.

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  Manufacturing—properties generally 75,000 to 250,000 square feet in size with ceiling heights between 16 feet and 22 feet and used to manufacture all types of goods and products.

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  Flex/Office—properties generally 50,000 square feet to 200,000 square feet in size and used for office space, light manufacturing, research and development and warehousing.

        We target Class B properties, as compared to Class A properties. The distinction between Class A industrial and Class B industrial properties is subjective. However, we consider Class A and Class B industrial properties to be as follows:

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  Class A industrial properties typically possess most of the following characteristics: concrete tilt-up construction, clear height in excess of 26 feet, a ratio of dock doors to floor area that is more than one door per 10,000 square feet, truck courts sized to accommodate easy maneuvering of long-haul tractor trailer trucks, energy efficient design characteristics, less than 15 years old and square footage generally in excess of 200,000 square feet.

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  Class B industrial properties typically vary from Class A industrial properties in that they have some but not all of the features of the Class A industrial properties. These properties remain functional but are less attractive to high volume distribution users.

Our definition of Class A and Class B may be different from those used by other companies.

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        As of June 30, 2011, we owned the properties listed below. Except as otherwise noted in the footnotes, we own fee simple interests in all of the properties.

Property Address	City	Number of Properties	Asset Type	Year Built/Year Renovated(1)	Total Rentable Square Feet
Delaware
111 Pencader Drive(12)	Newark	1	Flex/Office	1991	28,653
113 Pencader Drive(12)	Newark	1	Flex/Office	1991	24,012
Florida
530 Fentress Boulevard(12)	Daytona Beach	1	Manufacturing	1982/1985	142,857
1301 North Palafox Street(12)	Pensacola	1	Flex/Office	1921/2005	30,620
3100 West Fairfield Drive(12)	Pensacola	1	Flex/Office	1969/1994	7,409
476 Southridge Industrial Drive(12)	Tavares	1	Manufacturing	1989/2003	148,298
Georgia
1707 Shorewood Drive(13)	LaGrange	1	Warehouse/Distribution	1980/1989	249,716	(4)
Idaho
805 North Main Street(12)	Pocatello	1	Flex/Office	1960/1999	43,353
Indiana
1515 East State Road 8(12)	Albion	8	Manufacturing	1966/1994	319,513
2350 County Road 6(12)	Elkhart	1	Warehouse/Distribution	1977	150,715	(5)
53105 Marina Drive(12)	Elkhart	1	Warehouse/Distribution	1978/1983	18,000
2600 College Avenue(14)	Goshen	1	Warehouse/Distribution	1978/2002	366,000
Iowa
102 Sergeant Square Drive(12)	Sergeant Bluff	1	Flex/Office	1980/1987	148,131
Kansas
One Fuller Way(12)	Great Bend	2	Warehouse/Distribution	1972/2002	572,114
Kentucky
300 Spencer Mattingly Lane(12)	Bardstown	1	Warehouse/Distribution	1996/1999	102,318
1355 Lebanon Road(13)	Danville	1	Warehouse/Distribution	1971/1997	766,185
Maine
21 Schoodic Drive(13)	Belfast	5	Flex/Office	1997/2000	318,979	(6)
19 Mollison Way(12)	Lewiston	1	Flex/Office	1995	60,000
Maryland
15 Loveton Circle(12)	Sparks	2	Flex/Office	1980/2003	34,800
Massachusetts
37 Hunt Road(12)	Amesbury	1	Flex/Office	2000	78,040
219 Medford Street(12)	Malden	1	Manufacturing	1974/1980	46,129
243 Medford Street(12)	Malden	1	Manufacturing	1975/1980	63,814
Michigan
50900 E. Russell Schmidt(12)	Chesterfield	1	Warehouse/Distribution	1969/2009	311,042
50501 E. Russell Schmidt(12)	Chesterfield	1	Warehouse/Distribution	1971/2007	68,300
50371 E. Russell Schmidt(12)	Chesterfield	1	Warehouse/Distribution	1972	49,612
50271 E. Russell Schmidt(12)	Chesterfield	1	Warehouse/Distribution	1971	49,849
2640 Northridge(14)	Walker	1	Warehouse/Distribution	1995	210,000
900 Brooks Avenue(12)	Holland	1	Warehouse/Distribution	1969/2007	307,576	(7)
414 E. 40th Street(12)	Holland	1	Manufacturing	1970/1985	198,822
7009 West Mount Hope Highway(14)	Lansing	1	Warehouse/Distribution	2006	231,000

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Property Address	City	Number of Properties	Asset Type	Year Built/Year Renovated(1)	Total Rentable Square Feet
Minnesota
4750 County Road 13 NE(13)	Alexandria	1	Manufacturing	1991/2007	172,170
19850 Diamond Lake Road(14)	Rogers	1	Warehouse/Distribution	2001	386,724
Mississippi
4795 I-55 North(12)	Jackson	1	Flex/Office	1968/2002	39,909
1102 Chastain Drive(12)	Jackson	1	Flex/Office	1975/2007	11,600
Missouri
8950 & 8970 Pershall Road(12)	Hazelwood	1	Warehouse/Distribution	1966/1996	249,441
3801 Lloyd King Drive(14)	O'Fallon	1	Warehouse/Distribution	1995/2009	77,000
New Jersey
251 Circle Drive North(15)	Piscataway	1	Warehouse/Distribution	1977/1982	228,000
190 Strykers Road(15)	Lopatcong	1	Manufacturing	1984	87,500
New York
40-60 Industrial Parkway(13)	Cheektowaga	1	Warehouse/Distribution	1968/2004	121,760
5786 Collett Road(2)(12)	Farmington	1	Warehouse/Distribution	1995	149,657
North Carolina
1187 Telcom Drive(13)	Creedmoor	1	Warehouse/Distribution	1975/2001	243,048
165 American Way(12)	Jefferson	2	Manufacturing	1998/2005	103,577
200 Woodside Drive(13)	Lexington	1	Warehouse/Distribution	1999/2002	201,800
300 Forum Parkway(13)	Rural Hall	1	Warehouse/Distribution	1993	250,000
3700 Display Drive(14)	Charlotte	1	Warehouse/Distribution	2001	465,323
10701 Nations Ford Road(14)	Charlotte	1	Warehouse/Distribution	1975/1999	491,025
1500 Prodelin Drive(13)	Newton	1	Warehouse/Distribution	2001	187,200
313 Mooresville Blvd.(14)	Mooresville	1	Warehouse/Distribution	2009	300,000
Ohio
8401 Southern Blvd(12)	Boardman	1	Manufacturing	1958	95,000
365 McClurg Road(12)	Boardman	1	Warehouse/Distribution	1958/1998	175,900
1011 Glendale Milford Road(12)	Cincinnati	1	Flex/Office	1957/2003	114,532	(8)
818 Mulberry Street(12)	Canton	1	Warehouse/Distribution	1871/2005	448,000
4646 Needmore Road(12)	Dayton	1	Flex/Office	1974/1998	113,000
800 Pennsylvania Avenue(12)	Salem	1	Manufacturing	1968/1987	251,000
5160 Greenwich Road(13)	Seville	1	Warehouse/Distribution	1962/2003	75,000	(9)
5180 Greenwich Road(13)	Seville	1	Warehouse/Distribution	1962/2003	270,000	(9)
9777 Mopar Drive(14)	Streetsboro	1	Warehouse/Distribution	1996	343,416
7990 Bavaria Road(12)	Twinsburg	1	Warehouse/Distribution	1992	120,774
1100 Performance Place(12)	Youngstown	1	Warehouse/Distribution	1996/2003	153,708
Oregon
4060 Fairview Industrial Drive (Building A)(14)	Salem	1	Manufacturing	1999	108,000
4050 Fairview Industrial Drive (Building B)(14)	Salem	1	Manufacturing	2000	47,900
Pennsylvania
700 Waterfront Drive(13)	Pittsburgh	1	Flex/Office	1998	53,183
405 Keystone Drive(13)	Warrendale	1	Warehouse/Distribution	1999	148,000
South Dakota
1400 Turbine Drive(12)	Rapid City	1	Flex/Office	1991/1996	137,000

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Property Address	City	Number of Properties	Asset Type	Year Built/Year Renovated(1)	Total Rentable Square Feet
Tennessee
538 Myatt Drive(14)	Madison	1	Warehouse/Distribution	1984	418,406
90 Deer Xing Road(14)	Vonore	1	Warehouse/Distribution	2002	342,700
4405 Michigan Avenue Road(14)	Cleveland	1	Warehouse/Distribution	1988	151,704
Texas
3311 Pinewood Drive(12)	Arlington	1	Warehouse/Distribution	1970/1985	94,132
2550 N. Mays Street(12)	Round Rock	1	Manufacturing	1979/2007	79,180
101 Apron Road(3)(13)	Waco	1	Warehouse/Distribution	1998	66,400
1801 Riverbend West Drive(14)	Fort Worth	1	Warehouse/Distribution	1997/1999	101,500
Virginia
6051 North Lee Highway(12)	Fairfield	1	Manufacturing	1997/2004	75,221
2311 North Lee Highway(12)	Lexington	1	Warehouse/Distribution	1985	15,085
Wisconsin
2111 S. Sandra Street(12)	Appleton	1	Manufacturing	1979/1990	145,519	(10)
605 Fourth Street(12)	Mayville	1	Manufacturing	1959/1988	339,179
8900 N. 55th Street(12)	Milwaukee	2	Warehouse/Distribution	1973/2002	117,564
200 West Capitol Drive(12)	Milwaukee	1	Manufacturing	1926/1947	270,000
1615 Commerce Drive(13)	Sun Prairie	1	Warehouse/Distribution	1989/1993	427,000	(11)

Total		93			14,209,594

(1)
Renovation means a material upgrade, alteration or addition to a building or building systems resulting in increased marketability of the property.

(2)
Subject to ground lease under PILOT program.

(3)
Subject to ground lease.

(4)
Includes 38,026 rentable square feet of office space.

(5)
Includes 49,015 rentable square feet of office space.

(6)
Includes 25,236 rentable square feet of warehouse/distribution space.

(7)
Includes 24,576 rentable square feet of office space.

(8)
Includes 57,195 rentable square feet of warehouse/distribution space.

(9)
Ohio Wholesale's total rental payment allocated by building square footage.

(10)
Includes 14,754 rentable square feet of office space.

(11)
Includes 62,161 rentable square feet of office space.

(12)
This property secures the Anglo Irish master loan.

(13)
This property secures our credit facility.

(14)
This property secures the CIGNA acquisition loan facilities.

(15)
This property secures the loan from CIBC, Inc.

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  Property Diversification

        The following table sets forth information relating to diversification by property type in our portfolio based on total annualized rent as of June 30, 2011.

Property Type	Total Number of Properties	Occupancy(1)	Total Rentable Square Feet	Percentage of Total Rentable Square Feet	Total Annualized Rent per Leased Square Foot	Total Annualized Rent	Percentage of Total Annualized Rent
						(dollars in thousands)
Warehouse/Distribution	46	91.4%	10,272,694	72.3%	$3.50	$32,873	61.7%
Flex/Office	21	89.1%	1,243,221	8.7%	10.14	11,235	21.1%
Manufacturing	26	90.6%	2,693,679	19.0%	3.75	9,161	17.2%

Total/Weighted Average	93	91.0%	14,209,594	100.0%	$4.12	$53,269	100.0%

(1)
Calculated as the average occupancy weighted by each property's rentable square footage. A few properties have more than one tenant.

  Geographic Diversification

        The following table sets forth information relating to geographic diversification by state in our portfolio based on total annualized rent as of June 30, 2011.

State	Total Number of Properties	Occupancy(1)	Total Rentable Square Feet	Percentage of Total Rentable Square Feet	Total Annualized Rent per Leased Square Foot	Total Annualized Rent	Percentage of Total Annualized Rent
						(dollars in thousands)
North Carolina	9	100.0%	2,241,973	15.8%	$3.89	$8,728	16.4%
Ohio	11	80.6%	2,160,330	15.2%	3.07	6,638	12.5%
Michigan	8	94.8%	1,426,201	10.0%	3.13	4,459	8.4%
Wisconsin	6	98.9%	1,299,262	9.1%	2.83	3,672	6.9%
Tennessee	3	100.0%	912,810	6.4%	3.29	2,999	5.6%
Maine	6	100.0%	378,979	2.7%	7.33	2,778	5.2%
Indiana	11	92.0%	854,228	6.0%	3.15	2,694	5.1%
Minnesota	2	100.0%	558,894	3.9%	4.28	2,392	4.5%
Kentucky	2	100.0%	868,503	6.1%	2.72	2,361	4.4%
Florida	4	56.6%	329,184	2.3%	5.67	1,866	3.5%
Iowa	1	100.0%	148,131	1.0%	12.00	1,778	3.3%
New Jersey	2	100.0%	315,500	2.2%	5.45	1,718	3.2%
All Others	28	79.6%	2,715,599	19.3%	8.79	11,186	21.0%

Total/Weighted Average	93	91.0%	14,209,594	100.0%	$4.12	$53,269	100.0%

(1)
Calculated as the average occupancy weighted by each property's rentable square footage. A few properties have more than one tenant.

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  Industry Diversification

        The following table sets forth information relating to tenant diversification by industry in our portfolio based on total annualized rent as of June 30, 2011.

Industry	Total Number of Leases(1)	Total Leased Square Feet	Percentage of Total Leased Square Feet	Total Annualized Rent	Percentage of Total Annualized Rent
				(dollars in thousands)
Containers & Packaging	8	1,975,891	15.3%	$7,498	14.1%
Business Services	6	777,960	6.0%	5,181	9.7%
Personal Products	6	1,734,489	13.4%	5,086	9.5%
Automotive	6	1,290,280	10.0%	4,935	9.3%
Aerospace & Defense	7	665,930	5.1%	3,651	6.9%
Industrial Equipment, Components & Metals	7	824,318	6.4%	3,624	6.8%
Retail	3	1,069,729	8.3%	3,483	6.5%
Food & Beverages	3	925,700	7.2%	3,306	6.2%
Technology	6	678,850	5.2%	3,206	6.0%
Finance	2	387,227	3.0%	3,115	5.8%
Office Supplies	4	1,277,852	9.9%	3,042	5.7%
Non-Profit/Government	5	127,223	1.0%	1,474	2.8%
Healthcare	3	192,230	1.5%	1,394	2.6%
Air Freight & Logistics	3	242,292	1.9%	1,098	2.1%
Education	3	108,846	0.8%	1,092	2.1%
Building Materials	2	370,050	2.9%	774	1.5%
Household Durables	1	117,564	0.9%	557	1.0%
Other	3	170,304	1.2%	753	1.4%

Total	78	12,936,735	100.0%	$53,269	100.0%

(1)
A single lease may cover space in more than one building.

  Acquisition Properties

        Since June 30, 2011, we have acquired an additional seven properties totaling approximately 2.0 million square feet for approximately $65.5 million and have entered into purchase and sale agreements to acquire an additional two properties totaling approximately 0.3 million square feet for approximately $12.2 million. We can make no assurance that we will acquire either of the two acquisition properties that are currently subject to a purchase and sale agreement or, if we do, what the terms or timing of any such acquisition will be. As of June 30, 2011, the acquisition properties were 100% leased. As of June 30, 2011, the seven acquisition properties that have been acquired had a weighted average lease term of 6.1 years and the two acquisition properties under contract had a weighted average lease term of 8.6 years. Based on leases in place as of June 30, 2011, the acquisition properties provide an aggregate of approximately $7.5 million of total annualized rent, including an aggregate of approximately $1.1 million of total annualized rent from properties that are currently

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subject to a purchase and sale agreement. The following table sets forth additional information regarding the acquisition properties.

Property Address	City	Number of Properties	Asset Type	Year Built	Year Renovated(2)	Total Rentable Square Feet
Georgia
2175 East Park Drive(1)	Conyers	1	Warehouse/Distribution	1995	2010	226,256
Kentucky
947 E Main Street(3)	Georgetown	1	Warehouse/Distribution	2001	NA	97,500
6350 Ladd Avenue(1)	Louisville	1	Warehouse/Distribution	1998	NA	191,820
6400 Ladd Avenue(1)	Louisville	1	Warehouse/Distribution	1977	NA	306,000
Massachusetts
202 South Washington Street(4)	Norton	1	Warehouse/Distribution	1996	2005	200,000
Missouri
7275 Hazelwood Avenue(5)	Berkeley	1	Warehouse/Distribution	1970	2008	305,550
North Carolina
3250 US Highway 70 West(3)	Smithfield	1	Warehouse/Distribution	2001	NA	190,855
Ohio
1120 Morrison Road	Gahanna	1	Warehouse/Distribution	1983	2007	383,000
Oregon
1600 NE 181st Avenue(1)	Gresham	1	Warehouse/Distribution	1960	2008	420,690

Total		9				2,321,671

(1)
This property secures the CIGNA acquisition loan facilities.

(2)
Renovation means a material upgrade, alteration or addition to a building or building systems resulting in increased marketability of the property.

(3)
Property under contract and we consider its acquisition to be probable; however, we can make no assurance that we will acquire the property or, if we do, what the terms or timing of any such acquisition will be.

(4)
This property secures a loan with another lender in the principal amount of approximately $6.2 million.

(5)
This property secures a loan with another lender in the principal amount of approximately $7.2 million.

Tenants

        Our portfolio of properties has a stable and diversified tenant base. As of June 30, 2011, our properties were 91.0% leased to 74 tenants in a variety of industries, with no single tenant accounting for more than 5.3% and no single industry accounting for more than 14.1% of our total annualized rent. Our 10 largest tenants account for 32.2% of our annualized rent. We intend to continue to maintain a diversified mix of tenants to limit our exposure to any single tenant or industry.

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        The following table sets forth information about the 10 largest tenants in our portfolio based on total annualized rent as of June 30, 2011.

Tenant	Number of Properties	Total Leased Square Feet	Percentage of Total Leased Square Feet	Total Annualized Rent	Percentage of Total Annualized Rent
				(dollars in thousands)
International Paper	2	573,323	4.4%	$2,826	5.3%
Bank of America	5	318,979	2.5%	2,233	4.2%
Spencer Gifts	1	491,025	3.8%	1,890	3.5%
Stream International	1	148,131	1.1%	1,778	3.3%
Berry Plastics	2	315,500	2.4%	1,718	3.2%
Archway Marketing Services	1	386,724	3.0%	1,623	3.0%
ConAgra Foods	1	342,700	2.6%	1,388	2.6%
JCIM	1	231,000	1.8%	1,372	2.6%
Fuller Brush Company	2	572,114	4.4%	1,211	2.3%
Chrysler Group	1	343,416	2.7%	1,199	2.2%

Total	17	3,722,912	28.7%	$17,238	32.2%

Leases

  Overview

        Triple net lease.    In our triple net leases, the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. The landlord may have responsibility under the lease to perform or pay for certain capital repairs or replacements to the roof, structure or certain building systems, such as heating and air conditioning and fire suppression. The tenant may have the right to terminate the lease or abate rent due to a major casualty or condemnation affecting a significant portion of the property or due to the landlord's failure to perform its obligations under the lease. As of June 30, 2011, there were 68 triple net leases in our property portfolio, or 93.8% of our total annualized rent.

        Modified gross lease.    In our modified gross leases, the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant for reimbursement to the landlord. The tenant may have the right to terminate the lease or abate rent due to a major casualty or condemnation affecting a significant portion of the property or due to the landlord's failure to perform its obligations under the lease. As of June 30, 2011, there were six modified gross leases in our property portfolio, or 3.9% of our total annualized rent.

        Gross lease.    In our gross leases, the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term. The tenant may have the right to terminate the lease or abate rent due to a major casualty or condemnation affecting a significant portion of the property or due to the landlord's failure to perform its obligations under the lease. As of June 30, 2011, there were four gross leases in our property portfolio, or 2.3% of our total annualized rent.

  Lease Expirations

        As of June 30, 2011, our weighted average in-place remaining lease term was approximately 5.6 years. In addition, from the date of our first acquisition (August 11, 2006) through June 30, 2011,

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we have achieved an average tenant retention rate of 85.7% with respect to our properties. For the period January 1, 2011 through September 30, 2011, we have achieved an 88% tenant retention rate for those tenants whose leases were scheduled to expire in 2011. The following table sets forth a summary schedule of lease expirations for leases in place as of June 30, 2011, plus available space, for each of the 10 calendar years beginning with 2011 and thereafter in our portfolio (dollars in thousands, except per square foot data). The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Total Rentable Square Feet	Percentage of Total Expiring Square Feet	Total Annualized Rent(1)	Percentage of Total Annualized Rent
				(dollars in thousands)
Available		1,272,859
MTM(2)	—	73,016	0.6%	$136	0.3%
2011	5	264,839	2.0%	1,656	3.1%
2012	16	1,805,713	14.0%	7,428	13.9%
2013	9	1,816,103	14.0%	5,790	10.9%
2014	11	1,759,628	13.6%	7,572	14.2%
2015	5	303,732	2.3%	1,468	2.8%
2016	8	1,257,956	9.7%	5,765	10.8%
2017	7	1,377,018	10.6%	6,334	11.9%
2018	2	420,479	3.3%	2,588	4.9%
2019	2	521,645	4.0%	2,803	5.3%
2020	1	53,183	0.4%	420	0.8%
Thereafter	12	3,283,423	25.5%	11,309	21.1%

Total	78	14,209,594	100.0%	$53,269	100.0%

(1)
Total annualized rent does not include any gross-up for tenant reimbursements and we had no rent abatements in effect as of June 30, 2011.

(2)
Month-to-month leases.

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Historical Tenant Improvements and Leasing Commissions

        The following table sets forth certain historical information regarding leasing related (revenue generating) tenant improvement and leasing commission costs for tenants at the properties in our portfolio through June 30, 2011 (dollars in thousands, except per square foot data).

	YTD 2011	Square Feet	YTD 2011 PSF(1)	2010	Square Feet	2010 PSF(1)	2009	Square Feet	2009 PSF(1)	2008	Square Feet	2008 PSF(1)
Tenant Improvements
New(2)	$14	83,182	$0.17	$152	87,513	$1.74	$—	—	$—	$—	—	$—
Renewal(3)	64	663,494	0.10	26	580,407	0.04	—	477,542	—	—	—	—

Total Tenant Improvements	$78	746,676	$0.10	$178	667,920	$0.27	$—	477,542	$—	$—	—	$—
Leasing Commissions
New	$32	83,182	$0.38	$184	87,513	$2.10	$—	—	$—	$—	—	—
Renewal	36	663,494	0.05	130	580,407	0.22	20	477,542	0.04	—	—	—

Total Leasing Commissions	$68	746,676	$0.09	$314	667,920	$0.47	$20	477,542	$0.04	$—	—	$—

Total Tenant Improvements & Leasing Commissions	$146	746,676	$0.20	$492	667,920	$0.74	$20	477,542	$0.04	$—	—	$—

(1)
Tenant improvements and lease commission per square foot ("PSF") amount is calculated by dividing the aggregate costs by the aggregate square footage for all deals that were completed during that period.

(2)
New leases represent all leases other than renewal leases.

(3)
Renewal leases represent new leases entered into with existing tenants for the same premises. Previously leased month-to-month leases are not included in this calculation.

        In the third quarter of 2011, we incurred costs related to a flex-office property in Cincinnati, Ohio, for which the tenant executed an early extension of the lease for a 10 year term. This lease extension generated approximately $840,000 in tenant improvement costs to be repaid in the form of base rent over the 10-year term at an interest rate of 10.0% plus a leasing commission of approximately $210,000.

Historical Capital Expenditures

        The following table sets forth certain information regarding historical maintenance (non-revenue generating) capital expenditures at the properties in our portfolio through June 30, 2011 (dollars in thousands, except per square foot data). For 2008, 2009 and 2010, the table below includes properties that we acquired from Fund III, Fund IV and STAG GI in our formation transactions.

	YTD 2011	Square Feet	YTD 2011 PSF(1)	2010	Square Feet	2010 PSF(1)	2009	Square Feet	2009 PSF(1)	2008	Square Feet	2008 PSF(1)
Total Non-Recurring Capital Expenditures(2)	$485	12,993,881	$0.04	$1,619	10,530,870	$0.15	$1,274	9,582,673	$0.13	$197	8,608,095	$0.02
Total Recurring Capital Expenditures(3)	$106	12,993,881	$0.01	$293	10,530,870	$0.03	$196	9,582,673	$0.02	$118	8,608,095	$0.01

Total Non-Recurring & Recurring Capital Expenditures	$591	12,993,881	$0.05	$1,912	10,530,870	$0.18	$1,470	9,582,673	$0.15	$315	8,608,095	$0.03

(1)
Capital Expenditure PSF amount is calculated by dividing the aggregate costs by the time-weighted aggregate square footage including properties where no capital was incurred.

(2)
Non-recurring capital expenditures are long lived expenditures such as the replacement of roofs.

(3)
Recurring capital expenditures are shorter lived expenditures.

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        To date, we have not purchased a property that requires development or significant renovation. From time to time, we may purchase a building that will require a near term roof replacement. We typically factor the cost of the roof replacement into the purchase price or hold reserves for the replacement. In the third quarter of 2011, we purchased a warehouse distribution property in Gresham, Oregon for which we expect to incur a $400,000 partial roof replacement, which was reflected in the negotiation of the original purchase price. On an annual basis, we budget the projected costs of repairs and maintenance but, as the majority of our properties are single tenant assets, these costs are minimal.

Property Management Agreements

        Of the 93 properties in our portfolio as of June 30, 2011, we manage 56 properties and the other 37 properties are managed by external property managers where the leases require an on-site manager, where the buildings are vacant or where there are multiple tenants under gross leases. While the fees paid under these property management agreements vary according to the number and size of the properties managed, generally all of these property management agreements contain one year terms, automatically renewed unless terminated with 30 days' notice, provide for payment of set fees and reimbursement of certain costs, and allow termination without cause with 30 days' notice.

Description of Certain Debt

        As of June 30, 2011, we had the following mortgage debt outstanding:

  •
  the Anglo Irish master loan with an outstanding balance of approximately $140.7 million and a variable interest rate of LIBOR plus 3.00% per annum (rate swapped to fixed rate of 5.165% through January 31, 2012), scheduled to mature on October 31, 2013;

  •
  the CIGNA-1 facility with an outstanding balance of approximately $60.7 million and an interest rate of 6.50% per annum scheduled to mature on February 1, 2018;

  •
  the CIGNA-2 facility with an outstanding balance of approximately $45.9 million and an interest rate of 5.75% per annum scheduled to mature on February 1, 2018 (which had approximately $19.1 million in borrowing capacity remaining as of June 30, 2011); and

  •
  a note from CIBC, Inc. with an outstanding balance of $8.5 million and an interest rate of 7.05% per annum scheduled to mature on August 1, 2027. The interest rate increases to the greater of 9.05% and the treasury rate as of August 1, 2012 plus 2% beginning in August 2012 and continues through maturity but is prepayable at par from May 1, 2012 through and including August 1, 2012.

        These loan agreements are generally non-recourse.

        The Anglo Irish master loan contains a loan-to-value requirement with respect to the collateral properties that is measured annually and a minimum debt service coverage ratio that is measured semi-annually. Our loans with CIGNA contain a 62.5% loan-to-value requirement (including all acquisition costs) with respect to the collateral properties and a minimum debt service coverage ratio of 1.5x, each to be measured at each loan advance, but not as continuing financial covenants.

        In connection with our formation transactions, we entered into our $100 million credit facility with several financial institutions (subject to increase to $200 million under certain circumstances). As of October 25, 2011, we had $23.5 million of borrowings outstanding under our credit facility. We use this facility for property acquisitions, working capital requirements and other general corporate purposes. The credit facility contains customary terms, covenants and other conditions for credit facilities of this

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type. In addition, on July 8, 2011, we entered into the $65 million CIGNA-3 facility with CIGNA with an interest rate of 5.88% per annum and scheduled to mature in September 2019.

        We are currently in compliance with the financial covenants in our loan agreements.

        As of October 25, 2011, we had approximately $35.5 million credit facility capacity immediately available to us under the $100 million credit facility (with up to approximately $41.0 million available upon the satisfaction of certain lender conditions) to fund working capital and property acquisitions and to execute our business strategy.

Regulation

  General

        Our properties are subject to various laws, ordinances and regulations, including regulations relating to common areas and fire and safety requirements. We believe that we have the necessary permits and approvals to operate each of our properties.

  Americans with Disabilities Act

        Our properties must comply with Title III of the ADA to the extent that such properties are "public accommodations" as defined under the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that the properties in our portfolio in the aggregate substantially comply with present requirements of the ADA, and we have not received any notice for correction from any regulatory agency, we have not conducted a comprehensive audit or investigation of all of our properties to determine whether we are in compliance and therefore we may own properties that are not in compliance with the ADA.

        ADA compliance is dependent upon the tenant's specific use of the property, and as the use of a property changes or improvements to existing spaces are made, we will take steps to ensure compliance. Noncompliance with the ADA could result in additional costs to attain compliance, imposition of fines by the U.S. government or an award of damages or attorney's fees to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations to achieve compliance as necessary.

  Environmental Matters

        Our properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur these costs even after we sell some of our properties. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner's ability to borrow using the property as collateral or to sell the property. Under applicable environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. We invest in properties historically used for industrial, manufacturing and commercial purposes. Certain of our properties are on or are adjacent to or near other properties upon which others, including former

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owners or tenants of our properties have engaged, or may in the future engage, in activities that may generate or release petroleum products or other hazardous or toxic substances.

        Environmental laws in the United States also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. According to Phase I environmental assessments prepared at the time of acquisition, 12 of our properties are known to have asbestos containing materials. No immediate action was recommended to address these instances and, as a result, we do not currently plan to take any actions to address these instances. Additionally, 15 of our properties are suspected of having asbestos containing materials due to the age of the building and observed conditions. No immediate action was recommended to address these instances and, as a result, we do not currently plan to take any actions to address these instances. In the event of a building renovation or demolition, a comprehensive asbestos inspection would be performed to determine proper handling and disposal of any asbestos containing materials.

        Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos at one of our properties may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used.

        We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our shareholders. All of our properties were subject to a Phase I or similar environmental assessment by independent environmental consultants at the time of acquisition. We generally expect to continue to obtain a Phase I or similar environmental assessment by independent environmental consultants on each property prior to acquiring it. However, these environmental assessments may not reveal all environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity and may not identify all potential environmental liabilities.

        In addition, we maintain a portfolio environmental insurance policy that provides coverage for potential environmental liabilities, subject to the policy's coverage conditions and limitations.

        In 2009, a former tenant in our property in Daytona Beach, Florida became insolvent and ceased operations. When the tenant ceased operations, the Florida Department of Environmental Protection sought to have the hazardous materials, solid wastes and used oil removed from the site and all of the process equipment decontaminated. Due to the insolvency of the former tenant, such tasks became the responsibility of our predecessor business. We contracted with qualified environmental remediation specialists to dispose of the hazardous materials and decontaminate and remove the process equipment. The project was monitored by the Florida Department of Environmental Protection. In a letter dated February 25, 2010, the Florida Department of Environmental Protection stated that no hazardous waste, solid waste or used oil remained at the property, which closed the matter. Total remediation costs incurred were approximately $291,000, the majority of which has been paid by our environmental insurance.

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        We can make no assurances that future laws, ordinances or regulations will not impose material environmental liabilities on us, or the current environmental condition of our properties will not be affected by tenants, the condition of land or operations in the vicinity of our properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Insurance

        We carry comprehensive general liability, fire, extended coverage and rental loss insurance covering all of the properties in our portfolio under a blanket insurance policy. In addition, we maintain a portfolio environmental insurance policy that provides coverage for potential environmental liabilities, subject to the policy's coverage conditions and limitations. Generally, we do not carry insurance for certain losses, including, but not limited to, losses caused by floods (unless the property is located in a flood plain), earthquakes, acts of war, acts of terrorism or riots. We believe the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and standard industry practice; however, our insurance coverage may not be sufficient to fully cover all of our losses.

Competition

        In acquiring our target properties, we compete with other public industrial property sector REITs, single-tenant REITs, income oriented non-traded REITs, private real estate fund managers and local real estate investors and developers. The last named group, local real estate investors and developers, historically has represented our dominant competition for deals but they typically do not have ready access to credit. We also face significant competition in leasing available properties to prospective tenants and in re-leasing space to existing tenants.

Employees

        As of June 30, 2011, we employed 27 full-time employees. We believe that our relationships with our employees are good. None of the employees is represented by a labor union.

Legal Proceedings

        From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operations if determined adversely to us.

Our Corporate Information

        Our principal executive offices are located at 99 High Street, 28th Floor, Boston, Massachusetts 02110. Our telephone number is (617) 574-4777. Our website is www.stagindustrial.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

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Directors, Executive Officers and Certain Other Officers

        Our board of directors consists of seven members, including a majority of directors who are "independent" directors with independence being determined in accordance with the listing standards established by the NYSE. All members serve annual terms. Upon the expiration of their terms at the annual meeting of the shareholders in May 2012, directors will be elected to serve a term of one year or until their successors are duly elected and qualify.

        The following sets forth certain information with respect to our directors, executive officers and certain other officers.

Name*	Age	Positions
Benjamin S. Butcher	58	Chief Executive Officer, President and Chairman of the Board
Gregory W. Sullivan	57	Chief Financial Officer, Executive Vice President and Treasurer
Stephen C. Mecke	49	Chief Operating Officer and Executive Vice President
Kathryn Arnone	62	Executive Vice President, General Counsel and Secretary
David G. King	43	Executive Vice President and Director of Real Estate Operations
Bradford F. Sweeney	40	Senior Vice President of Acquisitions
Michael C. Chase	38	Senior Vice President of Acquisitions
F. Alexander Fraser	39	Director†
Jeffrey D. Furber	52	Independent Director
Larry T. Guillemette	56	Independent Director
Francis X. Jacoby III	50	Independent Director
Edward F. Lange, Jr.	52	Independent Director†
Hans S. Weger	47	Independent Director

*
The address of each director and officer listed is 99 High Street, 28th Floor, Boston, Massachusetts 02110.

†
Director selected by GI Partners. In connection with our formation transactions, we entered into a voting agreement with GI Partners. Pursuant to the voting agreement, GI Partners had the right to select two members of our initial board of directors and we agreed that, subject to GI Partners maintaining a minimum ownership interest in our company, we will cause two persons selected by GI Partners to be nominated for election to our board of directors at each annual meeting of our shareholders. See "—Board of Directors."

        Benjamin S. Butcher serves as our Chief Executive Officer, President and Chairman of the Board. Prior to the formation of our company, Mr. Butcher oversaw the growth of the management company over the last seven years serving as a member of the Board of Managers and Management Committees of STAG Capital Partners, LLC and its affiliates from 2003 to 2011. Since the management company's inception, Mr. Butcher and his team have managed the deployment of approximately $1.5 billion of capital representing the acquisition of 229 properties. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. During that time, one of these investments, Apptus, Inc., an application services provider with a total capitalization of approximately $2.0 million, filed a petition under Chapter 7 of the United States Bankruptcy Code in June 2001. From 1997 to 1998, Mr. Butcher served as a Director at Credit Suisse First Boston, where he sourced and executed transactions for the Principal Transactions Group (real estate debt and equity). Prior to that, he served

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as a Director at Nomura Asset Capital from 1993 to 1997, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher received his Bachelor of Arts degree from Bowdoin College and his Master of Business Administration degree from the Tuck School of Business at Dartmouth. In light of his extensive company-specific operational, finance and market experience, his leadership abilities, and his expertise in the acquisition, ownership and management of single-tenant industrial properties, we believe that it is in the best interests of our company and our shareholders for Mr. Butcher to continue to serve as a director on the board of directors.

        Gregory W. Sullivan serves as our Chief Financial Officer, Executive Vice President and Treasurer. Prior to the formation of our company, Mr. Sullivan served on the Investment Committees and Board of Managers of the management company from 2004 to 2011 and served as Executive Vice President for Corporate Development for NED from 2002 to 2011, where his role was to expand and diversify NED's real estate and non-real estate private equity activities. Prior to joining NED in 2002, Mr. Sullivan was Executive Vice President and Chief Financial Officer of Trizec Hahn Corporation from 1994 to 2001, a public real estate company headquartered in Toronto. From 1987 to 1994, Mr. Sullivan served in various capacities at AEW Capital Management in Boston including overseeing investments for the company's real estate opportunity fund and heading the capital markets group. In addition, from 1982 to 1987, he served as a senior finance officer at M/A-COM, Inc., a Boston based telecommunications company and, from 1980 to 1982, he served as an investment banker at Smith Barney in New York. Mr. Sullivan received his Bachelor of Sciences degree from the University of Vermont and his Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

        Stephen C. Mecke serves as our Chief Operating Officer and Executive Vice President. Prior to the formation of our company, Mr. Mecke served as Chief Investment Officer for the management company from 2004 to 2011, where he was responsible for all asset acquisition and asset management activities. Prior to joining the management company, Mr. Mecke ran the acquisitions groups for M|P|A, a private real estate fund that represented a large east coast endowment fund, from June 2001 to November 2004 and Mr. Mecke also worked at Meditrust Corporation, a publicly traded real estate investment trust, as Vice President of Acquisitions and various other positions from June 1992 to December 2000. Mr. Mecke received his Bachelor of Arts degree from Hobart College and his Master of Business Administration degree from Northeastern University.

        Kathryn Arnone serves as our Executive Vice President, General Counsel and Secretary. Prior to the formation of our company, Ms. Arnone served as General Counsel for the management company from 2006 to 2011, where she was responsible for all of the company's legal matters, including supervising real estate matters, property sales, corporate governance matters and employment issues. Prior to joining the management company, Ms. Arnone was Vice President and Assistant General Counsel at La Quinta Corporation, a lodging REIT where she specialized in acquisitions and sales matters, from January 2003 to February 2006. In addition, Ms. Arnone served first as Associate General Counsel and then as General Counsel—Healthcare Division at Meditrust Corporation, a healthcare REIT, from October 1997 to December 2002, where she supervised a portfolio of first mortgage loans and sale-leaseback leases. Prior to these positions, Ms. Arnone worked for several private law firms from 1988 to 1997. Ms. Arnone received her Bachelor of Arts degree from Smith College and her Juris Doctor degree from Harvard Law School.

        David G. King serves as our Executive Vice President and Director of Real Estate Operations. Prior to the formation of our company, Mr. King served as a Managing Director for the management

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company from 2005 to 2011, where he was responsible for portfolio management for the company. From 1997 to 2005, Mr. King worked for AMB Property Corporation, a publicly traded REIT, as Regional Management Officer where he had primary responsibility for leasing, management, development, acquisition sourcing and dispositions of the firm's industrial and office portfolios in the Mid-Atlantic region and in various other positions. Mr. King received his Bachelor of Arts degree from the University of Vermont and his Master of Public Administration degree from Indiana University.

        Bradford F. Sweeney serves as our Senior Vice President of Acquisitions. Prior to the formation of our company, Mr. Sweeney served as Managing Director for the management company from 2004 to 2011, where he was responsible for managing an acquisition team in the sourcing, underwriting, negotiating and closing of deals with a territory of approximately half the country. Prior to joining the management company, Mr. Sweeney was employed at Fidelity Investments Real Estate Group from June 1995 to October 2004 in various capacities, most recently as an Investment Officer where he was responsible for sourcing, negotiating, underwriting and closing private equity and mezzanine debt investments in various real estate asset types. Mr. Sweeney received his Bachelor of Arts degree from Saint Michael's College and has earned the Chartered Financial Analyst designation.

        Michael C. Chase serves as our Senior Vice President of Acquisitions. Prior to the formation of our company, Mr. Chase served as Managing Director for the management company from 2003 to 2011, where he was responsible for managing an acquisition team in the sourcing, underwriting, negotiating and closing of deals with a territory of approximately half the country. Prior to joining the management company, Mr. Chase was the Vice President of Acquisitions at Paradigm Properties, where he was responsible for originating, underwriting, analyzing and closing new investments from March 1999 to June 2002. He also was a broker in the Boston office of Grubb & Ellis focusing primarily on investment sales from June 1996 to February 1999. Mr. Chase received his Bachelor of Science degree from the University of Vermont.

        F. Alexander Fraser has served as a member of our board of directors since April 2011. Mr. Fraser serves as a Director at GI Partners, LLC, a private equity firm focused on investments in asset-backed businesses and properties in North America and Western Europe. Prior to joining GI Partners, LLC in 2005, Mr. Fraser worked as a Vice President in the Real Estate Investment Banking Group at J.P. Morgan Securities, Inc. in New York from 2004 to 2005, where he advised REITs, real estate operating companies and real estate opportunity funds on capital markets activities, merger and acquisition transactions and strategic initiatives. Mr. Fraser also worked as an investment banker and sell-side equity analyst for Thomas Weisel Partners, LLC. In addition, Mr. Fraser currently serves on the boards of CenterPoint Properties Trust, STAG GI, FlatIron Crossing, Advoserv and Plum Healthcare and previously served on the boards of Telx Group and Sunset Gower Studio. Mr. Fraser holds a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from the University of Virginia. In light of his extensive investment banking, capital markets and real estate experience and his experience providing strategic advice to REITs, we believe that it is in the best interests of our company and our shareholders for Mr. Fraser to continue to serve as a director on the board of directors.

        Jeffrey D. Furber has served as an independent member of our board of directors since April 2011. Mr. Furber serves as the Chief Executive Officer of AEW Capital Management, a real estate investment management company, and the Chairman of AEW Europe, where he has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia. Mr. Furber also chairs the firm's management committee, which is responsible for AEW's strategic direction and for managing the firm's resources, and is a member of the firm's investment committees

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and investment policy group. Prior to joining AEW in 1997, Mr. Furber served as Managing Director of Winthrop Financial Associates, a wholly-owned subsidiary of Apollo Advisors, and served as President of Winthrop Management. In these capacities, he was responsible for acquisitions, asset management and capital markets activity, including the sourcing of equity and mezzanine debt investments. Mr. Furber is a graduate of Dartmouth College and Harvard Business School. In light of his significant capital markets and industry experience, we believe that it is in the best interests of our company and our shareholders for Mr. Furber to continue to serve as a director on the board of directors.

        Larry T. Guillemette has served as an independent member of our board of directors since April 2011. Mr. Guillemette has served as Chairman of the board of directors, Chief Executive Officer and President of Amtrol Inc., a multi-national pressure vessel manufacturer ("Amtrol"), since February 2006. Mr. Guillemette also served as Executive Vice President and Chief Financial Officer of Amtrol from 2000 to 2006 and as Executive Vice President of Marketing and Business Development from 1998 to 2000. To complete a financial restructuring (a debt-to-equity conversion) in connection with the maturity of debt incurred in 1996 to finance the acquisition of Amtrol by its sole shareholder, Amtrol filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in December 2006 and emerged from Chapter 11 in June 2007. Prior to joining Amtrol, Mr. Guillemette served as Chief Executive Officer and President of Balcrank Products, Inc., a manufacturer of lubrication equipment for the automotive service market and other industrial product lines from 1991 to 1998. From 1990 to 1991, he served as Senior Vice President and Senior Financial Officer of The O'Connor Group, a real estate investment, management and development firm. Prior to that, from 1986 to 1990, Mr. Guillemette served as a Vice President for Hampton Partners/G.M. Cypres & Co., Inc., an investment banking partnership. Mr. Guillemette holds a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration from the Amos Tuck School of Business at Dartmouth. In light of his extensive leadership experience through his senior officer and director positions and his company accounting and real estate experience, we believe that it is in the best interests of our company and our shareholders for Mr. Guillemette to continue to serve as a director on the board of directors.

        Francis X. Jacoby III has served as an independent member of our board of directors since April 2011. Mr. Jacoby is President of Kensington Investment Company, Inc., the wealth management office for a family that owns travel-related businesses and passenger ships and makes significant investments in real estate, private equity and venture capital. From May 2001 to June 2008, Mr. Jacoby served as the Senior Vice President and Chief Financial Officer for GID Investment Advisers LLC, a family wealth management office whose primary focus is developing, acquiring and managing apartment communities, suburban office properties and flex industrial business parks throughout the United States for its own account and for joint ventures with institutional investors. Prior to that, Mr. Jacoby served as the Executive Vice President and Chief Financial Officer for Leggat McCall Properties, LLC from September 1995 to May 2001, where he was responsible for raising debt and equity capital to support the company's real estate development and acquisition activities. From July 1983 to September 1995, Mr. Jacoby held a variety of senior management positions in the acquisitions, asset management and finance departments of Winthrop Financial Associates, a real estate investment company which owned and managed multiple property types. Mr. Jacoby holds a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration from Boston University. In light of his 25 years of investment and capital markets experience and his significant real estate investment experience, including structuring, negotiating and closing complex transactions, we believe that it is in the best interests of our company and our shareholders for Mr. Jacoby to continue to serve as a director on the board of directors.

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        Edward F. Lange, Jr. has served as an independent member of our board of directors since April 2011. Mr. Lange serves as Chief Financial Officer and as a member of the board of directors of Americold Realty Trust, a real estate company focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. From July 2000 to July 2010, Mr. Lange served as an executive officer of BRE Properties, Inc. (NYSE: BRE), a publicly-traded REIT focused on the development, acquisition and management of apartment communities, and served on the board of directors from July 2008 to July 2010. Mr. Lange served as the Executive Vice President and Chief Operating Officer of BRE from January 2007 to July 2010. In addition, Mr. Lange served as Executive Vice President and Chief Financial Officer of BRE from July 2000 to April 2008, and during the period from November 2008 to September 2009. Prior to joining BRE, Mr. Lange served as Executive Vice President and Chief Financial Officer of Health Care REIT, Inc., an Ohio-based senior housing REIT, from 1996 to 2000. He also was a Senior Vice President of Finance and a member of the executive management team of the Mediplex Group, Inc. and affiliated companies from 1992 to 1996. From January 2011 to July 2011, Mr. Lange was a member of the board of directors of American Assets Trust, Inc. (NYSE: AAT), a publicly-traded REIT that owns, operates, acquires and develops high quality retail and office properties. Mr. Lange holds a Master of Business Administration degree from the University of Connecticut and a Bachelor's degree in Urban Planning from the University of Massachusetts. In light of his public company experience with financial and operational issues from his service as Chief Operating Officer and Chief Financial Officer at two publicly-traded REITs, we believe that it is in the best interests of our company and our shareholders for Mr. Lange to continue serve as a director on the board of directors.

        Hans S. Weger has served as an independent member of our board of directors since April 2011. From August 1998 through January 2011, Mr. Weger served as Chief Financial Officer, Executive Vice President and Treasurer of LaSalle Hotel Properties (NYSE: LHO), a publicly-traded REIT focused on the acquisition, ownership, redevelopment and leasing of primarily upscale and luxury full-service hotels. In addition, Mr. Weger served as Secretary of LaSalle Hotel Properties from October 1999 through January 2011. Mr. Weger was responsible for all financial, accounting, human resources and information technology activities. Prior to joining LaSalle, Mr. Weger served as Vice President and Treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities. From 1992 until 1997, Mr. Weger served in various management roles with Harrah's Entertainment, Inc. where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a Bachelor of Sciences degree in finance from the University of Southern Mississippi and a Masters in Business Administration from the University of Chicago. In light of his real estate and real estate financing knowledge and his public company financial reporting and operations experience as the Chief Financial Officer of a publicly-traded REIT, we believe that it is in the best interests of our company and our shareholders for Mr. Weger to continue to serve as a director on the board of directors.

Corporate Governance Profile

        We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

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  our board of directors is not staggered, with each of our directors subject to re-election annually;

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  of the seven persons who serve on our board of directors, our board of directors has determined that five, or 71.4%, of our directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

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  at least one of our directors qualifies as an "audit committee financial expert" as defined by the SEC;

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  we have opted out of the control share acquisition statute and the business combination provisions in the MGCL and, in the future, we may not opt back in to these provisions without shareholder approval; and

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  we do not have a shareholder rights plan and, we do not intend to adopt a shareholder rights plan unless our shareholders approve in advance the adoption of a plan or, if our board of directors adopts a plan for our company, we submit the shareholder rights plan to our shareholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

        Our directors stay informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board of Directors

        Our business is managed through the oversight and direction of our board of directors. A majority of our board of directors is "independent," as determined by our board of directors, consistent with the rules of the NYSE. Our independent directors are nominated by our nominating and corporate governance committee.

        In connection with our formation transactions, GI Partners had the right to select two members of our initial seven member board. In addition, we agreed that we will cause two persons selected by GI Partners to be nominated for election to our board of directors at each annual meeting of our shareholders. One of the selected persons must qualify as an independent director under the NYSE rules for director independence and be able to serve on one of our compensation, audit, nominating and investment committees and will be required to serve as the chairperson of one of such committees. Our agreement will terminate within the first three years after our initial public offering if GI Partners and certain of its affiliates fail to beneficially own at least 10% of our fully diluted shares of common stock outstanding immediately following their transfer of any interest in the common units received by STAG GI in our formation transactions (including shares of our common stock that we may issue upon redemption of such common units). In addition, our agreement will terminate after the first three years following our initial public offering if GI Partners and certain of its affiliates fail to beneficially own at least 10% of our fully diluted shares of common stock outstanding, whether or not immediately following their transfer of common units or shares of common stock.

Role of the Board in Risk Oversight

        One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from the audit committee, the nominating and corporate governance committee and the compensation committee, each of which addresses risks specific to their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee

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monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

        Our board has established an investment committee, an audit committee, a compensation committee and a nominating and corporate governance committee, the principal functions of which are briefly described below. The audit committee, compensation committee and nominating and corporate governance committee consist solely of independent directors. Matters put to a vote at any one of these four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

  Investment Committee

        Our board of directors has established an investment committee, which is composed of four of our directors, at least three of whom must be independent directors. The members of our investment committee are Messrs. Butcher, Guillemette, Jacoby and Weger. Mr. Butcher chairs the committee. The investment committee's primary function is to review, evaluate and ultimately vote to approve all acquisitions or developments individually over $25 million and up to $100 million. Proposed acquisitions in excess of $100 million require approval by our board of directors. Our board of directors in its discretion may change the committee's dollar thresholds.

  Audit Committee

        Our board of directors has established an audit committee, which is composed of three of our independent directors. The members of our audit committee are Messrs. Guillemette, Jacoby and Weger. Mr. Weger chairs the committee and qualifies as an audit committee financial expert, as that term is defined by the SEC. The audit committee assists the board in overseeing:

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  our accounting and financial reporting processes;

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  the integrity and audits of our consolidated financial statements;

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  our compliance with legal and regulatory requirements;

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  the qualifications and independence of our independent auditors; and

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  the performance of our independent auditors and any internal auditors.

        The audit committee is also responsible for engaging our independent public accountants, reviewing with our independent public accountants the plans and results of the audit engagement, approving professional services provided by our independent public accountants, reviewing the independence of our independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

  Compensation Committee

        Our board of directors has established a compensation committee, which is composed of three of our independent directors. The members of our compensation committee are Messrs. Guillemette,

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Furber and Lange. Mr. Guillemette chairs the committee. The principal functions of the compensation committee are to:

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  evaluate the performance and compensation of our Chief Executive Officer;

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  review and approve the compensation and benefits of our executive officers and members of our board of directors;

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  administer our 2011 Equity Incentive Plan and the 2011 Outperformance Program, as well as any other compensation, stock option, stock purchase, incentive or other benefit plans; and

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  produce an annual report on executive compensation for inclusion in our proxy statement after reviewing our compensation discussion and analysis.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, which is composed of three of our independent directors. The members of our nominating and corporate governance committee are Messrs. Furber, Jacoby and Lange. Mr. Lange chairs the committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of shareholders. It also periodically prepares and submits to the board for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board.

Code of Business Conduct and Ethics

        Our directors have adopted a code of business conduct and ethics which applies to our employees, officers and directors when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors and will be promptly disclosed as required by law or stock exchange regulations.

Board Compensation

        We pay an annual fee of $35,000 to each of our non-management directors for services as a director. We pay an additional annual fee of $15,000 to the chair of the audit committee, an additional

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annual fee of $10,000 to the chair of the compensation committee and an additional annual fee of $7,500 to the chair of any other committee of our board of directors. All members of our board of directors are reimbursed for their costs and expenses in attending our board meetings. Our directors have the option to receive fees in shares of common stock, based on the value of such shares of common stock at the date of issuance, rather than in cash. In addition, upon completion of our initial public offering, each of our non-management directors, other than Mr. Fraser, received an initial grant of 8,279 LTIP units. Any non-management director who joins our board of directors in the future will receive an initial grant of LTIP units upon attendance at his or her first board meeting. The LTIP units vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as a director. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. In addition, Mr. Fraser has declined receipt of any compensation for his service as a director.

        All of our five independent directors have elected to receive shares of our common stock in lieu of cash for payment of the fees payable to them in 2011. Our other two directors do not receive payment of any fees for their services.

Limitation of Liability and Indemnification

        Our charter includes provisions permitted by Maryland law that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director.

        Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Maryland law. In addition, we entered into indemnification agreements with each of our current directors and executive officers that may be broader than the specific indemnification provisions in the MGCL. We also maintain director and officer liability insurance under which our directors and officers are insured, subject to the limits of the insurance policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

        For more detail on these provisions, please see "Certain Provisions of Maryland Law and of Our Charter and Bylaws."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        During 2010, because we did not conduct business, no compensation was paid to any of our named executive officers and, accordingly, no compensation policies or objectives governed our named executive officer compensation. Since the completion of our initial public offering, our compensation committee has been working with a compensation consultant to implement compensation policies based on the following factors: (i) our need to retain our named executive officers' services over the long term, (ii) our desire to align the interests of our named executive officers with those of our shareholders and incentivize them over the near-, medium- and long-term, and (iii) our need to reward our named executive officers for exceptional performance. In addition, our compensation committee continues to consider additional factors that may be appropriate for inclusion in our long-term compensation philosophy. Our "named executive officers" during 2011 are expected to be Benjamin S. Butcher, Chief Executive Officer, President and Chairman; Gregory W. Sullivan, Chief Financial Officer, Executive Vice President and Treasurer; Stephen C. Mecke, Chief Operating Officer and Executive Vice President; Kathryn Arnone, Executive Vice President, General Counsel and Secretary; and David G. King, Executive Vice President and Director of Real Estate Operations.

        On September 20, 2011, the compensation committee of our board of directors approved the 2011 Outperformance Program under our 2011 Equity Incentive Plan to provide certain key employees of our company with incentives to contribute to our growth and financial success. The compensation committee, which will be responsible for administering the outperformance program, worked with compensation consultants to develop the terms of the outperformance program. Our outperformance program utilizes total shareholder return over a three-year measurement period as the performance measurement. The compensation committee has allocated 100% of the awards under the program. See "—2011 Outperformance Program."

        Our compensation strategy currently focuses on providing a total compensation package intended to attract and retain high-caliber executive officers and employees, and also to align employee contributions with our corporate objectives and shareholder interests. We continue to develop a competitive total compensation package and will share our success with our named executive officers, as well as our other employees, when our objectives are met.

        The following is a non-exhaustive list of items under consideration by our compensation committee as it continues to formulate our compensation philosophy and apply that philosophy to the implementation of our overall compensation program for named executive officers and other employees:

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  goals of the compensation program;

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  role of our compensation committee;

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  engagement and role(s) of an external compensation consultant and other advisors;

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  involvement of management in compensation decisions;

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  components of compensation, including equity, cash, incentive, fixed, short-, medium- and long-term compensation, and the interaction of these various components with one another;

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  equity grant guidelines with regard to timing, type, vesting and other terms and conditions of equity grants;

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  stock ownership guidelines and their role in aligning the interests of named executive officers with our shareholders;

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  severance and change of control protections;

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  perquisites, enhanced benefits and insurance;

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  deferred compensation and other tax-efficient compensation programs;

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  retirement and other savings programs;

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  peer compensation, benchmarking and survey data; and

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  risk mitigation and related protective and remedial measures.

Elements of Executive Officer Compensation

        Set forth below is an overview of the current components of our named executive officer compensation program, including annual cash compensation, equity awards and health and retirement benefits.

  Base Salaries

        Our named executive officers earn annualized base salaries that are commensurate with their positions and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. The 2011 annual base salaries for our named executive officers are set forth in the Summary Compensation Table below.

  Cash Bonuses

        Our named executive officers are eligible to earn discretionary annual cash bonuses for 2011 based on the attainment of specified performance objectives to be established by our compensation committee. Eligibility to receive these cash bonuses is expected to incentivize our named executive officers to strive to attain company and/or individual performance goals that further our interests and the interests of our shareholders. The applicable terms and conditions of the cash bonuses will be determined by our compensation committee.

  Equity Awards

        We made grants of LTIP units to our named executive officers upon completion of our initial public offering. The initial awards under our 2011 Equity Incentive Plan granted to our named executive officers and other employees were designed to reward each individual's contribution to our formation and our initial public offering, as well as provide an additional retention element for the recipient and to ensure that their interests are aligned with shareholders. We believe that it is in our best interests to have an element of retention in our compensation programs and that it is important for members of our management team and other key employees to have alignment with our shareholders. The amount of LTIP units each named executive officer received was determined through negotiation of their employment agreements. These LTIP unit awards will vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as an employee or director.

        The amounts and types of future awards will be in our compensation committee's discretion, and have not yet been determined. Equity award grants, including grants under the outperformance program, are expected to incentivize and reward increases in long-term shareholder value and to align the interests of our named executive officers with the interests of our shareholders, and to encourage the retention of our named executive officers.

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  Employee Benefits

        Our full-time employees, including our named executive officers, are eligible to participate in health and welfare benefit plans, which provide medical, prescription and related benefits.

  Additional Compensation Components

        In the future, as we further formulate and implement our compensation program, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers, to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure at this time to properly attract, motivate and retain the top executive talent for which we compete.

Employment Agreements

        In connection with the completion of our initial public offering, we entered into employment agreements with each of our executive officers. We believe that the agreements benefit us by helping to retain the executives and by requiring the executive officers to devote the necessary business attention and time to our affairs.

        Our executive officers were granted LTIP units in the amounts stated below in connection with their entering into the employment agreements with us. They also are eligible to receive additional awards of LTIP units and other equity awards, subject to the terms of our 2011 Equity Incentive Plan (or other then effective incentive plan) and the applicable award agreement.

        The employment agreements provide for immediate vesting of all outstanding equity-based awards held by the executive officers upon a change in control of us. In addition, each of Messrs. Butcher, Mecke, Sullivan and King and Ms. Arnone will be subject to a non-competition provision for the 12-month period following any termination of employment other than a termination by us without "cause" or by the executive officer for "good reason." The employment agreements also provide for participation in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

        None of the employment agreements contains a Code Section 280G excise tax gross-up provision.

  Employment Agreement of Mr. Butcher

        The employment agreement with Mr. Butcher is for a term of four years; provided, however, that the term is automatically extended at the end of each term for successive one-year periods unless, not less than 60 days prior to the termination of the then existing term, either party provides a notice of non-renewal to the other party. The employment agreement provides for an initial annual base salary of $393,000, and an annual bonus in an amount to be determined by our compensation committee in its sole discretion. Mr. Butcher was granted 72,683 LTIP units upon the consummation of our initial public offering. The LTIP units will vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as an employee or director. In addition, Mr. Butcher receives a monthly vehicle and parking allowance of $1,400.

        The employment agreement with Mr. Butcher provides that upon the termination of his employment either by us without "cause" or by the executive officer for "good reason," or in the event that following a change of control we or our successor gives him a notice of non-renewal within

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12 months following the change of control, Mr. Butcher will be entitled to the following severance payments and benefits, subject to his execution of a general release in our favor:

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  a lump-sum cash payment equal to three times the sum of (1) Mr. Butcher's then-current annual base salary; and (2) the bonus paid to Mr. Butcher for the most recently completed fiscal year for which the amount of his bonus was determined, which will be deemed to be $200,000, until March 1, 2012 or, if earlier, the time that Mr. Butcher receives a bonus in respect of fiscal year 2011 or the compensation committee determines that no bonus shall be paid to Mr. Butcher in respect of fiscal year 2011;

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  our direct-to-insurer payment of any group health or other insurance premiums that Mr. Butcher would otherwise have been required to pay to obtain coverage under our group health and other insurance plans for a period of 18 months; and

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  immediate vesting of all outstanding equity-based awards held by Mr. Butcher.

        In addition, the employment agreement with Mr. Butcher provides that upon termination of his employment by his death or disability, Mr. Butcher will be entitled to receive his accrued and unpaid then-current annual base salary as of the date of his death or disability and the bonus (or deemed bonus noted above) pro-rated through the date of his death or disability.

  Employment Agreements of Other Executive Officers

        The employment agreements with Messrs. Sullivan, Mecke and King and Ms. Arnone are for a term of three years; provided, however, that the terms are automatically extended at the end of each term for successive one-year periods unless, not less than 60 days prior to the termination of the then existing term, either party provides notice of non-renewal to the other party. In addition, Messrs. Sullivan, Mecke and King and Ms. Arnone receive a monthly parking allowance of up to $500.

        The employment agreement with Mr. Sullivan provides for an initial annual base salary of $275,000 and an annual bonus in an amount to be determined by our compensation committee in its sole discretion. Mr. Sullivan was granted 19,666 LTIP units upon the consummation of our initial public offering.

        The employment agreement with Mr. Mecke provides for an initial annual base salary of $275,000 and an annual bonus in an amount to be determined by our compensation committee in its sole discretion. Mr. Mecke was granted 34,204 LTIP units upon the consummation of our initial public offering.

        The employment agreement with Ms. Arnone provides for an initial annual base salary of $256,000 and an annual bonus in an amount to be determined by our compensation committee in its sole discretion. Ms. Arnone was granted 17,102 LTIP units upon the consummation of our initial public offering.

        The employment agreement with Mr. King provides for an initial annual base salary of $246,000 and an annual bonus in an amount to be determined by our compensation committee in its sole discretion. Mr. King was granted 15,391 LTIP units upon the consummation of our initial public offering.

        The LTIP units granted to each of these executives under their employment agreements will vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as an employee.

EXECUTIVE COMPENSATION

        The employment agreements with Messrs. Sullivan, Mecke and King and Ms. Arnone provide that upon the termination of an executive officer's employment either by us without "cause" or by the executive officer for "good reason," or in the event that following a change of control we or our successor gives the executive officer a notice of non-renewal within 12 months following the change of control, the executive officer will be entitled under his or her employment agreement to the following severance payments and benefits, subject to the executive officer's execution of a general release in our favor:

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  a lump-sum cash payment equal to two times the sum of (1) the executive officer's then-current annual base salary; and (2) the bonus paid to the executive officer for the most recently completed fiscal year for which the amount of his or her bonus was determined, which will be deemed to be $140,000 for Messrs. Sullivan and Mecke, $130,000 for Ms. Arnone and $125,000 for Mr. King, until March 1, 2012 or, if earlier, the time that the executive officer receives a bonus in respect of fiscal year 2011 or the compensation committee determines that no bonus shall be paid to the executive officer in respect of fiscal year 2011;

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  our direct-to-insurer payment of any group health premiums or other insurance that the executive officer would otherwise have been required to pay to obtain coverage under our group health and other insurance plans for a period of 18 months; and

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  immediate vesting of all outstanding equity-based awards held by the executive officer.

        In addition, the employment agreements with Messrs. Sullivan, Mecke and King and Ms. Arnone provide that, upon termination of the officer's employment by the officer's death or disability, the officer will be entitled to receive his or her accrued and unpaid then-current annual base salary as of the date of his or her death or disability and the bonus (or deemed bonus noted above) pro-rated through the date of his or her death or disability.

Equity Incentive Plan

        On April 1, 2011, we adopted, and our shareholders approved, the STAG Industrial, Inc. 2011 Equity Incentive Plan, referred to in this prospectus as the equity incentive plan. The equity incentive plan provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on shares of our common stock, such as LTIP units in our operating partnership, that may be made by us directly to our executive officers, directors, employees and other individuals providing bona fide services to or for us.

        The equity incentive plan is administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the authority to make awards to the eligible participants referenced above, and to determine the eligible individuals who will receive awards, what form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not reduce the exercise price of any stock option or stock appreciation right granted under the equity incentive plan or take any other action that is treated as a repricing under generally accepted accounting principles without first obtaining the consent of our shareholders.

        Subject to adjustments as provided below, the aggregate number of shares of our common stock that are available for issuance under awards granted pursuant to the equity incentive plan is 1,755,187 shares. If any award, or portion of an award, granted under the equity incentive plan expires or terminates unexercised, becomes unexercisable, is settled in cash or a determination that no bonus shall be paid has been made, the shares of common stock with respect to such award will again be available

EXECUTIVE COMPENSATION

for award under the equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the equity incentive plan.

        We expect to make certain awards in the form of LTIP units. LTIP units are a separate series of units of limited partnership interests in our operating partnership. LTIP units, which can be granted either as free-standing awards or in tandem with other awards under our equity incentive plan, will be valued by reference to the value of shares of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP units. Unless otherwise provided, LTIP unit awards, whether vested or unvested, will entitle the participant to receive current distributions from our operating partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP unit award.

        LTIP units are structured as "profits interests" for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, LTIP units initially will not have full parity, on a per unit basis, with the operating partnership's common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of common stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of common stock and may be zero. Under our equity incentive plan, each LTIP unit awarded will be equivalent to an award of one share of common stock reserved under our equity incentive plan, thereby reducing the number of shares of common stock available for other equity awards on a one-for-one basis.

        In the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger or other similar corporate transaction or event, affects shares of our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the equity incentive plan, then the plan administrator will make equitable changes or adjustments to:

  •
  the number and kind of shares of common stock that may thereafter be issued in connection with awards;

  •
  the number and kind of shares of common stock issued or issuable in respect of outstanding awards; and

  •
  the exercise price, grant price or purchase price relating to any award.

        In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

EXECUTIVE COMPENSATION

        Each stock option and stock appreciation right granted under the equity incentive plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. Stock appreciation rights confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the stock appreciation right. The other terms of stock options and stock appreciation rights granted by us under the equity incentive plan will be determined by the plan administrator.

        The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the equity incentive plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which may be payable immediately or on a deferred basis at a time determined by the plan administrator.

        The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants. The plan administrator will determine the terms and conditions at the time of grant.

        Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a change in control (as defined in the equity incentive plan), each outstanding award under the equity incentive plan will become immediately vested, exercisable and/or payable, unless provision is made in the transaction for the continuation or assumption of awards or for the substitution of equivalent awards in the surviving or successor entity or the parent thereof.

        No awards under the equity incentive plan may be granted on or after the tenth anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the equity incentive plan at any time, subject to shareholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the equity incentive plan at any time. No amendment or termination of the equity incentive plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

2011 Outperformance Program

        On September 20, 2011, the compensation committee of our board of directors approved the 2011 Outperformance Program under our 2011 Equity Incentive Plan to provide certain key employees of our company or our affiliates with incentives to contribute to our growth and financial success. The outperformance program utilizes total shareholder return over a three-year measurement period as the performance measurement.

        Recipients of awards under the outperformance program will share in an outperformance pool if our total shareholder return, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from September 20, 2011 to September 20, 2014, based on a beginning value of $12.50 per share of our common stock. The aggregate reward that all recipients collectively can earn, as measured by the outperformance pool, is capped at $10 million.

        Provided our increase in cumulative absolute total shareholder return over the three-year measurement period is equal to or greater than 25% (the "Threshold Percentage"), the outperformance pool will consist of 10% of the excess total shareholder return above a relative total

EXECUTIVE COMPENSATION

shareholder return hurdle. The hurdle is equal to the total return of the MSCI US REIT Index plus five percentage points over the three-year measurement period. No awards will be granted under the outperformance program if our absolute total shareholder return is below the Threshold Percentage. If our total shareholder return is equal to or in excess of the Threshold Percentage and greater than the relative total shareholder return hurdle, then the award recipients will be entitled to the payments described below. Based on our closing share price of $11.01 on September 20, 2011, the beginning of the three-year measurement period, the Threshold Percentage is effectively 42% before any amount is earned under the program. To earn the maximum dollar value of the award, the total shareholder return over the three-year measurement period would need to be approximately 80%.

        Each participant's award under the outperformance program is designated as a specified percentage of the aggregate outperformance pool. Assuming the applicable absolute and relative total shareholder return thresholds are achieved at the end of the measurement period, the outperformance pool will be calculated and then allocated among the award recipients in accordance with each individual's percentage. The award will be paid in the form of fully vested shares of our common stock, unless the compensation committee elects, with the award recipient's consent, to issue the award recipient other securities or to make a cash payment to the award recipient equal to the award recipient's share of the outperformance pool. The number of shares of common stock earned by each award recipient will be determined at the end of the performance measurement period by dividing his or her share of the outperformance pool by the closing price of our common stock on the valuation date.

        On September 26, 2011, the compensation committee of our board of directors approved the 2011 awards under the outperformance program for our Chief Executive Officer, Chief Financial Officer and other named executive officers as follows (each award is expressed as a percentage of the maximum dollar value of the aggregate outperformance pool): Benjamin S. Butcher, 20.0%; Gregory W. Sullivan, 14.0%; Stephen C. Mecke, 14.0%; Kathryn Arnone, 11.0%; and David G. King, 11.0%.

        The compensation committee may, in its absolute discretion, without amendment to the outperformance program, adjust any of the terms applicable to any award; provided, however, that no amendment shall adversely affect any outstanding award without the consent of the recipient thereof.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation committee. See "Management—Directors, Executive Officers and Certain Other Officers."

Summary Compensation Table

        We did not conduct business in 2010 and, accordingly, we did not pay any compensation to our named executive officers during or in respect of that year. Because we have no 2010 compensation to report, we are including below a Summary Compensation Table setting forth certain compensation that we have paid or expect to pay to our named executive officers during 2011 in order to provide some understanding of our expected compensation levels. While the table below accurately reflects our current expectations with respect to 2011 named executive officer compensation, actual 2011 compensation for these officers may be increased or decreased, including through the use of compensation components not currently contemplated or described herein. The anticipated 2011 compensation for each of our named executive officers listed in the table below was determined

EXECUTIVE COMPENSATION

through negotiation of their individual employment agreements. We expect to disclose actual 2011 compensation for our named executive officers in 2012, to the extent required by applicable SEC disclosure rules.

Name	Principal Position	Salary(1)	Bonus		Stock Awards		All Other Compensation		Total(2)
Benjamin S. Butcher	Chief Executive Officer, President and Chairman	$393,000		(3)	$1,117,459	(4)		(5)	$1,510,459
Gregory W. Sullivan	Chief Financial Officer, Executive Vice President and Treasurer	275,000		(3)	401,122	(4)		(5)	676,122
Stephen C. Mecke	Chief Operating Officer and Executive Vice President	275,000		(3)	578,631	(4)		(5)	853,631
Kathryn Arnone	Executive Vice President, General Counsel and Secretary	256,000		(3)	335,315	(4)		(5)	591,315
David G. King	Executive Vice President and Director of Real Estate Operations	246,000		(3)	314,424	(4)		(5)	560,424

(1)
Salary amounts are annualized for the year ending December 31, 2011 based on employment agreements that we entered into upon completion of our initial public offering.

(2)
Amounts shown in this column do not include the value of the perquisites or other personal benefits our named executive officers will receive (described below).

(3)
Bonus amounts to be determined by our compensation committee in its sole discretion.

(4)
Represents the total grant date fair value of LTIP units granted under our 2011 Equity Incentive Plan upon completion of our initial public offering and awards under the 2011 Outperformance Program, determined in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures. The grant date fair values for the named executive officers relating to LTIP unit awards are as follows: Benjamin S. Butcher—$887,459; Gregory W. Sullivan—$240,122; Stephen C. Mecke—$417,631; Kathryn Arnone—$208,815; and David G. King—$187,924. All LTIP unit awards vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as an employee or director. The grant date fair values for the named executive officers relating to awards under the 2011 Outperformance Program based upon the probable outcome of the performance conditions as of the grant date for the award are as follows: Benjamin S. Butcher—$230,000; Gregory W. Sullivan—$161,000; Stephen C. Mecke—$161,000; Kathryn Arnone—$126,500; and David G. King—$126,500. The maximum value of the awards under the 2011 Outperformance Program assuming that the highest level of performance conditions was achieved are as follows: Benjamin S. Butcher—$2,000,000; Gregory W. Sullivan—$1,400,000; Stephen C. Mecke—$1,400,000; Kathryn Arnone—$1,100,000; and David G. King—$1,100,000. For the awards to have value, the 2011 Outperformance Program requires our company to outperform absolute and relative return thresholds. For example, for the officers to receive the maximum dollar of the award noted in this footnote, based on our closing share price of $11.01 on September 20, 2011, the beginning of the three-year measurement period, the total shareholder return over the measurement period would need to be approximately 80%.

(5)
The named executive officers will receive certain perquisites or other personal benefits as set forth in their respective employment agreements. See "—Employment Agreements."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

        Certain of our directors and all of our executive officers and certain of their affiliates have direct or indirect interests in Fund III, Fund IV, STAG GI and the management company. In connection with our initial public offering, Fund III, Fund IV, STAG GI and the owners of the management company entered into contribution agreements with us and our operating partnership, pursuant to which our operating partnership assumed or paid off, with the proceeds of the initial public offering, $162.2 million of indebtedness and Fund III, Fund IV, STAG GI and the members of the management company received 7,590,000 common units, representing approximately 35.1% of our common stock outstanding following the consummation of the initial public offering on a fully diluted basis.

        In connection with our formation transactions and our initial public offering, our executive officers directly or indirectly, through one or more affiliates, received material financial and other benefits based on their invested capital in Fund III, Fund IV and STAG, their interests in the management company and their potential residual interests in each of the funds. The table below sets forth a list of what individual directors and executive officers of our company received as a result of the contributions.

	Common Units(2)
Name(1)	Number	Value
Benjamin S. Butcher	80,736	$1,049,568
Gregory W. Sullivan	59,945	779,285
Stephen C. Mecke	16,284	211,692
Kathryn Arnone	9,440	122,720
David G. King	7,742	100,646

(1)
The amounts shown in the table reflect common units received by the individual directly or received by any entity, but if by an entity only to the extent of the individual's interest in the assets of the entity. Accordingly, the amounts shown in the table above do not reflect common units received by entities that may be controlled by the individual (except to the extent of the individual's interest in the assets of the entity).

(2)
Includes our executive officers' investments in Fund III, Fund IV and STAG GI and their residual interests in Fund III, Fund IV and STAG GI. Solely for purposes of this table, we calculated our executive officers' residual interests assuming Fund III, Fund IV and STAG GI were liquidated on April 13, 2011 at $13.00 per share, which was the initial public offering price, and made certain other assumptions. We cannot estimate the actual timing of the liquidations of Fund III, Fund IV and STAG GI or the value of any distributions at the time of the liquidations.

        Following the expiration of a 12-month lock-up period, limited partners in our operating partnership, including Fund III, Fund IV, STAG GI and the members of the management company, will have the right to cause our operating partnership to redeem any or all of their common units for cash equal to the then-current market value of one share of our common stock, or, at our election, for shares of our common stock on a one-for-one basis.

        After the expiration of the lock-up period, each of Fund III, Fund IV and STAG GI may distribute its common units to its members in accordance with the fund's operating agreement. In addition to their invested equity, certain members of Fund III, Fund IV and STAG GI, including certain of our officers, employees and directors, have residual interests, or contingent profit interests, in Fund III, Fund IV and STAG GI. As a result, they may receive distributions related to the residual interests if

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

there are sufficient proceeds after return of capital and preferred returns to themselves and the other equity investors in Fund III, Fund IV and STAG GI. In all cases where there is a residual distribution, the higher the share price of our common stock at the time a fund is liquidated, the greater the portion of the common units the fund will distribute to the holders of the residual interests.

        The number of common units issued in our formation transactions was fixed so that residual interests will not, in any manner, require us to issue additional common units or shares of common stock. In addition, because the value of the residual interests depends on the value of our common stock, not on the value of certain properties or portfolios individually, such residual interests align the interests of the holders of residual interests with the interests of our company and shareholders.

        Distributions subject to the residual interests may consist of, among other items:

  •
  cash from the operation or sale of the Option Properties;

  •
  the common units received in our formation transactions;

  •
  cash or in-kind distributions paid on the common units;

  •
  cash or other assets from a direct or indirect disposition of the common units by Fund III, Fund IV or STAG GI; or

  •
  shares of our common stock or other securities received upon redemption of the common units.

        While the timing of the STAG GI distribution is expected to occur no earlier than 12 months after the initial public offering, we cannot estimate what the value of any future distribution will be at the time it is made. In addition, we cannot estimate the timing of any future distributions by Fund III and Fund IV or the value of any future distributions when they are made. Accordingly, we also cannot estimate whether any of the residual interests will operate to provide any of our executive officers or their affiliates additional consideration or the extent to which the residual interests may so operate. Our executive officers, certain of their affiliates, certain of our employees and certain other investors in the management company and Fund III, Fund IV and STAG GI have direct or indirect residual interests in amounts that vary by fund. Our Chairman and Chief Executive Officer and President, Mr. Butcher, is a member of the management committees of the managers that will control the timing of any distributions made by Fund III and Fund IV.

        In connection with our formation transactions, our board of directors granted a waiver to STAG GI, GI Partners and an affiliate of GI Partners to own up to 28.7% of our outstanding common stock. See "Description of Stock—Restrictions on Ownership and Transfer."

        For up to three years following our initial public offering, STAG GI is required to pay GI Partners a minimum distribution equal to an 8.0% current return on the value of GI Partners' interest in STAG GI (valuing its interest based on the per-share initial public offering price of our common stock in this offering and without attributing any value to the residual interests in STAG GI). The sole sources of funds for this minimum distribution will be the distributions paid on the common units held by STAG GI that are attributable to NED and, to the extent such distributions are not sufficient to satisfy this minimum distribution, the obligation of a third-party investor affiliated with NED to indirectly fund any shortfall to GI Partners. As we have declared distributions for both the second and third quarters of 2011 that equal this minimum distribution, this requirement expired on October 14, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Services Agreements and Option Properties

        In connection with our formation transactions and our initial public offering, we entered into separate services agreements with Fund II, Fund III and Fund IV pursuant to which we manage their operations and certain other properties, as set forth in greater detail below.

        Fund II continues to operate as a private, fully-invested fund and retained ownership of its 86 properties, with approximately 13.1 million rentable square feet. We entered into a services agreement with Fund II on terms we believe to be customary, pursuant to which we manage its properties in return for an annual asset management fee based on the equity investment in such assets, which will initially equal 0.94% of the equity investment and may increase up to 1.25% of the equity investment to the extent assets are sold and the total remaining equity investment is reduced. The services agreement is terminable by either party on 30 days' written notice. We have no current plans to acquire any of the Fund II properties, but upon the approval of a majority of the disinterested directors, we would consider submitting a bid if Fund II were to offer any of its properties for sale. However, any sale to us would be an "affiliate sale" under Fund II's operating agreement and require that Fund II's third-party institutional investors approve the sale.

        Following completion of our formation transactions, Fund III retained ownership of the Option Properties, which consist of three properties with approximately 890,891 rentable square feet that are vacant and that are acquisition opportunities for us. We entered into a services agreement with Fund III pursuant to which we manage the Option Properties for an annual fee of $30,000 per property and provide the limited administrative services (including preparation of reports for the Fund III lender and investors, bookkeeping, tax and accounting services) Fund III will require until its liquidation for an annual fee of $20,000. Upon approval of our independent directors, we have the right to acquire any of the Option Properties individually for a period of up to three months after notification that the property has stabilized, defined as 85% or greater occupancy pursuant to leases with at least two years in remaining duration. The sale price of each property will be based on the fair market value of the property as determined by a third-party appraisal. We have agreed to pay such sale price in cash and not assume any existing loan on any of the Option Properties. In addition, Fund III agreed not to sell any of the Option Properties except (1) following our failure to exercise timely our option to purchase the property upon stabilization (in which case the property will become freely saleable), or (2) subject to a right of first refusal in our favor, pursuant to a "bona fide user sale transaction." A "bona fide user sale transaction" is a sale to a buyer, where the buyer or its affiliate intends to occupy the property (as compared to a buyer that intends to lease the property to a tenant unaffiliated with the buyer). If a bona fide user sale transaction results in proceeds, after out-of-pocket expenses of the sale, in excess of Fund III's undepreciated cost to acquire the property plus any subsequent capital invested in the property, then we will be entitled to 25% of such net excess proceeds. Our right to purchase the Option Properties expires five years after the date of the closing of our initial public offering.

        In addition, we entered into a services agreement with Fund IV pursuant to which we provide the limited administrative services (including preparation of reports for the Fund IV investors, bookkeeping, tax and accounting services) Fund IV will require until its liquidation for an annual fee of $20,000. As of the completion of our initial public offering, STAG GI requires no further administrative or other services.

        Fund II, Fund III, Fund IV and STAG GI will make no additional property acquisitions, and our senior management team devotes substantially all of its business time to our business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Partnership Agreement

        In connection with our formation transactions and our initial public offering, we entered into the partnership agreement with the various entities and persons directly receiving common units in our formation transactions, including Fund III, Fund IV, STAG GI and certain of our directors and executive officers and certain of their related parties. As a result, such persons will become limited partners of our operating partnership. See "Our Operating Partnership and the Partnership Agreement."

Employment Agreements

        We have entered into employment agreements with our executive officers, effective April 20, 2011. The material terms of the employment agreements with our named executive officers are described under "Executive Compensation—Employment Agreements."

Indemnification of Officers and Directors

        Our charter includes provisions permitted by Maryland law that limit the personal liability of our directors for a breach of their fiduciary duty of care as a director. Our bylaws provide that we will indemnify our directors, executive officers and employees to the fullest extent permitted by Maryland law. We entered into indemnification agreements with each of our current and future directors and executive officers which will require us to indemnify such persons to the maximum extent permitted by Maryland law and to pay such persons' expenses in defending any civil or criminal proceedings related to their service on our behalf in advance of final disposition of such proceeding. See "Management—Limitation of Liability and Indemnification."

Voting Agreement

        In connection with our formation transactions, we, Fund III, Fund IV, STAG GI, the GI Partners' member in STAG GI and the contributors of our management company entered into a voting agreement. Pursuant to the voting agreement, the GI Partners' member in STAG GI had the right to select two members of our initial seven member board. In addition, we agreed that we will cause two persons selected by the GI Partners' member to be nominated for election to our board of directors at each annual meeting of our shareholders. Both of the persons must meet minimum standards described in the voting agreement, and one of the selected persons must qualify as an independent director under the NYSE rules for director independence and be able to serve on one of our compensation, audit, nominating and investment committees and will be required to serve as the chairperson of one of such committees. The parties to the voting agreement agreed, at each annual meeting of our shareholders, to vote all of their shares of common stock in favor of the election of the two nominees to our board of directors. The agreement will terminate within the first three years after our initial public offering if GI Partners' member in STAG GI and certain of its affiliates fail to beneficially own at least 10% of our fully diluted shares of common stock outstanding immediately following their transfer of any interest in the common units received by STAG GI in our formation transactions (including shares of our common stock that we may issue upon redemption of such common units). In addition, the agreement will terminate after the first three years following our initial public offering if GI Partners' member in STAG GI and certain of its affiliates fail to beneficially own at least 10% of our fully diluted shares of common stock outstanding, whether or not immediately following their transfer of common units or shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights

        We also entered into a registration rights agreement with the various entities and persons that received common units in our formation transactions. Under the registration rights agreement, subject to certain limitations, commencing not later than 12 months after the closing of our initial public offering, we will file a shelf registration statement with the SEC, and thereafter use our best efforts to have the registration statement declared effective, covering the continuous resale of the shares of common stock issued or issuable in exchange for common units issued to Fund III, Fund IV, STAG GI and the members of the management company in our formation transactions. We may, at our option, prepare and file a registration statement registering the issuance by us to the holders of common units received in our formation transactions of shares of our common stock in lieu of our operating partnership's obligation to pay cash for such common units. We also agreed to provide rights to holders of these common units to demand additional registration statement filings. We agreed to pay substantially all of the expenses relating to a registration of such securities.

Relationship with New England Development, LLC

        An affiliate of NED provided the seed capital for our predecessor company in 2003. As a result, NED and NED's former senior officer and our Chief Financial Officer, Executive Vice President and Treasurer, Mr. Sullivan, received ownership interests in the management company. In addition, another affiliate of NED owned interests in the management company. In connection with our initial public offering, the NED members and Mr. Sullivan contributed their respective interests in the management company to our operating partnership in exchange for common units.

        Mr. Sullivan served on the board of managers of the management company continuously since its formation until its contribution to the operating partnership. Mr. Sullivan also serves on the board of managers or management committees of STAG Manager II, LLC (the entity that manages Fund II), STAG Manager III, LLC (the entity that manages Fund III), and STAG Manager, LLC (the entity that manages Fund IV). In addition, Mr. Sullivan served on the investment committees for Fund II, Fund III and Fund IV.

        Pursuant to the terms of its operating agreement, the management company was authorized to borrow up to $1.5 million on an unsecured line of credit from an affiliate of NED for operating expenses and deposit monies. This loan was originally drawn on May 15, 2007 and as of December 31, 2010, there was $1.0 million outstanding under the line of credit. The line of credit was paid in full from the proceeds of our initial public offering and terminated.

        In addition, as of December 31, 2010, there was an approximately $4.4 million loan outstanding from an affiliate of NED to the Fund III subsidiaries that were contributed to us in our formation transactions. The loan was made on January 31, 2009 and the proceeds were used as part of a debt refinancing to pay down indebtedness on the Fund III properties contributed to us. The loan was repaid with proceeds from our initial public offering.

        Affiliates of NED provided a guaranty for a bridge loan from Anglo Irish secured by the properties that were owned by Fund III. Fund III and the NED affiliates entered into a loan guarantee agreement that paid the NED affiliate an annual fee of 9.0% of the outstanding balance of the bridge loan. As part of our formation transactions, the outstanding balance of $34.4 million as of December 31, 2010 on the bridge loan was paid in full.

        Other than NED's ownership of common units received as a result of our formation transactions, NED has no further interest in or control of our company. We will not have any ongoing borrowing relationship with NED.

STRUCTURE AND FORMATION OF OUR COMPANY

Background

        We have deployed approximately $1.5 billion of capital representing the acquisition of 229 properties since 2004. Prior to our formation, these investments were made through four private equity real estate funds, SCP Green, LLC ("Fund I"), Fund II, Fund III and Fund IV, and one joint venture, STAG GI. As part of our formation transactions, we acquired the existing assets and operations of our predecessor business.

        All of the 24 properties owned by Fund I were sold in 2006. In 2007, 16 properties owned by Fund II were sold. Fund II retained ownership of 86 properties and continues to operate as a private, fully-invested fund but will not make any further property acquisitions. Fund III, Fund IV and STAG GI contributed 91 properties to us in our formation transactions in exchange for common units. Fund III retained ownership of the Option Properties. See "Certain Relationships and Related Transactions—Services Agreements and Option Properties."

        Our senior management team consists of Mr. Butcher, the Chairman of our board of directors and our Chief Executive Officer and President, Mr. Sullivan, our Chief Financial Officer, Executive Vice President and Treasurer, Mr. Mecke, our Chief Operating Officer and Executive Vice President, Ms. Arnone, our Executive Vice President, General Counsel and Secretary, and Mr. King, our Executive Vice President and Director of Real Estate Operations. They have each led or helped manage private and public real estate companies and funds, including STAG Capital Partners, LLC, AMB Property Corp., Trizec Hahn Corporation, Meditrust Corporation and LaQuinta Corporation.

Initial Public Offering and Formation Transactions

        We were incorporated on July 21, 2010 under the laws of the State of Maryland. STAG Industrial Operating Partnership, L.P., our operating partnership, was organized as a limited partnership under the laws of the State of Delaware. We conduct substantially all of our operations and own substantially all of our assets through our operating partnership and its subsidiaries.

        On April 20, 2011, we sold 13,750,000 shares of common stock in our initial public offering. On May 13, 2011, we sold an additional 2,062,500 shares of common stock pursuant to the underwriters exercise their overallotment option in full. We contributed the net proceeds from our initial public offering to our operating partnership in exchange for common units. Our interest in our operating partnership entitles us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As the general partner of our operating partnership, our wholly-owned subsidiary generally has the exclusive power under the partnership agreement to manage and conduct the operating partnership's business, subject to certain limited approval and voting rights of the other limited partners described more fully below in "Our Operating Partnership and the Partnership Agreement." Our board of directors manages the affairs of our company by directing the affairs of our operating partnership.

        Beginning on or after the date which is 12 months after the consummation of our initial public offering, limited partners of our operating partnership have the right to require our operating partnership to redeem part or all of their common units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock, subject to the ownership limits set forth in our charter and described under the section entitled "Description of Stock—Restrictions on Ownership and Transfer." With each redemption of units, we will increase our percentage ownership interest in our operating partnership and our share of our operating partnership's cash distributions and profits and losses. See "Our Operating Partnership and the Partnership Agreement."

STRUCTURE AND FORMATION OF OUR COMPANY

        In connection with our initial public offering, we engaged in the following formation transactions, which were designed to consolidate the ownership of our initial property portfolio under our operating partnership and its subsidiaries, consolidate our acquisition and asset management businesses into a subsidiary of our operating partnership and enable us to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2011:

  •
  Pursuant to separate contribution agreements, our operating partnership, directly or indirectly through its wholly-owned subsidiaries, acquired a 100% equity interest in the entities that owned our initial properties in exchange for common units. Those equity interests were acquired in exchange for 7,551,379 common units, representing 34.9% of the total number of shares of our common stock outstanding upon completion of our initial public offering on a fully diluted basis, as set below:

  •
  Fund III contributed 100% of the equity interests in the entities owning 57 of its properties to our operating partnership in exchange for 230,769 common units;

  •
  Fund IV contributed 100% of the equity interests in the entities owning all 19 of its properties to our operating partnership in exchange for 1,754,521 common units; and

  •
  STAG GI contributed 100% of the equity interests in the entities owning all 15 of its properties to our operating partnership in exchange for 5,566,089 common units.

  •
  Pursuant to separate contribution agreements, the members of the management company contributed their interests in the management company to our operating partnership in exchange for 38,621 common units, representing 0.2% of the total number of shares of our common stock outstanding upon completion of our initial public offering on a fully diluted basis.

  •
  In connection with the foregoing transactions, we directly or indirectly assumed approximately $256.4 million in principal amount of mortgage debt (together with all related accrued and unpaid interest) secured by our properties that was not repaid with proceeds of our initial public offering.

  •
  With the proceeds of our initial public offering, we repaid approximately $162.2 million in indebtedness (including principal and related accrued interest) owed by the entities we acquired pursuant to the contribution agreements references above.

  •
  We closed on our $100 million credit facility (subject to increase to $200 million under certain circumstances) and borrowed approximately $11.0 million thereunder.

  •
  We refinanced our debt due in 2012 to extend the maturity date to October 2013.

  •
  Our executive officers entered into employment agreements with us.

  •
  We issued 200,441 LTIP units to our executive officers and independent directors and 80,809 shares of restricted common stock to our employees pursuant to our 2011 Equity Incentive Plan, representing in the aggregate 1.3% of the total number of shares of our common stock outstanding upon completion of our initial public offering on a fully-diluted basis.

        Pursuant to the contribution agreements referenced above, we assumed or succeeded to all of each contributor's or seller's rights, obligations and responsibilities with respect to the entities contributed or sold.

        We did not enter into any tax protection agreements in connection with our formation transactions. In addition, we did not obtain any third-party appraisals of the properties contributed to us in our formation transactions or fairness opinions in connection with our formation transactions. As

STRUCTURE AND FORMATION OF OUR COMPANY

a result, the consideration for these properties and other assets in our formation transactions may have exceeded their fair market value. Additionally, the contribution agreements described above were not negotiated at arm's length, and the terms of those agreements may have been more favorable to Fund II, Fund III, Fund IV, STAG GI and the owners of the management company than they would have been had they been negotiated by third parties.

This Offering

        We will contribute the net proceeds from the sale of Series A Preferred Stock in this offering to our operating partnership in exchange for Series A Preferred Units in our operating partnership, which will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Stock. Our interest in our operating partnership's Series A Preferred Units will entitle us to share in cash distributions from our operating partnership before distributions are made with respect to our operating partnership's common units, up to an amount per Series A Preferred Unit equal to the dividend preference on a share of Series A Preferred Stock.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our shareholders. Any change to any of these policies by our board of directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of directors believes that it is advisable to do so in our and our shareholders' best interests. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

        We invest principally in single-tenant industrial properties in the United States. As of June 30, 2011, our portfolio consists of 93 properties in 26 states with approximately 14.2 million rentable square feet. In addition, our executive officers will identify and negotiate future acquisition opportunities. For information concerning the investing experience of these individuals, please see the sections entitled "Business" and "Management."

        We conduct substantially all of our investment activities through our operating partnership and its subsidiaries. Our primary business objective is to enhance shareholder value over time by achieving sustainable long-term FFO growth and generating attractive total returns to our shareholders.

        There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location or facility type.

        Additional criteria with respect to our properties are described in "Business."

Investments in Mortgages, Structured Financings and Other Lending Policies

        We have no current intention of investing in loans secured by properties or making loans to persons other than in connection with the acquisition of mortgage loans through which we expect to achieve equity ownership of the underlying property in the near-term.

        However, if we decide to sell any of our properties, in some instances we may sell our properties by providing financing to purchasers. In these instances, we would secure this financing with first mortgages on the properties. If we provide financing to purchasers, we will bear the risks that the purchaser may default and the distribution of the proceeds of the sales to our shareholders will be delayed.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

        Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an "investment company" under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required.

        We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

        Although we have no current plans to dispose of any of the properties we acquire, we will consider doing so, subject to REIT qualification and prohibited transaction rules under the Code, if our management determines that a sale of a property would be in our interests based on the price being offered for the property, the operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. See "Risk Factors—Risks Related to Our Business and Operations."

Financing Policies

        We expect to fund property acquisitions initially through a combination of any cash available from offering proceeds, our credit facility and traditional mortgage financing. Where possible, we also anticipate using common units issued by our operating partnership to acquire properties from existing owners seeking a tax-deferred transaction. In addition, we may use a number of different sources to finance our acquisitions and operations, including cash provided by operations, secured and unsecured debt, issuance of debt securities, perpetual and non-perpetual preferred stock, additional common equity issuances, letters of credit or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

        We do not have a policy limiting the amount of debt that we may incur, although we target a long-term average debt-to-EBITDA ratio of between 5.0x and 7.0x, although we may exceed these levels from time to time as we complete acquisitions. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. Our board of directors may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Accordingly, our board of directors may increase our indebtedness beyond the policy limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to pay dividends to our shareholders.

Equity Capital Policies

        Subject to applicable law, the requirements for listed companies on the NYSE and the rights of holders of our Series A Preferred Stock, our board of directors has the authority, without further shareholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

shareholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue shares of common stock in connection with acquisitions. We also may issue common units in connection with acquisitions of property.

        Our board of directors may authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control of our company that might be in the best interests of our shareholders. Additionally, subject to the rights of holders of our Series A Preferred Stock, shares of preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock and Series A Preferred Stock. Subject to the rights of holders of our Series A Preferred Stock, we also may issue preferred units of limited partnership interest in our operating partnership that could have distribution, liquidation and other rights and preferences that are senior to those of our common units and therefore structurally senior to those of our common stock.

        We may, under certain circumstances, purchase shares of common or preferred stock in the open market or in private transactions with our shareholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

        In the future, we may institute a dividend reinvestment plan, which would allow our shareholders to acquire additional shares of common stock by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Shareholders who do not participate in the plan will continue to receive cash dividends as declared.

Conflict of Interest Policy

        The executive officers for each of the managers of Fund II, Fund III, Fund IV and STAG GI consist of a number of persons who serve as executive officers in similar positions in our company, specifically: Messrs. Butcher, Sullivan Mecke and King and Ms. Arnone. Also, Mr. Butcher, who is a member of our board of directors, also serves on the board of managers and/or management committees of the managers of Fund II, Fund III and Fund IV, and is a member of the management board of STAG GI. Mr. Fraser, one of two of our directors selected by GI Partners, is also a member of the management board of STAG GI and serves as a Director at GI Partners, LLC, which is an affiliate of GI Partners and STAG GI. Mr. Sullivan, our Chief Financial Officer, Executive Vice President and Treasurer, also serves on the board of managers and/or management committees of the managers of Fund II, Fund III and Fund IV. Our executive officers and certain of our directors may have conflicting duties because they have a duty to both us and to Fund II (which retained ownership of its properties and will continue as a private, fully-invested fund until liquidated), Fund III (which retained ownership of the Option Properties), Fund IV and STAG GI. All of these entities are fully invested and, as a result, will not be making any additional investments in income properties. It is possible that the executive officers' and board members' fiduciary duty to and interests in Fund II, Fund III, Fund IV, STAG GI and GI Partners, LLC, including, without limitation, their interests in Fund II and the Option Properties, will conflict with what will be in the best interests of our company.

        Additional conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof on the other. Our directors and officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, we, as the indirect general partner of our operating partnership, have duties to our operating partnership and to its limited partners in

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

connection with the management of our operating partnership under Delaware law as modified by our operating partnership agreement. Our duties, as the indirect general partner of our operating partnership, may come into conflict with the duties of our directors and officers to our company.

        We have adopted policies to reduce potential conflicts of interest. Our policies provide that any transaction involving us in which any of our directors, officers or employees has a material interest must be approved by a vote of a majority of our disinterested directors. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts. See "Risk Factors—Risks Related to Our Organization and Structure."

Reporting Policies

        We intend to make available to our shareholders our annual reports, including our audited annual financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we are required to file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the ownership of shares of our common stock by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  each person who will be the beneficial owner of more than 5% of our outstanding common stock; and

  •
  all directors and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the person actually owns beneficially or of record;

  •
  all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the person has the right to acquire within 60 days.

        Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the shareholders listed below is the address of our principal executive office, 99 High Street, 28th Floor, Boston, Massachusetts 02110.

Name	Number of Shares and/or Common Units Beneficially Owned(1)(2)	Percent of All Shares(3)	Percent of All Shares and Common Units(4)
STAG Investments III, LLC(5)	230,769	1.4%	1.0%
STAG Investments IV, LLC(5)	1,754,521	9.9%	7.4%
STAG GI Investments, LLC and GI Partners(6)(13)	5,566,089	25.9%	23.5%
New England Development, LLC(5)(10)(13)	1,996,483	11.2%	8.4%
FMR LLC(12)	2,210,692	13.9%	9.3%
Edward C. Johnson 3d(12)	2,210,692	13.9%	9.3%
Benjamin S. Butcher(5)(7)	2,088,160	11.6%	8.8%
Gregory W. Sullivan(8)(11)	62,961	*	*
Stephen C. Mecke(8)	36,204	*	*
Kathryn Arnone(8)	19,102	*	*
David G. King(8)	15,391	*	*
F. Alexander Fraser	7,850	*	*
Jeffrey D. Furber(9)	29,670	*	*
Larry T. Guillemette(9)	14,069	*	*
Francis X. Jacoby III(9)	12,170	*	*
Edward F. Lange, Jr.(9)	9,969	*	*
Hans S. Weger(9)	15,868	*	*
All directors and executive officers as a group (11 persons)	2,311,414	12.8%	9.8%

*
Represents less than 1.0%.

(1)
As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

PRINCIPAL SHAREHOLDERS

(2)
Ownership consists of shares of common stock, common units and LTIP units. Common units issued in our formation transactions may not be redeemed for cash, or at our election, common stock until the first anniversary of the closing of our initial public offering. Upon achieving parity with the common units and becoming "redeemable" in accordance with the terms of the partnership agreement of our operating partnership, LTIP units may be redeemed for cash, or at our option, an equal number of shares of common stock.

(3)
Based on 15,901,560 shares of common stock outstanding as of October 25, 2011. In computing the percentage ownership of a person or group, we have assumed that the common units and LTIP units held by that person or the persons in the group have been redeemed for shares of common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of common stock.

(4)
Based on 23,692,001 shares of common stock outstanding as of October 25, 2011 on a fully-diluted basis, comprised of 15,901,560 shares of common stock, 7,590,000 common units and 200,441 LTIP units.

(5)
Amounts shown reflect the number of common units that are owned by STAG Investments III, LLC and STAG Investments IV, LLC. These entities are managed by management committees of which the controlling members are Benjamin S. Butcher and delegates of affiliates of New England Development, LLC. As a result, Mr. Butcher and New England Development, LLC may be deemed to beneficially own the shares of common stock that may be received by STAG Investments III, LLC and STAG Investments IV, LLC upon exchange of their common units. Each of Mr. Butcher and New England Development, LLC disclaim any beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address for New England Development, LLC is One Wells Avenue, Newton, Massachusetts 02459.

(6)
Amount shown reflects the number of common units that are owned by STAG GI Investments, LLC. This entity is managed by a board of directors of which the controlling members are delegates of entities affiliated with GI Partners. As a result of the ability of these entities to select the controlling members of the board of directors of STAG GI Investments, LLC, GI Partners may be deemed to beneficially own the shares of common stock that may be received by STAG GI Investments, LLC upon exchange of its common units. GI Partners disclaims any beneficial ownership of such shares, except to the extent of its pecuniary interest therein. The address for GI Partners is 2180 Sand Hill Road, Suite 210, Menlo Park, California 94025.

(7)
Includes 5,252 common units that are owned by STAG III Employees, LLC, of which an affiliate of Mr. Butcher is the manager and may be deemed to have beneficial ownership. Mr. Butcher disclaims beneficial ownership of the shares of common stock that may be received by that entity upon exchange of its common units, except to the extent of his pecuniary interest therein. Also includes (a) 9,320 common units that are owned directly by Mr. Butcher, (b) 6,615 common units that are owned by affiliates of Mr. Butcher and (c) 72,683 LTIP units granted to Mr. Butcher in connection with our initial public offering, which will vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as an employee or director.

(8)
Includes 19,666, 34,204, 17,102 and 15,391 LTIP units granted to each of Mr. Sullivan, Mr. Mecke, Ms. Arnone and Mr. King, respectively, in connection with our initial public offering, which will vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as an employee.

PRINCIPAL SHAREHOLDERS

(9)
Includes 8,279 LTIP units granted to each initial independent director in connection with our initial public offering, which will vest over five years in equal installments on a quarterly basis beginning on June 30, 2011, subject to continued service as a director.

(10)
Includes 11,193 common units that are owned by affiliates of New England Development, LLC.

(11)
Includes 3,731 common units that are owned directly by Mr. Sullivan.

(12)
This information and the information in this footnote was obtained from a Schedule 13G filed with the SEC on May 10, 2011. FMR LLC, in its capacity as a parent holding company, is deemed to have sole power to vote or to direct the vote with respect to 715,750 shares of common stock and each of FMR LLC and Edward C. Johnson 3d are deemed to have sole power to dispose or to direct the disposition with respect to the same 2,210,692 shares of common stock. FMR LLC and Edward C. Johnson 3d reported that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,494,942 shares or 10.9% of our outstanding common stock. The business address for FMR LLC and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(13)
Information is based solely on the Company's records and may not include shares they hold in street name.

DESCRIPTION OF SERIES A PREFERRED STOCK

        The following summary of the material terms and provisions of the Series A Preferred Stock does not purport to be complete and is subject to our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, a form of which is attached as an exhibit to the registration statement of which this prospectus is a part, and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Prior to the closing of this offering, our board of directors will classify 2,760,000 shares of the company's authorized but unissued preferred stock as, and will approve articles supplementary setting forth the terms of, a series of the company's preferred stock, designated as the 9.0% Series A Cumulative Redeemable Preferred Stock. When issued in accordance with this prospectus, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. Our board of directors may authorize the issuance and sale of additional shares of Series A Preferred Stock from time to time.

        In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the Series A Preferred Stock to our operating partnership, and our operating partnership will issue to us 9.0% Series A Cumulative Redeemable Preferred Units. Our operating partnership will be required to make all required distributions on the Series A Preferred Units after any distribution of cash or assets to the holders of preferred units ranking senior to the Series A Preferred Units as to distributions and liquidations that we may issue and prior to any distribution of cash or assets to the holders of common units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions and liquidation, in which case distributions will be made pro rata with the Series A Preferred Units; provided however, that our operating partnership may make such distributions as are necessary to enable us to qualify or maintain our qualification as a REIT.

Listing

        We intend to apply to list our Series A Preferred Stock on the NYSE under the symbol "STAG Pr A." We expect trading of the shares of Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See "Underwriting (Conflicts of Interest)" for a discussion of the expected trading of our Series A Preferred Stock on the NYSE.

Ranking

        The Series A Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

  •
  senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

  •
  on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and

  •
  junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

        The term "capital stock" does not include convertible or exchangeable debt securities, none of which is outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in

DESCRIPTION OF SERIES A PREFERRED STOCK

right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

        Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to dividend rights, holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.0% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $2.25 per share of the Series A Preferred Stock).

        Dividends on the Series A Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to holders quarterly in arrears on or about the last day of March, June, September and December of each year or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term "business day" means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

        The amount of any dividend payable on the Series A Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of 12 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series A Preferred Stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

        The first dividend on the Series A Preferred Stock is scheduled to be paid on December 30, 2011 and will be a pro rata dividend from and including the original issue date to and including December 31, 2011 in the amount of $0.36875 per share.

        Dividends on the Series A Preferred Stock will accrue whether or not:

  •
  we have earnings;

  •
  there are funds legally available for the payment of those dividends; or

  •
  those dividends are authorized or declared.

        Except as described in the next two paragraphs, unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

  •
  declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series A Preferred Stock, for any period; or

  •
  redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any

DESCRIPTION OF SERIES A PREFERRED STOCK

    monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the Series A Preferred Stock.

        The foregoing sentence, however, will not prohibit:

  •
  dividends payable solely in capital stock ranking junior to the Series A Preferred Stock;

  •
  the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the Series A Preferred Stock;

  •
  our purchase of shares of Series A Preferred Stock, preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation or capital stock or equity securities ranking junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under "—Restrictions on Ownership and Transfer"; and

  •
  our purchase of preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

        When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

        Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

        We do not intend to declare dividends on the Series A Preferred Stock, or pay or set apart for payment dividends on the Series A Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

        Upon a default, our credit facility will limit, among other things, our ability to pay dividends. In addition, our credit facility limits, even in the absence of default, our ability to pay dividends. For example, one covenant restricts us from paying any dividends or making any payments for the repurchase or redemption of our equity securities in an amount per year exceeding in the aggregate the

DESCRIPTION OF SERIES A PREFERRED STOCK

greater of (i) 115% (which percentage decreases over time to 95% by March 31, 2013) of our funds from operations (as defined in the credit facility) and (ii) the amount of distributions required to be paid for us to qualify as a REIT. Other indebtedness that we may incur in the future may contain financial or other covenants more restrictive than those applicable to our existing credit facility. See "Risk Factors—Risks Related to Our Debt Financings—Covenants in our mortgage loans, our credit facility and any future debt instruments could limit our flexibility, prevent us from paying distributions, including distributions on our Series A Preferred Stock, and adversely affect our financial condition or our status as a REIT."

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our shareholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then holders of shares of Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of shares of Series A Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock will not be added to our total liabilities.

Optional Redemption

        Except with respect to the special optional redemption described below and in certain limited circumstances relating to our ability to qualify as a REIT as described in "—Restrictions on Ownership and Transfer," we cannot redeem the Series A Preferred Stock prior to November 2, 2016. On and after November 2, 2016, we may, at our option, upon not fewer than 30 and not more than 60 days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to

DESCRIPTION OF SERIES A PREFERRED STOCK

time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

        If fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, we will select the shares of Series A Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method that we determine will not violate the 9.8% Series A Preferred Stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A Preferred Stock, other than a holder of Series A Preferred Stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of Series A Preferred Stock by value or number of shares, whichever is more restrictive, because such holder's shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will own in excess of the 9.8% Series A Preferred Stock ownership limit subsequent to such redemption. See "—Restrictions on Ownership and Transfer." In order for their shares of Series A Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series A Preferred Stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of Series A Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock and such shares of Series A Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series A Preferred Stock, including the repurchase of shares of Series A Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

        Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series A Preferred Stock will be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series A Preferred Stock, preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation or capital stock or equity securities ranking junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to ensure that we meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of Series A Preferred Stock or preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation pursuant to a

DESCRIPTION OF SERIES A PREFERRED STOCK

purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. See "—Restrictions on Ownership and Transfer" below.

        Notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in "—Transfer Agent and Registrar." No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series A Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

  •
  procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

  •
  that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date; and

  •
  that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock.

        If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

        We are not required to provide such notice in the event we redeem Series A Preferred Stock in order to qualify or maintain our status as a REIT.

        Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption.

        If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series A Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series A Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

        All shares of Series A Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

DESCRIPTION OF SERIES A PREFERRED STOCK

        Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series A Preferred Stock in the open market, by tender or by private agreement.

        Future debt instruments may prohibit us, from redeeming or otherwise repurchasing any shares of our capital stock, including the Series A Preferred Stock, except in limited circumstances.

Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below under "—Conversion Rights."

        We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series A Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

  •
  procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

  •
  that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date;

  •
  that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock;

  •
  that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

  •
  that the holders of the Series A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each shareholder will also specify the number of shares of Series A Preferred

DESCRIPTION OF SERIES A PREFERRED STOCK

Stock that we will redeem from each shareholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed as described above in "—Optional Redemption."

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.

        The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

        A "Change of Control" is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described under "—Optional Redemption" or "—Special Optional Redemption," to convert some or all of the Series A Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the "Common Stock Conversion Consideration"), which is equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the "Conversion Rate"); and

DESCRIPTION OF SERIES A PREFERRED STOCK

  •
  7.8691 (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

DESCRIPTION OF SERIES A PREFERRED STOCK

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of Series A Preferred Stock to be converted; and

  •
  that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

        The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

        Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series A Preferred Stock;

  •
  if certificated Series A Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

DESCRIPTION OF SERIES A PREFERRED STOCK

  •
  the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

        Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See "—Optional Redemption" and "—Special Optional Redemption" above.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer" below.

        The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company."

        Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

        The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

DESCRIPTION OF SERIES A PREFERRED STOCK

Limited Voting Rights

        Holders of shares of the Series A Preferred Stock generally do not have any voting rights, except as set forth below.

        If dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods that have ended with respect to the Series A Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualified or until the director's right to hold the office terminates, whichever occurs earlier. The election will take place at:

  •
  a special meeting called upon the written request of holders of at least 10% of the outstanding shares of Series A Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of shareholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of shareholders, at our annual or special meeting of shareholders; and

  •
  each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series A Preferred Stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods that have ended.

        If and when all accumulated dividends on the Series A Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

        Any preferred stock director elected by holders of shares of Series A Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable).

DESCRIPTION OF SERIES A PREFERRED STOCK

        In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

  •
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series A Preferred Stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of the company's assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, the company may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

        So long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock, voting together as a single class with the holders of all other classes and series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and with which holders of Series A Preferred Stock are entitled to vote together as a single class, also will have the exclusive right to vote on any amendment to our charter on which holders of our Series A Preferred Stock are otherwise entitled to vote (as described above regarding material and adverse changes to the terms of the Series A Preferred Stock) and that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock and such other class(es) and series of such parity shares, and the holders of any other class(es) or series of our capital stock will not be entitled to vote on such an amendment.

        Holders of shares of Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

DESCRIPTION OF SERIES A PREFERRED STOCK

        Holders of shares of Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

        In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock.

        In any matter in which Series A Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series A Preferred Stock), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series A Preferred Stock will be entitled to one vote.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither of these requirements would apply to our first short taxable year ending on December 31, 2011.

        To help us to qualify as a REIT, our charter, subject to certain exceptions, contains, and the Series A Preferred Stock articles supplementary will contain, restrictions on the number of shares of our common stock, Series A Preferred Stock and our capital stock that a person may own. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of capital stock, or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the Series A Preferred Stock articles supplementary will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series A Preferred Stock. The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See "Description of Stock—Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        The transfer agent and registrar for our Series A Preferred Stock is Continental Stock Transfer & Trust Company.

Book-Entry Procedures

        The Series A Preferred Stock will only be issued in the form of global securities held in book-entry form. The Depository Trust Company ("DTC") or its nominee will be the sole registered holder of the Series A Preferred Stock. Owners of beneficial interests in the Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only

DESCRIPTION OF SERIES A PREFERRED STOCK

through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to require repurchase of their interests in the Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The Series A Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

  •
  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

DESCRIPTION OF STOCK

        The following summary of the material terms of our shares of capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, and to our charter and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

General

        Our charter provides that we may issue 100 million shares of common stock, $0.01 par value per share, and 10 million shares of preferred stock, $0.01 par value per share. Upon completion of this offering, 2,760,000 shares of preferred stock will be reclassified and designated as shares of Series A Preferred Stock. Our board of directors, without any action by our shareholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. As of the closing of this offering, 15,901,560 shares of our common stock will be issued and outstanding, 2,400,000 shares of our Series A Preferred Stock will be issued and outstanding, 7,590,000 common units will be issued and outstanding and 200,441 LTIP units will be issued and outstanding.

Common Stock

        Holders of our common stock are entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions. They also are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock (including the Series A Preferred Stock) and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

        Subject to the provisions of our charter restricting the transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock (including the Series A Preferred Stock), the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election other than any preferred stock directors.

        Holders of our common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

        Pursuant to our charter, we cannot dissolve, amend our charter, merge, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of shareholders holding at least a majority of all the votes entitled to be cast on the matter, except for amendments to our charter that would alter only the contract rights, as expressly set forth in the charter, of a specified class or series of stock with respect to which the holders of such class or series of stock has exclusive voting rights as provided in our charter.

        Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without shareholder approval provided the charter of the successor is not amended other than in

DESCRIPTION OF STOCK

certain minor respects and the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the shareholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our shareholders.

Preferred Stock and Power to Reclassify Shares of Our Stock

        Our charter authorizes our board of directors to reclassify any unissued shares of stock into any class or series of stock, including preferred stock, to classify any unissued shares of common stock or preferred stock or to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of preferred stock. Thus, our board of directors could authorize the issuance of shares of common stock with terms and conditions, or preferred stock with priority over our existing common stock with respect to distributions and rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interest. As of the date hereof, no shares of preferred stock are outstanding.

Power to Increase and Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Subject to the rights holders of Series A Preferred Stock will have to approve the classification or issuance of shares of a class or series of our stock ranking senior to the Series A Preferred Stock, the additional classes or series, as well as our common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Restrictions on Ownership and Transfer

        Our charter provides that our board of directors may decide whether it is in the best interests of our company to obtain and maintain status as a REIT under the Code. In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither of these requirements would apply to our first short taxable year ending on December 31, 2011.

        To help us to qualify as a REIT, our charter, subject to certain exceptions, contains, and the Series A Preferred Stock articles supplementary will contain, restrictions on the number of shares of our common stock, Series A Preferred Stock and our capital stock that a person may own. Our charter

DESCRIPTION OF STOCK

provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of capital stock, or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the Series A Preferred Stock articles supplementary will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series A Preferred Stock. The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.

        Our charter also prohibits any person from:

  •
  beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Code;

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  owning or transferring our capital stock if such ownership or transfer would result in us becoming a "pension-held REIT" under Section 856(h)(3)(D) of the Code;

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  transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons;

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  beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us) or would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code; or

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  beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would otherwise cause us to fail to qualify as a REIT.

        Any person who acquires, attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, and any person who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

        Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT. In connection with our initial public offering and formation transactions, our board of directors granted a waiver to STAG GI, GI Partners and an affiliate of GI Partners to own up to 28.7% of our outstanding common stock.

        Our board of directors may increase or decrease the ownership limits so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding

DESCRIPTION OF STOCK

capital stock. Any decrease in the ownership limits shall not apply to any person whose percentage ownership of capital stock is in excess of the decreased ownership limits until such time as such person's percentage ownership of capital stock equals or falls below the decreased ownership limits.

        However, if any transfer of our shares of stock or other event occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership or transfer limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

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  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:
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  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

DESCRIPTION OF STOCK

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

        The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

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  such shares will be deemed to have been sold on behalf of the charitable trust; and

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  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

        In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

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  the market price on the date we, or our designee, accept such offer.

        We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our shareholders, whether or not an owner of 5% or more of our capital stock, must upon demand provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our charter.

        The ownership and transfer limitations in our charter could delay, defer or prevent a transaction or a change in control of us that might be in the best interest of our shareholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors constituting our full board of directors will be not less than the minimum number required by Maryland law, and our bylaws provide that the number of directors constituting our full board of directors will not exceed 15 and may only be increased or decreased by a vote of a majority of our directors. Pursuant to our charter, each member of our board of directors, other than a preferred director, is elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of these directors. Consequently, at each annual meeting of shareholders, the holders of a majority of the shares of our common stock will be able to elect all of these directors. Directors are elected by a plurality of the votes cast. See "Description of Series A Preferred Stock—Limited Voting Rights."

        Pursuant to Subtitle 8 of Title 3 of the MGCL, our charter provides that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. However, because of the board's exclusive power to fill vacant directorships, shareholders will be precluded from filling the vacancies created by any removal with their own nominees, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors.

        The Series A Preferred Stock articles supplementary will provide that if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors). The Series A Preferred Stock articles supplementary will separately provide for the election, term, removal and filling of any vacancy in the office of the preferred stock directors. See "Description of Series A Preferred Stock-Limited Voting Rights."

Amendment to the Charter and Bylaws

        Generally, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our shareholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. In addition, our charter provides that the board of directors, in setting the terms of any class or series of stock, may grant exclusive voting rights to the holders of the class or series of stock with respect to a charter amendment that would alter the contract rights, as expressly set forth in the charter, only of that specified class or series

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

of stock. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws, except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of common stock:

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  provisions opting out of the control share acquisition statute; and

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  provisions prohibiting our board of directors without the approval of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock, from revoking, altering or amending any resolution, or adopting any resolution inconsistent with any previously adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL.

        In addition, any amendment to the provisions governing amendments of the bylaw provisions above requires the approval of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock.

        Additionally, the Series A Preferred Stock articles supplementary will provide the holders of Series A Preferred Stock with voting rights with respect to certain amendments to our charter. See "Description of Series A Preferred Stock—Limited Voting Rights."

No Shareholder Rights Plan

        We have no shareholder rights plan. We do not intend to adopt a shareholder rights plan unless our shareholders approve in advance the adoption of a plan or, if our board of directors adopts a plan for our company, we submit the shareholder rights plan to our shareholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Dissolution

        Our dissolution must be approved by a majority of our entire board of directors and by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Business Combinations

        Maryland law prohibits "business combinations" between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested shareholder as:

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  any person or entity who beneficially owns 10% or more of the voting power of our stock; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

        A person is not an interested shareholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        After the five-year prohibition, any business combination between us and an interested shareholder or an affiliate of an interested shareholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its stock.

        The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder.

        Our board of directors has adopted a resolution opting out of the business combination provisions. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution, with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any shareholders meeting.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        If voting rights are not approved at the shareholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of shareholders.

        In our charter, we have elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we:

  •
  vest in the board the exclusive power to fix the number of directorships; and

  •
  provide that unless called by our chairman of our board of directors, our president, our chief executive officer or our board of directors or holders of one or more classes or series of preferred stock pursuant to rights specifically set forth in our charter with respect to such classes or series of preferred stock, a special meeting of shareholders may only be called by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        Our charter contains such a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        We entered into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law.

        The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or executive officer actually received an improper personal benefit in money, property or other services; or

  •
  with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

        The indemnification agreements also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

  •
  the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

  •
  the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

        In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within 20 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the portion of any expenses advanced to the indemnitee relating to claims, issues or matters in a proceeding if it is ultimately established that the standard of conduct was not met.

        The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

        In addition, to the maximum extent permitted by law, our 2011 Equity Incentive Plan provides the members of our board of directors with limited liability with respect to actions taken or decisions made in good faith relating to the plan and indemnification in connection with their activities under the plan.

        Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Meetings of Shareholders

        Subject to the rights of holders of one or more classes or series of preferred stock specifically set forth in our charter, special meetings of shareholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president or, in the case of a shareholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Additionally, the Series A Preferred Stock articles supplementary will provide the holders of Series A Preferred Stock certain rights to have a special meeting called upon their request in connection with the election of the preferred stock directors. See "Description of Series A Preferred Stock—Limited Voting Rights."

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

  •
  pursuant to our notice of the meeting;

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

  •
  by the board of directors; or

  •
  by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

        With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only:

  •
  pursuant to our notice of the meeting; and

  •
  by the board of directors; or

  •
  provided that the board of directors has determined that directors will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

        Generally, in accordance with our bylaws, a shareholder seeking to nominate a director or bring other business before our annual meeting of shareholders must deliver a notice to our secretary not later than 5:00 p.m., Eastern Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of shareholders (for purposes of our 2012 annual meeting, notice by the shareholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the annual meeting of shareholders is first made by us). For a shareholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a shareholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

        The following summary of material provisions of the partnership agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the partnership agreement and applicable provisions of the Delaware Revised Uniform Limited Partnership Act ("DRULPA").

General

        Our operating partnership, STAG Industrial Operating Partnership, L.P., has been organized as a Delaware limited partnership. We are considered to be an UPREIT, in which all of our assets are owned in a limited partnership, our operating partnership, of which a wholly-owned subsidiary of ours is the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income. The purpose of our operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the DRULPA, except that the limited partnership agreement (the "partnership agreement") of our operating partnership requires the business of our operating partnership to be conducted in such a manner that will permit us to qualify as a REIT under U.S. federal tax laws.

        We will amend the partnership agreement in connection with the consummation of the offering of Series A Preferred Stock to reflect the issuance and terms of the Series A Preferred Units, and the provisions of the partnership agreement described below will be in effect from and after the consummation of this offering. We are the indirect general partner of the operating partnership and, as of June 30, 2011, we owned 67.1% of our operating partnership.

        Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions received common units in our operating partnership. In addition, in connection with our initial public offering, our executive officers and independent directors received LTIP units in our operating partnership. Holders of common units and LTIP units in the operating partnership are generally entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests of common units and LTIP units in the operating partnership if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred units, including Series A Preferred Units. Series A Preferred Units will rank senior to the common units and LTIP units of our operating partnership and will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Stock described in "Description of Series A Preferred Stock." The units in the operating partnership are not listed on any exchange or quoted on any national market system.

        We will hold our assets and conduct our business through our operating partnership. Pursuant to the partnership agreement, we, as the owner of the sole general partner of our operating partnership, have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership. Our operating partnership may admit additional limited partners in accordance with the terms of the partnership agreement. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the owner of the general partner, control the assets and business of our operating partnership. However, any amendment to the partnership agreement that would:

  •
  affect the redemption rights in a manner adverse to a limited partner;

  •
  adversely affect a limited partner's right to receive cash distributions;

  •
  convert a limited partner interest into a general partner interest;

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

  •
  modify the limited liability of a limited partner in a manner adverse to such partner; or

  •
  cause the termination of our operating partnership prior to the time specified in the partnership agreement,

will require the consent of each limited partner adversely affected thereby or else shall be effective against only those limited partners who shall have consented thereto.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for U.S. federal tax purposes, to avoid any U.S. federal income or excise tax liability imposed by the Code, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by our operating partnership, it is anticipated that our operating partnership will pay all of our administrative costs and expenses and our expenses will be treated as expenses of our operating partnership. Such expenses include:

  •
  all expenses relating to our formation and continuity of existence;

  •
  all expenses relating to any offerings and registrations of securities;

  •
  all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

  •
  all expenses related to our compliance with applicable laws, rules and regulations; and

  •
  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Distributions

        The partnership agreement provides that our operating partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) on a quarterly (or, at the election of the general partner, more frequent) basis, in amounts determined by the general partner in its sole discretion, to us and the limited partners:

  •
  first, with respect to the Series A Preferred Units and any other units ranking on parity with the Series A Preferred Units as to distributions, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests; and

  •
  second, with respect to any units that are not entitled to any preference in distribution, including common units and LTIP units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

        Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

no obligation to make any contribution to the capital of our operating partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the partnership or to any other person for any purpose whatsoever.

Partnership Allocations

        It is anticipated that income, gain and loss of our operating partnership for each fiscal year generally will be allocated among the partners in accordance with our operating partnership agreement. The allocations described above are subject to compliance with the provisions of the Code Sections 704(b) and 704(c) and U.S. Department of Treasury Regulations promulgated thereunder.

Capital Contributions and Borrowings

        Upon the completion of this offering, we will contribute to our operating partnership the net proceeds of this offering as our capital contribution in exchange for Series A Preferred Units. Under the partnership agreement, we are obligated to contribute the net proceeds of any subsequent offering of our common stock or preferred stock as additional capital to our operating partnership.

        The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership.

Issuance of Additional Limited Partnership Interests

        As the owner of the sole general partner of our operating partnership, we are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then, unless the additional units are issued in connection with a contribution of property to our operating partnership, we must (1) issue additional shares of our common stock or other securities, which securities have designations, preferences and other rights such that the economic interests attributable to such securities are comparable to the designations preferences and other rights, except voting rights, of the additional units issued to us and must contribute to our operating partnership the entire proceeds received by us from such issuance or (2) issue additional units to all partners holding units in the same class in the proportion to their respective interests in such class in our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

        Our operating partnership may issue units of limited partnership interest that are common units, units of limited partnership interest that are preferred as to distributions and upon liquidation to our units of limited partnership interest and other types of units with such rights and obligations as may be established by the general partner from time to time.

        In connection with this offering, our operating partnership will issue an equivalent number of Series A Preferred Units to us that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Stock described in "Description of Series A Preferred Stock."

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

Redemption Rights

        Pursuant to the partnership agreement, on or after the date that is one year from the date of issuance, the limited partners holding common units (other than us) have the right to cause our operating partnership to redeem their common units for cash or, at the election of the general partner, our common stock on a one-for-one basis, subject to adjustment, as provided in the partnership agreement. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common stock to the redeeming limited partner would (1) be prohibited, as determined in our sole discretion, under our charter or (2) cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock for purposes of complying with the Securities Act.

        Our operating partnership will be required to redeem Series A Preferred Units from us in connection with any redemption by us of shares of Series A Preferred Stock. See "Description of Series A Preferred Stock—Optional Redemption."

No Removal of the General Partner

        Our wholly-owned subsidiary may not be removed as general partner by the partners with or without cause.

Withdrawal of General Partner; Transfer of General Partner's Interests

        We cannot cause the general partner to withdraw from our operating partnership or transfer or assign its interest in our operating partnership unless:

  •
  the interests are transferred to a qualified REIT subsidiary;

  •
  the limited partners holding a majority of the outstanding partnership interests held by all limited partners consent; or

  •
  the general partner merges with another entity and, immediately after such merger, the surviving entity contributes substantially all of its assets, other than the general partner's interests in our operating partnership, to our operating partnership in exchange for units of limited partnership interest.

Restrictions on Transfer by Limited Partners

        The partnership agreement provides that each limited partner, and each transferee of partnership interests or assignee pursuant to a permitted transfer, has the right to transfer all or any portion of its partnership interest to any person, subject to the provisions of the partnership agreement. No limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion.

Term

        Our operating partnership shall continue until terminated as provided in the partnership agreement or by operation of law.

Tax Matters

        Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of our operating partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in our stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "we," "our" and "us" mean only STAG Industrial, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate STAG Industrial, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships and trusts;

  •
  persons who hold our stock on behalf of other persons as nominees;

  •
  persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "constructive ownership transaction," "synthetic security" or other integrated investment;

  •
  "S" corporations;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our stock will depend on the shareholder's particular tax circumstances. For example, a shareholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to "excess inclusion income." See "—Taxation of STAG Industrial, Inc.—Taxable Mortgage Pools and Excess Inclusion Income." A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to

U.S. FEDERAL INCOME TAX CONSIDERATIONS

consult your tax advisor regarding the U.S. federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of STAG Industrial, Inc.

        We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2011. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

        The law firm of DLA Piper LLP (US) is acting as our tax counsel in connection with this offering. In connection with this offering, DLA Piper LLP (US) will render an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our present and proposed organization, ownership and method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2011. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a

U.S. FEDERAL INCOME TAX CONSIDERATIONS

corporation. In general, the income that we generate and distribute currently is taxed only at the shareholder level upon distribution to our shareholders.

        For tax years through 2012, most domestic shareholders that are individuals, trusts or estates are taxed on regular corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See "—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions."

        Any net operating losses and other tax attributes of ours generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of Shareholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a "taxable mortgage pool" or a residual interest in a real estate mortgage investment conduit, or "REMIC"), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt shareholders known as "disqualified organizations" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

  •
  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

  •
  If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Requirements for Qualification—General."

  •
  A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm's-length terms.

  •
  If we acquire appreciated assets from a corporation that is not a REIT and is taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

  •
  The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT. In our case, we intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2011. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, and thereby satisfy this requirement.

        The Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

        Ownership of partnership interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Department of Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of our operating partnership's assets and income will be deemed to be ours for federal income tax purposes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

        Taxable corporate subsidiaries.    In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain, or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain other forms of income, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

        Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the

U.S. FEDERAL INCOME TAX CONSIDERATIONS

income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions (other than return of capital distributions) that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

        We may receive (either actual receipt or deemed receipt) amounts from certain affiliated entities in exchange for such entities' use of intellectual property rights, including the use of the STAG name. We do not expect such amounts to be significant, and, in any event, to negatively impact our compliance with REIT gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own (other than a TRS or qualified REIT subsidiary) may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test by value does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test by value, as explained below).

        Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test by value, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive

U.S. FEDERAL INCOME TAX CONSIDERATIONS

the income in cash. To the extent that distributed excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as UBTI in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See "—Taxable Mortgage Pools and Excess Inclusion Income."

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor, qualify as "straight debt" securities or qualify for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

        Some of our assets will consist of goodwill, including goodwill related to the contribution of the management company. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

        No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

  (1)
  the sum of

  (i)
  90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends paid deduction, and

  (ii)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (2)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends to provide a tax deduction for us, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (2) the tax that we paid on their behalf with respect to that income.

        To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions."

        If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed, and (ii) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (1) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include:

  •
  "residual interests" in REMICs or taxable mortgage pools;

  •
  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

U.S. FEDERAL INCOME TAX CONSIDERATIONS

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

        In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

        We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to shareholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

        A significant portion of our investments is expected to be in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our shareholders.

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Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any

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hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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  the entity has issued debt obligations (liabilities) that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under applicable U.S. Department of Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the shareholders of the REIT.

        A portion of the REIT's income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Under IRS guidance, the REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its shareholders in proportion to dividends paid. We are required to notify our shareholders of the amount of "excess inclusion income" allocated to them. A shareholder's share of our excess inclusion income:

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  cannot be offset by any net operating losses otherwise available to the shareholder;

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  is subject to tax as UBTI in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax; and

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  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign shareholders.

        See "—Taxation of Shareholders." To the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such

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as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income is calculated, or would be allocated to shareholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. Although we do not expect to own any TMPs, we intend to monitor our ownership of any entities which may be a TMP (including whether a TRS election might be made in respect of any such TMP) to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Shareholders

  Taxation of Taxable Domestic Shareholders

        Definitions.    In this section, the phrase "domestic shareholder" means a holder of our stock that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic shareholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our Series A Preferred Stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our shares of preferred stock and then to our shares of common stock. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends received by domestic shareholders that are

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individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

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  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

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  qualified dividends received by the REIT from TRSs or other taxable C corporations; or

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  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its stock. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Taxation of STAG Industrial, Inc.—Annual Distribution Requirements." Corporate shareholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of shareholders that are individuals, trusts and estates, and 35% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions do not exceed the adjusted basis of the shareholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder's shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, the shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of STAG Industrial, Inc.—Annual Distribution Requirements." Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

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        Dispositions of our stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the shareholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Redemptions of Our Series A Preferred Stock.    Whenever we redeem any shares of Series A Preferred Stock, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Stock to a holder of such Series A Preferred Stock can only be determined on the basis of the particular facts as to each holder at/the time of redemption. In general, a holder of our Series A Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption (excluding the portion of such redemption proceeds that represents dividends) and such holder's adjusted tax basis in the Series A Preferred Stock redeemed (provided the Series A Preferred Stock are held as a capital asset) if such redemption (i) results in a "complete termination" of the holder's interest in all classes of our shares under Section 302(b)(3) of the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the holder of the Series A Preferred Stock under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the Series A Preferred Stock being redeemed, but also such holder's ownership of other classes and series of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our Series A Preferred Stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

        If the holder of Series A Preferred Stock owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series A Preferred Stock from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of our Series A Preferred Stock

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intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series A Preferred Stock will be treated as a distribution on our shares. If the redemption of a holder's Series A Preferred Stock is taxed as a dividend, the adjusted basis of such holder's redeemed Series A Preferred Stock will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

        With respect to a redemption of our Series A Preferred Stock that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

        Conversion of Our Series A Preferred Stock into Common Stock.    Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Stock into our common stock. Except as provided below, a U.S. shareholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash). Any shares of common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Stock will be treated as a distribution on our shares. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series A Preferred Stock for more than one year. U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of common stock received on a conversion of Series A Preferred Stock for cash or other property.

        Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a domestic shareholder of our stock will not be treated as passive activity income. As a result, shareholders will not be able to apply any "passive losses" against income or gain relating to our stock. If we make dividends to non-corporate domestic shareholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic shareholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes.

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        Tax rates.    The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the 15% capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. United States holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

        On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic shareholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our stock.

  Taxation of Foreign Shareholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A "non-U.S. holder" is any person other than:

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  a citizen or resident of the United States;

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  a corporation or partnership (or entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

        The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

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        Ordinary dividends.    The portion of distributions received by non-U.S. holders that (1) is payable out of our earnings and profits, (2) is not attributable to our capital gains and (3) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. See "—Taxation of STAG Industrial, Inc.—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

        Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the shareholder's proportionate share of our earnings and profits, plus (2) the shareholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

        Capital gain distributions.    Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or "USRPI capital gains," will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under "—Taxation of Foreign Shareholders—Ordinary Dividends," for a discussion of the consequences of income that is effectively

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connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

        A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. Our shares of common stock are listed on the NYSE under the symbol "STAG." We expect our Series A Preferred Stock will be traded on the NYSE under the symbol "STAG Pr A."

        Dispositions of our stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor we expect to meet this 50% test.

        Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

        In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable U.S. Department of Treasury regulations, on an established securities market, a non-U.S. holder's sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding stock at all times during a specified testing period.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Conversion of Our Series A Preferred Stock into Common Stock.    Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Stock into our common stock, provided our Series A Preferred Stock does not constitute a

U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. real property interest ("USRPI"). Even if our Series A Preferred Stock constitutes a USRPI, provided our shares of common stock also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Stock into our common stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S shareholder's basis and holding period in the common stock received upon conversion will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted Series A Preferred Stock will be treated as a distribution on our shares. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock. Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of common stock received on a conversion of Series A Preferred Stock for cash or other property.

        Wash sales.    In general, special wash sale rules apply if a shareholder owning more than 5% of our stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

        Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        New legislation relating to foreign accounts.    Withholding taxes may be imposed on certain types of payments made to "foreign financial institutions" and certain other non-United States entities. Specifically, a 30% withholding tax will be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

        Although these rules currently apply to applicable payments made after December 31, 2012 (other than payments made on debt securities outstanding on March 18, 2012), in recent guidance, the IRS has indicated that Treasury Regulations will be issued pursuant to which the withholding provisions described above would apply to payments of dividends on our common stock or interest on our debt securities (excluding those debt securities outstanding on March 18, 2012) made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock or debt

U.S. FEDERAL INCOME TAX CONSIDERATIONS

securities on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions, including this recent IRS guidance.

  Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our stock as "debt financed property" within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt shareholder.

        To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt shareholder that is allocable to excess inclusion income may be treated as UBTI. We do not anticipate that our investments will generate excess inclusion income, but there can be no assurance on this regard. If excess inclusion income is allocable to some categories of tax-exempt shareholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income. As required by IRS guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a "pension-held REIT."

        Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Tax Shelter Reporting

        If a holder of our stock (including our Series A Preferred Stock) recognizes a loss as a result of a transaction with respect to our stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a shareholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a shareholder that is either a corporation or a partnership with only corporate partners, such shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio

U.S. FEDERAL INCOME TAX CONSIDERATIONS

securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Shareholders should consult their tax advisers concerning any possible disclosure obligation with respect to the receipt or disposition of our stock (including our Series A Preferred Stock), or transactions that we might undertake directly or indirectly. Moreover, shareholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Other Tax Consequences

  Income Taxation of the Operating Partnership and Their Partners

        Tax aspects of our investments in our operating partnership.    The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.

        Classification as partnerships.    We are required to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses but only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation.

        An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the U.S. Department of Treasury regulations relating to entity classification, or the "check-the-box regulations"; and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated domestic business entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that each Partnership will be classified as a partnership for U.S. federal income tax purposes (or else as a disregarded entity where there are not at least two separate beneficial owners).

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if at least 90% of the partnership's annual gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends. The exception described in the preceding sentence is referred to herein as the 90% passive income exception.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Certain U.S. Department of Treasury regulations, referred to herein as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. If any partnership in which we own an interest does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.

        We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain relief provisions. In addition, any change in a Partnership's status for tax purposes to a corporation might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

        Partners, not the partnerships, subject to tax.    A partnership is not a taxable entity for U.S. federal income tax purposes. We will therefore take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

        Partnership allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

        Tax allocations with respect to contributed properties.    Income, gain, loss, and deduction attributable to (1) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (including in our formation transactions) or (2) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

        Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) would cause us to be allocated lower amounts of depreciation deductions for

U.S. FEDERAL INCOME TAX CONSIDERATIONS

tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

        Basis in partnership interest.    Our adjusted tax basis in any partnership interest we own generally will be:

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  the amount of cash and the basis of any other property we contribute to the partnership;

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  increased by our allocable share of the partnership's income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

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  reduced, but not below zero, by our allocable share of the partnership's loss (excluding any non-deductible items), the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

        Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain if we held the partnership interest for more than one year.

        Sale of a partnership's property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will generally be allocated among the partners in accordance with their percentage interests in the Partnership.

        Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership's, trade or business.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Backup Withholding and Information Reporting

        We will report to our domestic shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic shareholder who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

        We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our shareholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

General

        ERISA imposes certain requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification. In addition, ERISA requires the fiduciary of an ERISA Plan to maintain the indicia of ownership of the ERISA Plan's assets within the jurisdiction of the United States district courts, unless an exception applies. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under "Risk Factors," the nature of our business, the length of our operating history and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of shares of our Series A Preferred Stock.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing our Series A Preferred Stock.

The Plan Assets Regulation

        The United States Department of Labor has issued a regulation, 29 CFR Section 2510.3-101 (as modified by Section 3(42) of ERISA, the "Plan Assets Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that "benefit plan investors" hold less than 25% of each class of equity interests in the entity. Our Series A Preferred Stock would constitute an "equity interest" for purposes of the Plan Assets Regulation.

Publicly Offered Security

        Under the Plan Assets Regulation, a "publicly offered security" is a security that is:

  •
  freely transferable;

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  part of a class of securities that is widely held; and

ERISA CONSIDERATIONS

  •
  either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of these securities to the public occurred.

        Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Plan Assets Regulation, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

        A class of securities is considered "widely held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering of such security as a result of events beyond the issuer's control.

        The shares of our Series A Preferred Stock offered in this prospectus should meet the criteria of the publicly offered securities exception to the look-through rule, based upon the following analysis.

        First, although the Department of Labor and the courts have provided little guidance on this requirement, we believe the Series A Preferred Stock should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those generally permitted under the Plan Assets Regulation, i.e., those required under federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and lock-up restrictions imposed on certain shareholders in connection with our formation transactions.

        Second, we expect (although we cannot confirm) that our Series A Preferred Stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

        Third, the shares of our Series A Preferred Stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the Series A Preferred Stock will be timely registered under the Exchange Act.

The 25% Limit

        Under the Plan Assets Regulation, and assuming no other exemption applies, an entity's assets would be deemed to include "plan assets" subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by "benefit plan investors" (the "25% Limit"). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment

ERISA CONSIDERATIONS

advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term "benefit plan investor" is defined in the Plan Assets Regulation as:

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  any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA;

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  any plan that is subject to Section 4975 of the Code; and

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  any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (to the extent of such plan's investment in the entity).

        Thus, while our assets would not be considered to be "plan assets" for purposes of ERISA if the 25% Limit were not exceeded, no assurance can be given that the 25% Limit will not be exceeded at all times.

Operating Companies

        Under the Plan Assets Regulation, an entity is an "operating company" if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company ("REOC") or a venture capital operating company ("VCOC"). An entity is a REOC if:

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  on its "initial valuation date and on at least one day within each annual valuation period," at least 50% of the entity's assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and

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  such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period.

        The "initial valuation date" is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity's "annual valuation period" is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity's initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partners) under the supervision of the entity. An entity will qualify as a VCOC if:

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  on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity's assets, valued at cost, consist of "venture capital investments,"; and

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  the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments.

        The Plan Assets Regulation defines the term "venture capital investments" as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights. We have not endeavored to determine whether we will satisfy the REOC or VCOC exceptions.

Our Status Under ERISA

        We believe that our assets should not constitute "plan assets" for purposes of ERISA, based on the publicly offered security exception in the Plan Assets Regulation. We further believe that our

ERISA CONSIDERATIONS

operating partnership's assets may not constitute "plan assets" for purposes of ERISA, based on the 25% Limit in the Plan Assets Regulation. However, no assurance can be given that we will qualify for either of the foregoing exceptions.

        If for any reason our assets or our operating partnership's assets are deemed to constitute "plan assets" under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt "prohibited transaction" under ERISA or Section 4975 of the Code. In such circumstances, we, in our sole discretion, may void or undo any such prohibited transaction. In addition, if our assets or our operating partnership's assets are deemed to be "plan assets," our management may be considered to be fiduciaries under ERISA.

        A fiduciary of an ERISA plan or other plan that proposes to cause such entity to purchase shares of our Series A Preferred Stock should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of ERISA.

        The sale of shares of our Series A Preferred Stock to a Plan is in no respect a representation by us or any other person associated with the offering of shares of our Series A Preferred Stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series A Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	480,000
Raymond James & Associates, Inc.	480,000
UBS Securities LLC	480,000
Wells Fargo Securities, LLC	480,000
RBC Capital Markets, LLC	360,000
Keefe, Bruyette & Woods, Inc.	120,000

Total	2,400,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series A Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares of Series A Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Series A Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We expect that delivery of the Series A Preferred Stock will be made against payment thereof on or about November 2, 2011, which will be the fifth business day following the pricing of the Series A Preferred Stock (such settlement cycle being herein referred to as "T + 5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock on the date of pricing or the next business day will be required, by virtue of the fact that the Series A Preferred Stock initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock on the date of pricing of the Series A Preferred Stock or the next business day should consult their own advisor.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares of Series A Preferred Stock to the public at the public offering price set forth on the cover page of this

UNDERWRITING (CONFLICTS OF INTEREST)

prospectus and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a concession not in excess of $0.45 per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$25.00	$60,000,000	$69,000,000
Underwriting discount	$0.7875	$1,890,000	$2,173,500
Proceeds, before expenses, to us	$24.2125	$58,110,000	$66,826,500

        The expenses of the offering, not including the underwriting discount, are estimated at $0.7 million and are payable by us.

Overallotment Option

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 360,000 additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        Pursuant to the underwriting agreement, we have agreed not to sell or transfer any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exchangeable or exercisable for the Series A Preferred Stock or similar, parity or senior equity securities for a period of 60 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series A Preferred Stock or similar, parity or senior equity securities;

  •
  sell any option or contract to purchase any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series A Preferred Stock or similar, parity or senior equity securities;

  •
  purchase any option or contract to sell any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series A Preferred Stock or similar, parity or senior equity securities;

UNDERWRITING (CONFLICTS OF INTEREST)

  •
  grant any option, right or warrant for the sale of any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series A Preferred Stock or similar, parity or senior equity securities;

  •
  otherwise dispose of or transfer any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series A Preferred Stock or similar, parity or senior equity securities;

  •
  file any registration statement under the Securities Act with respect to any of the foregoing; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Series A Preferred Stock or such similar, parity or senior equity securities, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        The restrictions described in the immediately preceding paragraph do not apply to the sale of the shares of Series A Preferred Stock to the underwriters. Notwithstanding the foregoing, if (1) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

New York Stock Exchange Listing

        No market currently exists for our Series A Preferred Stock. We intend to apply to list our Series A Preferred Stock on the NYSE under the symbol "STAG Pr A." If the application is approved, trading of the Series A Preferred Stock is expected to commence within 30 days after the initial delivery of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock.

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the shares of Series A Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Series A Preferred Stock. However, the representatives may engage in transactions that have the effect of stabilizing the price of the Series A Preferred Stock, such as purchases that peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our Series A Preferred Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may

UNDERWRITING (CONFLICTS OF INTEREST)

purchase shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series A Preferred Stock or preventing or retarding a decline in the market price of our Series A Preferred Stock. As a result, the price of our Series A Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series A Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

        Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and RBC Capital Markets, LLC are lenders under our $100 million credit facility. Under this facility, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated also acts as administrative agent and lead arranger. As of October 25, 2011, borrowings of approximately $23.5 million were outstanding under the facility. In connection with their participation in the credit facility, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and RBC Capital Markets, LLC or their affiliates receive customary fees. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our credit facility, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and RBC Capital Markets, LLC will receive their proportionate shares of any amount of the credit facility that is repaid with the net proceeds of this offering.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, RBC Capital Markets, LLC and Keefe, Bruyette & Woods, Inc. acted as underwriters in our initial public offering, which closed on April 20, 2011, and received customary underwriting discounts and commissions in connection therewith.

UNDERWRITING (CONFLICTS OF INTEREST)

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        As of June 30, 2011, we had interest rate swaps with an aggregate notional amount of $31.0 million with affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, as of June 30, 2011, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated was a tenant in five of our properties and represented 4.2% of our total annualized rent.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

    provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a

UNDERWRITING (CONFLICTS OF INTEREST)

non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

        This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by DLA Piper LLP (US). In addition, the description of federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based on the opinion of DLA Piper LLP (US). Certain legal matters relating to this offering will be passed upon for the underwriters by Goodwin Procter LLP.

EXPERTS

        The combined financial statements of STAG Predecessor Group as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, the combined statements of revenue and certain expenses of STAG Contribution Group for the years ended December 31, 2010 and 2009 and the periods from January 1, 2008 to July 27, 2008 and July 28, 2008 to December 31, 2008, the consolidated balance sheet of STAG Industrial, Inc. as of December 31, 2010, the statement of revenue and certain expenses of the Newton Property for the period from January 1, 2010 to May 13, 2010, the statement of revenue and certain expenses of the Charlotte Property for the period from January 1, 2010 to September 16, 2010, the statement of revenue and certain expenses of the Goshen Property for the period from January 1, 2010 to August 12, 2010, the statement of revenue and certain expenses of the O'Fallon Property for the period from January 1, 2010 to July 29, 2010, the combined statement of revenue and certain expenses of the Piscataway and Lopatcong Properties for the period from January 1, 2010 to December 9, 2010, the statement of revenue and certain expenses of the Charlotte II Property for the period from January 1, 2010 to September 29, 2010, the statement of revenue and certain expenses of the Madison Property for the period from January 1, 2010 to October 11, 2010, the statement of revenue and certain expenses of the Streetsboro Property for the period from January 1, 2010 to October 27, 2010, the combined statement of revenue and certain expenses of the Rogers and Vonore Properties for the period from January 1, 2010 to October 25, 2010, the combined statement of revenue and certain expenses of the Salem Properties for the period from January 1, 2010 to November 3, 2010, the statement of revenue and certain expenses of the Walker Property for the period from January 1, 2010 to October 14, 2010, the statement of revenue and certain expenses of the Mooresville Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Cleveland Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Lansing Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Gresham Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Hazelwood Property for the year ended December 31, 2010, and the statement of revenue and certain expenses of the Louisville Property for the year ended December 31, 2010 all included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We maintain a website at www.stagindustrial.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

        We have filed with the SEC a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of our Series A Preferred Stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our Series A Preferred Stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website, www.sec.gov.

        We are subject to the information and reporting requirements of the Exchange Act and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These reports and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above.

INDEX TO FINANCIAL STATEMENTS

STAG INDUSTRIAL, INC. AND SUBSIDIARIES AND STAG PREDECESSOR GROUP
Unaudited Pro Forma Condensed Consolidated Financial Statements:
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011	F-5
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2011 and for the year ended December 31, 2010	F-6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-8
Consolidated Historical Financial Statements:
Report of Independent Registered Public Accounting Firm	F-15
Consolidated Balance Sheet as of December 31, 2010	F-16
Notes to Consolidated Balance Sheet	F-17
Consolidated Balance Sheet as of June 30, 2011 for STAG Industrial, Inc. and Combined Balance Sheet for STAG Predecessor Group as of December 31, 2010 (unaudited)	F-19

Consolidated and Combined Statements of Operations for STAG Industrial, Inc. for the period from April 20, 2011 to June 30, 2011 and STAG Predecessor Group for the periods from January 1, 2011 to April 19, 2011, from April 1, 2011 to April 19, 2011, and for the three and six months ended June 30, 2010 (unaudited)

F-20

Consolidated and Combined Statements of Shareholders' Equity for STAG Industrial, Inc. for the period from April 20, 2011 to June 30, 2011 and STAG Predecessor Group for the period from January 1, 2011 to April 19, 2011 and for the six months ended June 30, 2010 (unaudited)

F-21

Consolidated and Combined Statements of Cash Flows for STAG Industrial, Inc. for the period from April 20, 2011 to June 30, 2011 and STAG Predecessor Group for the period from January 1, 2011 to April 19, 2011 and the Combined Statements of Cash Flows for STAG Predecessor Group for the six months ended June 30, 2010 (unaudited)

F-22
Notes to Consolidated and Combined Financial Statements	F-23
STAG PREDECESSOR GROUP
Report of Independent Registered Public Accounting Firm	F-46
Combined Balance Sheets as of December 31, 2010 and 2009	F-47
Combined Statements of Operations for the years ended December 31, 2010, 2009 and 2008	F-48
Combined Statements of Changes in Owners' Equity for the years ended December 31, 2010, 2009 and 2008	F-49
Combined Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008	F-50
Notes to Combined Financial Statements	F-51
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2010	F-64
STAG CONTRIBUTION GROUP
Report of Independent Auditors	F-66

Combined Statements of Revenue and Certain Expenses for the period from January 1, 2011 to April 19, 2011 (unaudited) and the years ended December 31, 2010 and 2009 and the periods from July 28, 2008 to December 31, 2008 and January 1, 2008 to July 27, 2008

F-67
Notes to Combined Statements of Revenue and Certain Expenses	F-68
NEWTON PROPERTY
Report of Independent Auditors	F-73
Statement of Revenue and Certain Expenses for the period from January 1, 2010 to May 13, 2010	F-74
Notes to Statement of Revenue and Certain Expenses	F-75

STAG Industrial, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Statements

        The unaudited pro forma condensed consolidated financial statements of STAG Industrial, Inc. (together with its consolidated subsidiaries, the "Company") as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010 are derived from the financial statements of: (1) STAG Industrial, Inc. consolidated balance sheet as of June 30, 2011, (2) STAG Predecessor Group, which consists of the properties contributed by STAG Investments III, LLC, which included the entity that was considered our accounting acquirer, (3) STAG Contribution Group, which consists of properties contributed by STAG Investments IV, LLC and STAG GI Investments, LLC, (4) the management company, and (5) STAG Industrial, Inc. Acquisitions, which consists of actual and probable acquisitions of STAG Industrial, Inc. subsequent to April 19, 2011. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 gives effect to acquisitions of properties, including two probable acquisitions of properties, subsequent to June 30, 2011 as if these events had occurred on June 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2011 gives effect to the Company's acquisition of properties, including two probable acquisitions of properties, subsequent to April 19, 2011 as if these events had occurred on January 1, 2010. Further, the pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations give effect to the following:

  •
  the historical financial results of STAG Predecessor Group, which includes the entity that is considered our accounting acquirer;

  •
  the contribution of STAG Contribution Group and the management company for units of the limited partnership interests ("common units") in STAG Industrial Operating Partnership, L.P. (the "operating partnership");

  •
  the incremental general and administrative expenses expected to be incurred to operate as a public company;

  •
  the completion of the formation transactions, STAG GI's acquisition of its properties and its incurrence of associated indebtedness, and the initial public offering of the Company, repayment or reissuance of indebtedness and other use of proceeds from the offering.

        The Company's pro forma condensed consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes thereto included elsewhere in this prospectus. The adjustments to the Company's pro forma condensed consolidated financial statements are based on available information and assumptions that the Company considers reasonable. The Company's pro forma condensed consolidated financial statements do not purport to (1) represent the Company's financial position that would have actually occurred had the acquisitions, including two probable acquisitions, subsequent to June 30, 2011 occurred on June 30, 2011, (2) represent the Company's results of operations that would have actually occurred had the formation transactions, initial public offering and acquisitions, including two probable acquisitions, subsequent to April 19, 2011 occurred on January 1, 2010, or (3) project the Company's financial position or results of operations as of any future date or for any future period, as applicable. The pro forma condensed consolidated financial statements include adjustments relating to acquisitions only when it is probable that the Company will acquire the properties.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2011

(dollars in thousands)

	STAG Industrial, Inc.	STAG Industrial, Inc. Acquisitions	Company Pro Forma
	A	B
Assets
Rental property
Land	$59,481	$10,676	$70,157
Buildings	338,945	43,422	382,367
Tenant improvements	19,650	3,328	22,978
Building improvements	8,612	—	8,612
Less: accumulated depreciation	(23,723)	—	(23,723)

Total rental property	402,965	57,426	460,391
Cash and cash equivalents	13,307	—	13,307
Restricted cash	5,637	1,319	6,956
Tenants accounts receivable, net	4,229	—	4,229
Prepaid expenses and other assets	1,954	—	1,954
Deferred financing fees, net	2,485	—	2,485
Leasing commissions, net	158	—	158
Goodwill	4,923	—	4,923
Due from related parties	737	—	737
Deferred leasing intangibles, net	95,224	19,095	114,319

Total assets	$531,619	$77,840	$609,459

Liabilities and equity
Liabilities:
Mortgage notes payable	$255,870	$48,310	$304,180
Notes payable—related party	—	—	—
Credit facility	—	29,134	29,134
Accounts payable, accrued expenses and other liabilities	3,253	—	3,253
Interest rate swaps	1,893	—	1,893
Tenant prepaid rent and security deposits	3,538	—	3,538
Dividends payable	4,871	—	4,871
Deferred leasing intangibles	1,916	396	2,312
Due to related party	746	—	746

Total liabilities	272,087	77,840	349,927

Common stock	159	—	159
Additional paid-in capital	177,906	—	177,906
Accumulated deficit	(3,903)	—	(3,903)

Total shareholders' equity	174,162	—	174,162
Noncontrolling interest	85,370	—	85,370

Total equity	259,532	—	259,532

Total liabilities and equity	$531,619	$77,840	$609,459

See accompanying notes to pro forma condensed consolidated financial statements.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2011

(dollars in thousands, except per share data)

	For the period January 1, 2011 to April 19, 2011			For the period April 20, 2011 to June 30, 2011	For the period January 1, 2011 to June 30, 2011	For the period January 1, 2011 to June 30, 2011
	STAG Predecessor Group	STAG Contribution Group	The Management Company	STAG Industrial, Inc.	STAG Industrial, Inc. Acquisitions	Pro Forma Adjustments		Company Pro Forma
	AA	BB	CC	DD	EE
Revenues
Rental income	$7,027	$7,952	$—	$9,670	$4,224			$28,873
Tenant recoveries	1,218	730	—	1,073	521			3,542
Other income	—	—	359	267	—			626

Total revenues	8,245	8,682	359	11,010	4,745	—		33,041

Expenses
Property	2,145	1,176	—	1,672	585			5,578
General and administrative	497	—	1,532	2,060	—	667	FF	4,756
Property acquisition costs	—	—		327	—	(327	) GG	—
Depreciation and amortization	2,459	5,584	11	6,446	2,380			16,880

Total expenses	5,101	6,760	1,543	10,505	2,965	340		27,214

Other income (expense)
Interest income	1	—	—	9	—			10
Interest expense	(4,136)	(1,921)	(139)	(3,185)		2,194	HH	(9,824)
						(265	) II
						(177	) JJ
						—
					(2,195)	—
Gain (loss) on interest rate agreements	762	134	—	500	—	(83	) KK	1,313
Formation transaction costs	—	—	—	(3,728)	—	3,728	LL	—

Total other income (expense)	(3,373)	(1,787)	(139)	(6,404)	(2,195)	5,397		(8,501)

Net income (loss)	(229)	135	(1,323)	(5,899)	(415)	5,057		(2,674)

Net income (loss) attributable to noncontrolling interest				(1,996)		1,116	MM	(880)

Net income (loss) allocable to the Company	$(229)	$135	$(1,323)	$(3,903)	$(415)	$3,941		$(1,794)

Pro forma loss per share basic and diluted				$(0.26)			NN	$(0.11)

Pro forma weighted average outstanding shares basic and diluted				15,153,646				15,812,500

See accompanying notes to pro forma condensed consolidated financial statements.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2010

(dollars in thousands, except per share data)

	STAG Predecessor Group	STAG Contribution Group	The Management Company	STAG Industrial Inc. Acquisitions	Pro Forma Adjustments		Company Pro forma
	AA	BB	CC	EE
Revenues
Rental income	$24,249	$26,914	$—	$8,668	$—		$59,831
Tenant recoveries	3,761	2,417	—	1,044			7,222
Other income	—	—	1,252	—			1,252

Total revenues	28,010	29,331	1,252	9,712	—		68,305

Expenses
Property	6,123	3,238	—	1,152			10,513
General and administrative	937	—	3,843	—	4,733	FF	9,513
Depreciation and amortization	9,514	18,697	23	4,759			32,993

Total expenses	16,574	21,935	3,866	5,911	4,733		53,019

Other income (expense)
Interest income	16	—	—		—		16
Interest expense	(14,116)	(6,434)	(403)		7,171	HH	(19,326)
					(886)	II
					(354)	JJ
					—
				(4,304)	—
Gain (loss) on interest rate agreements	(282)	41	—		31	KK	(210)

Total other income (expense)	(14,382)	(6,393)	(403)	(4,304)	5,962		(19,520)

Net income (loss)	(2,946)	1,003	(3,017)	(503)	1,229		(4,234)

Net income (loss) attributable to noncontrolling interest					1,393	MM	1,393

Net income (loss) allocable to the Company	$(2,946)	$1,003	$(3,017)	$(503)	$(164)		$(2,841)

Pro forma loss per share basic and diluted						NN	$(0.18)

Pro forma weighted average outstanding shares basic and diluted							15,812,500

See accompanying notes to pro forma condensed consolidated financial statements.

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

1. BASIS OF PRESENTATION

        STAG Industrial, Inc. (the "Company") is a Maryland corporation formed on July 21, 2010 that did not have any operating activity until the consummation of its initial public offering of common stock ("Offering") and the related formation transactions (the "Formation Transactions") on April 20, 2011. The Company is the majority owner of the STAG Industrial Operating Partnership, L.P. (the "Operating Partnership"), which was formed on December 21, 2009. STAG Industrial GP, LLC (the "GP"), which was formed as a Delaware limited liability company on December 21, 2009, is a wholly owned subsidiary of the Company and is the sole general partner of the Operating Partnership. As of June 30, 2011, the Company owns 67.1% of the Operating Partnership. The Company is engaged in the business of acquiring, owning, leasing and managing of real estate, consisting primarily of industrial properties located throughout the United States. As of June 30, 2011, we owned 93 properties in 26 states with approximately 14.2 million rentable square feet, consisting of 46 warehouse/distribution properties, 26 manufacturing properties and 21 flex/office properties, and our properties were 91.0% leased to 74 tenants. As used herein, "STAG Industrial," "the Company," "we," "our" and "us" refer to STAG Industrial, Inc. and its consolidated subsidiaries and partnerships except where context otherwise requires. The financial information contained in this report that relates to the time period commencing April 20, 2011 and ending June 30, 2011 is the Company's financial information.

        The Company's "predecessor" for accounting purposes is STAG Predecessor Group (or "Predecessor"), which is not a legal entity, but a collection of the real estate entities that were owned by STAG Investments III, LLC prior to the Offering. STAG Predecessor Group also was engaged in the business of owning, leasing and operating real estate consisting primarily of industrial properties located throughout the United States. The financial information contained in this report that relates to the time periods on or prior to April 19, 2011 is the Predecessor's financial information.

        The Company filed a Prospectus dated April 15, 2011 with the Securities and Exchange Commission ("SEC") on April 18, 2011. On April 20, 2011, concurrent with the Offering of the common stock of the Company, the members of limited liability companies affiliated with the Company (collectively, the "Participants") that held direct or indirect interests in their real estate properties ("Properties") elected to take limited partnership units in the Operating Partnership ("common units") in exchange for the contribution of their Properties to the Company. The Formation Transactions were designed to (i) continue the operations of Predecessor, (ii) enable the Company to raise the necessary capital to acquire certain other properties, repay mortgage debt relating thereto and pay other indebtedness, (iii) fund costs, capital expenditures and working capital, (iv) provide a vehicle for future acquisitions, (v) enable the Company to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts, and (vi) preserve tax advantages for certain Participants.

        Our consolidated financial statements include the accounts of the Company, our Operating Partnership and our subsidiaries. The equity interests of other limited partners in our Operating Partnership are reflected as noncontrolling interest. The combined financial statements of STAG Predecessor Group include the accounts of STAG Predecessor Group and all entities in which STAG Predecessor Group had a controlling interest. All significant intercompany balances and transactions have been eliminated in the combination of entities. The financial statements of the Company are presented on a consolidated basis, for all periods presented and includes the consolidated historical

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(dollars in thousands)

1. BASIS OF PRESENTATION (Continued)

financial statements of the transferred collection of real estate entities and holdings, upon the initial public offering.

2. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)
Represents the historical consolidated balance sheet of STAG Industrial, Inc. as of June 30, 2011.

(B)
Reflects the acquisition of nine properties that have either closed or are considered probable of closing subsequent to June 30, 2011. These acquisitions in the aggregate were funded using proceeds from our credit facility of $29,134 and mortgage debt of $36,521. Additionally, we assumed or expect to assume $11,789 of mortgage debt from sellers in connection with the acquistions. The following pro forma adjustments are necessary to reflect the initial allocation of the actual or estimated purchase price of these acquisitions. The allocation of purchase price shown in the table below is based on the Company's best estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Land	$10,676
Building	43,422
Tenant improvements	3,328

Total rental property	57,426

Restricted cash and escrows	1,319
Above market leases	3,544
Leases in-place	10,855
Leasing commissions, net	275
Tenant relationships	4,421

Total deferred leasing intangibles, net	19,095

Assets acquired	77,840

Mortgage notes payable, net	11,254
Fair market value of debt adjustment	535
Deferred leasing intangibles	396

Liabilities assumed	12,185

Net acquisition price	$65,655

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

        The adjustments to the pro forma condensed consolidated statement of operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 are as follows:

(AA)
Reflects the historical combined statements of operations of STAG Predecessor Group for the period January 1, 2011 to April 19, 2011 and the year ended December 31, 2010. Revenue and expenses to be recognized by the Company related to STAG Predecessor Group's contributed interests are based on the historical cost basis of the related assets and liabilities.

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(dollars in thousands)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(BB)
Reflects the results of operations for the period January 1, 2011 to April 19, 2011 and the year ended December 31, 2010, of STAG Contribution Group, presented on a pro forma basis giving effect to the acquisitions of STAG GI Investments, LLC, that occurred on or after January 1, 2010 and prior to the formation transactions as if they occurred on January 1, 2010. The table below illustrates the adjustments to revenue and expenses for STAG Contribution Group. Adjustments to revenue represent the impact of the amortization of the net amount of above- and below-market rents and change in straight-line rent recognition as a result of purchase accounting adjustments. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments. Depreciation and amortization amounts were determined in accordance with the Company's policies and are based on management's evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to building are depreciated over 40 years. The amounts allocated to lease intangibles are generally amortized over the remaining life of the related leases. Interest expense represents the interest expense of the assumed debt at the current negotiated rates.

  STAG Industrial, Inc. and Subsidiaries

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

  (dollars in thousands)

  3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

  STAG Contribution Group

	For the Period January 1, 2011 to April 19, 2011
	Certain Revenue and Expenses (unaudited)
																Pro Forma STAG Contribution Group
	Historical STAG Contribution Group	Historical(2) Newton	Historical(3) O'Fallon	Historical(4) Goshen	Historical(5) Charlotte	Historical(6) Piscataway and Lopatcong	Historical(7) Streetsboro	Historical(8) Charlotte II	Historical(9) Salem	Historical(10) Rogers and Vonore	Historical(11) Madison	Historical(12) Walker	Historical(13) Mooresville	Historical Cleveland(14)	Adjustments(1)
Revenues
Rental income	$8,612	—	—	—	—	—	—	—	—	—	—	—	$180	$128	$(968)	$7,952
Tenant recoveries	719	—	—	—	—	—	—	—	—	—	—	—	—	11	—	730

Total revenue	$9,331	—	—	—	—	—	—	—	—	—	—	—	$180	$139	$(968)	$8,682

Expenses
Property	$1,165	—	—	—	—			—	—			—		$11	$—	$1,176
Depreciation and amortization	—	—													5,584	5,584
Interest expense	—	—													1,921	1,921
Gain on interest rate swaps															(134)	(134)

Total expenses	$1,165	—	—	—	—	$—	$—	—	—	$—	$—	—	$—	$11	$7,371	$8,547

	For the Year Ended December 31, 2010
	Certain Revenue and Expenses
																Pro Forma STAG Contribution Group
	Historical STAG Contribution Group	Historical(2) Newton	Historical(3) O'Fallon	Historical(4) Goshen	Historical(5) Charlotte	Historical(6) Piscataway and Lopatcong	Historical(7) Streetsboro	Historical(8) Charlotte II	Historical(9) Salem	Historical(10) Rogers and Vonore	Historical(11) Madison	Historical(12) Walker	Historical(13) Mooresville	Historical Cleveland(14)	Adjustments(1)
Revenues
Rental income	$16,446	$247	$314	$695	$1,526	$1,613	$970	$1,635	$710	$2,414	$903	$560	$1,080	$484	$(2,683)	$26,914
Tenant recoveries	1,533	2	—	144	143	—	—	256	134	—	—	164	—	41	—	2,417

Total revenue	$17,979	$249	$314	$839	$1,669	$1,613	$970	$1,891	$844	$2,414	$903	$724	$1,080	$525	$(2,683)	$29,331

Expenses
Property	$2,295	$2	$4	$144	$196			$256	$136			$164		$41	$—	$3,238
Depreciation and amortization	—	—													18,697	18,697
Interest expense	—	—													6,434	6,434
Gain on interest rate swaps															(41)	(41)

Total expenses	$2,295	$2	$4	$144	$196	$—	$—	$256	$136	$—	$—	$164	$—	$41	$25,090	$28,328

(1)
The adjustments relate to above/below market lease amortization, straight-line rent adjustments, adding depreciation and amortization, adding interest expense for the related debt and the historical loss from the interest rate swaps.

(2)
On May 14, 2010, the Newton Property was acquired by STAG Investments IV, LLC.

(3)
On July 30, 2010, the O'Fallon Property was acquired by STAG GI Investments, LLC.

(4)
On August 13, 2010, the Goshen Property was acquired by STAG GI Investments, LLC.

(5)
On September 17, 2010, the Charlotte Property was acquired by STAG GI Investments, LLC.

(6)
On December 10, 2010, the Piscataway and Lopatcong Properties were acquired by STAG GI Investments, LLC.

(7)
On October 28, 2010, the Streetsboro Property was acquired by STAG GI Investments, LLC.

(8)
On September 30, 2010, the Charlotte II Property was acquired by STAG GI Investments, LLC.

(9)
On November 4, 2010, the Salem Properties were acquired by STAG GI Investments, LLC.

(10)
On October 26, 2010, the Rogers and Vonore Properties were acquired by STAG GI Investments, LLC.

(11)
On October 12, 2010, the Madison Property was acquired by STAG GI Investments, LLC.

(12)
On October 15, 2010, the Walker Property was acquired by STAG GI Investments, LLC.

(13)
On March 1, 2011, the Mooresville Property was acquired by STAG GI Investments, LLC.

(14)
On April 6, 2011, the Cleveland Property was acquired by STAG GI Investments, LLC.

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(dollars in thousands)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(CC)
To reflect actual or estimates of revenue and expenses of the management company as follows:

  •
  Third party management fee revenue of $359 and $1,252 for the period January 1, 2011 to April 19, 2011 and for the year ended December 31, 2010, respectively, based on the estimated annual fees to be earned by the Company following the formation transactions from certain contracts to manage industrial properties of Fund II and certain properties that will continue to be owned by Fund III, and administrative service agreements with Fund III and Fund IV.

  •
  General and administrative expenses of $1,532 and $3,843 actually incurred by the management company for the period January 1, 2011 to April 19, 2011 and for the year ended December 31, 2010, respectively.

  •
  Interest expense of $139 and $403 actually incurred by the management company for the period January 1, 2011 to April 19, 2011 and for the year ended December 31, 2010, respectively, on a related party loan, which was to an affiliate and was repaid in connection with the formation transactions.

(DD)
Reflects the historical results of STAG Industrial, Inc. for the period April 20, 2011 to June 30, 2011.

(EE)
Reflects the results of operations for six months ended June 30, 2011 and the year ended December 31, 2010, of eleven properties acquired by the Company subsequent to April 19, 2011 or for which the acquisition is probable presented on a pro forma basis giving affect to the acquisitions as if they occurred on January 1, 2010. The table below illustrates the adjustments to revenue and expenses for these acquisitions. Adjustments to revenue represent the impact of the amortization of the net amount of above- and below-market rents and change in straight-line rent recognition as a result of purchase accounting adjustments. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments. Depreciation and amortization amounts were determined in accordance with the Company's policies and are based on management's evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to building are depreciated over 40 years. The amounts allocated to lease intangibles are generally amortized over the remaining life of the related leases. Interest expense represents the interest expense of the debt at the current negotiated rates.

  STAG Industrial, Inc. and Subsidiaries

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

  (dollars in thousands)

  3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

  STAG Industrial, Inc. Acquisitions

	For the Six Months Ended June 30, 2011
	Certain Revenue and Expenses (unaudited)
	STIR Lansing, LLC(2)	STAG Fort Worth, LP(3)(11)	STAG Gresham, LLC(4)	STIR Hazelwood, LLC(5)	STAG Norton, LLC(6)(11)	STAG Georgetown, LLC(10)(11)	STAG Louisville, LLC(8)	STAG Conyers, LLC(7)(11)	STAG Gahanna, LLC(9)(11)	STAG Smithfield, LLC(10)(11)	Adj(1)	Total
Revenues
Rental income	$557	$171	$792	$536	$500	$195	$647	$308	$404	$375	$(261)	$4,224
Tenant recoveries	—	4	174	210	—	—	64	66	3	—	—	521

Total revenue	$557	$175	$966	$746	$500	$195	$711	$374	$407	$375	$(261)	$4,745

Expenses
Property	$—	$4	$174	$238	$—	$10	$87	$66	$6	$—	$—	$585
Depreciation and amortization	—	—	—	—	—	—	—	—	—	—	2,380	2,380
Interest expense	—	—	—	—	—	—	—	—	—	—	2,195	2,195

Total expenses	$—	$4	$174	$238	$—	$10	$87	$66	$6	$—	$4,575	$5,160

	Year Ended December 31, 2010
	Certain Revenue and Expenses
	STIR Lansing, LLC(2)	STAG Fort Worth, LP(3)(11)	STAG Gresham, LLC(4)	STIR Hazelwood, LLC(5)	STAG Norton, LLC(6)(11)	STAG Georgetown, LLC(10)(11)	STAG Louisville, LLC(8)	STAG Conyers, LLC(7)(11)	STAG Gahanna, LLC(9)(11)	STAG Smithfield, LLC(10)(11)	Adj(1)	Total
Revenues
Rental income	$1,374	$342	$1,584	$1,057	$1,000	$389	$1,317	$616	$808	$740	$(559)	$8,668
Tenant recoveries	—	9	361	422	—	—	106	139	7	—	—	$1,044

Total revenue	$1,374	$351	$1,945	$1,479	$1,000	$389	$1,423	$755	$815	$740	$(559)	$9,712

Expenses
Property	$—	$9	$361	$449	$—	$20	$166	$139	$8	$—	$—	$1,152
Depreciation and amortization	—	—	—	—	—	—	—	—	—	—	4,759	$4,759
Interest expense	—	—	—	—	—	—	—	—	—	—	4,304	$4,304

Total expenses	$—	$9	$361	$449	$—	$20	$166	$139	$8	$—	$9,063	$10,215

(1)
The adjustments relate to above/below market lease amortization, straight-line rent adjustments, adding depreciation and amortization, adding interest expense for the related debt and the historical loss from the interest rate swaps.

(2)
On May 26, 2011, the Lansing Property was acquired by STAG Industrial, Inc.

(3)
On June 30, 2011, the Fort Worth Property was acquired by STAG Industrial, Inc.

(4)
On July 19, 2011, the Gresham Property was acquired by STAG Industrial, Inc.

(5)
On July 28, 2011, the Hazelwood Property was acquired by STAG Industrial, Inc.

(6)
On August 4, 2011, the Norton Property was acquired by STAG Industrial, Inc. The Norton Property was previously owner occupied when acquired by STAG Industrial, Inc. The company has adjusted historical Rental income to reflect the lease in place upon acquisition.

(7)
On September 2 2011, the Conyers Property was acquired by STAG Industrial, Inc.

(8)
On September 22 2011, the Louisville Property was acquired by STAG Industrial, Inc.

(9)
On October 14, 2011, the Gahanna Property was acquired by STAG Industrial, Inc.

(10)
This property was deemed a probable acquisition by STAG Industrial, Inc.

(11)
Results presented are not representative of historical results. Results reflect pro forma results, which are based on the operations of the property as if it were acquired on January 1, 2010 (unaudited).

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(dollars in thousands)

3. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(FF)
The Company expects to incur additional general and administrative expenses as a result of becoming a public company, including but not limited to incremental salaries, board of directors' fees and expenses, directors' and officers' insurance, and incremental audit and tax fees. The Company estimates that these costs could result in incremental general and administrative expenses of approximately $856 and $5,110 for the six months ended June 30, 2011 and for the year ended December 31, 2010, respectively.

(GG)
Reflects the add back of STAG Industrial, Inc.'s property acquisition costs in 2011.

(HH)
To reflect the change in interest expense as a result of the retirement of mortgage and other related party debt, which was due to an affiliate of STAG Predecessor Group in connection with the formation transactions.

(II)
Reflects the additional amortization of deferred financing costs related to the secured corporate credit facility entered into and other debt facilities assumed by STAG Industrial, Inc. upon the formation transactions.

(JJ)
Represents the unused fee for the credit facility.

(KK)
To reflect the add back of the historical gain (loss) on interest rate swaps due to the paydown of STAG Predecessor Group mortgage notes payable.

(LL)
Reflects the add back of formation transaction costs related to offering of common stock.

(MM)
Reflects the allocation of net income (loss) to the noncontrolling interest.

(NN)
Pro forma loss per share—basic and diluted are calculated by dividing pro forma consolidated net loss allocable to the Company's shareholders by the number of weighted average shares of common stock outstanding.

Report of Independent Registered Public Accounting Firm

To STAG Industrial, Inc.:

        We have audited the accompanying consolidated balance sheet of STAG Industrial, Inc. (the "Company") as of December 31, 2010. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of STAG Industrial, Inc. at December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

STAG Industrial, Inc.

Consolidated Balance Sheet

December 31, 2010
Assets
Cash	$2,200

Total assets	$2,200

Shareholders' equity
Common stock—$0.01 par value; 100,000,000 shares authorized and 110 shares issued and outstanding	$1
Additional paid-in capital	2,199

Total shareholders' equity	$2,200

See accompanying notes to the consolidated balance sheet.

STAG Industrial, Inc.

Notes to Consolidated Balance Sheet

1. Organization and Description of Business

        STAG Industrial, Inc. (the "Company") was incorporated in Maryland on July 21, 2010. The Company has not had any corporate activity since its formation. The Company is the majority owner of STAG Industrial Operating Partnership, L.P. (the "Operating Partnership") which was formed on December 21, 2009. STAG Industrial GP, LLC. (the "GP"), which was formed as a Delaware limited liability company on December 21, 2009 is a wholly owned subsidiary of the Company and is the sole general partner of the Operating Partnership. The Company's predecessor business is engaged in the business of acquiring, owning, leasing and managing of real estate, consisting primarily of industrial properties located throughout the United States.

        The Company has filed a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to the initial public offering (the "Offering") of common stock. As discussed below, the Company intends to operate as a real estate investment trust ("REIT"). Concurrent with the Offering of the common stock of the Company, the Company, the Operating Partnership, together with the partners and shareholders of the affiliated partnerships and corporations of STAG Capital Partners and other parties which hold direct or indirect interests in the properties (collectively, the "Participants"), engaged in certain formation transactions (the "Formation Transactions"). The Participants received limited partnership units in the Operating Partnership pursuant to the Formation Transactions. The Formation Transactions are designed to (i) continue the operations of STAG Predecessor Group, (ii) enable the Company to raise the necessary capital to acquire interests in certain other properties, repay mortgage debt relating thereto and pay other indebtedness, (iii) fund costs, capital expenditures and working capital, (iv) provide a vehicle for future acquisitions, (v) enable the Company to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts, and (vi) preserve tax advantages for certain Participants.

        The operations of the Company will be carried on primarily through the Operating Partnership. The Company is the sole shareholder of the GP which in turn is the sole general partner of the Operating Partnership. It is the intent of the Company to elect the status of and qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company is fully integrated, self-administered, and self-managed.

2. Significant Accounting Policies

Basis of Presentation

        The accompanying consolidated balance sheet is presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP") and includes the accounts of the Company, the Operating Partnership and the GP. All significant intercompany balances and transactions have been eliminated.

Income Taxes

        As a REIT, the Company is permitted to deduct dividends paid to its shareholders, eliminating the federal taxation of income represented by such distributions at the Company level, provided certain requirements are met. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

STAG Industrial, Inc.

Notes to Consolidated Balance Sheet (Continued)

2. Significant Accounting Policies (Continued)

Offering Costs

        In connection with the Offering, affiliates have incurred legal, accounting, and related costs, which was reimbursed by the Company upon the consummation of the Offering. Such costs were deducted from the gross proceeds of the Offering and expensed in the income statement. Offering costs have not been accrued because the Company did not have an obligation to reimburse its affiliates for such costs until the closing of the Offering. As of December 31, 2010, the Company's affiliates had incurred costs in connection with the Offering of approximately $4.7 million.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from those estimates.

3. Shareholders' Equity

        From the date of inception, the Company has issued 110 common shares for $2,200 in two separate transactions with related parties. The Company has authorized the issuance of 10,000,000 shares of preferred stock at $0.01 par value per share. Upon completion of the Formation Transactions, the 110 common shares were redeemed. There are currently no preferred shares issued or outstanding.

4. Subsequent Events

        STAG Industrial, Inc. has evaluated the events and transactions that have occurred through February 15, 2011 and noted no additional items requiring adjustment to the consolidated balance sheets or additional disclosure.

STAG Industrial, Inc. and STAG Predecessor Group

Consolidated and Combined Balance Sheets

(unaudited, dollars in thousands, except share data)

	STAG Industrial, Inc. June 30, 2011	STAG Predecessor Group December 31, 2010
Assets
Rental Property:
Land	$59,481	$25,086
Buildings	338,945	173,456
Tenant improvements	19,650	8,197
Building improvements	8,612	3,447
Less: accumulated depreciation	(23,723)	(19,261)

Total rental property, net	402,965	190,925
Cash and cash equivalents	13,307	1,567
Restricted cash	5,637	2,571
Tenant accounts receivable, net	4,229	3,725
Prepaid expenses and other assets	1,954	458
Deferred financing fees, net	2,485	118
Leasing commissions, net	158	133
Goodwill	4,923	—
Due from related parties	737	—
Deferred leasing intangibles, net	95,224	11,507

Total assets	$531,619	$211,004

Liabilities and Equity
Liabilities:
Mortgage notes payable	$255,870	$203,166
Notes payable to related party	—	4,384
Credit facility	—	—
Accounts payable, accrued expenses and other liabilities	3,253	2,680
Interest rate swaps	1,893	3,277
Tenant prepaid rent and security deposits	3,538	1,204
Dividends payable	4,871	—
Deferred leasing intangibles, net	1,916	976
Due to related parties	746	3,653

Total liabilities	272,087	219,340

Predecessor's Owners' deficit	—	(8,336)
Common stock $0.01 par value, 100,000,000 shares authorized, 15,893,309 shares outstanding at June 30, 2011	159	—
Additional paid-in capital	177,906	—
Accumulated deficit	(3,903)	—

Total shareholders' and owner's deficit	174,162	(8,336)
Noncontrolling interest	85,370	—

Total equity (deficit)	259,532	(8,336)

Total liabilities and equity	$531,619	$211,004

The accompanying notes are an integral part of these financial statements.

STAG Industrial, Inc. and STAG Predecessor Group

Consolidated and Combined Statements of Operations

(unaudited, dollars in thousands except per share data)

	STAG Industrial, Inc. Period from April 20 to June 30 2011	STAG Predecessor Group Period from April 1 to April 19 2011	STAG Predecessor Group Three months ended June 30 2010	STAG Industrial, Inc. Period from April 20 to June 30 2011	STAG Predecessor Group Period from January 1 to April 19 2011	STAG Predecessor Group Six months ended June 30 2010
Revenue
Rental income	$9,670	$1,246	$6,250	$9,670	$7,027	$12,574
Tenant recoveries	1,073	258	1,086	1,073	1,218	2,445
Other income	267	—		267	—

Total revenue	11,010	1,504	7,336	11,010	8,245	15,019

Expenses
Property	754	214	590	754	1,236	1,745
General and administrative	2,060	183	42	2,060	318	231
Real estate taxes and insurance	918	149	774	918	909	1,569
Asset management fees	—	31	150	—	179	297
Property acquisition costs	327	—	—	327	—
Depreciation and amortization	6,446	428	2,943	6,446	2,459	5,326

Total expenses	10,505	1,005	4,499	10,505	5,101	9,168

Other income (expense)
Interest income	9	—	1	9	1	2
Interest expense	(3,185)	(765)	(3,403)	(3,185)	(4,136)	(6,934)
Gain (loss) on interest rate swaps	500	177	(346)	500	762	(935)
Formation transaction costs	(3,728)	—	—	(3,728)	—

Total other income (expense)	(6,404)	(588)	(3,748)	(6,404)	(3,373)	(7,867)

Net loss	$(5,899)	$(89)	$(911)	$(5,899)	$(229)	$(2,016)

Net loss attributable to noncontrolling interest	$(1,996)			$(1,996)

Net loss attributable to the Company	$(3,903)			$(3,903)

Weighted average common shares outstanding—basic and diluted	15,153,646			15,153,646

Earnings per share—basic and diluted	$(0.26)			$(0.26)

Dividends declared per common share	$0.2057			$0.2057

The accompanying notes are an integral part of these financial statements.

STAG Industrial, Inc. and STAG Predecessor Group

Consolidated and Combined Statements of Shareholders' Equity

(unaudited, dollars in thousands)

							Noncontrolling Interest— Unitholders in Operating Partnership
	Common Shares
			Additional Paid in Capital	Accumulated Deficit	Predecessor's Owner's Deficit	Total Shareholder's Equity
	Shares	Amount						Total Equity
Period from January 1 to April 19, 2011 (STAG Predecessor Group)
Balance, December 31, 2010	—	$—	$—	$—	$(8,336)	$(8,336)	$—	$(8,336)
Contributions					4,420	4,420		4,420
Distributions	—	—	—	—	(9,900)	(9,900)	—	(9,900)
Net loss				—	(229)	(229)	—	(229)

Balance, April 19, 2011	—	$—	$—	$—	$(14,045)	$(14,045)	$—	$(14,045)

Period from April 20 to June 30, 2011 (STAG Industrial Inc.)
Balance, April 20, 2011	110	—	2	—	(14,045)	(14,043)	—	(14,043)
Proceeds from sale of common stock	15,812,500	158	205,405	—	—	205,563	—	205,563
Redemption of initial capitalization of STAG Industrial, Inc.	(110)	—	(2)	—	—	(2)	—	(2)
Issuance of units for acquisition of properties	—	—	—	—	—		95,670	95,670
Exchange of owners' equity for units	—	—	—	—	14, 045	14,045	(14,045)	—
Offering costs	—	—	(17,042)	—	—	(17,042)	—	(17,042)
Issuance of restricted stock	80,809	1	(1)	—	—	—	—	—
Dividends declared	—	—	(3,269)	—	—	(3,269)	(1,602)	(4,871)
Stock-based compensation	—	—	39	—	—	39	117	156
Rebalancing of noncontrolling interest	—	—	(7,226)	—	—	(7,226)	7,226	—
Net loss				(3,903)		(3,903)	(1,996)	(5,899)

Balance, June 30, 2011	15,893,309	$159	$177,906	$(3,903)	$—	$174,162	$85,370	$259,532

Six Months ended June 30, 2010 (STAG Predecessor Group)
Balance, December 31, 2009	—	$—	$—	$—	$(1,521)	$(1,521)	$—	$(1,521)
Distributions	—	—	—	—	(1,712)	(1,712)	—	(1,712)
Net loss	—	—	—	—	(2,016)	(2,016)	—	(2,016)

Balance, June 30, 2010	—	$—	$—	$—	$(5,249)	$(5,249)	$—	$(5,249)

The accompanying notes are an integral part of these financial statements.

STAG Industrial, Inc. and STAG Predecessor Group

Consolidated and Combined Statements of Cash Flows

(unaudited, dollars in thousands)

	Stag Industrial, Inc. (Period from April 20 to June 30, 2011)	STAG Predecessor Group (Period From January 1 to April 19, 2011)	STAG Predecessor Group (Six months ended June 30, 2010)
Cash flows from operating activities:
Net loss	$(5,899)	$(229)	$(2,016)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,446	2,459	5,326
Amortization of deferred financing costs	264	31	58
Intangible amortization in rental income	869	(2)	(14)
Tenant straight line receivable, net	(326)	(16)	(464)
(Gain) loss on interest rate swaps	(500)	(762)	935
Stock-based compensation expense	156	—	—
Change in assets and liabilities:
Tenant accounts receivable, net	(42)	88	360
Leasing commissions, net	(25)	(24)	(26)
Restricted cash—escrow	(171)	—	—
Prepaid expenses and other assets	450	(87)	159
Accounts payable, accrued expenses and other liabilities	(429)	106	(257)
Tenant prepaid rent and security deposits	843	169	(922)
Due to related parties	746	767	1,559
Due from related parties	(596)	(141)	28

Total adjustments	7,685	2,588	6,742

Net cash provided by operating activities	1,786	2,359	4,726

Cash flows from investing activities:
Additions of land and building improvements	(12,349)	(39)	(761)
Restricted cash—escrow	(540)	(542)	(369)
Cash paid for contributed assets, net	(2,159)	—	—
Cash paid for deal deposits	(1,065)	—	—
Additions to lease intangibles	(5,686)	—	—

Net cash used in investing activities	(21,799)	(581)	(1,130)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	205,563	—	—
Offering costs related to issuance of common stock	(17,042)	—	—
Redemption of initial capitalization of STAG Industrial, Inc. shares	(2)	—	—
Proceeds from notes payable to related parties	—	789	—
Repayment of notes payable to related parties	(10,366)	—	—
Proceeds from secured corporate credit facility	11,000	—	—
Repayment of secured corporate credit facility	(11,000)	—	—
Proceed from mortgage notes payable	11,400	—	—
Repayment of mortgage notes payable	(152,954)	(1,180)	(2,267)
Termination of swap contracts	(894)	—	—
Payment of loan fees and costs	(2,662)	—	—
Distributions	—	(2,679)	(1,712)

Net cash provided by (used in) financing activities	33,043	(3,070)	(3,979)

Increase (decrease) in cash and cash equivalents	13,030	(1,292)	(383)
Cash and cash equivalents—beginning of period	277	1,567	2,772

Cash and cash equivalents—end of period	$13,307	$275	$2,389

The accompanying notes are an integral part of these financial statements.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements

(unaudited, dollars in thousands)

1. Organization and Description of Business

        STAG Industrial, Inc. (the "Company") is a Maryland corporation formed on July 21, 2010 that did not have any operating activity until the consummation of its initial public offering of common stock ("Offering") and the related formation transactions (the "Formation Transactions") on April 20, 2011. The Company is the majority owner of the STAG Industrial Operating Partnership, L.P. (the "Operating Partnership"), which was formed on December 21, 2009. STAG Industrial GP, LLC (the "GP"), which was formed as a Delaware limited liability company on December 21, 2009, is a wholly owned subsidiary of the Company and is the sole general partner of the Operating Partnership. As of June 30, 2011, the Company owns 67.11% of the Operating Partnership. The Company is engaged in the business of acquiring, owning, leasing and managing of real estate, consisting primarily of industrial properties located throughout the United States. As of June 30, 2011, we owned 93 properties in 26 states with approximately 14.2 million rentable square feet, consisting of 46 warehouse/distribution properties, 26 manufacturing properties and 21 flex/office properties, and our properties were 91.0% leased to 74 tenants. As used herein, "STAG Industrial," "the Company," "we," "our" and "us" refer to STAG Industrial, Inc. and its consolidated subsidiaries and partnerships except where context otherwise requires. The financial information contained in this report that relates to the time period commencing April 20, 2011 and ending June 30, 2011 is the Company's financial information.

        The Company's "predecessor" for accounting purposes is STAG Predecessor Group (or "Predecessor"), which is not a legal entity, but a collection of the real estate entities that were owned by STAG Investments III, LLC prior to the Offering. STAG Predecessor Group also was engaged in the business of owning, leasing and operating real estate consisting primarily of industrial properties located throughout the United States. The financial information contained in this report that relates to the time periods on or prior to April 19, 2011 is the Predecessor's financial information.

        The Company filed a Prospectus dated April 15, 2011 with the Securities and Exchange Commission ("SEC") on April 18, 2011. On April 20, 2011, concurrent with the Offering of the common stock of the Company, the members of limited liability companies affiliated with the Company (collectively, the "Participants") that held direct or indirect interests in their real estate properties ("Properties") elected to take limited partnership units in the Operating Partnership ("common units") in exchange for the contribution of their Properties to the Company. The Formation Transactions were designed to (i) continue the operations of Predecessor, (ii) enable the Company to raise the necessary capital to acquire certain other properties, repay mortgage debt relating thereto and pay other indebtedness, (iii) fund costs, capital expenditures and working capital, (iv) provide a vehicle for future acquisitions, (v) enable the Company to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts, and (vi) preserve tax advantages for certain Participants.

        The operations of the Company will be carried on primarily through the Operating Partnership. It is the intent of the Company to elect the status of and qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the 2011 tax year. The Company is fully integrated, self-administered, and self-managed.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

1. Organization and Description of Business (Continued)

        On April 20, 2011, in connection with the Offering, the following Formation Transactions were completed:

  •
  We issued 13,750,000 shares of our common stock for $13.00 per share.

  •
  We acquired certain assets and related debt of STAG Predecessor Group and of the Participants. In exchange for such assets and related debt, STAG Predecessor Group and the Participants were issued a total of 7,590,000 common units of the Operating Partnership, with an aggregate value of approximately $98.7 million.

  •
  We closed a loan agreement for a secured corporate revolving credit facility (the "credit facility") of up to $100 million with Bank of America, N.A. ("Bank of America") as administrative agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead arranger. The credit facility has an accordion feature that allows us to request an increase in the total commitments of up to $100 million to $200 million under certain circumstances.

  •
  The net proceeds of the Offering, together with borrowings in the amount of approximately $11.0 million under our credit facility, repaid approximately $164.7 million in certain outstanding indebtedness (including $2.5 million of direct costs associated with the obtaining and retiring of indebtedness and the termination of interest rate swaps) and $0.3 million to pay transfer taxes and other fees.

        We received net proceeds from the Offering of approximately $166.3 million, reflecting the gross proceeds of approximately $178.8 million, net of underwriting fees of approximately $12.5 million. We incurred formation transaction costs and offering costs of $6.4 million. In connection with the exercise of the underwriters' overallotment option, on May 13, 2011, we issued an additional 2,062,500 shares of common stock at $13.00 per share, generating an additional $26.8 million of gross proceeds and $25.0 million in net proceeds after the underwriters' discount and offering costs. All of the shares of common stock were sold by the Company and there were no selling shareholders in the Offering. On May 17, 2011, we used a portion of the proceeds from the exercise of the overallotment option to repay the $11.0 million outstanding under the credit facility and retained the balance for future acquisitions and other general corporate needs.

2. Summary of Significant Accounting Policies

Interim Financial Information

        The accompanying interim financial statements have been presented in conformity with accounting principles generally accepted in the United States of America ("GAAP") and with the instructions of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, the accompanying interim financial statements include all adjustments, consisting of normal recurring items, necessary for their fair presentation in conformity with GAAP. Interim results are not necessarily indicative of results for a full year. The information included in these financial statements should be read in conjunction with the audited financial statements as of December 31, 2010 and related notes.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Basis of Presentation

        Our consolidated financial statements include the accounts of the Company, our Operating Partnership and our subsidiaries. The equity interests of other limited partners in our Operating Partnership are reflected as noncontrolling interest. The combined financial statements of STAG Predecessor Group include the accounts of STAG Predecessor Group and all entities in which STAG Predecessor Group had a controlling interest. All significant intercompany balances and transactions have been eliminated in the combination of entities. The financial statements of the Company are presented on a consolidated basis, for all periods presented and comprise the consolidated historical financial statements of the transferred collection of real estate entities and holdings, upon the initial public offering. The combined financial information presented for periods on or prior to April 19, 2011 relate solely to the STAG Predecessor Group. The financial statements for the quarter ending June 30, 2011 include the financial information of the Company, the Operating Partnership, our subsidiaries and STAG Predecessor Group. Where the "Company" is referenced in comparisons of financial results for any date prior to and including April 19, 2011, the financial information for such period relates solely to the STAG Predecessor Group, notwithstanding "Company" being the reference.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Consolidated and Combined Statements of Cash Flows—Supplemental Disclosures

        The following table provides supplemental disclosures related to the Consolidated and Combined Statements of Cash Flows (in thousands):

	Stag Industrial, Inc. (Period from April 20 to June 30, 2011)	STAG Predecessor Group (Period from January 1 to April 19, 2011)	STAG Predecessor Group (Six months ended June 30, 2010)
Supplemental cash flow information
Cash paid for interest	2,927	$2,433	$5,668

Supplemental schedule of noncash investing and financing activities
Acquisition of tangible assets upon Formation Transactions	$204,116	$—	$—

Acquisition of goodwill upon Formation Transactions	$4,923	$—	$—

Acquisition of intangible assets upon Formation Transactions	$83,442	$—	$—

Assumption of mortgage notes payable upon Formation Transactions	$(190,548)	$—	$—

Fair market value adjustment to mortgage notes payable acquired upon Formation Transactions	$(141)	$—	$—

Assumption of related party notes payable upon Formation Transactions	$(4,466)	$—	$—

Acquisition of intangible liabilities upon Formation Transactions	$(1,066)	$—	$—

Acquisition of interest rate swaps upon Formation Transactions	$(420)	$—	$—

Acquisition of other liabilities upon Formation Transactions	$(171)	$—	$—

Issuance of units for acquisition of net assets upon Formation Transactions	$95,670	$—	$—

Disposition of accrued lender fees upon Formation Transactions	$—	$4,420	$—

Assumption of bridge loan for Option Properties upon Formation Transactions	$—	$(4,750)	$—

Assumption of note payable to related party for Option Properties upon Formation Transactions	$—	$(727)	$—

Assumption of interest rate swaps to related party for Option Properties upon Formation Transactions	$—	$(352)	$—

Accrued distribution upon Formation Transactions	—	(1,392)	—

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Rental Property and Depreciation

        The Company evaluates the carrying value of all tangible and intangible real estate assets held for use for possible impairment when an event or change in circumstance has occurred that indicates their carrying value may not be recoverable. The evaluation includes estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset and the ultimate sale of the asset. If such cash flows are less than the asset's carrying value, an impairment charge is recognized to the extent by which the asset's carrying value exceeds the estimated fair value. Estimating future cash flows is highly subjective and such estimates could differ materially from actual results. For the periods presented, no impairment charges were recognized.

        For properties considered held for sale, the Company ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, the Company decided not to sell a property previously classified as held for sale, the Company will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. The Company classifies properties as held for sale when all criteria within the Financial Accounting Standards Board's (the "FASB") Accounting Standard Codification ("ASC") 360 Property, Plant and Equipment ("ASC 360") (formerly known as Statement of Financial Accounting Standard ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets) are met.

        Depreciation expense is computed using the straight-line method based on the following useful lives:

Buildings	40 years
Building and land improvements	5-20 years
Tenant improvements	Shorter of useful life or terms of related lease

        Expenditures for tenant improvements, leasehold improvements and leasing commissions are capitalized and amortized or depreciated over the shorter of their useful lives or the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

        The Company accounts for all acquisitions in accordance with ASC 805, Business Combinations, (formerly known as SFAS No. 141(R)). Upon acquisition of a property, the Company allocates the purchase price of the property based upon the fair value of the assets and liabilities acquired, which generally consist of land, buildings, tenant improvements and intangible assets including in-place leases, above market and below market leases and tenant relationships. The Company allocates the purchase

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above market leases and the initial term plus the term of any below market fixed rate renewal options for below market leases that are considered bargain renewal options. The above market lease values are amortized as a reduction of rental income over the remaining term of the respective leases, and the below market lease values are amortized as an increase to rental income over the remaining initial terms plus the terms of any below market fixed rate renewal options that are considered bargain renewal options of the respective leases.

        The purchase price is further allocated to in-place lease values and tenant relationships based on the Company's evaluation of the specific characteristics of each tenant's lease and its overall relationship with the respective tenant. The value of in-place lease intangibles and tenant relationships, which are included as components of deferred leasing intangibles, are amortized over the remaining lease term (and expected renewal periods of the respective lease for tenant relationships) as adjustments to depreciation and amortization expense. If a tenant terminates its lease, the unamortized portion of leasing commissions, above and below market leases, the in-place lease value and tenant relationships are immediately written off.

Tenant Accounts Receivable, net

        The Company provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. As of June 30, 2011 and December 31, 2010, the Company had an allowance for doubtful accounts of $55 and $198, respectively.

        The Company accrues rental revenue earned, but not yet receivable, in accordance with GAAP. As of June 30, 2011 and December 31, 2010, the Company had accrued rental revenue of $3.8 million and $3.3 million, respectively, which is reflected in tenant accounts receivable, net on the accompanying balance sheets. The Company maintains an allowance for estimated losses that may result from those revenues. If a tenant fails to make contractual payments beyond any allowance, the Company may recognize additional bad debt expense in future periods equal to the amount of unpaid rent and accrued rental revenue. As of June 30, 2011 and December 31, 2010, the Company had an allowance on accrued rental revenue of $0.4 million and $0.3 million, respectively.

        As of June 30, 2011 and December 31, 2010, the Company had a total of approximately $3.6 million and $2.2 million, respectively, of total lease security deposits available in existing letters of credit; and $1,187 and $623, respectively, of lease security deposits available in cash.

Goodwill

        The excess of the cost of an acquired business over the net of the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed is recorded as goodwill. Goodwill of the Company represents amounts allocated to the assembled workforce from the acquired management company. The Company's goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. No impairment charge was recognized.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Derivative Financial Instruments and Hedging Activities

        The Company accounts for its interest rate swaps in accordance with the FASB's ASC 815, Derivatives and Hedging. The Company has not designated the interest rate swaps as hedge instruments for accounting purposes. Accordingly, the Company recognizes the fair value of the interest rate swaps as an asset or liability on the consolidated balance sheets with the changes in fair value recognized in the consolidated statements of operations.

        By using interest rate swaps, the Company exposes itself to market and credit risk. Market risk is the risk of an adverse effect on the value of a financial instrument that results from a change in interest rates. Credit risk is the risk of failure of the counterparty to perform under the terms of the contract. The Company minimizes the credit risk in an interest rate swap by entering into transactions with high-quality counterparties. The Company's exposure to credit risk at any point is generally limited to amounts recorded as assets or liabilities on the consolidated balance sheets.

Fair Value of Financial Instruments

        Financial instruments include cash and cash equivalents, tenant accounts receivable, interest rate swaps, accounts payable, other accrued expenses and mortgage notes payable. The fair values of the cash and cash equivalents, tenant accounts receivable, accounts payable and other accrued expenses approximate their carrying or contract values because of the short term maturity of these instruments. See Note 5 for the fair values of our debt.

        See Note 6 for the fair values of our interest rate swaps. The carrying value of notes payable to related parties approximates fair value.

Offering Costs

        In connection with the Offering, certain Company affiliates have incurred legal, accounting, and related costs, which were reimbursed by the Company upon the consummation of the Offering. Such costs were deducted from the gross proceeds of the Offering.

Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. Additional rents from expense reimbursements for insurance, real estate taxes and certain other expenses are recognized in the period in which the related expenses are incurred.

        Early lease termination fees are recorded in rental income on a straight-line basis from the notification date of such termination to the then remaining (not the original) lease term, if any, or upon collection if collection is not assured.

        We earn revenues from asset management fees, which are included in our statements of operations in other income. We recognize revenues from asset management fees when the related fees are earned and are realized or realizable.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

        Certain tenants are obligated to pay directly their obligations under their leases for insurance, real estate taxes and certain other expenses and these costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in the Company's consolidated financial statements. To the extent any tenant responsible for these costs under their respective lease defaults on its lease or it is deemed probable that it will fail to pay for such costs, we would record a liability for such obligation. The Company estimates that real estate taxes, which are the responsibility of these certain tenants, were approximately $0.5 million for the period January 1 to April 19, 2011, $0.1 million for the period April 1 to April 19, 2011, and $1.0 million for the period April 20 to June 30, 2011. The Company does not recognize recovery revenue related to leases where the tenant has assumed the cost for real estate taxes, insurance, and certain other expenses.

Stock-Based Employee Compensation Plans

        We grant stock-based compensation awards to our employees and directors typically in the form of restricted shares of common stock and long-term incentive plan units in the Operating Partnership ("LTIP units"). The Company accounts for its stock-based employee compensation in accordance with ASC 718, Compensation—Stock Compensation. We measure stock-based compensation expense based on the fair value of the awards on the grant date and recognize the expense ratably over the vesting period.

Income Taxes

        Prior to the Offering, the Predecessor was comprised primarily of limited partnerships and limited liability companies. Under applicable federal and state income tax rules, the allocated share of net income or loss from the limited partnerships and limited liability companies was reportable in the income tax returns of the respective partners and members.

        The Company intends to elect to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 2011. To qualify as a REIT, we are required to distribute at least 90% of our REIT taxable income to our shareholders and meet the various other requirements imposed by the Code relating to such matters as operating results, asset holdings, distribution levels and diversity of stock ownership. Provided we qualify for taxation as a REIT, we are generally not subject to corporate level income tax on the earnings distributed currently to our shareholders that we derive from our REIT qualifying activities. If we fail to qualify as a REIT in any taxable year, and are unable to avail ourselves of certain savings provisions set forth in the Code, all of our taxable income would be subject to federal income tax at regular corporate rates, including any applicable alternative minimum tax.

        The Company will not be required to make distributions with respect to income derived from the activities conducted through subsidiaries that the Company elects to treat as taxable REIT subsidiaries ("TRS") for federal income tax purposes. Certain activities that we undertake must be conducted by a TRS, such as performing non-customary services for our tenants and holding assets that we cannot hold directly. A TRS is subject to federal and state income taxes.

        The Company currently has no liabilities for uncertain tax positions.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Earnings Per Share

        Basic earnings per share ("EPS") is computed by dividing net income available to common shareholders, as adjusted for unallocated earnings (if any) of certain securities issued by the Operating Partnership, by the weighted average number of shares of Common Stock outstanding during the year. Diluted EPS reflects the potential dilution that could occur from shares issuable in connection with awards under stock-based compensation plans and conversion of the noncontrolling interests in the Operating Partnership.

Segment Reporting

        The Company manages its operations on a consolidated, single segment basis for purposes of assessing performance and making operating decisions and, accordingly, has only one reporting segment.

3. Acquisitions

        As part of the Formation Transactions, STAG Investments IV, LLC and STAG GI Investments, LLC (referred to as the "STAG Contribution Group" in the Prospectus) contributed 100% of their real estate entities and operations in exchange for 7.3 million common units in the Operating Partnership valued at $13.00 per common unit. The members of STAG Capital Partners, LLC and STAG Capital Partners III, LLC (referred to as the "Management Company" in the Prospectus), contributed 100% of those entities' assets and liabilities in exchange for 38,621 common units in the Operating Partnership valued at $13.00 per common unit. The contribution of interests in these entities was accounted for as an acquisition under the acquisition method of accounting and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of such contribution. STAG Predecessor Group, which includes the entity that is considered our accounting acquirer, is part of our predecessor business and therefore the assets and liabilities of STAG Predecessor Group were accounted for at carryover basis.

        The fair values assigned to identifiable intangible assets acquired were based on estimates and assumptions determined by the Company's management. Using information available at the time the acquisition closed, we allocated the total consideration to tangible assets and liabilities, identified intangible assets and liabilities, and goodwill.

        As part of the Offering and the Formation Transactions, we incurred $17 million of offering costs, which are included as a reduction of additional paid-in capital on the consolidated balance sheet. We also incurred $3.7 million of transaction costs associated with the Formation Transactions, which are included in formation transaction costs on the consolidated statement of operations.

        On May 26, 2011, we acquired an approximately 231,000 square foot manufacturing and distribution facility located in Lansing, Michigan. The facility is 100% leased to JCIM, LLC ("JCIM"), a subsidiary of the public company, Johnson Controls, Inc. (NYSE: JCI). The purchase price of the JCIM acquisition was approximately $14.1 million, excluding closing costs of approximately $0.2 million, which are included in property acquisition costs on the consolidated statement of operations. The purchase was funded using cash on hand and approximately $9.1 million of debt under our CIGNA-2 (as defined in Note 5) facility.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

3. Acquisitions (Continued)

        On June 30, 2011, we acquired an approximately 101,500 square foot manufacturing and distribution facility located in Fort Worth, Texas. The facility is 100% leased to Ecolab, Inc. ("Ecolab"), a public company (NYSE: ECL) that engages in the development, manufacture, sale, and service of products that clean, sanitize, and promote food safety and infection prevention. The purchase price of the Ecolab acquisition was approximately $3.6 million, excluding closing costs of approximately $0.1 million, which are included in property acquisition costs on the consolidated statement of operations. The purchase was funded using cash on hand and approximately $2.4 million of debt under our CIGNA-2 facility.

        The fair values assigned to identifiable intangible assets acquired were based on estimates and assumptions determined by management. Using information available at the time the acquisition closed, we allocated the total consideration to tangible assets and liabilities and identified intangible assets and liabilities. We may adjust the preliminary purchase price allocation after obtaining more information about asset valuations and liabilities assumed.

        As of June 30, 2011, we had approximately $4.9 million of goodwill. Goodwill of the Company represents amounts allocated to the assembled workforce from the acquired management company. The Company's goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

3. Acquisitions (Continued)

        The following table summarizes the allocation of the consideration paid for the acquired assets and liabilities in connection with the Formation Transactions and the acquisitions of manufacturing and distribution facilities located in Lansing, Michigan, 100% leased to JCIM, and in Fort Worth, Texas, 100% leased to Ecolab was as follows (in thousands) at the date of acquisition:

	Formation Transactions(1)	JCIM	Ecolab	Total	Weighted Average Amortization Period (years) Lease Intangibles
Land	$33,506	$501	$389	$34,396	N/A
Buildings and improvements	159,815	7,706	2,766	170,287	N/A
Tenant improvements	10,795	458	199	11,452	N/A
Above market rents	22,881	2,543	—	25,424	7.8
Below market rents	(1,066)	—	(90)	(1,156)	7.7
In place lease intangibles	35,565	2,376	248	38,189	6.4
Customer relationships	24,996	521	88	25,605	8.1
Other liabilities	(171)	—	—	(171)	N/A
Interest rate swaps	(420)	—	—	(420)	N/A
Goodwill	4,923	—	—	4,923	N/A
Above/below market assumed debt adjustment	(141)	—	—	(141)	N/A

Total aggregate purchase price	290,683	14,105	3,600	308,388

Less: Long-term liabilities assumed	(195,013)	—	—	(195,013)

Net assets acquired	$95,670	$14,105	$3,600	$113,375

(1)
Net assets acquired represent a non-cash transaction, which is provided in detail above as supplemental cash flow information.

        We have included the results of operations for each of these acquired entities in our consolidated statement of operations from the date of acquisition. For the period April 20 to June 30, 2011, the acquired entities contributed $6.4 million to total revenue and $1.3 million to net loss (including property acquisition costs of $327 related to the JCIM and Ecolab acquisitions).

        The accompanying unaudited pro forma information for the six months ended June 30, 2011 and 2010 is presented as if the Formation Transactions and the acquisitions of the JCIM and Ecolab properties had occurred at January 1, 2010. This unaudited pro forma information is based on the historical consolidated and combined financial statements and should be read in conjunction with the consolidated financial statements and notes thereto. This pro forma information does not purport to

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

3. Acquisitions (Continued)

represent what the actual results of operations of the Company would have been had the above occurred, nor do they purport to predict the results of operations of future periods.

	Six Months Ended June 30, 2011
Pro Forma (in thousands, except per share data)	STAG Industrial, Inc.	JCIM and Ecolab(1)	Total
Total revenue	$28,387	$519	$28,906
Net income (loss)	(7,339)	304	$(7,035)
Net income (loss) attributable to the Company	$(4,856)	$201	$(4,655)

Weighted average shares outstanding			15,153,646
Net loss per share attributable to the Company			$(0.31)

	Six Months Ended June 30, 2010
Pro Forma (in thousands, except per share data)	STAG Industrial, Inc.	JCIM and Ecolab(1)	Total
Total revenue	$29,980	$760	$30,740
Net income (loss)	(4,940)	542	$(4,398)
Net income (loss) attributable to the Company	$(3,268)	$359	$(2,909)

Weighted average shares outstanding			15,153,646
Net loss per share attributable to the Company			$(0.19)

(1)
Pro forma amounts reflect the results of operations had JCIM and Ecolab been acquired as of the first day of the period presented through and including the date prior to acquisition or May 25, 2011 and June 29, 2011, respectively. Actual results from and including the date of acquisition through June 30, 2011 are included within the pro forma results of STAG Industrial, Inc. within the tables above.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

4. Deferred Leasing Intangibles

        Deferred leasing intangibles included in total assets consisted of the following (in thousands):

	June 30, 2011	December 31, 2010
In-place leases	$40,834	$11,594
Less: Accumulated amortization	(8,970)	(6,363)

In-place leases, net	31,864	5,231

Above market leases	28,130	2,705
Less: Accumulated amortization	(2,436)	(1,354)

Above market leases, net	25,694	1,351

Tenant relationships	28,890	3,285
Less: Accumulated amortization	(2,580)	(1,454)

Tenant relationships, net	26,310	1,831

Leasing commission	14,438	5,492
Less: Accumulated amortization	(3,082)	(2,398)

Lease commission, net	11,356	3,094

Total deferred leasing intangibles, net	$95,224	$11,507

        Deferred leasing intangibles included in total liabilities consisted of the following (in thousands):

	June 30, 2011	December 31, 2010
Below market leases	$3,812	$2,656
Less: Accumulated amortization	(1,896)	(1,680)

Total deferred leasing intangibles, net	$1,916	$976

        Amortization expense related to in-place leases, lease commissions and tenant relationships of deferred leasing intangibles was $746 for the period January 1 to April 19, 2011, $130 for the period April 1 to April 19, 2011, $3,671 for the period April 20 to June 30, 2011, and $1,256 and $2,162 for the three and six months ended June 30, 2010, respectively. Rental income increased (decreased) by $2 for the period January 1 to April 19, 2011, $(2) for the period April 1 to April 19, 2011, and $(869) for the period April 20 to June 30, 2011, related to net amortization of above (below) market leases, respectively, and $40 and $14 for the three and six months ended June 30, 2010, respectively.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

4. Deferred Leasing Intangibles (Continued)

        Amortization related to deferred leasing intangibles over the next five years is as follows (in thousands):

	Estimated Net Amortization of In-Place Leases and Tenant Relationships	Net Decrease (Increase) to Rental Revenue Related to Above and Below Market Leases
Remainder of 2011	$7,571	$1,808
2012	13,288	3,562
2013	10,295	3,456
2014	9,181	3,125
2015	7,428	2,927

5. Debt

        Payments on mortgage notes are generally due in monthly installments of principal amortization and interest. A summary of mortgage notes payable as of June 30, 2011 and December 31, 2010 follows (in thousands):

Loan	Interest Rate(1)	Principal outstanding as of June 30, 2011	Principal outstanding as of December 31, 2010	Current Maturity
Anglo Irish Master Loan—Variable Amount	N/A	$—	$10,954	N/A
Anglo Irish Master Loan—Fixed Amount	5.165%	140,688	157,815	Oct-31-2013
Anglo Irish Bridge Loan	N/A	—	34,397	N/A
CIGNA-1	6.50%	60,714	—	Feb-1-2018
CIGNA-2.	5.75%	45,943	—	Feb-1-2018
CIBC, Inc.	7.05%	8,525	—	Aug-1-2027
Credit Facility	Libor + 3.00%	—	—	Apr-20-2014

		$255,870	$203,166

(1)
Current interest rate as of June 30, 2011. At June 30, 2011, the one-month LIBOR rate was 0.186%.

        The Company is party to a master loan agreement with Anglo Irish Bank Corporation Limited ("Anglo Irish"). As of June 30, 2011 and December 31, 2010, the outstanding balance under this loan agreement was $140,688 and $168,769, respectively. As part of the Formation Transactions, the maturity date of the Anglo Irish master loan was extended from January 2012 to October 2013. The Company was also party to a bridge loan agreement with Anglo Irish. As of June 30, 2011 and December 31, 2010, the outstanding balance under this bridge loan agreement was $0 and $34,397, respectively. Upon the Formation Transactions, approximately $4.8 million of the bridge loan related to three vacant properties in Fund III (the "Option Properties") was assumed and paid in full with Offering proceeds. Upon approval of our independent directors, we will have the right to acquire any of the Option

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

5. Debt (Continued)

Properties individually at fair market value. The Company also made a partial paydown of the Anglo Irish master loan in the amount of $26.4 million.

        Upon consummation of the Formation Transactions, the Company assumed the following debt:

  •
  a note under the loan from Connecticut General Life Insurance Company ("CIGNA") with an estimated outstanding balance of approximately $60.7 million and an interest rate of 6.50% per annum, secured by certain properties formerly owned by STAG GI, scheduled to mature on February 1, 2018 ("CIGNA-1");

  •
  a note under the loan from CIGNA with an estimated outstanding balance of approximately $34.6 million and an interest rate of 5.75% per annum, secured by certain properties formerly owned by STAG GI, scheduled to mature on February 1, 2018 (which had approximately $30.4 million in borrowing capacity remaining upon consummation of the Formation Transactions) ("CIGNA-2"); and

  •
  a note from CIBC, Inc. with an estimated outstanding balance of $8.5 million and an interest rate of 7.05% per annum, secured by a property formerly owned by STAG GI, scheduled to mature on August 1, 2027. The interest rate increases to the greater of 9.05% and the treasury rate as of August 1, 2012 plus 2% beginning in August 2012 and continues through maturity but is prepayable at par on August 31, 2012.

        Concurrent with the Formation Transactions, borrowings in the amount of approximately $11.0 million were drawn under the credit facility and subsequently paid down during the period ended June 30, 2011.

        Pursuant to the provisions of ASC 805, the assumed notes were recorded at fair value. The carrying values of all debt assumed (for purposes of clarity, excluding Predecessor debt) approximated fair value with the exception of the note from CIBC, Inc. for which a fair value premium of approximately $141 was recorded.

        The Company borrowed against the CIGNA-2 facility in the amount of $9.1 million for the purchase of the JCIM asset and in the amount of $2.4 million for the Ecolab asset discussed in Note 3, leaving an outstanding borrowing capacity of approximately $19 million as of June 30, 2011.

        The credit facility is secured by, among other things, 19 mortgages granted by various indirect subsidiaries of our Operating Partnership. The credit facility has an accordion feature that allows us to request an increase in the total commitments of up to $100 million to $200 million. The interest rate on the credit facility varies depending upon our consolidated debt to total asset value ratio. As of June 30, 2011 the interest rate for our credit facility is LIBOR plus 3.00%. During the quarter, with proceeds from the underwriters' exercise of their overallotment option, the Company paid down the borrowings in full under the credit facility. The Company currently pays an unused commitment fee equal to 0.50% of the unused portion of the credit facility. During the period April 20 to June 30, 2011, the Company incurred $94 in unused fees, which are included in interest expense on the consolidated statement of operations. The Company incurred $1.8 million of costs related to the credit facility, which is included in deferred financing fees, net on the consolidated balance sheet.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

5. Debt (Continued)

        The Anglo Irish master loan, Anglo Irish bridge loan, the CIGNA-1 and the CIGNA-2 facilities, the CIBC loan and the credit facility are secured by the specific properties financed under the loans and a first priority collateral assignment of the specific leases and rents. The Anglo Irish master loan, CIGNA-1 and the CIGNA-2 facilities, and credit facility are subject to certain financial covenants. The Company was in compliance with all financial covenants as of June 30, 2011 and the Predecessor was in compliance with all applicable financial covenants as of December 31, 2010.

        The fair value of the Company's debt was determined by discounting the future cash flows using the current rates at which loans would be made to borrowers with similar credit ratings for loans with similar remaining maturities and similar loan-to-value ratios. The following table presents the aggregate carrying value of the Company's debt and the corresponding estimate of fair value as of June 30, 2011 and December 31, 2010 (in thousands):

June 30, 2011		December 31, 2010
Carrying Amount	Fair Value	Carrying Amount	Fair Value
$255,870	$255,354	$203,166	$200,866

6. Use of Derivative Financial Instruments

        The Company's use of derivative instruments is limited to the utilization of interest rate swaps to manage interest rate risk exposures and not for speculative purposes. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company's operating and financial structure, as well as to hedge specific transactions.

        STAG Predecessor Group entered into an interest rate swap to hedge against interest rate risk on its variable rate loan with Anglo Irish, which is part of the debt contributed to the Company. In connection with the Formation Transactions, the Company assumed and terminated an interest rate swap for $0.3 million with Citizens Bank, N.A. with a notional amount of $45.0 million. The Company also assumed a swap with Bank of America with a notional amount of $31.0 million and terms to receive LIBOR and pay 1.67%, with an expiration date of August 1, 2011. This swap was secured under our credit facility. A summary of the fair values of interest rate swaps outstanding as of June 30, 2011 and December 31, 2010 is as follows (in thousands):

	Notional Amount June 30, 2011	Fair Value June 30, 2011	Fair Value December 31, 2010
Anglo Irish Master Loan Swap	$141,000	$(1,816)	$(3,277)
Bank of America	31,000	(77)	—

        The Company adopted the fair value measurement provisions for its interest rate swaps recorded at fair value. The guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The valuation of these

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

6. Use of Derivative Financial Instruments (Continued)

instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. As of June 30, 2011 and December 31, 2010, the Company applied the provisions of this standard to the valuation of its interest rate swaps, which are the only financial instruments measured at fair value on a recurring basis.

        The Company recognized gains relating to the change in fair market value of its interest rate swaps of $177, $762, and $500 for the period April 1 to April 19, 2011, the period January 1 to April 19, 2011, and the period April 20 to June 30, 2011, respectively. The Company recognized losses relating to the change in fair market value of its interest rate swaps of $346 and $935 for the three and six months ended June 30, 2010, respectively.

        The following sets forth the Company's financial instruments that are accounted for at fair value on a recurring basis as of June 30, 2011 and December 31, 2010 (in thousands):

		Fair Value Measurements as of June 30, 2011 Using:
	June 30, 2011	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Liabilities:
Interest Rate Swaps	$(1,893)	—	$(1,893)	—

		Fair Value Measurements as of December 31, 2010 Using:
	December 31, 2010	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Liabilities:
Interest Rate Swap	$(3,277)	—	$(3,277)	—

7. Shareholders' Equity

Common Stock

        At December 31, 2010, STAG Industrial, Inc. had 110 shares of common stock outstanding at a par value of $0.01. The shares were redeemed concurrently with the Formation Transactions. On April 20, 2011, we completed the Offering of our common stock. The Offering resulted in the sale of 13,750,000 shares of our common stock at a price of $13.00 per share. The Company received net proceeds of $166.3 million, reflecting gross proceeds of $178.8 million, net of underwriting fees of $12.5 million. We incurred formation transaction costs and offering costs of $6.4 million. On May 13,

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

7. Shareholders' Equity (Continued)

2011, the underwriters of the Company's Offering exercised their option to purchase an additional 2,062,500 shares of common stock at $13.00 per share, generating an additional $26.8 million of gross proceeds and $25 million in net proceeds after the underwriters' discount and offering costs. The total gross proceeds to the Company from the Offering and the exercise of the overallotment option resulted in approximately $205.6 million. Total underwriters' discounts, commissions and offering costs of $17.0 million are reflected as a reduction to additional paid-in capital in the consolidated balance sheet of the Company. Total formation transaction costs incurred and paid were $3.7 million.

Preferred Stock

        The Company is authorized to issue 10,000,000 shares of preferred stock at a par value of $0.01 per share. At June 30, 2011, there were no shares of preferred stock issued or outstanding.

Restricted Stock-Based Compensation

        Concurrently with the closing of the Offering, we made grants of restricted shares of our common stock to certain employees of the Company. These awards were made pursuant to our 2011 Equity Incentive Plan (the "2011 Plan"). At such time, we granted to such employees a total of 80,809 restricted shares that are subject to time-based vesting with a fair value of $1.0 million. The awards subject to time-based vesting will vest, subject to the recipient's continued employment, in five equal installments on each anniversary of the date of grant. Holders of restricted stock have voting rights and rights to receive dividends. Restricted stock may not be sold, assigned, transferred, pledged or otherwise disposed of and is subject to a risk of forfeiture prior to the expiration of the applicable vesting period. The restricted stock fair value on the date of grant is amortized on a straight-line basis as stock-based compensation expense over the service period during which term the stock fully vests.

        None of the restricted shares were vested as of June 30, 2011. We recognize non-cash compensation expense ratably over the vesting period, and accordingly, we recognized $39 in non-cash compensation expense for the period April 20 to June 30, 2011. We recognized zero non-cash compensation expense for the periods April 1 to April 19, 2011 and January 1 to April 19, 2011. Unrecognized compensation expense for the remaining life of the award was $0.9 million. As of June 30, 2011, there were no forfeitures of restricted shares.

        All of our directors have elected to receive common shares in lieu of cash for their fees for serving as members and/or chairmen of various committees for the period ended June 30, 2011 and for the remaining quarters of 2011.

8. Noncontrolling Interest

Noncontrolling Common Units

        Noncontrolling interests in our Operating Partnership are interests in the Operating Partnership that are not owned by us. Noncontrolling interests consisted of 7,590,000 common units (the "noncontrolling common units") and LTIP units of 200,441, which in total represented approximately 32.89% of the ownership interests in our Operating Partnership at June 30, 2011. The noncontrolling common units were issued at fair value at the time of the Formation Transactions for an issuance price of $13.00 per common unit. Common units and shares of our common stock have essentially the same

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

8. Noncontrolling Interest (Continued)

economic characteristics in that common units and shares of our common stock share equally in the total net income or loss distributions of our Operating Partnership. Investors who own common units have the right to cause our Operating Partnership to redeem any or all of their common units for cash equal to the then-current market value of one share of our common stock, or, at our election, shares of our common stock on a one-for-one basis. All common units will receive the same quarterly distribution as the per share dividends on common stock.

        Upon a material equity transaction in the operating partnership which results in an accretion of the member's capital account to the economic value equivalent of the common units, LTIP units will be converted to common units. As of June 30, 2011, none of the vested LTIP units met the aforementioned criteria.

        The Company periodically adjusts the carrying value of noncontrolling interest to reflect its share of the book value of the Operating Partnership. Such adjustments are recorded to additional paid in capital as a reallocation of noncontrolling interest in the accompanying consolidated statements of equity.

LTIP Units

        Pursuant to the 2011 Plan, we may grant LTIP units in the Operating Partnership. LTIP units, which we grant either as free-standing awards or together with other awards under the 2011 Plan, are valued by reference to the value of our common stock, and are subject to such conditions and restrictions as our compensation committee may determine, including continued employment or service, computation of financial metrics and achievement of pre-established performance goals and objectives. Vested LTIP units can be converted to common units in the Operating Partnership on a one-for-one basis. All LTIP units, whether vested or not, will receive the same quarterly per unit distributions as common units, which equal per share dividends on common stock.

        Concurrently with the closing of the Offering, we made grants of LTIP units to certain senior executive officers pursuant to the terms of their employment agreements. These awards were made pursuant to our 2011 Plan. At such time, we granted to such executive officers a total of 159,046 LTIP units. We also granted our non-employee, independent directors a total of 41,395 LTIP units pursuant to the 2011 Plan.

        On April 20, 2011, a total of 200,441 LTIP units were granted to certain senior executives and non-employee, independent directors, which vest quarterly over five years, with the first vesting date being June 30, 2011. As of June 30, 2011, there were not forfeitures of LTIP units. The total fair value of the LTIP units was approximately $2.3 million at the date of grant, which was determined by a lattice binomial option-pricing model based on a Monte Carlo simulation using a volatility factor of 50% and a risk-free interest rate of 3.40%. 10,022 LTIP units were vested June 30, 2011. We recognized $0.1 million in non-cash compensation expense for the period April 20 to June 30, 2011. We recognized zero non-cash compensation expense for the periods April 1 to April 19, 2011 and January 1 to April 19, 2011. Unrecognized compensation expense was $2.2 million.

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

9. Earnings Per Share

        We use the two-class method of computing earnings per common share, which is an earnings allocation formula that determines earnings per share for common stock and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Under the two-class method, earnings per common share are computed by dividing the sum of distributed earnings to common shareholders and undistributed earnings allocated to common shareholders by the weighted average number of common shares outstanding for the period.

        A participating security is defined by GAAP as an unvested stock-based payment award containing non-forfeitable rights to dividends and must be included in the computation of earnings per share pursuant to the two-class method. Nonvested restricted stock and LTIP units are considered participating securities as these share-based awards contain non-forfeitable rights to dividends irrespective of whether the awards ultimately vest or expire. During the period from April 20 to June 30, 2011, there were 80,809 and 190,419 unvested restricted stock shares and unvested LTIP units, respectively, that were considered participating securities, which were not dilutive.

        The following tables set forth the computation of basic and diluted earnings per common share for the period April 20 to June 30, 2011 (in thousands, except per share amounts).

STAG Industrial, Inc. Period from April 20 to June 30, 2011
Numerator
Net loss attributable to the Company	$(3,903)
Denominator
Weighted average common shares outstanding—basic and diluted	15,153,646

Earnings per Common Share—Basic and Diluted	$(0.26)

        Earnings per share is not presented for the periods April 1 to April 19, 2011, January 1 to April 19, 2011, and the three and six months ended June 30, 2010 as the Offering did not occur until April 20, 2011.

10. Commitments and Contingencies

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance subject to deductible requirements. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

11. Concentrations of Credit Risk

        Concentrations of credit risk arise when a number of tenants related to the Company's investments or rental operations are engaged in similar business activities, are located in the same geographic region, or have similar economic features that would cause their inability to meet contractual

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

11. Concentrations of Credit Risk (Continued)

obligations, including those to the Company, to be similarly affected. The Company regularly monitors its tenant base to assess potential concentrations of credit risk. Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk. No tenant accounted for more than 7.6% of the Predecessor's base rents for the period January 1, to April 19, 2011, and no tenant accounted for more than 4.8% of the Company's base rents for the period April 20 to June 30, 2011. Recent developments in the general economy and the global credit markets have had a significant adverse effect on companies in numerous industries. The Company has tenants concentrated in various industries that may be experiencing adverse effects from the current economic conditions and the Company could be adversely affected if such tenants go into default on their leases.

12. Related-Party Transactions

        On January 31, 2009, STAG Predecessor Group entered into a $4,384 loan agreement with NED Credit, Inc. (a related party). The note had an original maturity date of January 31, 2012 and was interest only through the maturity date, at which time all unpaid principal and interest was due. The borrowing rate was variable and calculated based on the applicable LIBOR rate plus 12.50%. The loan is classified as notes payable to related party on the balance sheets. In March 2011, the loan was increased by $789 to $5,173. The Company assumed approximately $0.6 million of the loan to NED Credit, Inc. related to the Option Properties in the Formation Transactions. STAG Predecessor Group expensed $35 and $183 in interest expense related to this note payable for the periods April 1 to April 19, 2011 and January 1 to April 19, 2011, respectively, and expensed $149 and $290 for the three and six months ended June 30, 2010, respectively. As of June 30, 2011 and December 31, 2010, the Company had $0 and $331, respectively, in accrued and unpaid interest expense which has been included in accounts payable, accrued expenses and other liabilities on the balance sheets. The principal balance and all accrued interest on this loan were paid in full with Offering proceeds on April 20, 2011.

        As discussed in Note 5, approximately $4.8 million of the bridge loan related to the Option Properties was assumed and paid in full in the Formation Transactions.

        On June 6, 2007, STAG Predecessor Group entered into a loan guarantee agreement with an affiliate of NED Credit Inc. The loan guarantee was for the Anglo Irish bridge loan dated August 11, 2006 and amended on June 6, 2007. STAG Predecessor Group agreed to pay the guarantor an annual fee for the guarantor's provision of the guaranty in an amount equal to nine percent (9.0%) per annum of the outstanding balance of the bridge loan. The Company expensed $158 and $919 in such guarantee fees, which are included in interest expense in the income statements, for the periods April 1 to April 19, 2011 and January 1 to April 19, 2011, respectively, and expensed $793 and $1,582 in such guarantee fees for the three and six months ended June 30, 2010, respectively. As of June 30, 2011 and December 31, 2010, the Company had $0 and $3,502, respectively, in accrued and unpaid bridge loan guarantee fees included as due to related parties on the consolidated balance sheets.

        Prior to the Offering, STAG Predecessor Group was obligated to pay asset management fees to STAG Capital Partners, LLC and STAG Capital Partners III, LLC (together, the "Management Company") in consideration of the Management Company's agreement that it provide reasonable and customary advisory and asset management services to STAG Predecessor Group. STAG Predecessor Group expensed $31 and $179 in such asset management fees for the periods April 1 to April 19, 2011

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

12. Related-Party Transactions (Continued)

and January 1 to April 19, 2011, respectively, and $150 and $297 for the three and six months ended June 30, 2010, respectively. As of June 30, 2011 and December 31, 2010, the Company had $0 and, $151, respectively, in accrued and unpaid asset management fees, which have been included in amounts due to related parties on the balance sheets. Subsequent to the Formation Transactions, we will no longer incur asset management fees to the Management Company.

        As part of the Formation Transactions, the Company formed a new management company, STAG Industrial Management, LLC (the "Manager"), which is a subsidiary of the REIT. The Manager is performing certain asset management services for STAG Investments II, LLC ("Fund II"), an affiliated private, fully-invested fund that owns 86 properties, with approximately 13.1 million rentable square feet. The Manager is paid an annual asset management fee based on the equity investment in the Fund II assets, which will initially equal 0.94% of the equity investment and may increase up to 1.25% of the equity investment, to the extent assets are sold and the total remaining equity investment is reduced.

        While most of the real estate assets of STAG Investments III, LLC ("Fund III") comprise the assets of the STAG Predecessor Group, Fund III retained ownership of the Option Properties. The Manager has entered into a services agreement with Fund III pursuant to which it will manage the Option Properties for an annual fee of $30,000 per property, and will provide the limited administrative services (including preparation of reports for the Fund III lender and investors, bookkeeping, tax and accounting services) that Fund III will require until its liquidation, for an annual fee of $20,000.

        STAG Investments IV, LLC ("Fund IV"), as part of the STAG Contribution Group, contributed all of its real estate assets to the Company. The Manager has entered into a services agreement with Fund IV pursuant to which it will provide the limited administrative services (including preparation of reports for the Fund IV investors, bookkeeping, tax and accounting services) that Fund IV will require until its liquidation for an annual fee of $20,000.

        The due from related parties in the amount of $737 and the due to related parties in the amount of $746 relates to the final prorations calculated in relation to the Formation Transactions and not received or paid, respectively, at June 30, 2011. Both amounts were settled in July 2011.

13. Subsequent Events

        GAAP requires an entity to disclose events that occur after the balance sheet date but before financial statements are issued or are available to be issued ("subsequent events") as well as the date through which an entity has evaluated subsequent events. There are two types of subsequent events. The first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements ("recognized subsequent events"). No significant recognized subsequent events were noted. The second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose subsequent to that date ("non-recognized subsequent events").

        The following non-recognized subsequent events are noted:

        On July 8, 2011, we entered into a partial lease termination agreement with the tenant of two facilities, one located in Youngstown, OH and the other in Bardstown, KY. The agreement provides

STAG Industrial, Inc. and STAG Predecessor Group

Notes to Consolidated and Combined Financial Statements (Continued)

(unaudited, dollars in thousands)

13. Subsequent Events (Continued)

that the Youngstown lease terminates effective July 31, 2011 and requires the tenant to pay a termination fee of $1.95 million, which amount is in excess of three years base rent.

        On July 8, 2011, we entered into a $65.0 million loan with CIGNA with an interest rate of 5.88% per annum, secured by certain properties not yet acquired, scheduled to mature on the eighth anniversary of the first draw on the loan ("CIGNA-3").

        On July 15, 2011, we paid the second quarter dividend of $0.26 per share to all shareholders of record on June 30, 2011 pro-rated to $0.2057 per share for the portion of the quarter the Company was public.

        On July 15, 2011, we issued 3,281 shares of common stock, with a fair value of $41 for director's compensation. The awards were fully vested at grant. All of our directors elected to receive common shares in lieu of cash for their fees for serving as members and/or chairmen of various committees for the period ended June 30, 2011 and for the remaining quarters of 2011.

        On July 18, 2011, we borrowed $13.5 million under the credit facility for acquisitions of real estate assets and other corporate purposes.

        On July 19, 2011, we acquired an approximately 420,690 square foot manufacturing and distribution facility located in Portland, Oregon. The facility is 52% leased to Unisource Worldwide, Inc., and 48% leased to Benson Industries, LLC. The purchase price of the acquisition was approximately $14.3 million, excluding closing costs. The purchase was funded using cash on hand and proceeds from our credit facility.

        On July 28, 2011, we acquired an approximately 305,550 square foot manufacturing and distribution facility located in Hazelwood, Missouri. The facility is 100% leased to Cott Beverages, Inc. The purchase price of the acquisition was approximately $10.7 million, excluding closing costs. The purchase was funded by assuming existing debt of approximately $7.2 million and by using cash on hand.

        On August 4, 2011, we acquired an approximately 200,000 square foot warehouse and distribution facility located in Norton, Massachusetts. The facility is 100% leased to Plantation Products LLC. The purchase price of the acquisition was approximately $11.0 million, excluding closing costs. The purchase was funded by assuming existing debt of $6.2 million and by using cash on hand.

        For the acquisitions subsequent to June 30, 2011 as mentioned above, management has not finalized the acquisition accounting.

Report of Independent Registered Public Accounting Firm

To STAG Industrial, Inc.:

        We have audited the accompanying combined balance sheets of the STAG Predecessor Group as of December 31, 2010 and 2009, and the related combined statements of operations, changes in owners' equity, and cash flows for each of the three years in the period ended December 31, 2010. In addition, our audits also included the financial statement schedule listed in the Index. These financial statements and the related schedule are the responsibility of the STAG Predecessor Group's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements and financial statement schedule referred to above present fairly, in all material respects, the combined financial position of the STAG Predecessor Group at December 31, 2010 and 2009, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

STAG Predecessor Group

Combined Balance Sheets

(dollars in thousands)

	December 31,
	2010	2009
Assets
Rental Property
Land	$25,086	$25,086
Buildings	173,456	173,456
Tenant improvements	8,197	9,440
Building improvements	3,447	2,027
Less: accumulated depreciation	(19,261)	(14,626)

Total rental property	190,925	195,383
Cash and cash equivalents	1,567	2,772
Restricted cash	2,571	1,983
Tenant accounts receivable, net	3,725	3,580
Prepaid expenses and other assets	458	585
Deferred financing fees, net	118	235
Leasing commissions, net	133	32
Deferred leasing intangibles, net	11,507	15,518
Due from related parties	—	28

Total assets	$211,004	$220,116

Liabilities and Owners' Equity
Liabilities:
Mortgage notes payable	$203,166	$207,748
Notes payable to related party	4,384	4,384
Accounts payable, accrued expenses and other liabilities	2,680	2,352
Interest rate swaps	3,277	2,995
Tenant security deposits	623	1,294
Prepaid rent	581	770
Deferred leasing intangibles, net	976	1,497
Due to related parties	3,653	597

Total liabilities	219,340	221,637

Owners' deficit	(8,336)	(1,521)

Total liabilities and owners' equity	$211,004	$220,116

The accompanying notes are an integral part of these combined financial statements.

STAG Predecessor Group

Combined Statements of Operations

(dollars in thousands)

	STAG Predecessor Group
	Year Ended December 31,
	2010	2009	2008
Revenue
Rental income	$24,249	$25,658	$27,319
Tenant recoveries	3,761	4,508	3,951

Total revenue	28,010	30,166	31,270

Expenses
Property	3,254	5,342	3,009
General and administrative	337	478	502
Real estate taxes and insurance	2,869	3,067	2,804
Asset management fees	600	600	610
Depreciation and amortization	9,514	10,257	12,108
Loss on impairment of assets	—	—	3,728

Total expenses	16,574	19,744	22,761

Other income (expense)
Interest income	16	66	140
Interest expense	(14,116)	(14,328)	(15,058)
Loss on interest rate swaps	(282)	(1,720)	(1,275)

Total other income (expenses)	(14,382)	(15,982)	(16,193)

Net loss	$(2,946)	$(5,560)	$(7,684)

The accompanying notes are an integral part of these combined financial statements.

STAG Predecessor Group

Combined Statements of Changes in Owners' Equity

(dollars in thousands)

Total
Balance December 31, 2007	$21,586
Distributions	(7,342)
Net loss	(7,684)

Balance December 31, 2008	6,560
Distributions	(2,521)
Net loss	(5,560)

Balance December 31, 2009	(1,521)
Distributions	(3,869)
Net loss	(2,946)

Balance December 31, 2010	$(8,336)

The accompanying notes are an integral part of these combined financial statements.

STAG Predecessor Group

Combined Statements of Cash Flows

(dollars in thousands)

	STAG Predecessor Group
	Year Ended December 31,
	2010	2009	2008
Cash flow from operating activities
Net loss	$(2,946)	$(5,560)	$(7,684)

Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,599	10,708	12,619
Intangible amortization in rental income	(34)	284	(563)
Tenant straight line receivable, net	(641)	(818)	(1,187)
Loss on impairment of assets	—	—	3,728
Loss on interest rate swaps	282	1,720	1,275
Change in assets and liabilities:
Tenant accounts receivable, net	496	812	(413)
Leasing commissions, net	(101)	(5)	11
Prepaid expenses and other assets	127	(112)	527
Due from related parties	28	(17)	(11)
Accounts payable, accrued expenses and other liabilities	328	338	54
Tenant security deposits	(671)	(9)	87
Due to related parties	3,056	425	33
Prepaid rent	(189)	599	(45)

Total adjustments	12,280	13,925	16,115

Net cash provided by operating activities	9,334	8,365	8,431

Cash flow from investing activities:
Additions of land, buildings and improvements	(1,500)	(1,293)	(386)
Proceeds from sale of land	—	50	—
Restricted cash—escrow	(588)	(797)	(25)

Net cash used in investing activities	(2,088)	(2,040)	(411)

Cash flow from financing activities:
Proceeds from notes payable to related parties	—	4,384	—
Repayment or mortgage notes payable	(4,582)	(8,430)	(1,182)
Payments of deferred financing fees	—	(354)	—
Distributions	(3,869)	(2,521)	(7,342)

Net cash used in financing activities	(8,451)	(6,921)	(8,524)

Decrease in cash and cash equivalents	(1,205)	(596)	(504)
Cash and cash equivalents—beginning of year	2,772	3,368	3,872

Cash and cash equivalents—end of year	$1,567	$2,772	$3,368

Supplemental cash flow information
Cash paid for interest	$10,965	$13,487	$14,535
Write-off of fully depreciated tenant improvements	$1,323	$184	$396
Write-off of accumulated depreciation	$1,112	$33	$22

The accompanying notes are an integral part of these combined financial statements.

STAG Predecessor Group

Notes to Combined Financial Statements

(dollars in thousands)

1. Organization and Description of Business

        STAG Predecessor Group (the "predecessor" for accounting purposes), is not a legal entity, but a collection of 45 real estate entities and holdings of STAG Investments III, LLC. STAG Predecessor Group is engaged in the business of owning, leasing and operating real estate consisting primarily of industrial properties located throughout the United States. STAG Predecessor Group generates the majority of its revenue by entering into long-term, triple-net leases with local, regional, and national companies.

        STAG Predecessor Group is the predecessor of STAG Industrial, Inc. (the "Company"). Concurrent with an initial public offering (the "Offering") of the common stock of the Company, which is expected to be completed in 2011, the Company and a newly formed majority owned limited partnership, STAG Industrial Operating Partnership, L.P. (the "Operating Partnership"), together with the partners and shareholders of the affiliated partnerships and corporations of the Company and other parties which hold direct or indirect interests in the properties (collectively, the "Participants"), will engage in certain formation transactions (the "Formation Transactions"). The Participants will elect to take either stock in the Company, or limited partnership units in the Operating Partnership pursuant to the Formation Transactions. The Formation Transactions are designed to (i) continue the operations of STAG Predecessor Group, (ii) enable the Company to raise the necessary capital to acquire interests in certain other properties, repay mortgage debt relating thereto and pay other indebtedness, (iii) fund costs, capital expenditures and working capital, (iv) provide a vehicle for future acquisitions, (v) enable the Company to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts, and (vi) preserve tax advantages for certain Participants.

        The operations of the Company will be carried on primarily through the Operating Partnership. It is the intent of the Company to elect the status of and qualify as a REIT under the Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. STAG Industrial GP, LLC, a wholly owned subsidiary of the Company, will be the sole general partner in the Operating Partnership. The Company after the completion of the Formation Transactions will be fully integrated, self-administered and self-managed.

        The properties included as part of STAG Predecessor Group were acquired in the following quarters: eleven properties during the three months ended December 31, 2006; one property during the three months ended March 31, 2007; thirteen properties during the three months ended June 30, 2007; thirteen properties during the three months ended September 30, 2007; and nineteen properties during the three months ended December 31, 2007.

2. Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying combined financial statements have been presented in conformity with accounting principles generally accepted in the United States of America ("GAAP"). All significant intercompany balances and transactions have been eliminated in the combination of entities. These financial statements are presented on a "carve-out" or combined basis, for all periods prior to our carve-out and comprise the combined historical financial statements of the transferred collection of real estate entities and holdings.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Estimates

        The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Rental Property and Depreciation

        Rental property is carried at cost. The properties are reviewed on a periodic basis for impairment and a provision is provided for if impairments are identified. To determine if an impairment may exist, STAG Predecessor Group reviews its properties and identifies those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, STAG Predecessor Group estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property on an individual property basis, STAG Predecessor Group will recognize an impairment loss based upon the estimated fair value of such property as compared to its current carrying value. For properties considered held for sale, STAG Predecessor Group ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, STAG Predecessor Group decided not to sell a property previously classified as held for sale, STAG Predecessor Group will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. STAG Predecessor Group classifies properties as held for sale when all criteria within the Financial Accounting Standards Board's (the "FASB") Accounting Standard Codification ("ASC") 360 Property, Plant and Equipment ("ASC 360") (formerly known as Statement of Financial Accounting Standard ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets) are met.

        Depreciation expense is computed using the straight-line method based on the following useful lives:

Buildings	40 years
Building and land improvements	5-20 years
Tenant improvements	Shorter of useful life or terms of related lease

        Expenditures for tenant improvements, leasehold improvements and leasing commissions are capitalized and amortized or depreciated over the shorter of their useful lives or the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

        STAG Predecessor Group accounts for all acquisitions in accordance with ASC 805, Business Combinations, (formerly known as SFAS No. 141(R)). The FASB issued ASC 805 to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

provides in its financial reports about a business combination and its effects. The statement is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. STAG Predecessor Group adopted ASC 805 on January 1, 2009 and the adoption did not have a material effect on the combined financial statements.

        Upon acquisition of a property, STAG Predecessor Group allocates the purchase price of the property based upon the fair value of the assets and liabilities acquired, which generally consist of land, buildings, tenant improvements and intangible assets including in-place leases, above market and below market leases and tenant relationships. STAG Predecessor Group allocates the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above market leases and the initial term plus the term of any below market fixed rate renewal options for below market leases that are considered bargain renewal options. The above market lease values are amortized as a reduction of rental income over the remaining term of the respective leases, and the below market lease values are amortized as an increase to rental income over the remaining initial terms plus the terms of any below market fixed rate renewal options that are considered bargain renewal options of the respective leases.

        The purchase price is further allocated to in-place lease values and tenant relationships based on STAG Predecessor Group's evaluation of the specific characteristics of each tenant's lease and its overall relationship with the respective tenant. The value of in-place lease intangibles and tenant relationships, which are included as components of deferred leasing intangibles are amortized over the remaining lease term (and expected renewal periods of the respective lease for tenant relationships) as adjustments to depreciation and amortization expense. If a tenant terminates its lease early, the unamortized portion of leasing commissions, above and below market leases, the in-place lease value and tenant relationships are immediately written off.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. STAG Predecessor Group maintains cash and cash equivalents in United States banking institutions that may exceed amounts insured by the Federal Deposit Insurance Corporation. While STAG Predecessor Group monitors the cash balances in its operating accounts, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, STAG Predecessor Group has experienced no loss or lack of access to cash in its operating accounts.

Restricted Cash

        Restricted cash includes security deposits and cash held in escrow for real estate taxes and capital improvements as required in various mortgage loan agreements.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

Tenant Accounts Receivable, net

        STAG Predecessor Group maintains an allowance for estimated losses that may result from the inability of tenants to make required payments. If a tenant fails to make contractual payments beyond any allowance, STAG Predecessor Group may recognize bad debt expense in future periods equal to the amount of unpaid rent and deferred rental income. As of December 31, 2010 and 2009, STAG Predecessor Group had an allowance for doubtful accounts of $198 and $1,920, respectively.

        STAG Predecessor Group accrues rental revenue earned but not yet receivable in accordance with GAAP. As of December 31, 2010 and 2009, STAG Predecessor Group had accrued rental revenue of $3,310 and $2,515, respectively, which is reflected in tenant accounts receivable, net on the accompanying balance sheets. STAG Predecessor Group maintains an allowance for estimated losses that may result from those revenues. If a tenant fails to make contractual payments beyond any allowance, STAG Predecessor Group may recognize bad debt expense in future periods equal to the amount of unpaid rent and accrued rental revenue. As of December 31, 2010 and 2009, STAG Predecessor Group had an allowance on accrued rental revenue of $250 and $96, respectively.

        As of December 31, 2010 and 2009, STAG Predecessor Group had a total of approximately $2,162 and $2,490, respectively, of total lease security available on existing letters of credit; and $623 and $1,294, respectively, of security available in security deposits.

Deferred Financing Fees

        Costs incurred in obtaining mortgage notes payable are capitalized. The deferred financing fees are amortized to interest expense over the life of the respective loans. Any unamortized amounts upon early repayment of mortgage notes payable are written off in the period of repayment. For the years ended December 31, 2010, 2009 and 2008, amortization of deferred finance charges included in interest expense was $117, $466, and $522, respectively. Fully amortized deferred charges are removed from the books upon maturity of the underlying debt.

Fair Value of Financial Instruments

        Financial instruments include cash and cash equivalents, tenant accounts receivable, interest rate swaps, accounts payable, other accrued expenses and mortgage notes payable. The fair values of the cash and cash equivalents, tenant accounts receivable, accounts payable and other accrued expenses approximate their carrying or contract values. See Note 4 for the fair values of the mortgage notes payable. See Note 5 for the fair value of interest rate swaps. The carrying value of notes payable to related parties approximates fair value.

Derivative Financial Instruments and Hedging Activities

        STAG Predecessor Group entered into interest rate swaps to hedge against interest rate risk on its variable rate loan with Anglo Irish Bank Corporation Limited ("Anglo Irish Bank"). The interest rate swaps are contracts to fix, for a period of time, the LIBOR component of the loan and allow for net settlement. As of December 31, 2010 and 2009, STAG Predecessor Group was party to separate interest rate swaps with notional amounts of $157,815 each year.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

        STAG Predecessor Group accounts for its interest rate swaps in accordance with ASC 815, Derivatives and Hedging, (formerly known as SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities). On January 1, 2009, STAG Predecessor Group adopted SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (SFAS 161), which changes the disclosure requirements for derivative instruments and hedging activities. The adoption of SFAS 161 (now included in ASC 815) did not have a material impact on STAG Predecessor Group's results of operations or financial condition.

        STAG Predecessor Group has designated the interest rate swaps as non-hedge instruments for accounting purposes. Accordingly, STAG Predecessor Group recognizes the fair value of the interest rate swap as asset or liability on the combined balance sheets with the changes in fair value recognized in the combined statements of operations.

        By using interest rate swaps, STAG Predecessor Group exposes itself to market and credit risk. Market risk is the risk of an adverse effect on the value of a financial instrument that results from a change in interest rates. Credit risk is the risk of failure of the counterparty to perform under the terms of the contract. STAG Predecessor Group minimizes the credit risk in interest rate swaps by entering into transactions with high-quality counterparties whose credit rating is higher than Bbb. STAG Predecessor Group's exposure to credit risk at any point is generally limited to amounts recorded as assets or liabilities on the combined balance sheets.

Revenue and Gain Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured in accordance with GAAP. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. Additional rents from expense reimbursements for insurance, real estate taxes and certain other expenses are recognized in the period in which the related expenses are incurred.

        Certain tenants are obligated to make payments for insurance, real estate taxes and certain other expenses and these costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in STAG Predecessor Group's combined financial statements. To the extent any tenant responsible for these costs under their respective lease defaults on their lease or it is deemed probable that they will fail to pay for such costs, we would record a liability for such obligation. The Company estimates that real estate taxes which are the responsibility of all such tenants were approximately $1,826 and $1,868 for the years ended December 31, 2010 and 2009, respectively. STAG Predecessor Group does not recognize recovery revenue related to leases whereby the tenant has assumed the cost for real estate taxes, insurance, and certain other expenses.

        Rental revenue from month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.

        Lease termination fees are recognized on a straight line basis over the revised lease term as termination revenue when the tenants provide notification of their intent to terminate their lease, STAG Predecessor Group has no continuing obligation to provide services to such former tenants and

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

2. Summary of Significant Accounting Policies (Continued)

STAG Predecessor Group believes amounts are collectible. STAG Predecessor Group has no lease termination revenue for the periods presented.

Segment Reporting

        STAG Predecessor Group manages its operations on a consolidated, single segment basis for purposes of assessing performance and making operating decisions and accordingly, has only one reporting segment.

Income Taxes

        STAG Predecessor Group represents a combination of entities that are limited liability companies. Generally, absent an election to the contrary, an LLC is treated as a partnership or a disregarded entity under applicable federal and state income tax rules. Therefore, the allocated share of net income or loss from the limited liability companies is reportable in the income tax returns of the respective member or members. Accordingly, no income tax provision is included in the accompanying combined financial statements.

        STAG Predecessor Group adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions (ASC 740, "Accounting for Uncertainty in Income Taxes", (formerly FIN 48, "Uncertain Tax Positions")) on January 1, 2009, which required STAG Predecessor Group to determine whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. STAG Predecessor Group has determined that there was no effect on the financial statements from its adoption of this authoritative guidance.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

3. Deferred Leasing Intangibles

        Deferred leasing intangibles included in total assets consist of the following:

	December 31,
	2010	2009
In-place leases	$11,594	$13,217
Lease: Accumulated amortization	(6,363)	(6,096)

In-place leases, net	5,231	7,121

Above market leases	2,705	3,568
Less: Accumulated amortization	(1,354)	(1,730)

Above market leases, net	1,351	1,838

Tenant relationships	3,285	3,908
Less: Accumulated amortization	(1,454)	(1,258)

Tenant relationships, net	1,831	2,650

Lease commission	5,492	5,939
Less: Accumulated amortization	(2,398)	(2,030)

Lease commission, net	3,094	3,909

Total deferred leasing intangibles, net	$11,507	$15,518

        Deferred leasing intangibles included in our total liabilities consist of the following:

	December 31,
	2010	2009
Below market leases	$2,656	$2,880
Less: Accumulated amortization	(1,680)	(1,383)

Total deferred leasing intangibles, net	$976	$1,497

        The decrease in total deferred lease intangibles, net relates to tenant lease expirations and lease terminations. It is STAG Predecessor Group's policy to write off the deferred lease intangibles when a lease expires or a tenant's lease is terminated in the period which the expirations or termination occurred.

        Amortization expense related to in-place leases, lease commissions and tenant relationships of deferred leasing intangibles was $3,524, $4,126 and $5,427 for the years ended December 31, 2010, 2009 and 2008, respectively. Rental income increased (decreased) by $34, ($284), and $563 related to net amortization of above (below) market leases for the years ended December 31, 2010, 2009 and 2008, respectively.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

3. Deferred Leasing Intangibles (Continued)

        Amortization related to deferred leasing intangibles over the next five years is as follows:

	Estimated Net Amortization of In-Place Leases and Tenant Relationships	Net Decrease (Increase) to Rental Revenue Related to Above and Below Market Leases
2011	$2,302	$38
2012	1,795	108
2013	1,246	118
2014	911	14
2015	743	(14)

4. Mortgage Notes Payable

        Payments on mortgage notes are generally due in monthly installments of principal amortization and interest. A summary of mortgage notes payable as of December 31, 2010 and 2009 follows:

Loan	Principal outstanding as of December 31, 2010	Principal outstanding as of December 31, 2009	Maturity
Anglo Irish Variable Amount	$10,954	$14,745	Jan-31-2012
Anglo Irish Fixed Amount	157,815	157,815	Jan-31-2012
Anglo Irish Bridge Loan	34,397	35,188	Jan-31-2012

	$203,166	$207,748

        STAG Predecessor Group is party to a master loan agreement with Anglo Irish Bank. The agreement had an original maturity date of August 10, 2009. According to the original loan agreement, all loans under the loan agreement were interest only through the maturity date, at which time all unpaid principal and interest was scheduled to be due. The borrowing rate was variable and calculated based on the applicable LIBOR rate plus 1.75%.

        In January 2009 the terms of the master loan agreement were amended. The current terms stipulate that interest and principal payments are to be made monthly based on a 25-year amortization schedule. The loan also requires a capital improvement escrow to be funded monthly in an amount equal to the difference between the payments required under the 25-year amortizing loan and a 20-year amortizing loan. Additionally, a $4,384 principal payment was made on the loan prior to commencing monthly principal payments. The maturity date was extended to January 31, 2012. Notwithstanding the interest rate swap transactions discussed below, the borrowing rate is variable and calculated based on the applicable LIBOR rate plus 3.00%. As of December 31, 2010 and 2009, the outstanding balance under this loan agreement was $168,769 and $172,560, respectively. The LIBOR rate as of December 31, 2010 and December 31, 2009 was 0.26% and 0.24%, respectively.

        On May 1, 2008 STAG Predecessor Group entered into an $87,678 notional amount interest rate swap transaction with Anglo Irish Bank. STAG Predecessor Group swapped $87,678 of the outstanding debt under the loan agreement to a fixed rate of 3.055%. The swap terminated on August 11, 2009.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

4. Mortgage Notes Payable (Continued)

        On February 5, 2009 STAG Predecessor Group entered into a forward swap agreement with Anglo Irish Bank. The terms of this agreement stipulated that on August 11, 2009, $157,815 of the outstanding debt under this loan agreement converted to a fixed rate of 2.165% plus the loan spread of 3.00% (5.165%). The swap terminates on January 31, 2012.

        STAG Predecessor Group is also party to a bridge loan agreement with Anglo Irish Bank. The loan agreement had an original maturity date of December 31, 2007. The original terms stipulated that the loan was interest only through the maturity date, at which time all unpaid principal and interest was to be due. The borrowing rate was variable and calculated based on the applicable Libor rate plus 3.00%.

        In January 2009 the terms of the bridge loan agreement were amended. The current terms stipulate that interest and principal payments are to be made monthly based on a 25-year amortization schedule. The loan also requires a capital improvement escrow to be funded monthly in an amount equal to the difference between the payments required under the 25-year amortizing loan and a 20-year amortizing loan. The maturity date of the bridge loan was extended to January 31, 2012. The current borrowing rate is variable and calculated based on the applicable LIBOR rate plus 4.25%. As of December 31, 2010 and 2009 the outstanding balance under this loan agreement was $34,397 and $35,188, respectively.

        The master loan and bridge loan are both collateralized by the specific properties financed under the loans and a first priority collateral assignment of the specific leases and rents. The bridge loan is also subject to a collective, joint and several repayment guaranty by two individual related parties of STAG Predecessor Group. These loans are subject to certain financial covenants. STAG Predecessor Group was in compliance with all financial covenants as of December 31, 2010 and 2009. Management continuously monitors the STAG Predecessor Group's current and anticipated compliance with the covenants. While STAG Predecessor Group currently believes it will remain in compliance with its covenants, in the event of a continued slow-down or continued crisis in the credit markets, the STAG Predecessor Group may not be able to remain in compliance with such covenants. In these events, if the lender would not provide a waiver, it would result in an event of default.

        Annual principal payments due under mortgage notes over the next 5 years are as follows:

2011	$4,807
2012	198,359
2013	—
2014	—
2015	—

Total	$203,166

        For purposes of financial reporting disclosures, STAG Predecessor Group calculates the fair value of mortgage notes payable. The fair values of STAG Predecessor Group's mortgage notes payable were determined by discounting the future cash flows using the current rates at which loans would be made to borrowers with similar credit ratings for loans with similar remaining maturities and similar loan-to-value ratios. The following table presents the aggregate carrying value of STAG Predecessor

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

4. Mortgage Notes Payable (Continued)

Group's mortgage notes payable and STAG Predecessor Group's corresponding estimate of fair value as of December 31, 2010 and 2009:

December 31, 2010		December 31, 2009
Carrying Amount	Fair Value	Carrying Amount	Fair Value
$203,166	$200,866	$207,748	$203,998

5. Use of Derivative Financial Instruments

        STAG Predecessor Group's use of derivative instruments is limited to the utilization of interest rate agreements to manage interest rate risk exposures and not for speculative purposes. The principal objective of such arrangements is to minimize the risks and/or costs associated with STAG Predecessor Group's operating and financial structure, as well as to hedge specific transactions.

        A summary of the fair values of interest rate swaps outstanding as of December 31, 2010 and 2009 is as follows:

	Notional Amount	Fair Value December 31, 2010	Fair Value December 31, 2009
Anglo Master Loan Swap	$157,815	$(3,277)	$(2,995)

        STAG Predecessor Group adopted the fair value measurement provisions as of January 1, 2008 for its interest rate swaps recorded at fair value. The new guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. As of December 31, 2010 and 2009, STAG Predecessor Group applied the provisions of this standard to the valuation of its interest rate swaps, which are the only financial instruments measured at fair value on a recurring basis.

        During the years ended December 31, 2010, 2009 and 2008, STAG Predecessor Group recognized losses relating to the change in fair market value of its interest rate swaps of $282, $1,720 and $1,275, respectively.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

5. Use of Derivative Financial Instruments (Continued)

        The following sets forth STAG Predecessor Group's financial instruments that are accounted for at fair value on a recurring basis as of December 31, 2010 and 2009:

		Fair Value Measurements as of December 31, 2010 Using:
	December 31, 2010	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Liabilities:
Interest Rate Swap	$3,277	—	$3,277	—

		Fair Value Measurements as of December 31, 2009 Using:
	December 31, 2009	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Liabilities:
Interest Rate Swap	$2,995	—	$2,995	—

6. Minimum Future Rental Revenue

        STAG Predecessor Group leases space to tenants primarily under non-cancelable operating leases, which generally contain provisions for a base rent plus reimbursement for certain operating expenses.

        Future minimum base rentals on non-cancelable operating leases as of December 31, 2010, are as follows:

2011	$21,447
2012	18,510
2013	14,160
2014	11,030
2015	9,633

        The above future minimum lease payments exclude tenant reimbursements, amortization of deferred rent receivables and above/below-market lease intangibles. Some leases are subject to termination options. In general, these leases provide for termination payments should the termination options be exercised. The above table is prepared assuming such options are not exercised.

7. Commitments and Contingencies

        STAG Predecessor Group is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance subject to deductible requirements. Management believes that the ultimate settlement of these actions will not have a material adverse effect on STAG Predecessor Group's financial position, results of operations or cash flows.

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

8. Concentrations of Credit Risk

        Concentrations of credit risk arise when a number of tenants related to STAG Predecessor Group's investments or rental operations are engaged in similar business activities, are located in the same geographic region, or have similar economic features that would cause their inability to meet contractual obligations, including those to STAG Predecessor Group, to be similarly affected. STAG Predecessor Group regularly monitors its tenant base to assess potential concentrations of credit risk. Management believes the current credit risk portfolio is reasonably well diversified and does not contain any unusual concentration of credit risk. No tenant accounted for 5% or more of STAG Predecessor Group's rents during 2010, 2009, 2008. Recent developments in the general economy and the global credit markets have had a significant adverse effect on companies in numerous industries. STAG Predecessor Group has tenants concentrated in various industries that may be experiencing adverse effects from the current economic conditions and STAG Predecessor Group could be adversely affected if such tenants go into default on their leases.

9. Impairment Charges

        STAG Predecessor Group adopted the fair value measurement provisions as of January 1, 2008 for the impairment of long-lived assets recorded at fair value. In connection with the periodic review of the carrying values of STAG Predecessor Group's properties, STAG Predecessor Group determined during the year ended December 31, 2008 that an impairment loss in the amount of $3,728 should be recorded for STAG Predecessor Group's property located in Daytona Beach, Florida. The determination that an impairment loss should be recorded was made as a result of a tenant default and subsequent vacancy.

        The following table presents information about STAG Predecessor Group's impairment charge and fair market value of the asset which was measured in accordance with GAAP for the year ended December 31, 2008. The table indicates the fair value hierarchy of the valuation techniques STAG Predecessor Group utilized to determine fair value. Fair value was determined by estimating the future cash flows from the property discounted to the present value using a discount rate commensurate with the risks involved in those cash flows.

		Fair Value Measurements as of December 31, 2008 Using:
	December 31, 2008	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Impairment Charge
Daytona Beach, FL property	$1,883	$—	$—	$1,883	$(3,728)

10. Related-Party Transactions

        On January 31, 2009, STAG Predecessor Group entered into a $4,384 loan agreement with NED Credit, Inc. (a related party). The note has an original maturity date of January 31, 2012 and is interest only through the maturity date, at which time all unpaid principal and interest due. The borrowing rate is variable and calculated based on the applicable LIBOR rate plus 12.50%. In the event of default, all outstanding amounts shall bear interest at the applicable LIBOR rate plus 16.50%. The loan is classified as notes payable to related party on the combined balance sheets. STAG Predecessor Group expensed $569 and $521 in interest expense related to this note payable for the years ended December 31, 2010 and 2009, respectively. As of December 31, 2010 and 2009, STAG Predecessor

STAG Predecessor Group

Notes to Combined Financial Statements (Continued)

(dollars in thousands)

10. Related-Party Transactions (Continued)

Group had $331 and $375, respectively, in accrued and unpaid interest expense which has been included in accounts payable, accrued expenses and other liabilities on the combined balance sheets.

        On June 6, 2007, STAG Predecessor Group entered into a loan guarantee agreement with an affiliate of NED Credit Inc. (related party). The loan guarantee is for the Anglo Irish Bank bridge loan dated August 11, 2006 and amended on June 6, 2007. STAG Predecessor Group agreed to pay the guarantor an annual fee for the guarantor's provision of the guaranty in an amount equal to nine per cent (9.0%) per annum of the outstanding balance of the bridge loan. STAG Predecessor Group expensed $3,129, $3,241 and $3,389 in such guarantee fees for the years ended December 31, 2010, 2009 and 2008, respectively. As of December 31, 2010 and 2009, STAG Predecessor Group had $3,501 and $425, respectively, in accrued and unpaid bridge loan guarantee fees included in due to related parties on the combined balance sheets.

        STAG Predecessor Group is obligated to pay asset management fees to STAG Capital Partners, LLC and STAG Capital Partners III, LLC (collectively the "Manager") in consideration of the Manager's agreement that it shall provide reasonable and customary advisory and asset management services to STAG Predecessor Group. The management fee is payable quarterly in arrears on the first business day of each succeeding calendar quarter. Each quarterly installment of the management fee is equal to 1/4 of one-quarter of one percent (0.0625%) of the aggregate acquisition costs of all investments of STAG Predecessor Group, with the acquisition costs of investments made or sold during such quarter calculated on a weighted average basis according to the point during the quarter when such investments were made or sold.

        STAG Predecessor Group expensed $600, $600 and $610 in such asset management fees for the years ended December 31, 2010, 2009 and 2008, respectively. As of December 31, 2010 and 2009, STAG Predecessor Group had $151 and, $172, respectively, in accrued and unpaid asset management fees, which have been included in amounts due to related parties on the combined balance sheets.

        STAG Predecessor Group is obligated to reimburse certain expenses related to STAG Predecessor Group's operations incurred by the Manager (or its designated Affiliate). STAG Predecessor Group expensed $12, $82 and $86 in legal costs incurred by the Manager for the years ended December 31, 2010, 2009 and 2008, respectively.

        STAG Predecessor Group was required to pay acquisition service fees to the Manager upon the acquisition of properties, in an amount of 1% of the Gross Acquisition Price of such property (as defined in the Operating Agreement). No acquisitions were made in 2010, 2009 or 2008.

11. Subsequent Events

        STAG Predecessor Group has evaluated the events and transactions that have occurred through February 15, 2011, the date the financial statements were available to be issued, and noted no items requiring adjustment of the financial statements or additional disclosure.

STAG Predecessor Group

Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2010

(dollars in thousands)

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

					Costs Capitalized Subsequent to Acquisition and Valuation Provision	Gross Amount Carried at Close of Period 12/31/10
			Initial Cost
						Building and Improvements			Accumulated Depreciation 12/31/10	Year Acquired
Building Address	City/State	Encumbrances	Building	Land			Land	Total
1515 East State Road 8	Albion, IN	9,118	8,245	1,065	—	8,245	1,065	9,310	813	2006
37 Hunt Road	Amesbury, MA	5,126	3,523	1,022	—	3,523	1,022	4,545	286	2007
2111 N. Sandra Street	Appleton, WI	4,509	3,916	495	333	4,249	495	4,744	464	2007
3311 Pinewood Drive	Arlington, TX	2,820	2,455	413	—	2,455	413	2,868	242	2007
365 McClurg Road	Boardman, OH	3,840	3,482	282	596	4,078	282	4,360	304	2007
8401 Southern Blvd	Boardman, OH	2,026	1,980	192	—	1,980	192	2,172	157	2007
818 Mulberry Street	Canton, OH	5,871	5,078	586	85	5,163	586	5,749	501	2007
50501/50371/50271/50900 E. Russell Schmidt	Chesterfield, MI	9,588	8,073	1,449	604	8,677	1,449	10,126	1,082	2007
1011 Glendale Milford Road	Cincinnati, OH	5,222	5,172	384	31	5,203	384	5,587	485	2007
4646 Needmore Road	Dayton, OH	4,056	3,650	391	—	3,650	391	4,041	596	2007
530 Fentress Boulevard	Daytona Beach, FL	5,920	875	1,237	42	917	1,237	2,154	221	2007
53105 Marina Drive/23590 CR6	Elkhart, IN	4,080	3,777	447	161	3,938	447	4,385	343	2007
6051/2311 North Lee Highway	Fairfield, VA/Lexington, VA	3,284	2,719	354	177	2,896	354	3,250	276	2007
5786 Collett Road	Farmington, NY	5,489	5,342	410	—	5,342	410	5,752	488	2007
One Fuller Way	Great Bend, KS	7,987	7,222	1,065	—	7,222	1,065	8,287	689	2007
900 Brooks Avenue	Holland, MI	5,833	5,235	489	497	5,732	489	6,221	579	2007
414 E. 40th Street	Holland, MI	4,417	4,046	497	—	4,046	497	4,543	434	2007
1102 Chastain Drive/4795 I-55 North	Jackson, MS	4,754	4,068	968	565	4,633	968	5,601	372	2007
165 American Way	Jefferson, NC	2,960	2,875	119	—	2,875	119	2,994	257	2007
19 Mollison Way	Lewiston, ME	5,232	5,515	173	238	5,753	173	5,926	581	2007
243/219 Medford Street	Malden, MA	7,425	6,778	873	—	6,778	873	7,651	622	2007
800 Pennsylvania Avenue	Salem, OH	7,332	6,849	858	—	6,849	858	7,707	614	2006
605 Fourth Street	Mayville, WI	4,718	4,118	547	—	4,118	547	4,665	371	2007
8900 N. 55th Street	Milwaukee, WI	4,495	4,090	456	—	4,090	456	4,546	352	2007
200 West Capitol Drive	Milwaukee, WI	6,046	5,283	1,048	5	5,288	1,048	6,336	635	2007
111/113 Pencader Drive	Newark, DE	4,700	3,957	527	137	4,094	527	4,621	421	2007
3100 West Fairfield Drive	Pensacola, FL	230	206	42	83	289	42	331	24	2007
1301 North Palafox Street	Pensacola, FL	5,164	4,705	282	61	4,766	282	5,048	413	2007
805 North Main Street	Pocatello, ID	3,673	3,472	399	—	3,472	399	3,871	404	2007
1400 Turbine Drive	Rapid City, SD	13,669	11,957	2,306	—	11,957	2,306	14,263	1,624	2007
2550 N. Mays Street	Round Rock, TX	3,763	3,399	394	76	3,475	394	3,869	426	2007
102 Sergeant Square Drive	Sergeant Bluff, IA	12,792	11,675	736	24	11,699	736	12,435	1,480	2007
15 Loveton Circle	Sparks, MD	4,205	3,577	790	—	3,577	790	4,367	386	2007
8950 & 8970 Pershall Road	Hazelwood, MO	7,394	5,436	1,960	—	5,436	1,960	7,396	487	2006

STAG Predecessor Group

Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2010 (Continued)

(dollars in thousands)

					Costs Capitalized Subsequent to Acquisition and Valuation Provision	Gross Amount Carried at Close of Period 12/31/10
			Initial Cost
						Building and Improvements			Accumulated Depreciation 12/31/10	Year Acquired
Building Address	City/State	Encumbrances	Building	Land			Land	Total
476 Southridge Industrial Drive	Tavares, FL	6,761	6,339	722	—	6,339	722	7,061	754	2006
7990 Bavaria Road	Twinsburg, OH	6,912	6,497	590	—	6,497	590	7,087	521	2007
300 Spencer Mattingly Lane	Bardstown, KY	2,733	2,399	379	—	2,399	379	2,778	230	2007
1100 Performance Place	Youngstown, OH	3,406	3,400	139	—	3,400	139	3,539	327	2007

Total		207,550	181,385	25,086	3,715	185,100	25,086	210,186	19,261

Reconciliation of Real Estate Investments

	2010	2009	2008
Balance at beginning of period	$210,009	$208,948	$212,688
Additions during period
Other acquisitions	—	—	—
Improvements, etc.	1,500	1,295	384
Other additions	—	—	—
Deductions during period
Cost of real estate sold	—	(50)	—
Write-off of tenant improvements	(1,323)	(184)	(396)
Asset Impairments	—	—	(3,728)

Balance at close of period	$210,186	$210,009	$208,948

        The unaudited aggregate cost of real estate properties for federal tax purposes as of December 31, 2010 was $227,119.

Reconciliation of Accumulated Depreciation

	2010	2009	2008
Balance at beginning of period	$14,626	$8,680	$2,395
Additions during period
Depreciation and amortization expense	5,747	5,979	6,307
Other additions	—	—	—
Reductions during period
Disposals	(1,112)	(33)	(22)
Other reductions	—	—	—

Balance at close of period	$19,261	$14,626	$8,680

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying combined statements of revenue and certain expenses (the "Statements") of the STAG Contribution Group for the years ended December 31, 2010 and 2009 and the periods from July 28, 2008 to December 31, 2008 and January 1, 2008 to July 27, 2008. These Statements are the responsibility of the management of the STAG Contribution Group. Our responsibility is to express an opinion on these Statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and are not intended to be a complete presentation of the STAG Contribution Group's combined revenue and expenses.

        In our opinion, the Statements referred to above present fairly, in all material respects, the combined revenue and certain expenses, as described in note 2, of the STAG Contribution Group for the years ended December 31, 2010 and 2009 and the periods from July 28, 2008 to December 31, 2008 and January 1, 2008 to July 27, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

STAG Contribution Group

Combined Statements of Revenue and Certain Expenses

(dollars in thousands)

	Ownership I				Ownership II
	Period from January 1, 2011 to April 19, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	July 28- December 31, 2008	January 1, 2008-July 27, 2008
Revenue
Rental income	$8,612	$16,446	$12,608	$4,240	$3,502
Tenant recoveries	719	1,533	1,754	803	674

Total revenue	9,331	$17,979	$14,362	$5,043	$4,176
Certain expenses
Cost of rental operations	492	1,077	927	553	530
Real estate taxes and insurance	673	1,218	1,036	420	349

Certain expenses	1,165	2,295	1,963	973	879

Revenue in excess of certain expenses	$8,166	$15,684	$12,399	$4,070	$3,297

The accompanying notes are an integral part to the combined statements of revenue and certain expenses.

STAG Contribution Group

Notes to Combined Statements of Revenue and Certain Expenses

(dollars in thousands)

1. Organization

        STAG Contribution Group (the "Properties"), which is not a legal entity, but rather a combination of certain real estate entities and operations as described below, is engaged in the business of owning and operating real estate consisting primarily of industrial properties located throughout the United States. The accompanying combined statements of revenue and certain expenses ("Statements") relate to the operations of the Properties which consist of 34 industrial buildings located in 16 states.

        Prior to April 19, 2011 the Properties were owned by STAG Investments IV, LLC (the "Fund") and STAG GI Investments, LLC ("GI"). On April 19, 2011, the Properties were contributed to STAG Industrial Operating Partnership, L.P. in connection with the initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P.

        Since these Properties were acquired from related parties as part of the initial public offering, these statements have been prepared for the period of ownership by the related parties, which in certain cases is less than three years but not less than one year. The Properties were combined as they were all under common management for all periods being presented.

        Certain properties contributed to STAG Industrial Operating Partnership, L.P. were initially purchased by a related party and affiliate of the Fund and were subsequently contributed to the Fund. Accordingly, the Statements are presented for two periods, labeled Ownership I and Ownership II. The two periods have been separated by a vertical line on the face of the Statements to highlight the fact that the financial information for such periods has been prepared under two different historical-cost bases of accounting. The accounting policies followed during the Ownership I period in the preparation of the Statements are consistent with those of the Ownership II period and are further described below. The Ownership II period began on December 20, 2007 and ended with the contribution of properties to the Fund on July 28, 2008.

        The remaining properties contributed by the Fund and GI are recorded from the date of acquisition by the respective entity and are included within the Ownership I section.

        The properties included as part of STAG Contribution Group were acquired in the following quarters: five properties in the three months ended December 31, 2007; three properties in the three months ended March 31, 2008; one property in the three months ended June 30, 2008; three properties in the three months ended September 30, 2008; five properties in the three months ended December 31, 2008; one property in the three months ended March 31, 2009; one property in the three months ended June 30, 2010; four properties in the three months ended September 30, 2010; nine properties in the three months ended December 31, 2010; and two properties in the period from January 1, 2011 to April 19, 2011.

2. Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements relate to the Properties and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Properties for the period from January 1, 2011 to April 19, 2011, the years ended December 31, 2010 and 2009, and the periods from July 28, 2008 to December 31, 2008 and January 1, 2008 to July 27, 2008, due to the

STAG Contribution Group

Notes to Combined Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

2. Significant Accounting Policies (Continued)

exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Properties:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Acquisition fees incurred or paid to STAG Capital Partners III, LLC in 2011, 2010 and 2009

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Properties.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $407, $599, $474, $141 and $58 for the period from January 1, 2011 to April 19, 2011 (unaudited), the years ended December 31, 2010 and 2009, the period from July 28, 2008 to December 31, 2008 and the period from January 1, 2008 to July 27, 2008, respectively. Tenant recoveries represent additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred.

        Certain tenants make payments for insurance, real estate taxes and certain other expenses and these costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in the Properties' financial statements. In instances whereby the tenant has assumed the cost for insurance, real estate taxes, and certain other expenses, no recovery revenue has been reflected in the Statements.

        Rental revenue from month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The combined statement of revenue and certain expenses for the period January 1, 2011 to April 19, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of normal recurring nature.

STAG Contribution Group

Notes to Combined Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

3. Description of Leasing Arrangements

        The Properties are leased to tenants primarily under non-cancelable operating leases which vary in length.

        Future minimum base rentals on non-cancelable operating leases as of December 31, 2010, are as follows:

2011	$25,697
2012	25,289
2013	23,047
2014	21,568
2015	18,018

        The above future minimum lease payments exclude tenant reimbursements, amortization of deferred rental revenue and above/below-market lease intangibles. Some leases are subject to termination options. In general, these leases provide for termination payments should the termination options be exercised. The above table is prepared assuming such options are not exercised.

        Certain leases provide for payments that represent reimbursements for related expenses incurred under existing ground leases.

        One tenant, Bank of America, N.A., represented 8%, 15% and 19% of the total base rental income revenue for the period from January 1, 2011 to April 19, 2011 and for the years ended December 31, 2010 and 2009, respectively. The building occupied by this tenant was purchased on November 25, 2008. Bank of America N.A.'s financial information is publicly available.

        On October 18, 2010 an agreement was reached with that tenant to terminate its lease agreement. In accordance with the terms of the termination agreement, the tenant was required to pay a $479 lease termination fee. The payment was received on October 28, 2010 and is classified as rental income. The terminated lease was originally set to expire on December 31, 2011. A new lease for the space has been executed with an unaffiliated tenant.

4. Ground Lease Commitments

        Certain properties are subject to non-cancelable operating ground lease agreements. The ground leases provide for monthly minimum rent and future rent increases. For the period from January 1, 2011 to April 19, 2011 (unaudited), the years ended December 31, 2010 and 2009, the period from July 28, 2008 to December 31, 2008 and the period from January 1, 2008 to July 27, 2008, the Properties expensed ground lease payments under these operating leases in the amount of $34, $114, $114, $47, and $38, respectively.

STAG Contribution Group

Notes to Combined Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

4. Ground Lease Commitments (Continued)

        The following is a schedule of minimum ground lease payments due over the next five years as of December 31, 2010:

2011	$114
2012	114
2013	115
2014	115
2015	115

5. Commitments and Contingencies

        The Properties are subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Properties revenue and certain operating expenses.

6. Acquisitions

        On May 14, 2010 the Fund acquired a 100% occupied single tenant industrial property in Newton, NC. A statement of revenue and certain expenses for this property for the period January 1, 2010 to May 13, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On July 30, 2010, GI acquired a 100% occupied single tenant industrial property in O'Fallon, MO. A statement of revenue and certain expenses for this property for the period January 1, 2010 to July 29, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On August 13, 2010, GI acquired a 100% occupied single tenant industrial property in Goshen, IN. A statement of revenue and certain expenses for this property for the period January 1, 2010 to August 12, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On September 17, 2010, GI acquired a 100% occupied single tenant industrial property in Charlotte, NC. A statement of revenue and certain expenses for this property for the period January 1, 2010 to September 16, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On September 30, 2010, GI acquired a 100% occupied single tenant industrial property in Charlotte, NC. A statement of revenue and certain expenses for this property for the period January 1, 2010 to September 29, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On October 12, 2010, GI acquired the Madison Property, a single tenant industrial property located in Madison, TN. A statement of revenue and certain expenses for this property for the period January 1, 2010 to October 11, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

STAG Contribution Group

Notes to Combined Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

6. Acquisitions (Continued)

        On October 15, 2010, GI acquired the Walker Property, a single tenant industrial property located in Walker, MI. A statement of revenue and certain expenses for this property for the period January 1, 2010 to October 14, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On October 26, 2010, GI acquired the Rogers and Vonore Properties, a single tenant industrial property located in Rogers, MN and a single tenant industrial property located in Vonore, TN. A combined statement of revenue and certain expenses for these properties for the period January 1, 2010 to October 25, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On October 28, 2010, GI acquired the Streetsboro Property, a single tenant industrial property located in Streetsboro, OH. A statement of revenue and certain expenses for this property for the period January 1, 2010 to October 27, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On November 4, 2010, GI acquired the Salem Properties, two industrial buildings located in Salem, OR. One of the buildings is occupied by a single tenant and the other building is occupied by two tenants. A combined statement of revenue and certain expenses for these properties for the period January 1, 2010 to November 3, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On December 10, 2010, GI acquired the Piscataway and Lopatcong Properties, one manufacturing building located in Lopatcong, NJ and one industrial building located in Piscataway, NJ. Both of the buildings are occupied by the same tenant. A combined statement of revenue and certain expenses for these properties for the period January 1, 2010 to December 9, 2010, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On March 1, 2011, GI acquired the Mooresville Property, a single tenant industrial property located in Mooresville, NC. A statement of revenue and certain expenses for this property for the period January 1, 2011 to February 28, 2011, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

        On April 6, 2011, GI acquired the Cleveland Property, a single tenant industrial property located in Cleveland, TN. A statement of revenue and certain expenses for this property for the period January 1, 2011 to April 5, 2011, prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, is included elsewhere in this prospectus.

7. Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011, the date which the Statements were available to be issued, and noted no additional items requiring adjustment to the Statements or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Newton Property (the "Property") for the period from January 1, 2010 to May 13, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to May 13, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Newton Property
Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to May 13, 2010
Revenue
Rental income	$247
Tenant recoveries	2

Total revenue	249
Certain expenses
Real estate taxes and insurance	2

Certain expenses	2

Revenue in excess of certain expenses	$247

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Newton Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Newton Property (the "Property"), is a single tenant industrial property located in Newton, NC. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to May 14, 2010, the Property was owned by an unaffiliated third party. On May 14, 2010, the Property was acquired by STAG IV Newton, LLC ("STAG IV") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from May 14, 2010 to December 31, 2010 are included in STAG Contribution Group.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $1 for the period from January 1, 2010 to May 13, 2010. Tenant recoveries represent additional rents from expense reimbursements for insurance are recognized in the period in which the related expenses are incurred.

        The tenant makes payments for certain other expenses and these costs, which have been assumed by the tenant under the terms of their respective lease, are not reflected in the Statement.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Newton Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of December 31, 2016.

        Future minimum base rentals on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$662
2012	662
2013	662
2014	662
2015	662

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below -market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011, the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Charlotte Property (the "Property") for the period from January 1, 2010 to September 16, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to September 16, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Charlotte Property
Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to September 16, 2010
Revenue
Rental revenue	$1,526
Tenant recoveries	143

Total revenue	1,669
Certain expenses
Property	88
Real estate taxes and insurance	108

Certain expenses	196

Revenue in excess of certain expenses	$1,473

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Charlotte Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Charlotte Property (the "Property"), is a single tenant industrial property located in Charlotte, NC. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to September 17, 2010, the Property was owned by an unaffiliated third party. On September 17, 2010, the Property was acquired by STAG GI Charlotte, LLC ("GI") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from September 17, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $182 for the period from January 1, 2010 to September 16, 2010. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance and other expenditures are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Charlotte Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of April 30, 2019.

        Future minimum base rentals on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$1,890
2012	2,004
2013	2,102
2014	2,165
2015	2,230

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011, the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Goshen Property (the "Property") for the period from January 1, 2010 to August 12, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to August 12, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Goshen Property
Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to August 12, 2010
Revenue
Rental revenue	$695
Tenant recoveries	144

Total revenue	839
Certain expenses
Real estate taxes and insurance	144

Certain expenses	144

Revenue in excess of certain expenses	$695

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Goshen Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Goshen Property (the "Property"), is a single tenant industrial property located in Goshen, IN. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to August 13, 2010, the Property was owned by an unaffiliated third party. On August 13, 2010, the Property was acquired by STAG GI Goshen, LLC ("GI") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from August 13, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes and insurance are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Goshen Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of June 30, 2022.

        Future minimum base rentals over the next five years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$1,138
2012	1,138
2013	1,138
2014	1,138
2015	1,138

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the O'Fallon Property (the "Property") for the period from January 1, 2010 to July 29, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to July 29, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

O'Fallon Property
Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to July 29, 2010
Revenue
Rental revenue	$314
Tenant recoveries	—

Total revenue	314
Certain expenses
Property	4
Real estate taxes and insurance	—

Certain expenses	4

Revenue in excess of certain expenses	$310

The accompanying notes are an integral part to the statement of revenue and certain expenses.

O'Fallon Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The O'Fallon property (the "Property"), is a single tenant industrial property located in O'Fallon, MO. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to July 30, 2010, the Property was owned by an unaffiliated third party. On July 30, 2010, the Property was acquired by STAG GI O'Fallon, LLC ("GI") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from July 30, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $22 for the period from January 1, 2010 to July 29, 2010. Tenant recoveries represent additional rents from expense reimbursements for insurance and real estate taxes are recognized in the period in which the related expenses are incurred.

        The tenant makes payments for certain other expenses and these costs, which have been assumed by the tenant under the terms of their respective lease, are not reflected in the Statement.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

O'Fallon Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of May 31, 2016.

        Future minimum base rentals on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$523
2012	539
2013	552
2014	562
2015	562

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying combined statement of revenue and certain expenses (the "Statement") of the Piscataway and Lopatcong Properties (the "Properties") for the period from January 1, 2010 to December 9, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Properties' revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Properties for the period from January 1, 2010 to December 9, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Piscataway & Lopatcong Properties
Combined Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to December 9, 2010
Revenue
Rental revenue	$1,613

Total revenue	1,613
Certain expenses
Certain expenses	—

Revenue in excess of certain expenses	$1,613

The accompanying notes are an integral part to the combined statement of revenue and certain expenses.

Piscataway & Lopatcong Properties

Notes to Combined Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Piscataway & Lopatcong Properties (the "Properties"), are single tenant industrial properties located in Piscataway, NJ and Lopatcong, NJ. The accompanying combined statement of revenue and certain expenses ("Statement") relates to the operations of the Properties.

        Prior to December 10, 2010, the Properties were owned by an unaffiliated third party and were under common management. Therefore their results are being presented on a combined basis in the Statement. On December 10, 2010, the Properties were acquired by STAG GI New Jersey, LLC ("GI") and are intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of these properties from December 10, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Properties, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Properties:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Properties.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The tenant makes payments for certain expenses and costs, which have been assumed by the tenant under the terms of their respective lease, and are not reflected in the Statement.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Piscataway & Lopatcong Properties

Notes to Combined Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Properties are leased to two tenants under non-cancelable operating leases which have an expiration date of May 30, 2017.

        Future minimum base rentals over the next five years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$1,718
2012	1,718
2013	1,718
2014	1,718
2015	1,718

        The above future minimum lease payments exclude amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Properties are subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Properties' revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Charlotte II Property (the "Property") for the period from January 1, 2010 to September 29, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to September 29, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Charlotte II Property

Statement of Revenue and Certain Expenses

(dollars in thousands)

Period from January 1, 2010 to September 29, 2010
Revenue
Rental revenue	$1,635
Tenant recoveries	256

Total revenue	1,891
Certain expenses
Real estate taxes and insurance	176
Property	80

Certain expenses	256

Revenue in excess of certain expenses	$1,635

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Charlotte II Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Charlotte II Property (the "Property"), is a single tenant industrial property located in Charlotte, NC. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to September 30, 2010, the Property was owned by an unaffiliated third party. On September 30, 2010, the Property was acquired by STAG GI Charlotte II, LLC ("GI") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from September 30, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment decreased revenue by approximately $42 for the period from January 1, 2010 to September 29, 2010. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance and other expenses are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Charlotte II Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of March 31, 2017.

        Future minimum base rentals over the next five years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$2,290
2012	2,342
2013	2,395
2014	2,449
2015	2,504

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Madison Property (the "Property") for the period from January 1, 2010 to October 11, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to October 11, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Madison Property
Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to October 11, 2010
Revenue
Rental revenue	$903

Total revenue	903
Certain expenses
Certain expenses	—

Revenue in excess of certain expenses	$903

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Madison Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Madison Property (the "Property"), is a single tenant industrial property located in Madison, TN. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to October 12, 2010 the Property was owned by an unaffiliated third party. The Property was acquired by STAG GI Madison, LLC ("GI") on October 12, 2010 and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from October 12, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
     Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $24 for the period from January 1, 2010 to October 11, 2010.

        The tenant makes payments for certain expenses and costs, which have been assumed by the tenant under the terms of their respective lease, and are not reflected in the Statement.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Madison Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of December 22, 2014.

        Future minimum base rentals over the next four years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$1,151
2012	1,172
2013	1,173
2014	1,184

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Streetsboro Property (the "Property") for the period from January 1, 2010 to October 27, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to October 27, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Streetsboro Property
Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to October 27, 2010
Revenue
Rental revenue	$970

Total revenue	970
Certain expenses
Property	—

Certain expenses	—

Revenue in excess of certain expenses	$970

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Streetsboro Property

Notes to Statement of Revenue and Certain Expenses

(Dollars in thousands)

(1) Organization

        The Streetsboro Property (the "Property"), is a single tenant industrial property located in Streetsboro, OH. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to October 28, 2010, the Property was owned by an unaffiliated third party. On October 28, 2010, the Property was acquired by STAG GI Streetsboro, LLC ("GI") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from October 28, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment decreased revenue by approximately $2 for the period from January 1, 2010 to October 27, 2010.

        The tenant makes payments for certain expenses and costs, which have been assumed by the tenant under the terms of their respective lease, and are not reflected in the Statement.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Streetsboro Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(Dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of December 31, 2014.

        Future minimum base rentals over the next four years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$1,199
2012	1,216
2013	1,236
2014	1,253

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying combined statement of revenue and certain expenses (the "Statement") of the Rogers and Vonore Properties (the "Properties") for the period from January 1, 2010 to October 25, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Properties' revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Properties for the period from January 1, 2010 to October 25, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Rogers & Vonore Properties
Combined Statement of Revenue and Certain Expenses
(dollars in thousands)

Period from January 1, 2010 to October 25, 2010
Revenue
Rental revenue	$2,414

Total revenue	2,414
Certain expenses
Certain expenses	—

Revenue in excess of certain expenses	$2,414

The accompanying notes are an integral part to the combined statement of revenue and certain expenses.

Rogers & Vonore Properties

Notes to Combined Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Rogers and Vonore Properties (the "Properties"), are single tenant industrial properties located in Rogers, MN and Vonore, TN, respectively. The accompanying combined statement of revenue and certain expenses ("Statement") relates to the operations of the Properties.

        Prior to October 26, 2010, the Properties were owned by an unaffiliated third party and were under common management. Therefore, their results are being presented on a combined basis in the Statement. On October 26, 2010, the Properties were acquired by STAG GI Rogers, LLC ("GI1") and STAG GI Vonore, LLC ("GI2") and are intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of these properties from October 26, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Properties and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Properties, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Properties:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Properties.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment decreased revenue by approximately $44 for the period from January 1, 2010 to October 25, 2010. The tenant makes payments for certain expenses and costs, which have been assumed by the tenant under the terms of their respective lease, and are not reflected in the Statement.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Rogers & Vonore Properties

Notes to Combined Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Properties are leased to two tenants under non-cancelable operating leases which have expiration dates of June 30, 2014 and October 14, 2016, respectively.

        Future minimum base rentals over the next five years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$3,050
2012	3,336
2013	3,426
2014	2,642
2015	1,858

        The above future minimum lease payments exclude amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Properties are subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Properties' revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011, the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying combined statement of revenue and certain expenses (the "Statement") of the Salem Properties (the "Properties") for the period from January 1, 2010 to November 3, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Properties' revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Properties for the period from January 1, 2010 to November 3, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Salem Properties

Combined Statement of Revenue and Certain Expenses

(dollars in thousands)

Period from January 1, 2010 to November 3, 2010
Revenue
Rental revenue	$710
Tenant recoveries	134

Total revenue	844
Certain expenses
Property	13
Real estate taxes	123

Certain expenses	136

Revenue in excess of certain expenses	$708

The accompanying notes are an integral part to the combined statement of revenue and certain expenses.

Salem Properties

Notes to Combined Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Salem Properties (the "Properties") are two industrial properties located in Salem, OR. The accompanying combined statement of revenue and certain expenses ("Statement") relates to the operations of the Properties.

        Prior to November 4, 2010, the Properties were owned by an unaffiliated third party and were under common management. Therefore, their results are being presented on a combined basis in the Statement. On November 4, 2010, the Properties were acquired by STAG GI Salem, LLC ("GI") and are intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of these properties from November 4, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Properties and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Properties, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Properties:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Properties.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $22 for the period from January 1, 2010 to November 3, 2010. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance and other operating expenses are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Salem Properties

Notes to Combined Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Properties are leased to three tenants under non-cancelable operating leases which have expiration dates of March 31, 2012, February 28, 2014 and December 31, 2014, respectively.

        Future minimum base rentals over the next four years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$846
2012	736
2013	710
2014	583

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Properties are subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Properties' revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Walker Property (the "Property") for the period from January 1, 2010 to October 14, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the period from January 1, 2010 to October 14, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2011

Walker Property

Statement of Revenue and Certain Expenses

(dollars in thousands)

Period from January 1, 2010 to October 14, 2010
Revenue
Rental revenue	$560
Tenant recoveries	164

Total revenue	724
Certain expenses
Property	61
Real estate taxes and insurance	103

Certain expenses	164

Revenue in excess of certain expenses	$560

The accompanying notes are an integral part to the statement of revenue and certain expenses.

Walker Property

Notes to Statement of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Walker Property(the "Property"), is a single tenant industrial property located in Walker, MI. The accompanying statement of revenue and certain expenses ("Statement") relates to the operations of the Property.

        Prior to October 15, 2010, the Property was owned by an unaffiliated third party. On October 15, 2010, the Property was acquired by STAG GI Walker, LLC ("GI") and is intended to be contributed to STAG Industrial Operating Partnership, L.P. in connection with the proposed initial public offering of STAG Industrial, Inc., the majority owner of STAG Industrial Operating Partnership, L.P. The operating results of this property from October 15, 2010 to December 31, 2010 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment decreased revenue by approximately $43 for the period from January 1, 2010 to October 14, 2010. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance and other operating expenses are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period in preparing the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Walker Property

Notes to Statement of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of August 31, 2017.

        Future minimum base rentals over the next five years on non-cancelable operating leases at December 31, 2010, are as follows:

2011	$704
2012	704
2013	704
2014	704
2015	704

        The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through February 15, 2011 the date which the Statement was available to be issued, and noted no items requiring adjustment of the Statement or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Mooresville Property (the "Property") for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 4, 2011

Mooresville Property

Statements of Revenue and Certain Expenses

(dollars in thousands)

	Period from January 1, 2011 to February 28, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenue
Rental revenue	$180	$1,080

Total revenue	180	1,080

Certain expenses
Certain expenses	—	—

Revenue in excess of certain expenses	$180	$1,080

The accompanying notes are an integral part to the statements of revenue and certain expenses.

Mooresville Property

Notes to Statements of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Mooresville Property (the "Property"), is a single tenant industrial property located in Mooresville, NC. The accompanying statements of revenues and certain expenses ("Statements") relate to the operations of the Property.

        Prior to March 1, 2011 the Property was owned by an unaffiliated third party. On March 1, 2011 the Property was acquired by STAG GI Mooresville, LLC, which was contributed to STAG Industrial Operating Partnership, L.P., an entity consolidated by STAG Industrial, Inc. The operating results of this property from March 1, 2011 to April 19, 2011 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related lease when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The tenant makes payments for certain expenses and costs, which have been assumed by the tenant under the terms of their respective lease, and are not reflected in the Statements.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The statement of revenue and certain expenses for the period from January 1, 2011 to February 28, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Mooresville Property

Notes to Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of May 31, 2021.

        Future minimum base rentals over the next five years on the non-cancelable operating lease at December 31, 2010 are as follows:

2011	$1,080
2012	1,080
2013	1,080
2014	1,080
2015	1,080

        The above future minimum lease payments exclude amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011, the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Cleveland Property (the "Property") for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 4, 2011

Cleveland Property

Statements of Revenue and Certain Expenses

(dollars in thousands)

	Period from January 1, 2011 to April 5, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenue
Rental revenue	$128	$484
Tenant recoveries	$11	41

Total revenue	139	525

Certain expenses
Real estate taxes	11	41

Certain expenses	11	41

Revenue in excess of certain expenses	$128	$484

The accompanying notes are an integral part to the statements of revenue and certain expenses.

Cleveland Property

Notes to Statements of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Cleveland Property (the "Property"), is a single tenant industrial property located in Cleveland, TN. The accompanying statements of revenue and certain expenses ("Statements") relate to the operations of the Property.

        Prior to April 6, 2011 the Property was owned by an unaffiliated third party. On April 6, 2011 the Property was acquired by STAG GI Cleveland, LLC, which was contributed to STAG Industrial Operating Partnership, L.P., an entity consolidated by STAG Industrial, Inc. The operating results of this property from April 6, 2011 to April 19, 2011 are combined within STAG Contribution Group as they were under common management for this period.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $6 and $30 for the period from January 1, 2011 to April 5, 2011 (unaudited) and for the year ended December 31, 2010, respectively. Tenant recoveries represent additional rents from expense reimbursements for real estate taxes and are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The statement of revenue and certain expenses for the period from January 1, 2011 to April 5, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a

Cleveland Property

Notes to Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(2) Significant Accounting Policies (Continued)

fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of October 31, 2025.

        Future minimum base rentals over the next five years on the non-cancelable operating lease at December 31, 2010 are as follows:

2011	$462
2012	469
2013	476
2014	483
2015	490

        The above future minimum lease payments exclude tenant recoveries, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011 the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Lansing Property (the "Property") for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 28, 2011

Lansing Property

Statements of Revenue and Certain Expenses

(dollars in thousands)

	Period from January 1, 2011 to May 25, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenue
Rental revenue	$557	$1,374

Total revenue	557	1,374

Certain expenses
Certain expenses	—	—

Revenue in excess of certain expenses	$557	$1,374

The accompanying notes are an integral part to the statements of revenue and certain expenses.

Lansing Property

Notes to Statements of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Lansing Property (the "Property"), is a single tenant industrial property located in Lansing, MI. The accompanying statements of revenue and certain expenses ("Statements") relate to the operations of the Property.

        Prior to May 26, 2011, the Property was owned by an unaffiliated third party. On May 26, 2011, the Property was acquired by STAG Industrial Operating Partnership, L.P., an entity consolidated by STAG Industrial, Inc.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $29 and $88 for the period from January 1, 2011 to May 25, 2011 (unaudited) and for the year ended December 31, 2010, respectively. The tenant makes payments for certain expenses and costs, which have been assumed by the tenant under the terms of their respective lease, and are not reflected in the Statements.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The statement of revenue and certain expenses for the period from January 1, 2011 to May 25, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Lansing Property

Notes to Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of April 30, 2021.

        Future minimum base rentals over the next five years on the non-cancelable operating lease at December 31, 2010 are as follows:

2011	$1,344
2012	1,372
2013	1,372
2014	1,372
2015	1,372

        The above future minimum lease payments exclude tenant recoveries, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011 the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Gresham Property (the "Property") for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 28, 2011

Gresham Property

Statements of Revenue and Certain Expenses

(dollars in thousands)

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenue
Rental revenue	$792	$1,584
Tenant recoveries	174	$361

Total revenue	966	1,945

Certain expenses
Property	61	137
Real estate taxes and insurance	113	224

Certain expenses	174	361

Revenue in excess of certain expenses	$792	$1,584

The accompanying notes are an integral part to the statements of revenue and certain expenses.

Gresham Property

Notes to Statements of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Gresham Property (the "Property"), is an industrial property located in Gresham, OR. The accompanying statements of revenue and certain expenses ("Statements") relate to the operations of the Property.

        Prior to July 19, 2011, the Property was owned by an unaffiliated third party. On July 19, 2011, the Property was acquired by STAG Industrial Operating Partnership, L.P., an entity consolidated by STAG Industrial Inc.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $7 and $31 for the six months ended June 30, 2011 (unaudited) and for the year ended December 31, 2010, respectively. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance and other expenses are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The statement of revenue and certain expenses for the six months ended June 30, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Gresham Property

Notes to Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to two tenants under operating leases occupying 100% of the Property. One tenant has a lease expiration of July 2014. The other tenant has a lease expiration of July 2016; however, the tenant has a downsize right for 134,000 square feet of the leased space effective March 2013 without penalty after giving notice during June 2012. Rental revenue for 134,000 square feet of this tenant's leased space is being recognized though March 2013.

        Future minimum base rentals over the next five years on the non-cancelable operating lease at December 31, 2010 are as follows:

2011	$1,594
2012	1,642
2013	1,250
2014	780
2015	273

        The above future minimum lease payments exclude tenant recoveries, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011 the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Hazelwood Property (the "Property") for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 28, 2011

Hazelwood Property

Statements of Revenue and Certain Expenses

(dollars in thousands)

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenue
Rental revenue	$536	$1,057
Tenant recoveries	$210	422

Total revenue	746	1,479

Certain expenses
Property	58	85
Real estate taxes and insurance	180	364

Certain expenses	238	449

Revenue in excess of certain expenses	$508	$1,030

The accompanying notes are an integral part to the statements of revenue and certain expenses.

Hazelwood Property

Notes to Statements of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Hazelwood Property (the "Property"), is a single tenant industrial property located in Berkeley, MO. The accompanying statements of revenue and certain expenses ("Statements") relate to the operations of the Property.

        Prior to July 28, 2011, the Property was owned by an unaffiliated third party. On July 28, 2011, the Property was acquired by STAG Industrial Operating Partnership, L.P., an entity consolidated by STAG Industrial, Inc.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment decreased revenue by approximately $6 and $11 for the six months ended June 30, 2011 (unaudited) and for the year ended December 31, 2010, respectively. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance, and other expenses are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The statement of revenue and certain expenses for the six months ended June 30, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Hazelwood Property

Notes to Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of November 30, 2018.

        Future minimum base rentals over the next five years on the non-cancelable operating lease at December 31, 2010 are as follows:

2011	$1,083
2012	1,083
2013	1,083
2014	1,083
2015	1,083

        The above future minimum lease payments exclude tenant recoveries, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011 the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

Report of Independent Auditors

To STAG Industrial, Inc.:

        We have audited the accompanying statement of revenue and certain expenses (the "Statement") of the Louisville Property (the "Property") for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of STAG Industrial, Inc.), as described in note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

        In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 2, of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 28, 2011

Louisville Property

Statements of Revenue and Certain Expenses

(dollars in thousands)

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenue
Rental revenue	$647	$1,317
Tenant recoveries	$64	$106

Total revenue	711	1,423

Certain expenses
Property	32	57
Real estate taxes and insurance	55	109

Certain expenses	87	166

Revenue in excess of certain expenses	$624	$1,257

The accompanying notes are an integral part to the statements of revenue and certain expenses.

Louisville Property

Notes to Statements of Revenue and Certain Expenses

(dollars in thousands)

(1) Organization

        The Louisville Property (the "Property"), consists of two single tenant industrial buildings located in Louisville, KY. The accompanying statements of revenue and certain expenses ("Statements") relate to the operations of the Property.

        Prior to September 22, 2011, the Property was owned by an unaffiliated third party. On September 22, 2011, the Property was acquired by STAG Industrial Operating Partnership, L.P., an entity consolidated by STAG Industrial, Inc.

(2) Significant Accounting Policies

  (a)
  Basis of Presentation

        The accompanying Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

  •
  Depreciation and amortization

  •
  Interest income and expense

  •
  Amortization of above and below market leases

  •
  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Property.

  (b)
  Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment decreased revenue by approximately $26 and $27 for the six months ended June 30, 2011 (unaudited) and for the year ended December 31, 2010, respectively. Tenant recoveries representing additional rents from expense reimbursements for real estate taxes, insurance, and other expenses are recognized in the period in which the related expenses are incurred.

  (c)
  Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (d)
  Unaudited Interim Statement

        The statement of revenue and certain expenses for the six months ended June 30, 2011 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Louisville Property

Notes to Statements of Revenue and Certain Expenses (Continued)

(dollars in thousands)

(3) Description of Leasing Arrangements

        The Property is leased to one tenant under a non-cancelable operating lease which has an expiration date of July 31, 2011. A non-cancelable operating lease was signed on September 22, 2011, effective September 22, 2011 which has an expiration date of July 31, 2016. Annual rents during the first five years of the lease are $1,369.

        Future minimum base rentals over the next five years on the non-cancelable operating lease at December 31, 2010 are as follows:

2011	$784
2012	—
2013	—
2014	—
2015	—

        The above future minimum lease payments exclude tenant recoveries, amortization of accrued rental revenue and above/below-market lease intangibles.

(4) Commitments and Contingencies

        The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property's revenue and certain operating expenses.

(5) Subsequent Events

        Management has evaluated the events and transactions that have occurred through September 28, 2011 the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

2,400,000 Shares

9.0% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

PROSPECTUS

BofA Merrill Lynch

Raymond James

UBS Investment Bank

Wells Fargo Securities

RBC Capital Markets

Keefe, Bruyette & Woods

October 26, 2011